Exhibit 10.3

Execution Copy

SECOND LIEN CREDIT AGREEMENT

Dated as of October 1, 2018

Among

8TH AVENUE FOOD & PROVISIONS, INC.,
as the Borrower,

THE SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTY HERETO,

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

BARCLAYS BANK PLC,
as Administrative Agent,

and

BARCLAYS BANK PLC, and
GOLDMAN SACHS BANK USA
as Joint Bookrunners and Joint Lead Arrangers

and

BMO CAPITAL MARKETS CORP.
CREDIT SUISSE LOAN FUNDING LLC
CITIGROUP GLOBAL MARKETS INC. and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners

and

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH and
SUNTRUST BANK
as Documentation Agents

SCHEDULES:

Schedule 1.01(a) – Commitment Schedule
Schedule 1.01(c) – Initial Specified Properties
Schedule 3.13 – Capitalization and Subsidiaries
Schedule 6.01(h) – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.06 – Existing Investments
Schedule 6.08 – Sale and Lease Back Transactions
Schedule 6.09 – Transactions with Affiliates
Schedule 9.01 – Borrower’s Website Address for Electronic Delivery
EXHIBITS:

Exhibit A – Form of Administrative Questionnaire
Exhibit B – Form of Assignment and Assumption
Exhibit C – Form of Compliance Certificate
Exhibit D – Joinder Agreement
Exhibit E – Form of Borrowing Request
Exhibit F – Form of Promissory Note
Exhibit G – Form of Interest Election Request
Exhibit H – Form of Solvency Certificate
Exhibit I-1 – Form of Non-U.S. Lender Certification
Exhibit I-2 – Form of Non-U.S. Lender Certification
Exhibit I-3 – Form of Non-U.S. Lender Certification
Exhibit I-4 – Form of Non-U.S. Lender Certification
Exhibit J – Form of Prepayment Notice
Exhibit K – [Reserved]
Exhibit L – [Reserved]
Exhibit M –Form of Pari Passu Intercreditor Agreement
Exhibit N –Form of Intercreditor Agreement

SECOND LIEN CREDIT AGREEMENT
SECOND LIEN CREDIT AGREEMENT, dated as of October 1, 2018 (this “Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party hereto, the Lenders and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).
RECITALS
A.To consummate the Transactions, the Borrower has requested that (i) the Lenders extend credit in the form of Loans hereunder on the Closing Date in an aggregate principal amount equal to $100,000,000, (ii) the lenders under the First Lien Credit Agreement extend credit in the form of (a) a Revolving Facility in an aggregate amount of $150,000,000 and (b) Term Loans thereunder on the Closing Date in an aggregate principal amount of $525,000,000, in each case, subject to increase as provided herein and therein.
B.The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein. Accordingly, the parties hereto agree as follows:
ARTICLE 1 DEFINITIONS
Section 1.01.    Defined Terms. As used in this Agreement, the following terms have the meanings specified below:
“8th Avenue” means 8th Avenue Food & Provisions, Inc., a Missouri corporation.
“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acceptable Intercreditor Agreement” means a customary intercreditor agreement, subordination agreement, collateral trust agreement or other intercreditor arrangement (which may, if applicable, consist of a payment waterfall) in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, which shall be deemed acceptable to the Lenders if (a) in the form of the Pari Passu Intercreditor Agreement and/or the Intercreditor Agreement or (b) it (or any changes to any such agreement specified in clause (a)) is posted to the Lenders and (i) is accepted by the Required Lenders in writing or (ii) not otherwise objected to by the Required Lenders in writing within five (5) Business Days of being posted.
“ACH” means automated clearing house transfers.
“Acquisition” means the acquisition pursuant to the Acquisition Agreement.
“Acquisition Agreement” means that certain Transaction Agreement, dated August 2, 2018 (together with the exhibits and disclosure schedules thereto), by and among the Borrower, THL Equity Fund VIII Investors (PB), LLC and Post.
“Additional Agreement” has the meaning assigned to such term in Article 8.

“Additional Credit Facilities” means any credit facilities added pursuant to Sections 2.21, 2.22 or 9.02(c).
“Additional Lender” has the meaning assigned to such term in Section 2.21(b).
“Additional Term Commitments” means any commitments added pursuant to Sections 2.21, 2.22 or 9.02(c).
“Additional Term Facility” means any term loan credit facilities added pursuant to Sections 2.21, 2.22 or 9.02(c)(i).
“Additional Term Loans” means any term loans added pursuant to Sections 2.21, 2.22 or 9.02(c)(i).
“Administrative Agent” has the meaning assigned to such term in the preamble to this Agreement.
“Administrative Agent Fee Letter” means that certain Administrative Agent Fee Letter, dated as of August 2, 2018, by and among the Borrower and Barclays.
“Administrative Questionnaire” means an Administrative Questionnaire in the form of Exhibit A or any other form approved by the Administrative Agent.
“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Borrower or any of its Subsidiaries) at law or in equity, or before or by any Governmental Authority, domestic or foreign (including any Environmental Claims), whether pending or, to the knowledge of the Borrower, threatened in writing against or affecting the Borrower or any of its Subsidiaries or any property of the Borrower or any of its Subsidiaries.
“Advisory Services Agreement” means that certain Advisory Services Agreement, by and among the Borrower, THL Managers VIII, LLC and Post, dated on the Closing Date, as the same may be amended, restated, amended and restated, modified, supplemented, replaced or otherwise modified from time to time in accordance with its terms, but only to the extent that such agreements and any such amendment, restatement, amendment and restatement, modification, supplement, replacement or other modification thereto does not increase the aggregate amount of fees or similar compensation payable thereunder as of the Closing Date.
“Affiliate” means, as applied to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with, that Person. No Person shall be an “Affiliate” solely because it is an unrelated portfolio company of the Sponsor and none of the Administrative Agent, any Lender (other than an Affiliated Lender or a Debt Fund Affiliate) or any of their respective Affiliates shall be considered an Affiliate of the Borrower or any Subsidiary thereof.
“Affiliated Lender” means any Non-Debt Fund Affiliate, the Borrower and/or any subsidiary of the Borrower, which, for the avoidance of doubt, excludes any Debt Fund Affiliate.
“Affiliated Lender Cap” has the meaning assigned to such term in Section 9.05(g)(v).
“After Year-End Deductions” has the meaning assigned to such term in Section 2.10(b)(i).
“Agreement” has the meaning assigned to such term in the preamble to this Agreement.

“Alternate Base Rate” means, for any day, a rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus ½% (b) the LIBO Rate (which rate shall be calculated based upon an Interest Period of one month and shall be determined on a daily basis and which rate shall not take into account the proviso to the definition of “LIBO Rate”) plus 1.00% and (c) the Prime Rate. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate (as calculated above), as the case may be, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the LIBO Rate (as calculated above), as the case may be.
“Anti-Corruption Laws” has the meaning assigned to such term in Section 3.17(c).
“Applicable Percentage” means, with respect to any Term Lender for any Class, a percentage equal to a fraction the numerator of which is the aggregate outstanding principal amount of the Loans and unused Additional Term Commitments of such Term Lender under the applicable Class and the denominator of which is the aggregate outstanding principal amount of the Loans and unused Additional Term Commitments under the applicable Class of all Term Lenders under such Class; provided that, when there is a Defaulting Lender, its Applicable Percentage shall be subject to adjustment pursuant to Section 2.20.
“Applicable Price” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Applicable Rate” means, for any day, with respect to any ABR Term Loan, 6.75%, and with respect to any LIBO Rate Term Loan, 7.75%.
“Approved Fund” means, with respect to any Lender, any Person (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities and is administered, advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages such Lender.
“Arrangers” or “Arranger” means (i) Barclays Bank PLC and Goldman Sachs Bank USA in their respective capacities as joint lead arrangers and joint bookrunners and (ii) BMO Capital Markets Corp., Credit Suisse Loan Funding LLC, Citi, and Wells Fargo Securities, LLC in their respective capacities as joint bookrunners.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.05), and accepted by the Administrative Agent, in the form of Exhibit B or any other form approved by the Administrative Agent and the Borrower.
“Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Agent” means (a) the Administrative Agent or any of its Affiliates or (b) any other financial institution or advisor engaged by the Borrower (whether or not an Affiliate of the Administrative Agent) to act as an arranger in connection with any Auction pursuant to the definition of “Dutch Auction” approved by the Administrative Agent (such approval not to be unreasonably withheld or delayed).
“Auction Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Notice” has the meaning assigned to such term in the definition of “Dutch Auction”.

“Auction Party” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Auction Response Date” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Available Amount” means, at any time, an amount equal to, without duplication:
(a)    the sum of:
(i)    the greater of (x) $30,000,000 and (y) 30% of Consolidated Adjusted EBITDA of the Borrower, as of the last day of the most recently ended Test Period for which financial statements are available; plus
(ii)    the greater of (x) an amount equal to 50% of the Consolidated Net Income of the Borrower for the period (taken as one accounting period) from the first day of the Fiscal Quarter during which the Closing Date occurs to the end of the Borrower’s most recently ended Fiscal Quarter for which financial statements have been delivered pursuant to Sections 5.01(a) or (b) or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit (which amount in this clause (x) shall not be less than zero), and (y) an amount, not less than zero, determined on a cumulative basis equal to the amount of Excess Cash Flow Not Otherwise Applied; plus
(iii)    the amount of any capital contributions or other proceeds of issuances of Capital Stock (other than any amounts constituting a Cure Amount (as defined in the First Lien Credit Agreement) or an Available Excluded Contribution Amount or proceeds of issuances of Disqualified Capital Stock and to the extent not otherwise applied) received as Cash equity by the Borrower, plus the fair market value, as determined in good faith by the Borrower, of marketable securities or other property received by the Borrower as a capital contribution or in return for issuances of Capital Stock (other than any amounts constituting a Cure Amount (as defined in the First Lien Credit Agreement) or an Available Excluded Contribution Amount or proceeds of issuances of Disqualified Capital Stock and to the extent not otherwise applied), in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(iv)    the aggregate principal amount of any Indebtedness or Disqualified Capital Stock, in each case, of the Borrower and/or any Subsidiary issued after the Closing Date (other than Indebtedness or such Disqualified Capital Stock issued to the Borrower or a Subsidiary), which has been converted into or exchanged for Capital Stock of any Parent Company, the Borrower and/or any Subsidiary that does not constitute Disqualified Capital Stock, together with the fair market value of any Cash Equivalents and the fair market value (as reasonably determined by the Borrower) of any property or assets received by the Borrower or such Subsidiary upon such exchange or conversion, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(v)    the net proceeds received by the Borrower or any Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with the Disposition to a Person (other than the Borrower or any Subsidiary) of any Investment made pursuant to Section 6.06(r)(i); plus
(vi)    to the extent not already reflected as a return of capital with respect to such Investment for purposes of determining the amount of such Investment, the proceeds received by the Borrower and/or any Subsidiary during the period from and including the day immediately following the Closing Date through and including such time in connection with Cash returns, Cash profits, Cash distributions and similar Cash amounts, including Cash principal repayments of loans, in each case received in respect of any Investment made pursuant to Section 6.06(r)(i) (in an amount not to exceed the original amount of such Investment); plus

(vii)    an amount equal to the sum of (A) the amount of any Investments by the Borrower and/or any Subsidiary pursuant to Section 6.06(r)(i) in any Unrestricted Subsidiary (in an amount not to exceed the original amount of such Investment) that has been re-designated as a Subsidiary or has been merged, consolidated or amalgamated with or into, or is liquidated, wound up or dissolved into, the Borrower or any Subsidiary and (B) the fair market value (as reasonably determined by the Borrower) of the property or assets of any Unrestricted Subsidiary that have been transferred, conveyed or otherwise distributed (in an amount not to exceed the original amount of the Investment in such Unrestricted Subsidiary) to the Borrower and/or any Subsidiary, in each case, during the period from and including the day immediately following the Closing Date through and including such time; plus
(viii)    Specified Asset Sale Proceeds plus (x) prior to the First Lien Obligations Payment Date, the amount of any Declined Proceeds (as defined in the First Lien Credit Agreement (or equivalent definition under any other document governing any First Lien Facility)) and (y) on and after the First Lien Obligations Payment Date, the amount of any Declined Proceeds; minus
(b)    an amount equal to the sum of (i) Restricted Payments made pursuant to Section 6.04(a)(iv)(A), plus (ii) Restricted Debt Payments made pursuant to Section 6.04(b)(vi)(A), plus (iii) Investments made pursuant to Section 6.06(r)(i), plus (iv) the initial principal amount of any Indebtedness incurred pursuant to Section 6.01(ii) (net of any forgiveness of principal of such Indebtedness by the lender thereof), plus (v) the initial principal amount of any Liens incurred pursuant to Section 6.02(kk), in each case, made after the Closing Date and prior to such time, or contemporaneously therewith.
“Available Excluded Contribution Amount” means the Cash or Cash Equivalents or the fair market value of other assets or property (as reasonably determined by the Borrower), but excluding any Cure Amount (as defined in the First Lien Credit Agreement), received by the Borrower after the Closing Date from:
(1)    contributions in respect of Qualified Capital Stock, and
(2)    the sale (other than to any Subsidiary of the Borrower or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan) of Qualified Capital Stock of the Borrower, in each case, designated as Available Excluded Contribution Amounts pursuant to a certificate of a Responsible Officer of the Borrower on or promptly after the date such capital contributions are made or proceeds are received, as the case may be, and which are excluded from the calculation of the Available Amount.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Banking Services” means each and any of the following bank services provided to any Loan Party (a) under any arrangement that is in effect on the Closing Date between such Person and a counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender as of the Closing Date or (b) under any arrangement that is entered into after the Closing Date by such Person with any counterparty that is the Administrative Agent or a Lender or an Affiliate of the Administrative Agent or a Lender at the time such arrangement is entered into: (i) commercial credit cards, (ii) stored value cards, (iii) purchasing cards, (iv) treasury management, check drawing and automated payment services (including, without limitation, depository, overdraft, controlled disbursement, ACH transactions, return items and interstate depository network services, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management) and (v) any arrangements or services similar to any of the foregoing.
“Bankruptcy Code” means Title 11 of the U.S. Code (11 U.S.C. § 101 et seq.).
“Barclays” means Barclays Bank PLC.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Board” means the Board of Governors of the Federal Reserve System of the U.S.
“Bona Fide Debt Fund” means any Person that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with (a) any competitor of the Borrower and/or any of its subsidiaries or (b) any Affiliate of such competitor, but with respect to which no personnel involved with any investment in such competitor or Affiliate (i) makes, has the right to make or participates with others in making any investment decisions with respect to such Person or (ii) has access to any information (other than information that is publicly available) relating to the Borrower or its subsidiaries or any entity that forms a part of the business of the Borrower or any of its subsidiaries.
“Borrower” has the meaning assigned to such term in the preamble hereto.
“Borrowing” or “Borrowings” means any Loans of the same Type and Class made, converted or continued on the same date and, in the case of LIBO Rate Loans, as to which a single Interest Period is in effect.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 and substantially in the form attached hereto as Exhibit E, as such form, subject to the terms hereof, may from time to time be modified as agreed by the Borrower and the Administrative Agent or such other form as shall be reasonably acceptable to the Administrative Agent and the Borrower.
“Bridge Loan” means the third party debt for borrowed money of the Borrower and its Subsidiaries under that certain Bridge Facility Agreement, among the Borrower (as assignee of Post), the parties from time to time party thereto as lenders and Barclays Bank PLC as administrative agent, dated September 24, 2018.
“Bridge Loan Repayment” means the repayment in full of the Bridge Loan and the termination of all commitments thereunder.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close provided that when used in connection with a LIBO Rate Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollar deposits in the London interbank market.
“Capital Lease” means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.
“Captive Insurance Subsidiary” means any Subsidiary of the Borrower that is subject to regulation as an insurance company (or any Subsidiary thereof).
“Cash” means money, currency or a credit balance in any demand or Deposit Account (for the avoidance of doubt, and in respect of any financial covenant or ratio, the amount thereof shall be determined in accordance with GAAP).
“Cash Equivalent Bank” has the meaning assigned to such term in the definition of “Cash Equivalents”.
“Cash Equivalents” means, as at any date of determination, (a) readily marketable securities (i) issued or directly and unconditionally guaranteed or insured as to interest and principal by the U.S. government or (ii) issued by any agency or instrumentalities of the U.S. the obligations of which are backed by the full faith and credit of the U.S., in each case maturing within one year after such date and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (b) readily marketable direct obligations issued by any state of the U.S. or any political subdivision thereof or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency) and, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (c) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-2 from S&P or at least P-2 from Moody’s (or, if at any time neither S&P nor Moody’s shall be rating such obligations, an equivalent rating from another nationally recognized statistical rating agency); (d) deposits, money market deposits, time deposit accounts, certificates of deposit, or bankers’ acceptances (or similar instruments) maturing within one year after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the U.S., any state thereof or the District of Columbia that has capital and surplus of not less than $100,000,000 (each Lender and each commercial bank referred to herein as a “Cash Equivalent Bank”) or, in each case, repurchase agreements and reverse repurchase agreements relating thereto; (e) shares of any money market mutual fund that (i) has substantially all of its assets invested in the types of investments referred to in clauses (a) and (b) above, (ii) has net assets of not less than $250,000,000 and (iii) has a rating of at least A-2 from S&P or at least P-2 from Moody’s; and (f) solely with respect to Foreign Subsidiaries, investments of the types and maturities described in clause (a) through (e) above issued, where relevant, by a Cash Equivalent Bank or any commercial bank of recognized international standing chartered in the country where such Foreign Subsidiary is domiciled having unimpaired capital and surplus of at least $500,000,000.

In the case of Investments by any Subsidiary that is not organized under the laws of the U.S., any state thereof or the District of Columbia, Cash Equivalents shall also include (x) investments of the type and maturity described in clauses (a) through (f) above of foreign obligors, which investments or obligors have the ratings described in such clauses or equivalent ratings from comparable foreign rating agencies and (y) other short-term investments utilized by Foreign Subsidiaries in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (a) through (f) and in this paragraph.
“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.14(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement (other than any such request, guideline or directive to comply with any law, rule or regulation that was in effect on the date of this Agreement). For purposes of this definition and Section 2.14, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act or the Basel Committee on Banking Supervision pursuant to Basel III, after the Closing Date, shall be included (but solely for such increased costs that would have been included that they had been otherwise imposed under Section 2.14 and only to the extent the applicable Lender is imposing such charges on other similarly situated borrowers under comparable syndicated credit facilities).
“Change of Control” means the earliest to occur of:
(a)    at any time prior to a Qualifying IPO, the Permitted Holders directly or indirectly ceasing to beneficially own (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act) Capital Stock representing more than 50% of the total voting power of all of the outstanding voting stock of the Borrower; or
(b)    at any time on or after a Qualifying IPO, the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act), but excluding any employee benefit plan and/or Person acting as the trustee, agent or other fiduciary or administrator therefor, other than one or more Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, amalgamation, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Capital Stock representing more than the greater of (x) 35% of the total voting power of all of the outstanding voting stock of the Borrower and (y) the percentage of the total voting power of all of the outstanding voting stock of the Borrower owned, directly or indirectly, beneficially by the Permitted Holders; unless, in the case of either clauses (a) or (b) above, the Permitted Holders have, at such time, the right or the ability by voting power, contract or otherwise to elect or designate for election at least a majority of the board of directors of the Borrower.
“Charges” has the meaning assigned to such term in Section 9.19.
“Citi” means Citigroup Global Markets Inc., Citibank, N.A., Citigroup USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as Citi shall determine to be appropriate to provide the services contemplated herein.
“Class”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Term Loans or other loans or commitments added pursuant to Sections 2.21, 2.22 or 9.02(c).

“Closing Date” means October 1, 2018, which is the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means any and all property of a Loan Party subject to a Lien under the Collateral Documents and any and all other property of any Loan Party, existing on the Closing Date or thereafter acquired, that is or becomes subject to a Lien pursuant to the Collateral Documents to secure the Secured Obligations.
“Collateral Documents” means, collectively, the U.S. Pledge and Security Agreement, intellectual property security agreements, and any other documents granting a Lien upon the Collateral as security for payment of the Secured Obligations pursuant to the terms hereof or any other Loan Document.
“Commitment” means, with respect to each Lender, such Lender’s Term Commitment and Additional Term Commitment, as applicable, in effect as of such time.
“Commitment Schedule” means the Schedule attached hereto as Schedule 1.01(a).
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.).
“Compliance Certificate” means a Compliance Certificate substantially in the form of Exhibit C.
“Confidential Information” has the meaning assigned to such term in Section 9.13.
“Consolidated Adjusted EBITDA” means, as to any Person for any period, an amount determined for such Person on a consolidated basis equal to the total of (a) Consolidated Net Income for such period plus (b) the sum, without duplication, of (to the extent deducted in calculating Consolidated Net Income, other than in respect of clauses (x), (xii), (xiv), (xv) and (xvi) below) the amounts of:
(i)    consolidated interest expense (including (A) fees and expenses paid to the Administrative Agent in connection with its services hereunder and to the administrative agent and/or the collateral agent under any First Lien Facility or any Additional Credit Facility, (B) other bank, administrative agency (or trustee) and financing fees, (C) costs of surety bonds in connection with financing activities, (D) commissions, discounts and other fees and charges owed with respect to letters of credit, bank guarantees, bankers’ acceptance or any similar facilities or financing and hedging agreements, (E) any commissions, discounts, yield and other fees and charges (including any interest expense) related to any Securitization Facility and (F) amortization of debt discounts or premiums);
(ii)    Taxes paid (including pursuant to any Tax sharing arrangements) and provisions for Taxes of the Borrower and its Subsidiaries, including, in each case federal, state, provincial, local, foreign, unitary, franchise, excise, property, withholding, use and similar Taxes, including any penalties and interest, plus, without duplication, Tax Distributions paid or accrued during such period;
(iii)    total depreciation and amortization expense;
(iv)    other non-Cash charges or losses, including the excess of GAAP rent expense over actual Cash rent paid during such period due to the use of a straight line rent for GAAP purposes; provided that if any such non-Cash charge, loss or expense represents an accrual or reserve for potential Cash items in any future period, (A) the Borrower may determine not to add back such non-Cash charge, loss or expense in the current period and (B) to the extent the Borrower does decide to add back such non-Cash charge, loss or expense, the Cash payment in respect thereof in such future period shall be subtracted from Consolidated Adjusted EBITDA in the period in which such payment is made;

(v)    (A) Transaction Costs, (B) transaction fees, costs, expenses, charges, severance, relocation costs, integration and facilities’ opening costs and other business optimization expenses and operating improvements (including related to new product introductions), systems development and establishment costs, recruiting fees, signing costs, retention or completion bonuses, transition costs, costs related to closure/consolidation of facilities, internal costs in respect of strategic initiatives and curtailments or modifications to pension and post-retirement employee benefit plans (including any settlement of pension liabilities), contract terminations and professional and consulting fees incurred in connection with any of the foregoing (including any employer related taxes associated with any of the foregoing) incurred (1) in connection with the consummation of any transaction (or any transaction proposed and not consummated), including the issuance or offering of Capital Stock, Investments, acquisitions, Dispositions, recapitalizations, mergers, consolidations or amalgamations, option buyouts or the incurrence, repayment, refinancing, amendment or modification of Indebtedness (including any amortization or write-off of debt issuance or deferred financing costs, premiums and prepayment penalties) or similar transactions or (2) in connection with any Qualifying IPO (whether or not consummated) and (C) the amount of any fee, cost, expense or reserve to the extent actually reimbursed or reimbursable by third parties pursuant to indemnification or reimbursement provisions or similar agreements or insurance; provided that in respect of any fee, cost, expense or reserve with respect thereto incurred pursuant to this clause (C), such Person in good faith expects to receive reimbursement for such fee, cost, expense or reserve within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such reimbursement amounts shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters);
(vi)    the amount of any expense or deduction associated with any subsidiary of such Person attributable to non-controlling interests or minority interests of third parties;
(vii)    the amount of any portion of management, monitoring, consulting, transaction and advisory fees and related expenses actually paid by or on behalf of, or accrued by, such Person or any of its subsidiaries (A) to the Investors (or their Affiliates or management companies) to the extent permitted under this Agreement or (B) as permitted by Section 6.09(f);
(viii)    the amount of any costs, charges, accruals, reserves or expenses in connection with a single or one-time event, including in connection with (A) any acquisition permitted hereunder after the Closing Date, (B) the consolidation or closing of facilities, branches or distribution centers or plants during such period, (C) the closure, consolidation or transfer of production lines and (D) any discretionary bonuses for hourly employees outside of the ordinary course of business;
(ix)    the amount of any earn-out and contingent consideration obligations incurred or accrued in connection with any Permitted Acquisition or other Investment permitted pursuant to Section 6.06 and paid or accrued during such applicable period and on similar acquisitions and Investments completed prior to the Closing Date;
(x)    the amount of any expected cost savings, operating improvements and expense reductions, product margin synergies and other synergies (net of the amount of actual amounts realized) reasonably identifiable and factually supportable (in the good faith determination of the Borrower) related to (A) the Transactions and (B) after the Closing Date, permitted asset sales, mergers or other business combinations, acquisitions, Investments, Dispositions or divestitures, operating improvements and expense reductions, restructurings, cost saving initiatives and certain other similar initiatives and specified transactions (in each case calculated on a pro forma basis as though such cost savings, operating improvements and expense reductions, product margin synergies and other synergies had been realized on the first day of such period and as if such cost savings, operating improvements and expense reductions, product margin synergies and other synergies were realized during the entirety of such period); provided that, with respect to clause (B) above, such cost savings, operating improvements and expense reductions, product margin synergies and other synergies are reasonably expected to be realized within 24 months of the event giving rise thereto or the consummation of such transaction;

(xi)    costs, charges, accruals, reserves or expenses attributable to the undertaking and/or implementation of cost savings initiatives or operating expense reductions, product margin synergies and other synergies and similar initiatives, integration, transition, reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, facilities opening and pre-opening, business optimization and other restructuring costs, charges, accruals, reserves and expenses (including, inventory optimization programs, software development costs and costs related to the closure or consolidation of facilities, branches or distribution centers, and plants (without duplication of amounts in clause (viii) above), the closure, consolidation or transfer of production lines between facilities (without duplications of amounts in clause (viii) above) and curtailments, costs related to entry into new markets, consulting and other professional fees, signing costs and bonuses, retention or completion bonuses, executive recruiting costs, relocation expenses, severance payments, modifications to, or losses on settlement of, pension and post-retirement employee benefit plans, new systems design and implementation costs, project startup costs and other expenses relating to the realization of synergies from the Transactions);
(xii)    to the extent not otherwise included in Consolidated Net Income, proceeds of business interruption insurance in an amount representing the earnings for the applicable period that such proceeds are intended to replace (whether or not received so long as such Person in good faith expects to receive the same within the next four Fiscal Quarters (it being understood that to the extent not actually received within such Fiscal Quarters, such proceeds shall be deducted in calculating Consolidated Adjusted EBITDA for such Fiscal Quarters));
(xiii)    unrealized and realized net losses in the fair market value of any arrangements under Hedge Agreements and losses, charges and expenses attributable to the early extinguishment or conversion of Indebtedness, arrangements under Hedge Agreements or other derivative instruments (including deferred financing expenses written off and premiums paid);
(xiv)    Cash actually received (or any netting arrangements resulting in reduced Cash expenditures) during such period, and not included in Consolidated Net Income in any period, to the extent that the non-Cash gain relating to such Cash receipt or netting arrangement was deducted in the calculation of Consolidated Adjusted EBITDA pursuant to clause (c)(i) below for any previous period and not added back;
(xv)    other add-backs and adjustments reflected in the Projections;
(xvi)    with respect to investments in any Person (other than a subsidiary of the Borrower), net gains during such period to the extent received in Cash or Cash Equivalents during such period (and not otherwise included in Consolidated Net Income);
(xvii)    adjustments consistent with Regulation S-X or contained in any quality of earnings report made available to the Administrative Agent conducted by financial advisors (which are either nationally recognized or reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “Big Four” accounting firms are acceptable));

(xviii)    any amounts paid or accrued for during such period in respect of transactions pursuant to the Advisory Services Agreement and/or all indemnities and expenses owed to the parties to the Advisory Services Agreement and their respective directors, officers, members of management, managers, employees and consultants; and
(xix)    the amount of losses on Dispositions of accounts receivable, Securitization Assets and related assets incurred in connection with a Securitization Facility;
minus (c) to the extent such amounts increase Consolidated Net Income:
(i)    other non-Cash gains, including deductions for the excess of actual Cash rent paid over GAAP rent expense during such period due to the use of a straight line rent for GAAP purposes, but excluding gains or benefits related to accounts receivable, the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that reduced Consolidated Net Income in any prior period and any items for which cash was received in a prior period; provided that if any non-Cash gain or income relates to potential Cash items in any future periods, such Person may determine not to deduct such non-Cash gain or income in the current period;
(ii)    unrealized and realized net gains in the fair market value of any arrangements under Hedge Agreements;
(iii)    the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(v)(C) above to the extent such reimbursement amounts were not received within the time period required by such clause;
(iv)    the amount added back to Consolidated Adjusted EBITDA pursuant to clause (b)(xii) above to the extent such business interruption proceeds were not received within the time period required by such clause; and
(v)    to the extent that such Person adds back the amount of any non-Cash charge to Consolidated Adjusted EBITDA pursuant to clause (b)(iv) above, the Cash payment in respect thereof in such future period.
Notwithstanding anything to the contrary, it is agreed, that for the purpose of calculating the Interest Coverage Ratio, the Total Leverage Ratio, the First Lien Leverage Ratio and the Senior Secured Leverage Ratio for any period that includes the Fiscal Quarter ended on September 30, 2017, the Fiscal Quarter ended on December 31, 2017, the Fiscal Quarter ended on March 31, 2018 or the Fiscal Quarter ended on June 30, 2018, (i) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on September 30, 2017 shall be deemed to be $29,600,000, (ii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on December 31, 2017 shall be deemed to be $27,700,000, (iii) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on March 31, 2018 shall be deemed to be $24,800,000, and (iv) Consolidated Adjusted EBITDA for the Fiscal Quarter ended on June 30, 2018 shall be deemed to be $34,100,000, in each case as may be subject to addbacks and adjustments (without duplication) pursuant to clause (x)(B) above and sections relating to pro forma adjustments for the applicable Test Period. For the avoidance of doubt, Consolidated Adjusted EBITDA shall be calculated, including pro forma adjustments.

“Consolidated Cash Interest Expense” means, as of any date for the applicable period ending on such date with respect to the Borrower and its Subsidiaries on a consolidated basis, the amount payable with respect to such period in respect of (a) total interest expense payable in cash with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (including the interest component under capitalized leases, but excluding, to the extent included in interest expense, (i) fees and expenses (including any penalties and interest relating to Taxes) associated with the consummation of the Transactions, (ii) annual agency fees paid to the administrative agents and collateral agents under any credit facilities or other debt instruments or documents, (iii) costs associated with obtaining Hedge Agreements and any interest expense attributable to the movement of the mark-to-market valuation of obligations under Hedge Agreements or other derivative instruments, and any one-time cash costs associated with breakage in respect of Hedge Agreements for interest rates, (iv) fees and expenses (including any penalties and interest relating to Taxes) associated with any Investment not prohibited by Section 6.05, the issuance of Capital Stock or Indebtedness, (v) any interest component relating to accretion or accrual of discounted liabilities, (vi) all non-recurring cash interest expense consisting of liquidated damages for failure to timely comply with registration rights obligations, (vii) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses or expensing of any financing fees or prepayment or redemption premiums or penalty and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting), (viii) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto and with respect to any Permitted Acquisition or other Investment, all as calculated on a consolidated basis in accordance with GAAP and (ix) commissions, discounts, yield, make‑whole premium and other fees and charges (including any interest expense) incurred in connection with any Securitization Facility minus (b) cash interest income of the Borrower and its Subsidiaries earned during such period, in each case as determined in accordance with GAAP.
“Consolidated First Lien Debt” means, as at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is not subordinated in right of payment to the Obligations and that is secured by a first priority Lien on the Collateral.
“Consolidated Net Income” means, as to any Person (the “Subject Person”) for any period, the net income (or loss) of the Subject Person on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded, without duplication,
(a)    the income (or loss) of any Person (other than a Subsidiary of the Subject Person) in which any other Person (other than the Subject Person or any of its Subsidiaries) has a joint interest, except, with respect to any income, to the extent of the amount of dividends or distributions or other payments (including any ordinary course dividend, distribution or other payment) paid in Cash (or to the extent converted into Cash) to the Subject Person or any of its Subsidiaries by such Person during such period; provided that, if such dividends or distributions exceed the amount of income in the current accounting period, and income relating to a historical period was excluded due to a lack of dividends or distributions, such dividends or distributions can be recognized to the extent income was excluded from Consolidated Net Income in a prior period,
(b)    gains, income, losses, expenses or charges (less all fees and expenses chargeable thereto) attributable to asset Dispositions (including asset retirement costs) or returned surplus assets of any Pension Plan, in each case outside of the ordinary course of business,
(c)    gains, income, losses, expenses or charges from (i) extraordinary items and (ii) nonrecurring or unusual items (including (x) costs of and payments of actual or prospective legal settlements, fines, judgments or orders and (y) gains, income, losses, expenses or charges arising from insurance claims and settlements),
(d)    any unrealized or realized net foreign currency translation or transaction gains or losses impacting net income (including currency re-measurements of Indebtedness and any net gains or losses resulting from Hedge Agreements for currency exchange risk associated with the above or any other currency related risk and those resulting from intercompany Indebtedness),

(e)    any net gains, charges or losses with respect to (i) disposed, abandoned and discontinued operations (other than assets held for sale) and any accretion or accrual of discounted liabilities on the disposal of such disposed, abandoned and discontinued operations and (ii) facilities, plants, stores or distribution centers that have been closed during such period,
(f)    any net income or loss (less all fees and expenses or charges related thereto) attributable to the early extinguishment of Indebtedness,
(g)    (i) any charges, costs, expenses, accruals or reserves incurred pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement, pension plan, any stock subscription or shareholder agreement or any distributor equity plan or agreement and (ii) any charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of Capital Stock held by management of the Subject Person, in each case, to the extent that (in the case of any Cash charges, costs and expenses) such charges, costs or expenses are funded with net Cash proceeds contributed to the Subject Person as a capital contribution or as a result of the sale or issuance of Capital Stock (other than Disqualified Capital Stock) of the Subject Person,
(h)    accruals and reserves that are established or adjusted within 12 months after the Closing Date that are so required to be established or adjusted as a result of the Transactions in accordance with GAAP or as a result of the adoption or modification of accounting policies,
(i)    any (i) write-off or amortization made in such period of deferred financing costs and premiums paid or other expenses incurred directly in connection with any early extinguishment of Indebtedness, (ii) good will or other asset impairment charges, write-offs or write-downs or (iii) amortization of intangible assets,
(j)    (i) effects of adjustments (including the effects of such adjustments pushed down to the Subject Person and its Subsidiaries) in the Subject Person’s consolidated financial statements pursuant to GAAP (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue, leases and debt line items thereof) resulting from the application of recapitalization accounting or acquisition or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition or the amortization or write-off of any amounts thereof and (ii) the cumulative effect of changes in accounting principles, and
(k)    solely for the purpose of determining the Available Amount, the net income for such period of any Subsidiary (other than any Subsidiary Guarantor), to the extent the declaration or payment of dividends or similar distributions by that Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income will be increased by the amount of dividends or other distributions or other payments actually paid in Cash (or to the extent converted into Cash) to Subject Person or a Subsidiary thereof in respect of such period, to the extent not already included therein.

“Consolidated Senior Secured Debt” means, as at any date of determination, the aggregate principal amount of Consolidated Total Debt outstanding on such date that is not subordinated in right of payment to the Obligations and that is secured by a Lien on the Collateral.
“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the applicable Person and its Subsidiaries at such date.
“Consolidated Total Debt” means, as at any date of determination, the aggregate principal amount of all Indebtedness described in clauses (a) (b), (c) and (d) of the definition of “Indebtedness” of the Borrower and its Subsidiaries (excluding, with respect to clause (d), any potential Indebtedness as a result of an earn-out obligation or potential purchase price adjustment) but excluding any obligations under or in respect of Securitization Facilities.
“Consolidated Working Capital” means, as at any date of determination, the excess of Current Assets over Current Liabilities.
“Contract Consideration” has the meaning assigned to such term in the definition of “Excess Cash Flow”.
“Contractual Obligation” means, as applied to any Person, any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.
“Credit Facilities” means the Term Facility.
“Credit Suisse” means Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate).
“Current Assets” means, at any time, the consolidated current assets (other than Cash, the current portion of current and deferred Taxes based on net income, profits or capital, permitted loans made to third parties, assets held for sale, pension assets, deferred bank fees, derivative financial instruments, Cash Equivalents and insurance claims) of the Borrower and its Subsidiaries.
“Current Liabilities” means, at any time, the consolidated current liabilities of the Borrower and its Subsidiaries at such time, but excluding, without duplication, (a) the current portion of any long-term Indebtedness, (b) outstanding revolving loans, (c) the current portion of interest expense, (d) the current portion of any Capital Leases, (e) the current portion of current and deferred Taxes based on net income, profits or capital, (f) liabilities in respect of unpaid earn-outs and other contingent consideration obligations, (g) the current portion of any other long-term liabilities, (h) accruals relating to restructuring reserves; (i) liabilities in respect of funds of third parties on deposit with the Borrower or any of its Subsidiaries, (j) any liabilities recorded in connection with stock-based awards, partnership interest-based awards, awards of profits interests, deferred compensation awards and similar incentive based compensation awards or arrangements and (k) liabilities related to Restricted Payments declared but not yet paid.

“Debt Fund Affiliate” means any Affiliate of the Sponsor (other than a natural person, or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course and for which no personnel making investment decisions in respect of any equity fund which has a direct or indirect equity investment in the Borrower or its Subsidiaries has the right to make any investment decisions.
“Debtor Relief Laws” means the Bankruptcy Code of the U.S., and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Declined Proceeds” has the meaning assigned to such term in Section 2.10(b)(v).
“Default” means any event or condition which upon notice, lapse of time or both would (unless cured or waived) become an Event of Default.
“Defaulting Lender” means any Lender that has (a) defaulted in its obligations under this Agreement, including without limitation, to make a Loan required to be made or funded by it hereunder, in each case, within one Business Day in the case of the making of a Loan and three (3) Business Days of the date such other obligation arose, (b) notified the Administrative Agent or a Loan Party in writing that it does not intend to satisfy any such obligation or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit generally, (c) failed, within three (3) Business Days after the request of Administrative Agent or the Borrower, to confirm in writing that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans; provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent, (d) on or after the Closing Date, become (or any parent company thereof has become) insolvent or been determined by any Governmental Authority having regulatory authority over such Person or its assets, to be insolvent, or the assets or management of which has been taken over by any Governmental Authority, (e) on or after the Closing Date, become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or custodian, appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in, any such proceeding or appointment or (f) become the subject of a Bail-In Action.
“Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.

“Designated Non-Cash Consideration” means the fair market value (as determined by the Borrower in good faith) of non-Cash consideration received by the Borrower or a Subsidiary in connection with a Disposition pursuant to Section 6.07(h) that is designated as Designated Non-Cash Consideration pursuant to a certificate of a Responsible Officer of the Borrower, setting forth the basis of such valuation (which amount will be reduced by the amount of Cash or Cash Equivalents received in connection with a subsequent sale or conversion of such Designated Non-Cash Consideration to Cash or Cash Equivalents).
“Discount Range” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Disposition” or “Dispose” means the sale, lease, sublease, or other disposition of any property of any Person.
“Disqualified Capital Stock” means any Capital Stock which, by its terms (or by the terms of any Security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures (excluding any maturity as the result of an optional redemption by the issuer thereof) or is mandatorily redeemable (other than for Qualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than for Qualified Capital Stock), in whole or in part, on or prior to 91 days following the Term Loan Maturity Date at the time such Capital Stock is issued, (ii) is or becomes convertible into or exchangeable (unless at the sole option of the issuer thereof) for (a) debt securities or (b) any Capital Stock that would constitute Disqualified Capital Stock, in each case at any time on or prior to 91 days following the Term Loan Maturity Date at the time such Capital Stock is issued, (iii) contains any mandatory repurchase obligation which may come into effect prior to the Termination Date or (iv) provides for the scheduled payments of dividends in Cash on or prior to 91 days following the Term Loan Maturity Date at the time such Capital Stock is issued; provided that (x) any Capital Stock that would not constitute Disqualified Capital Stock but for provisions thereof giving holders thereof (or the holders of any security into or for which such Capital Stock is convertible, exchangeable or exercisable) the right to require the issuer thereof to redeem such Capital Stock upon the occurrence of a change in control, Qualifying IPO or a Disposition occurring prior to 91 days following the Term Loan Maturity Date at the time such Capital Stock is issued shall not constitute Disqualified Capital Stock if such Capital Stock provides that the issuer thereof will not redeem any such Capital Stock pursuant to such provisions prior to the Termination Date and (y) for purposes of clause (i) through (iv) above, it is understood and agreed that if any such maturity, redemption, conversion, exchange, repurchase obligation or scheduled payment is in part, only such part coming into effect prior to, in the case of clauses (i), (ii) and (iv) above, the date that is 91 days following the Term Loan Maturity Date and, in the case of clause (iii) above, prior to the Termination Date, shall constitute Disqualified Capital Stock.
Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of directors, officers, employees, members of management, managers or consultants or by any such plan to such directors, officers, employees, members of management, managers or consultants, in each case in the ordinary course of business of the Borrower or any Subsidiary, such Capital Stock shall not constitute Disqualified Capital Stock solely because it may be required to be repurchased by the issuer thereof in order to satisfy applicable statutory or regulatory obligations and (B) no Capital Stock held by any future, present or former employee, director, officer, manager, member of management or consultant (or their respective Affiliates or Immediate Family Members) of the Borrower (or any Parent Company or any Subsidiary) shall be considered Disqualified Capital Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option, stock appreciation right or other stock award agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

For the avoidance of doubt, the 8th Avenue Series A Preferred Stock (as defined in the Acquisition Agreement) does not constitute Disqualified Capital Stock.
“Disqualified Institution” means (i) any Person identified by name in writing to (x) the Arrangers or the Administrative Agent on or prior to the Closing Date or (y) to the Administrative Agent after the Closing Date to the extent such Person is or becomes a competitor or is or becomes an Affiliate of a competitor of the Borrower or its subsidiaries, which designations shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans and (iii) any reasonably identifiable Affiliate of any Person referred to in clauses (i) or (ii) above; provided that a “competitor” or an Affiliate of a competitor shall not include any Bona Fide Debt Fund that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor or Affiliate thereof, as applicable, and for which no personnel involved with the investment of such competitor or Affiliate thereof, as applicable, (i) makes any investment decisions or (ii) has access to any information (other than information that is publicly available) relating to the Loan Parties or any entity that forms a part of the Loan Parties’ business (including their subsidiaries). Upon the request of any Lender to the Administrative Agent, the Administrative Agent shall disclose to such Lender whether a specified potential assignee or prospective participant is a Disqualified Institution.
“Disqualified Person” has the meaning assigned to such term in Section 9.05(f)(ii).
“Disregarded Domestic Subsidiary” means any Domestic Subsidiary (a) substantially all of the assets of which consist of the Capital Stock of one or more Foreign Subsidiaries or (b) that is treated as a disregarded entity for U.S. federal income tax purposes that holds, directly or indirectly, the Capital Stock of one or more Foreign Subsidiaries.
“Documentation Agents” means Rabobank and SunTrust Bank in their capacity as documentation agents.
“Dollars”, “Dollar” or “$” refers to lawful money of the U.S.
“Domestic Subsidiary” means any Subsidiary incorporated or organized under the laws of the U.S. or any state thereof or the District of Columbia.
“Dutch Auction” means an auction (an “Auction”) conducted by an Affiliated Lender or a Debt Fund Affiliate (any such Person, the “Auction Party”) in order to purchase Term Loans (or any Additional Term Loans, which for purposes of this definition, shall be deemed to be Term Loans (and the holders thereof, Lenders)) in accordance with the following procedures; provided that no Auction Party shall initiate any Auction unless (I) at least five (5) Business Days shall have passed since the consummation of the most recent purchase of Term Loans pursuant to an Auction conducted hereunder, or (II) at least three (3) Business Days shall have passed since the date of the last Failed Auction which was withdrawn pursuant to clause (c)(i) below:

(a)    Notice Procedures. In connection with an Auction, the Auction Party will provide notification to the Auction Agent (for distribution to the relevant Lenders) of the Term Loans that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Auction Agent and shall (i) specify the maximum aggregate principal amount of the Term Loans subject to the Auction, in a minimum amount of $1,000,000 and whole increments of $1,000,000 in excess thereof (or, in any case, such lesser amount of such Term Loans then outstanding or which is otherwise reasonably acceptable to the Auction Agent) (the “Auction Amount”), (ii) specify the discount to par, which may be a range (the “Discount Range”) of percentages of the par principal amount of the Term Loans subject to such Auction, that represents the range of purchase prices that the Auction Party would be willing to accept in the Auction, (iii) be extended, at the sole discretion of the Auction Party, to (x) each Lender and/or (y) each Lender with respect to any Term Loans on an individual Class basis and (iv) remain outstanding through the Auction Response Date. The Auction Agent will promptly provide each appropriate Lender with a copy of such Auction Notice and a form of the Return Bid to be submitted by a responding Lender to the Auction Agent (or its delegate) by no later than 5:00 p.m., New York City time, on the date specified in such Auction Notice (or such later date as the Auction Party may agree to extend with the reasonable consent of the Auction Agent) (the “Auction Response Date”).
(b)    Reply Procedures. In connection with any Auction, each Lender holding the relevant Term Loans subject to such Auction may, in its sole discretion, participate in such Auction and may provide the Auction Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Auction Agent, and shall specify (i) a discount to par (that must be expressed as a price at which it is willing to sell all or any portion of such Term Loans) (the “Reply Price”), which (when expressed as a percentage of the par principal amount of such Term Loans) must be within the Discount Range, and (ii) a principal amount of such Term Loans, which must be in whole increments of $1,000,000 (or, in any case, such lesser amount of such Term Loans of such Lender then outstanding or which is specified in the Auction Notice) (the “Reply Amount”). A Lender may avoid the minimum amount condition specified in clause (ii) of the preceding sentence solely when submitting a Reply Amount equal to the Lender’s entire remaining amount of such Term Loans. Lenders may only submit one Return Bid per Auction but each Return Bid may contain up to three bids only one of which may result in a Qualifying Bid (as defined below). In addition to the Return Bid, the participating Lender must execute and deliver, to be held in escrow by the Auction Agent, an Assignment and Assumption with the Dollar amount of the Term Loans to be assigned to be left in blank, which amount shall be completed by the Auction Agent in accordance with the final determination of such Lender’s Qualifying Bid pursuant to clause (c) below. Any Lender whose Return Bid is not received by the Auction Agent by the Auction Response Date shall be deemed to have declined to participate in the relevant Auction with respect to all of its Term Loans.
(c)    Acceptance Procedures. Based on the Reply Prices and Reply Amounts received by the Auction Agent prior to the applicable Auction Response Date, the Auction Agent, in consultation with the Auction Party, will determine the applicable price (the “Applicable Price”) for the Auction, which will be the lowest Reply Price for which the Auction Party can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow the Auction Party to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), the Auction Party shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Price equal to the highest Reply Price sufficient to complete a purchase of the entire Auction Amount. The Auction Party shall purchase the relevant Term Loans (or the respective portions thereof) from each Lender with a Reply Price that is equal to or lower than the Applicable Price (“Qualifying Bids”) at the Applicable Price; provided that if the aggregate proceeds required to purchase all Term Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the Auction Party shall purchase such Term Loans at the Applicable Price ratably based on the principal amounts of such Qualifying Bids (subject to rounding requirements specified by the Auction Agent in its discretion). If a Lender has submitted a Return Bid containing multiple bids at different Reply Prices, only the bid with the lowest Reply Price that is equal to or less than the Applicable Price will be deemed to be the Qualifying Bid of such Lender (e.g., a Reply Price of $100 with a discount to par of 1.00%, when compared to an Applicable Price of $100 with a 2.00% discount to par, will not be deemed to be a Qualifying Bid, while, however, a Reply Price of $100 with a discount to par of 2.50% would be deemed to be a Qualifying Bid). The Auction Agent shall promptly, and in any case within five (5) Business Days following the Auction Response Date with respect to an Auction, notify (I) the Borrower of the respective Lenders’ responses to such solicitation, the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount of the Term Loans and the tranches thereof to be purchased pursuant to such Auction, (II) each participating Lender of the effective date of the purchase of Term Loans pursuant to such Auction, the Applicable Price, and the aggregate principal amount and the tranches of Term Loans to be purchased at the Applicable Price on such date, (III) each participating Lender of the aggregate principal amount and the tranches of the Term Loans of such Lender to be purchased at the Applicable Price on such date and (IV) if applicable, each participating Lender of any rounding and/or proration pursuant to the second preceding sentence. Each determination by the Auction Agent of the amounts stated in the foregoing notices to the Borrower and Lenders shall be conclusive and binding for all purposes absent manifest error.
(d)    Additional Procedures.
(i)    Once initiated by an Auction Notice, the Auction Party may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender (each, a “Qualifying Lender”) will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Price.
(ii)    To the extent not expressly provided for herein, each purchase of Term Loans pursuant to an Auction shall be consummated pursuant to procedures consistent with the provisions in this definition, established by the Auction Agent acting in its reasonable discretion and as reasonably agreed by the Borrower.
(iii)    In connection with any Auction, the Borrower and the Lenders acknowledge and agree that the Auction Agent may require as a condition to any Auction, the payment of customary fees and expenses by the Auction Party in connection therewith as agreed between the Auction Party and the Auction Agent.
(iv)    Notwithstanding anything in any Loan Document to the contrary, for purposes of this definition, each notice or other communication required to be delivered or otherwise provided to the Auction Agent (or its delegate) shall be deemed to have been given upon the Auction Agent’s (or its delegate’s) actual receipt during normal business hours of such notice or communication; provided that any notice or communication actually received outside of normal business hours shall be deemed to have been given as of the opening of business on the next Business Day.
(v)    The Borrower and the Lenders acknowledge and agree that the Auction Agent may perform any and all of its duties under this definition by itself or through any Affiliate of the Auction Agent and expressly consent to any such delegation of duties by the Auction Agent to such Affiliate and the performance of such delegated duties by such Affiliate. The exculpatory provisions pursuant to this Agreement shall apply to each Affiliate of the Auction Agent and its respective activities in connection with any purchase of Term Loans provided for in this definition as well as activities of the Auction Agent.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act), (c) any Affiliate of a Lender, (d) an Approved Fund of a Lender or (e) to the extent permitted under Section 9.05(g), any Affiliated Lender or any Debt Fund Affiliate; provided that in any event, “Eligible Assignee” shall not include (i) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) any Disqualified Institution or (iii) except as permitted under Section 9.05(g) (including with respect to Debt Fund Affiliates), the Borrower or any of its Affiliates.
“Environmental Claim” means any investigation, notice, notice of violation, claim, action, suit, proceeding, demand, abatement order or other order or directive (conditional or otherwise), by any Governmental Authority or any other Person, arising (a) pursuant to or in connection with any actual or alleged violation of any Environmental Law; (b) in connection with any Hazardous Material or any actual or alleged Hazardous Materials Activity, or (c) in connection with any actual or alleged damage, injury, threat or harm to natural resources or the environment.
“Environmental Laws” means any and all applicable current or future foreign or domestic, federal, provincial, municipal or state (or any subdivision of either of them), statutes, ordinances, orders, rules, regulations, judgments, Governmental Authorizations, or any other applicable requirements of Governmental Authorities and the common law relating to (a) pollution or protection of the environment, including any Hazardous Materials Activity; or (b) the generation, use, storage, transportation or disposal of or exposure to Hazardous Materials, in any manner applicable to the Borrower or any of its Subsidiaries or any Facility.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means, as applied to any Person, (a) any corporation which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Code of which that Person is a member and (b) any trade or business (whether or not incorporated) which is a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Code of which that Person is a member.

“ERISA Event” means (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder with respect to any Pension Plan (excluding those for which the 30-day notice period has been waived), (b) the failure to meet the minimum funding standard of Section 412 of the Code with respect to any Pension Plan, or a determination that a Pension Plan is in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (c) the provision by the administrator of any Pension Plan pursuant to Section 4041(a)(2) or Section 302 of ERISA of a notice of intent to terminate such plan in a distress termination described in Section 4041(c) of ERISA, (d) the withdrawal by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan with two or more contributing sponsors or the termination of any such Pension Plan resulting in liability to the Borrower or any of its Subsidiaries pursuant to Section 4063 or 4064 of ERISA, (e) the institution by the PBGC of proceedings to terminate any Pension Plan, or the appointment of a trustee to administer any Pension Plan, (f) the imposition of liability on the Borrower or any of its Subsidiaries pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA, (g) a complete or partial withdrawal (within the meaning of Sections 4203 and 4205 of ERISA) of the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates from any Multiemployer Plan, a determination that a Multiemployer Plan is in “endangered status” or “critical status” (as defined in Section 305(b) of ERISA), or the receipt by the Borrower, any of its Subsidiaries or any of their respective ERISA Affiliates of notice from any Multiemployer Plan that it is in insolvency pursuant to Section 4245 of ERISA, or that it intends to terminate or has terminated under Section 4041A or 4042 of ERISA, (h) the occurrence of an act or omission which could reasonably be expected to give rise to the imposition on the Borrower or any of its Subsidiaries of fines, penalties, excise taxes or related charges under Chapter 43 of the Code or under Section 409, Section 502(c), (i) or (l), or Section 4071 of ERISA in respect of any Pension Plan, or (i) the incurrence of liability or the imposition of a Lien pursuant to Section 436 or 430(k) of the Code or pursuant to ERISA with respect to any Pension Plan, other than for PBGC premiums due but not delinquent.
“Escrow Subsidiary” means a wholly-owned Subsidiary (i) created by the Borrower or any Subsidiary for the sole purpose of issuing debt securities the net proceeds of which must be deposited into a secured escrow account of such Subsidiary pending consummation of a Permitted Acquisition and which debt securities must be redeemed if such Permitted Acquisition is not consummated, (ii) engaged in no activities other than those incidental to the issuance of such debt securities, (iii) owning no assets other than amounts that have been deposited into such secured escrow account and (iv) which has been designated in writing by the Borrower to the Administrative Agent as an Escrow Subsidiary; provided that if at any time (x) such Subsidiary ceases to comply with the requirements of this definition or (y) the debt securities become guaranteed by (or secured by assets of) any Person other than such Subsidiary, such designated Subsidiary shall no longer constitute an Escrow Subsidiary under this Agreement.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning assigned to such term in Article 7.
“Excess Cash Flow” means, for any Test Period ending on the last day of a Fiscal Year, an amount (if positive) equal to:
(a)    the sum, without duplication, of the amounts for such period of the following:
(i)    Consolidated Net Income of the Borrower and its Subsidiaries for such period, plus

(ii)    the amount of all non-Cash charges or expenses (including depreciation and amortization) deducted in arriving at such Consolidated Net Income, but excluding any non-Cash charges representing an accrual or reserve for potential Cash items in any future period and excluding amortization of all prepaid Cash items that were paid (or required to have been paid) in a prior period, plus
(iii)    decreases in Consolidated Working Capital for such period (other than any such decreases (A) arising from acquisitions or Dispositions of all or substantially all of the Capital Stock of any Subsidiary of the Borrower or any business line, unit or division of the Borrower or any such Subsidiary, in each case by the Borrower and its Subsidiaries completed during such period, (B) the application of acquisition and/or purchase recapitalization accounting, (C) the effect of reclassification during such period between Current Assets and long-term assets and Current Liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification), (D) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement and (E) any non-Cash impact being imputed to the calculation of Excess Cash Flow as a result of the Consolidated Working Capital movements associated with adjustments made in clauses (c), (d), and (h) of the definition of Consolidated Net Income), plus
(iv)    the aggregate net amount of any non-Cash loss on Dispositions of property by the Borrower and its Subsidiaries during such period (other than Dispositions in the ordinary course of business), to the extent deducted or excluded in arriving at such Consolidated Net Income, plus
(v)    to the extent deducted, or not included in arriving at such Consolidated Net Income, (A) increases in non-current deferred revenue, (B) increases in accruals for future lease payments in respect of closed branches plus accretion thereof, (C) increases in non-current GAAP rent equalization liabilities, (D) increases in deferred landlord allowances and (E) accretion of asset retirement obligations recorded in accordance with GAAP, plus
(vi)    Cash income or gain (actually received in Cash) of the type described in clauses (b), (c), (d), (e) and (f) of the definition of “Consolidated Net Income”, to the extent excluded from the calculation of Consolidated Net Income for such period pursuant to the definition thereof (other than in respect of sales or dispositions to the extent the Borrower is permitted to reinvest such proceeds or is required to prepay the Loan with such proceeds, in each case, pursuant to Section 2.10(b)(ii)), plus
(vii)    expenses deducted from Consolidated Net Income during such period in respect of expenditures made during any prior period for which a deduction from Excess Cash Flow was made in such prior period pursuant to clause (b) below, minus,
(b)    the sum, without duplication, of the amounts for such period of the following:
(i)    the amount of (A) all non-Cash credits, gains and income included in arriving at such Consolidated Net Income (including non-Cash gains on bargain purchases and excluding any such credit, gain or income representing the reversal of an accrual or reserve for a potential Cash item that reduced Consolidated Net Income in any prior period) and (B) all Cash expenses, charges and losses excluded in arriving at such Consolidated Net Income, in each case, to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness), plus
(ii)    without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, the aggregate amount actually paid by the Borrower and its Subsidiaries in Cash during such period or after such period and prior to the relevant date of such Excess Cash Flow prepayment required by Section 2.10(b)(i) on account of capital expenditures, purchases of intangible assets, spending associated with construction in progress and payments in respect of the exercise of purchase options under operating leases (excluding the principal amount of Indebtedness, other than revolving Indebtedness, incurred to finance such capital expenditures), plus

(iii)    the aggregate amount of all principal payments and purchases of Indebtedness of the Borrower and its Subsidiaries (including (A) scheduled principal payments with respect to Indebtedness pursuant to Section 2.09 of this Agreement (or any equivalent provision in any Refinancing Indebtedness) or Section 2.09 of the First Lien Credit Agreement (or any equivalent provision in any First Lien Facility) and voluntary prepayments of Term Loans pursuant to Section 2.10(a) of this Agreement (or any equivalent provision in any Refinancing Indebtedness) or of indebtedness pursuant to Section 2.10(a) of the First Lien Credit Agreement (or any equivalent provision in any First Lien Facility) (other than prepayments of loans deducted pursuant to clause (B) of Section 2.10(b)(i) of this Agreement), (B) the principal component of payments in respect of Capital Leases, (C) the amount of any mandatory prepayment of Term Loans pursuant to Section 2.10(b)(ii) of this Agreement (or any equivalent provision in any Refinancing Indebtedness) or of indebtedness pursuant to Section 2.10(b)(ii) of the First Lien Credit Agreement (or any equivalent provision in any First Lien Facility), in each case, with the Net Proceeds of a Prepayment Asset Sale to the extent required due to a Disposition that resulted in an increase in Consolidated Net Income and not in excess of the amount of such increase and (D) purchases of Term Loans by the Borrower and its Subsidiaries pursuant to Section 9.05(g) of this Agreement (or any equivalent provisions in any Refinancing Indebtedness) and purchases of Term Loans by the Borrower and its Subsidiaries pursuant to Section 9.05(g) of the First Lien Credit Agreement (or any equivalent provision in any First Lien Facility) (other than prepayments of loans deducted pursuant to clause (B) of Section 2.10(b)(i) of this Agreement, in each case, limited to the aggregate amount actually paid in Cash, but excluding (1) all other prepayments of Term Loans and (2) all repayments of any revolving credit facility or arrangements (except to the extent there is an equivalent permanent reduction in commitments thereunder)) made during such period, except, in each case, to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness), plus
(iv)    increases in Consolidated Working Capital for such period (other than any such increases (A) arising from acquisitions or Dispositions of all or substantially all of the Capital Stock of any Subsidiary of the Borrower or any business line, unit or division of the Borrower or any such Subsidiary, in each case by the Borrower and its Subsidiaries completed during such period, (B) the application of acquisition and/or purchase recapitalization accounting, (C) the effect of reclassification during such period between Current Assets and long-term assets and Current Liabilities and long-term liabilities (with a corresponding restatement to the prior period to give effect to such reclassification), (D) the effect of any fluctuations in the amount of accrued and contingent obligations under any Hedge Agreement and (E) any non-Cash impact being imputed to the calculation of Excess Cash Flow as a result of the Consolidated Working Capital movements associated with adjustments made in clauses (c), (d), and (h) of the definition of Consolidated Net Income), plus
(v)    to the extent included, or not deducted in arriving at such Consolidated Net Income, the aggregate consideration actually paid in Cash by the Borrower or any of its Subsidiaries during such period or after such period and prior to the relevant date of such Excess Cash Flow prepayment required by Section 2.10(b)(i) with respect to Investments permitted under Section 6.06 (and not financed with long-term Indebtedness (other than revolving Indebtedness)) (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Subsidiaries), plus
(vi)    to the extent included, or not deducted in arriving at such Consolidated Net Income, (A) decreases in non-current deferred revenue, (B) decreases in accruals for future lease payments made in respect of closed branches, (C) decreases in non-current GAAP rent equalization liabilities, (D) decreases in deferred landlord allowances and (E) amounts paid with respect to asset retirement obligations, plus

(vii)    any required up-front Cash payments in respect of Hedge Agreements to the extent not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) and not deducted in arriving at such Consolidated Net Income, plus
(viii)    the amount of Restricted Payments made in Cash during such period other than Restricted Payments described in clause (a)(iv) of Section 6.04 except, in each case, to the extent financed with long term Indebtedness (other than revolving Indebtedness), plus
(ix)    without duplication of amounts deducted from Excess Cash Flow in respect of a prior period, at the option of the Borrower, the aggregate consideration (including earn-outs) required to be paid in Cash by the Borrower or its Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to capital expenditures, cash bonuses payable to its directors, officers, employees and consultants, acquisitions or Investments permitted by Section 6.06 or otherwise consented to by the Required Lenders (other than Investments in (x) Cash and Cash Equivalents and (y) the Borrower or any of its Subsidiaries) to be consummated or made during the period of four consecutive Fiscal Quarters of the Borrower following the end of such period (except, in each case, to the extent financed with long-term Indebtedness (other than revolving Indebtedness)); provided that to the extent the aggregate amount actually utilized to finance such capital expenditures, cash bonuses payable to its directors, officers, employees and consultants, acquisitions or Investments during such subsequent period of four consecutive Fiscal Quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters, plus
(x)    the amount of Cash Taxes and Tax Distributions pursuant to Section 6.04(a)(ii) paid in such period (and Tax and Tax Distribution reserves set aside and payable or reasonably estimated to be payable within the four consecutive Fiscal Quarters following such period) to the extent such Taxes and Tax Distributions exceed the amount of Tax and Tax Distribution expense deducted in arriving at Consolidated Net Income for such period; provided that, to the extent the aggregate amount of Tax and Tax Distribution reserves set aside and actually paid during such subsequent four consecutive Fiscal Quarters is less than such amount of Tax and Tax Distribution reserves set aside, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such subsequent period of four consecutive Fiscal Quarters, plus
(xi)    to the extent not expensed (or exceeding the amount expensed) during such period or not deducted (or exceeding the amount deducted) in calculating Consolidated Net Income, the aggregate amount of expenditures, fees, costs and expenses paid in Cash by the Borrower and its Subsidiaries during such period, other than to the extent financed with long-term Indebtedness (other than revolving Indebtedness).
“Exchange Act” means the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder.
“Excluded Information” means information regarding the Borrower, the Sponsor or their respective Affiliates that may be material to a decision made by a Lender to participate in any assignment to an Affiliated Lender, including any information which is (a) not publicly available, (b) material with respect to the Borrower and its subsidiaries or their respective securities for purposes of U.S. federal and state securities laws and (c) not of a type that would be publicly disclosed in connection with any issuance by the Borrower or any of its subsidiaries of debt or equity securities issued pursuant to a public offering, a Rule 144A offering or other private placement where assisted by a placement agent.

“Excluded Subsidiary” means (a) any Subsidiary that is not a Wholly-Owned Subsidiary, (b) any Immaterial Subsidiary, (c) any Subsidiary that is prohibited by law, regulation or contractual obligations from providing a Loan Guaranty or that would require a governmental (including regulatory) consent, approval, license or authorization to provide such Loan Guaranty, (d) any not-for-profit Subsidiary, (e) any Captive Insurance Subsidiaries, (f) any special purpose entities used for securitization facilities or receivables facilities, including any Securitization Subsidiary, (g) any Disregarded Domestic Subsidiary, (h) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary, (i) any subsidiary for which the provision of a Loan Guaranty would result in material adverse tax consequences (as reasonably determined by the Borrower), (j) any Foreign Subsidiary, (k) any Subsidiary acquired pursuant to a Permitted Acquisition or other Investment permitted herein that has assumed secured Indebtedness not incurred in contemplation of such Permitted Acquisition or other Investment and any Subsidiary thereof that guarantees such secured Indebtedness, in each case to the extent such secured Indebtedness prohibits such subsidiary from becoming a Guarantor, (l) any Escrow Subsidiary and (m) any other Subsidiary with respect to which, in the reasonable judgment of the First Lien Administrative Agent and the Borrower, the burden or cost of providing a Loan Guaranty shall outweigh the benefits to be afforded thereby.
“Excluded Taxes” means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder, (a) Taxes imposed on (or measured by) its net income (however denominated), franchise Taxes, and branch profits taxes, in each case, (i) imposed as a result of such recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) withholding taxes to the extent that the obligation to withhold amounts existed on the date that such Person became a Lender under this Agreement or, if such Person is not a Lender, the date such Person otherwise became entitled to receive payments under this Agreement (or, if such Person or other recipient is an intermediary, partnership or other flow-through entity for relevant tax purposes, the date on which the relevant beneficial owner, partner or member of such Person became a beneficial owner, partner or member thereof, if later) or on the date that such Person designates a new lending office, except in each case to the extent such Person is an assignee (other than pursuant to Section 2.18(b)) of any other Lender that itself was entitled, at the time the assignment to such Person became effective, to receive such additional amounts under Section 2.16(a), (c) any Tax imposed as a result of a failure by the Administrative Agent or a Lender to comply with Section 2.16(f) and (d) any withholding tax under FATCA.
“Existing Derivative Transactions” means certain hedging arrangements entered into between the Borrower and/or its Subsidiaries and certain of the initial Lenders as counterparties, as amended, modified or replaced prior to the date hereof.
“Extended Term Loans” has the meaning assigned to such term in Section 2.22(a)(iii).
“Extension” has the meaning assigned to such term in Section 2.22(a).
“Extension Offer” has the meaning assigned to such term in Section 2.22(a).
“Facility” means any real property (including all buildings, fixtures or other improvements located thereon) now, hereafter or, except with respect to Articles 5 and 6, heretofore owned, leased, operated or used by the Borrower or any of its Subsidiaries or any of their respective predecessors or Affiliates.
“Failed Auction” has the meaning assigned to such term in the definition of “Dutch Auction”.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code, and any intergovernmental agreements and fiscal or regulatory legislation, rules or official interpretations adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate.
“Fee Letters” means (i) the Administrative Agent Fee Letter and (ii) that certain Amended and Restated Arranger Fee Letter, dated as of September 4, 2018, by and among the Borrower, the Arrangers and the Documentation Agents.
“Financial Officer” of any Person means the chief financial officer, the treasurer, any assistant treasurer, any vice president of finance or the controller of such Person or any officer with substantially equivalent responsibilities of any of the foregoing.
“Financial Officer Certification” means, with respect to the financial statements for which such certification is required, the certification of a Financial Officer of the Borrower that such financial statements fairly present, in all material respects, in accordance with GAAP, the consolidated financial condition of the Borrower as at the dates indicated and the results of its operations and its cash flows for the periods indicated, subject to the absence of footnotes and changes resulting from audit and normal year-end adjustments.
“Financial Plan” has the meaning assigned to such term in Section 5.01(h).
“First Lien Administrative Agent” has the meaning assigned to such term in the Intercreditor Agreement.
“First Lien Credit Agreement” means the First Lien Credit Agreement, dated as of October 1, 2018, among, inter alios, the Borrower, the Subsidiaries of the Borrower from time to time party thereto, the other financial institutions from time to time party thereto as lenders and Barclays Bank PLC, as administrative agent and collateral agent.
“First Lien Facility” means the credit facility governed by the First Lien Credit Agreement and one or more debt facilities or other financing arrangements (including indentures) providing for loans, notes or other long-term indebtedness that replace or refinance such credit facility, including (i) any such replacement or refinancing facility or indenture that increases or decreases the amount permitted to be borrowed thereunder or alters the maturity thereof and whether by the same or any other agent, lender or group of lenders, and any amendments, supplements, modifications, extensions, renewals, restatements, amendments and restatements or refundings thereof or any such indentures or credit facilities that replace or refinance such credit facility (or any subsequent replacement thereof), in each case to the extent permitted or not restricted by this Agreement and (ii) any other First Lien Obligations.
“First Lien Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated First Lien Debt as of such date (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Test Period then most recently ended for which financial statements are available.

“First Lien Loan Documents” means the First Lien Credit Agreement, any promissory notes, collateral documents, the Intercreditor Agreement and any other document or instrument designated by the Borrower and the First Lien Administrative Agent as a “Loan Document” under the First Lien Credit Agreement, and shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto.
“First Lien Obligations” shall mean (i) the “Secured Obligations” as defined in the First Lien Credit Agreement (or any equivalent term under any First Lien Facility), (ii) all unpaid principal and accrued and unpaid interest, fees and other obligations owing with respect to any “Incremental Equivalent Debt” (as defined in the First Lien Credit Agreement) secured by a First Priority Lien (as defined in the Intercreditor Agreement) and (iii) all unpaid principal and accrued and unpaid interest, fees and other obligations owing with respect to any refinancing Indebtedness in respect of any or all of the foregoing.
“First Lien Obligations Payment Date” means the “Termination Date” as defined in the First Lien Credit Agreement (or equivalent term under any document governing any other First Lien Facility).
“First Lien Term Loan” means a term loan made pursuant to the First Lien Credit Agreement.
“Fiscal Quarter” means a fiscal quarter of any Fiscal Year.
“Fiscal Year” means the fiscal year of the Borrower ending on September 30 of each calendar year.
“Fixed Amounts” has the meaning assigned to such term in Section 1.09(b).
“Fixed Dollar Incremental Amount” has the meaning assigned to such term in Section 2.21(a).
“Foreign Lender” means a Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“Foreign Subsidiary” means any Subsidiary that is not a Domestic Subsidiary.
“Funding Account” has the meaning assigned to such term in Section 2.03(vi).
“GAAP” means generally accepted accounting principles in the U.S. in effect and applicable to the accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04.
“Governmental Authority” means any federal, state, municipal, national, provincial or other government, governmental department, commission, board, bureau, court, central bank, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state, province or locality of the U.S., the U.S. or a foreign entity or government.
“Governmental Authorization” means any permit, license, authorization, plan, directive, consent order or consent decree of or from any Governmental Authority.
“Granting Lender” has the meaning assigned to such term in Section 9.05(e).

“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Closing Date or entered into in connection with any acquisition, Disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Guaranteed Obligations” has the meaning assigned to such term in Section 10.01.
“Guarantor” has the meaning assigned to such term in the definition of “Guarantee”.
“Guarantor Percentage” has the meaning assigned to such term in Section 10.10.
“Hazardous Materials” means any chemical, material, substance or waste, or any constituent thereof, the exposure to, or Release of, which is prohibited, limited or regulated by any Environmental Law or any Governmental Authority due to its dangerous or deleterious properties or characteristics.
“Hazardous Materials Activity” means any past, current, proposed or threatened activity, event or occurrence involving any Hazardous Material, including the use, manufacture, possession, storage, holding, presence, existence, location, Release, threatened Release, discharge, placement, generation, transportation, processing, construction, treatment, abatement, removal, remediation, disposal, disposition or handling of any Hazardous Material, and any corrective action or response action with respect to any of the foregoing.
“Hedge Agreement” means any agreement with respect to any Derivative Transaction between any Loan Party or any Subsidiary and any other Person.
“IFRS” means international accounting standards within the meaning of the IAS Regulation 1606/2002, as in effect from time to time (subject to the provisions of Section 1.04), to the extent applicable to the relevant financial statements.
“Immaterial Subsidiary” means, as of any date, any Subsidiary of the Borrower (a) having Consolidated Total Assets in an amount of less than 5.00% of Consolidated Total Assets of the Borrower and (b) contributing less than 5.00% of the consolidated revenues of the Borrower and its Subsidiaries, in each case, for the most recently ended Test Period for which financial statements are available; provided that the Consolidated Total Assets (as so determined) and revenues (as so determined) of all Immaterial Subsidiaries shall not exceed 7.50% of Consolidated Total Assets of the Borrower or 7.50% of the consolidated revenues of the Borrower for the relevant Test Period, as the case may be.

“Immediate Family Member” means with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, domestic partner, former domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals, such individual’s estate (or an executor, administrator, heir or legatee, in each case, acting on their behalf) or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.
“Incremental Cap” has the meaning assigned to such term in Section 2.21(a).
“Incremental Commitment” means any commitment made by a lender to provide all or any portion of an Incremental Term Facility or Incremental Term Loans.
“Incremental Equivalent Debt” has the meaning assigned to such term in Section 6.01(x).
“Incremental Term Facility” has the meaning assigned to such term in Section 2.21(a).
“Incremental Term Loans” has the meaning assigned to such term in Section 2.21(a).
“Incurrence Based Amounts” has the meaning assigned to such term in Section 1.09(b).
“Indebtedness”, as applied to any Person, means, without duplication, (a) all indebtedness for borrowed money; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (c) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (d) any obligation owed for all or any part of the deferred purchase price of property or services (excluding (w) any earn out obligation or purchase price adjustment until such obligation becomes a liability on the balance sheet (excluding the footnotes thereto) in accordance with GAAP, (x) any such obligations incurred under ERISA, (y) accrued expenses and trade accounts payable in the ordinary course of business (including on an inter-company basis) and (z) liabilities associated with customer prepayments and deposits), which purchase price is (i) due more than six months from the date of incurrence of the obligation in respect thereof or (ii) evidenced by a note or similar written instrument to the extent the same would appear as a liability on a balance sheet prepared in accordance with GAAP; (e) all Indebtedness of others secured by any Lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is non-recourse to the credit of such Person; (f) the face amount of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for reimbursement of drawings (except to the extent the relevant reimbursement obligations relate to trade payables and are satisfied within 20 days following the incurrence thereof); (g) the Guarantee by such Person of the Indebtedness of another; (h) all obligations of such Person in respect of any Disqualified Capital Stock and (i) all net obligations of such Person in respect of any Derivative Transaction, including any Hedge Agreement, whether or not entered into for hedging or speculative purposes; provided that (i) in no event shall obligations under any Derivative Transaction be deemed “Indebtedness” for any calculation of the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Secured Leverage Ratio, the Interest Coverage Ratio or any other financial ratio under this Agreement and (ii) the amount of Indebtedness of any Person for purposes of clause (e) shall be deemed to be equal to the lesser of (A) the aggregate unpaid amount of such Indebtedness and (B) the fair market value of the property encumbered thereby as determined by such Person in good faith. For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, except to the extent such Person’s liability for such Indebtedness is otherwise limited and only to the extent such Indebtedness would otherwise be included in the calculation of Consolidated Total Debt; provided that notwithstanding anything herein to the contrary, the term “Indebtedness” shall not include, and shall be calculated without giving effect to, the effects of Accounting Standards Codification Topic 815 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose hereunder as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness hereunder but for the application of this proviso shall not be deemed an incurrence of Indebtedness hereunder. For the avoidance of doubt, Indebtedness shall exclude ordinary course intercompany payables among the Borrower and its subsidiaries.
“Indemnified Taxes” means (i) Taxes other than Excluded Taxes and (ii) to the extent not otherwise described in (i), Other Taxes, in each case imposed on or in respect of any payment made by a Loan Party under any Loan Document.
“Indemnitee” has the meaning set forth in Section 9.03(b).
“Information” has the meaning set forth in Section 3.11(a).
“Information Memorandum” means the Lender Presentation, dated September 11, 2018, relating to the Borrower and the Transactions.
“Initial Specified Properties” means the Real Estate Assets of the Borrower and its Restricted Subsidiaries listed on Schedule 1.01(c).
“Intercreditor Agreement” means the Intercreditor Agreement, dated as of the Closing Date, substantially in the form of Exhibit N (with such changes to such form as may be reasonably acceptable to the Administrative Agent and the Borrower) among the Administrative Agent, as agent for the Second Lien Secured Parties (as defined therein), the First Lien Administrative Agent, as agent for the First Lien Secured Parties (as defined therein), the Borrower and the Subsidiaries of the Borrower from time to time party thereto.
“Interest Coverage Ratio” means, with respect to any Test Period, the ratio of (a) Consolidated Adjusted EBITDA for such Test Period to (b) Consolidated Cash Interest Expense for such Test Period.
“Interest Election Request” means a request by the Borrower in the form of Exhibit G hereto or such other form reasonably acceptable to the Administrative Agent to convert or continue a Borrowing in accordance with Section 2.07.
“Interest Payment Date” means (a) with respect to any ABR Loan, the last day of each March, June, September and December or the maturity date applicable to such Loan, commitment or Additional Term Commitment and (b) with respect to any LIBO Rate Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a LIBO Rate Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing.

“Interest Period” means with respect to any LIBO Rate Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months (or, to the extent available to all relevant affected Lenders, twelve months or a shorter period) thereafter, as the Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.
“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:

(a)	the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that LIBO Rate Loan; and

(b)	the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that LIBO Rate Loan,

each as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period of that LIBO Rate Loan.
“Investment” means (a) any purchase or other acquisition by a Person or any of its subsidiaries of, or of a beneficial interest in, any of the Securities of any other Person (other than the Borrower or a Subsidiary Guarantor), (b) the acquisition by purchase or otherwise (other than purchases or other acquisitions of inventory, materials, supplies and/or equipment in the ordinary course of business) of all or a substantial portion of the business, property or fixed assets of any Person or any division or line of business or other business unit of any Person and (c) any loan, advance (other than (i) advances to current or former employees, officers, directors, members of management, managers, consultants or independent contractors of the Borrower or its Subsidiaries or any Parent Company for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business and (ii) advances made on an intercompany basis in the ordinary course of business for the purchase of inventory) or capital contribution by the Borrower or any of its Subsidiaries to any other Person (other than the Borrower or any Subsidiary Guarantor). Subject to Section 5.10, the amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, but giving effect to any repayments of principal in the case of Investments in the form of loans and any return of capital or return on Investment in the case of equity Investments (whether as a distribution, dividend, redemption or sale but not in excess of the amount of the initial Investment).
“Investors” means (i) the Sponsor, (ii) the Management Investors and (iii) certain other investors identified to the Administrative Agent in writing on or prior to the Closing Date.
“IP Rights” has the meaning assigned to such term in Section 3.05(c).
“IRS” means the U.S. Internal Revenue Service.
“Joinder Agreement” has the meaning assigned to such term in Section 5.12(a).

“LCT Election” has the meaning assigned to such term in Section 1.09(a).
“LCT Test Date” has the meaning assigned to such term in Section 1.09(a).
“Lenders” means the Term Lenders, any Additional Lender and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.
“Letter-of-Credit Right” has the meaning set forth in Article 9 of the UCC.
“LIBO Rate” means, for any Interest Period as to any LIBO Rate Loan, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the Reuters Screen which displays the London Interbank Offered Rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page) for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time), two Business Days prior to the commencement of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the London Interbank Offered Rate administered by ICE Benchmark Administration Limited for deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period in Dollars, determined as of approximately 11:00 a.m. (London, England time) two Business Days prior to the commencement of such Interest Period or (iii) if the rates referenced in the preceding clauses (i) and (ii) are not available, the Interpolated Rate; provided that if at any time the LIBO Rate is negative, it shall be deemed to be 0%.
“LIBO Rate Loan” means any Loan that bears interest based on the LIBO Rate.
“Lien” means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing), in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.
“Limited Condition Acquisition” means any acquisition, including by way of merger, by the Borrower or one or more Subsidiaries permitted pursuant to this Agreement whose consummation is not conditioned upon the availability of, or on obtaining, third party financing.
“Limited Condition Transaction” means (i) a Limited Condition Acquisition, (ii) any redemption, repurchase, defeasance, satisfaction and discharge or repayment of indebtedness requiring irrevocable notice in advance of such redemption, repurchase, defeasance, satisfaction and discharge or repayment and/or (iii) any dividends or distributions on, or redemptions of, any Parent Company’s or the Borrower’s equity requiring irrevocable notice in advance thereof.
“Loan Documents” means this Agreement, any Promissory Notes, the Collateral Documents, the Intercreditor Agreement, the Pari Passu Intercreditor Agreement (if executed) and any other document or instrument designated by the Borrower and the Administrative Agent as a “Loan Document”. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto.

“Loan Guarantor” means each Loan Party (other than the Borrower).
“Loan Guaranty” means the guaranty set forth in Article 10.
“Loan Parties” means (i) the Borrower, (ii) each Subsidiary Guarantor and (iii) any other Person who becomes a party to this Agreement or any other Loan Document as a Loan Party pursuant to a Joinder Agreement, and their respective successors and assigns.
“Loans” or “Loan” means any Term Loan or any Additional Term Loan.
“London Banking Day” means any day on which dealings in Dollar deposits are conducted by and between banks in the London interbank eurodollar market.
“Management Investors” means the officers, directors, employees and other members of the management of the Borrower, as applicable.
“Margin Stock” has the meaning assigned to such term in Regulation U.
“Master Services Agreement” dated as of October 1, 2018 by and between Post and the Borrower, as amended, modified, or restated from time to time in accordance with its terms.
“Material Adverse Effect” means a material adverse effect on (i) the business, assets, financial condition or results of operations, in each case, of the Borrower and its Subsidiaries, taken as a whole, (ii) the rights and remedies (taken as a whole) of the Administrative Agent under the applicable Loan Documents or (iii) the ability of the Borrower and the Loan Guarantors (taken as a whole) to perform their payment obligations under the Loan Documents.
“Maximum Liability” has the meaning assigned to such term in Section 10.09.
“Maximum Rate” has the meaning assigned to such term in Section 9.19.
“Maximum Tender Condition” has the meaning assigned to such term in Section 2.23(b).
“Minimum Extension Condition” has the meaning assigned to such term in Section 2.22(b).
“Minimum Tender Condition” has the meaning assigned to such term in Section 2.23(b).
“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.
“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which the Borrower or any of its Subsidiaries, or any of their respective ERISA Affiliates, makes or is obligated to make contributions and with respect to which any of them has an ongoing obligation.
“Narrative Report” means with respect to the financial statements for which such narrative report is required, a narrative report describing the operations of the Borrower and its Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then current Fiscal Year to the end of such period to which such financial statements relate, and commencing with the Fiscal Quarter ended December 31, 2018 corresponding figures from the Financial Plan for the applicable Fiscal Year.

“Net Insurance/Condemnation Proceeds” means an amount equal to: (a) any Cash payments or proceeds (including Cash Equivalents) received by the Borrower or any of its Subsidiaries (i) under any casualty insurance policy in respect of a covered loss thereunder of any assets of the Borrower or any of its Subsidiaries or (ii) as a result of the taking of any assets of the Borrower or any of its Subsidiaries by any Person pursuant to the power of eminent domain, condemnation or otherwise, or pursuant to a sale of any such assets to a purchaser with such power under threat of such a taking, minus (b) (i) any actual out-of-pocket costs incurred by the Borrower or any of its Subsidiaries in connection with the adjustment, settlement or collection of any claims of the Borrower or such Subsidiary in respect thereof, (ii) the payment of the outstanding principal amount of, premium or penalty, if any, and interest and other amounts on any Indebtedness (other than the Loans, Indebtedness under any First Lien Facility and any Indebtedness secured by a Lien that is senior, pari passu or junior to the Lien on the Collateral securing the Secured Obligations) that is secured by a Lien on the assets in question and that is required to be repaid (or otherwise comes due or would be in default, in each case, pursuant to the terms thereof as a result of such loss, taking or sale and is repaid) under the terms thereof as a result of such loss, taking or sale, (iii) in the case of a taking, the reasonable out-of-pocket costs of putting any affected property in a safe and secure position, (iv) any selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes and Tax Distributions paid or payable (including pursuant to Tax sharing arrangements in connection with such sale)) in connection with any sale of such assets as referred to in clause (a) of this definition and (v) any amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustments associated with any sale or taking of such assets as referred to in clause (a) of this definition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Insurance/Condemnation Proceeds).
“Net Proceeds” means (a) with respect to any Disposition (including any Prepayment Asset Sale), the Cash proceeds (including Cash Equivalents and Cash proceeds subsequently received (as and when received) in respect of non-Cash consideration initially received), net of (i) selling costs and out-of-pocket expenses (including reasonable broker’s fees or commissions, legal fees, transfer and similar Taxes and the Borrower’s good faith estimate of income Taxes paid or payable (including Tax Distributions and including pursuant to Tax sharing arrangements) in connection with such sale), (ii) amounts provided as a reserve, in accordance with GAAP, against any liabilities under any indemnification obligations or purchase price adjustment associated with such Disposition (provided that to the extent and at the time any such amounts are released from such reserve, such amounts shall constitute Net Proceeds), (iii) the principal amount, premium or penalty, if any, interest and other amounts on any Indebtedness (other than the Loans and any other Indebtedness secured by a Lien that is senior, pari passu or junior to the Lien on the Collateral securing the Secured Obligations) which is secured by the asset sold in such Disposition and which is required to be repaid or otherwise comes due or would be in default, in each case, pursuant to the terms thereof as a result of such Disposition and is repaid (other than any such Indebtedness assumed by the purchaser of such asset) and (iv) Cash escrows (until released from escrow to the Borrower or any of its Subsidiaries) from the sale price for such Disposition; and (b) with respect to any issuance or incurrence of Indebtedness or Capital Stock, the Cash proceeds thereof, net of all Taxes (including Tax Distributions) and customary fees, commissions, costs, underwriting discounts and other fees and expenses incurred in connection therewith.
“Non-Consenting Lender” has the meaning assigned to such term in Section 2.18(b).
“Non-Debt Fund Affiliate” means the Sponsor and any Affiliate of the Sponsor other than any Debt Fund Affiliate.
“Non-Paying Guarantor” has the meaning assigned to such term in Section 10.10.

“Not Otherwise Applied” means, with reference to any amount of Excess Cash Flow, that such amount was not (a) required to be applied to mandatorily prepay the Loans pursuant to Section 2.10(b)(i) (for the avoidance of doubt, without giving effect to Section 2.10(b)(ix)) or (b) previously applied in determining the permissibility of a transaction under the Loan Documents where such permissibility was contingent on receipt of such amount.
“Obligated Party” has the meaning assigned to such term in Section 10.02.
“Obligations” means all unpaid principal of and accrued and unpaid interest (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and all other advances to, debts, liabilities and obligations of the Loan Parties to the Lenders or to any Lender, the Administrative Agent or any indemnified party arising under the Loan Documents in respect of any Loan, whether direct or indirect (including those acquired by assumption), absolute, contingent, due or to become due, now existing or hereafter arising.
“OFAC” means the Office of Foreign Assets Control of the United States Treasury Department.
“Organizational Documents” means (a) with respect to any corporation, its certificate or articles of incorporation or organization and its by-laws, (b) with respect to any limited partnership, its certificate of limited partnership, and its partnership agreement, (c) with respect to any general partnership, its partnership agreement, (d) with respect to any limited liability company, its articles of organization or certificate of formation, and its operating agreement and (e) with respect to any other form of entity, such other organizational documents required by local law or customary under such jurisdiction to document the formation and governance principles of such type of entity. In the event any term or condition of this Agreement or any other Loan Document requires any Organizational Document to be certified by a secretary of state or similar governmental official, the reference to any such “Organizational Document” shall only be to a document of a type customarily certified by such governmental official (to the extent relevant and available in the jurisdiction of organization of the relevant Loan Party).
“Other Applicable Indebtedness” has the meaning assigned to such term in Section 2.10(b)(ii).
“Other Connection Taxes” means Taxes imposed on any recipient of any payment to be made by or on account of any obligation of the Borrower or any other Loan Party hereunder as a result of a present or former connection between such recipient and the jurisdiction imposing such Tax (other than connections arising solely from such recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means any and all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes, arising from any payment made hereunder or from the execution, delivery, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18).
“Overnight Rate” means, for any day, with respect to any amount denominated in Dollars, the greater of (i) the Federal Funds Effective Rate and (ii) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent Company” means any Person of which the Borrower is a direct or indirect Wholly-Owned Subsidiary.
“Pari Passu Intercreditor Agreement” means the Pari Passu Intercreditor Agreement, substantially in the form of Exhibit M, with any changes thereto implemented in accordance with the definition of an Acceptable Intercreditor Agreement or otherwise reasonably agreed by the Administrative Agent and the Required Lenders.
“Participant” has the meaning assigned to such term in Section 9.05(c)(i).
“Participant Register” has the meaning assigned to such term in Section 9.05(c)(ii).
“Paying Guarantor” has the meaning assigned to such term in Section 10.10.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any employee pension benefit plan, as defined in Section 3(2) of ERISA (other than a Multiemployer Plan), subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any of its Subsidiaries, or any of their respective ERISA Affiliates, is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Permitted Acquisition” means any acquisition by the Borrower or any of its Subsidiaries, whether by purchase, merger, amalgamation or otherwise, of all or substantially all of the assets of or any business line, unit, or division or any plant of, any Person or of a majority of the outstanding Capital Stock of any Person (but in any event including any Investment in a Subsidiary which serves to increase the Borrower’s or any Subsidiary’s respective equity ownership in such Subsidiary), or any acquisition of or Investment in any joint venture; provided that on the date of execution of the purchase agreement in respect of such acquisition, no Event of Default shall have occurred and be continuing or would result from the execution of such agreement.
“Permitted Debt Exchange” has the meaning specified in Section 2.23(a).
“Permitted Debt Exchange Notes” has the meaning specified in Section 2.23(a).
“Permitted Debt Exchange Offer” has the meaning specified in Section 2.23(a).
“Permitted Holders” means (a) the Investors and (b) any Person with which one or more Investors form a “group” (within the meaning of Section 14(d) of the Exchange Act) so long as, in the case of this clause (b), the relevant Investor or Investors beneficially own more than 50% of the relevant voting stock beneficially owned by the group.
“Permitted Liens” means Liens permitted pursuant to Section 6.02.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.
“Post” means Post Holdings, Inc. and its subsidiaries other than the Borrower and its Subsidiaries.

“Prepayment Asset Sale” means any Disposition by the Borrower or its Subsidiaries made pursuant to Section 6.07(h), Section 6.07(j), Section 6.07(o), Section 6.07(q) and Section 6.07(r) (to the extent provided therein).
“Prepayment Notice” means a notice by the Borrower of a prepayment in accordance with Section 2.10 and in substantially the form attached hereto as Exhibit J or such other form that is reasonably acceptable to the Administrative Agent and the Borrower.
“Primary Obligor” has the meaning assigned to such term in the definition of “Guarantee”.
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S., or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as reasonably determined by the Administrative Agent) or any similar release by the Board (as reasonably determined by the Administrative Agent). Any change in such prime rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Pro Forma Basis” or “pro forma effect” means with respect to any determination of the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Secured Leverage Ratio, the Interest Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets (including, in each case, component definitions thereof) that all Subject Transactions and the following transactions in connection therewith shall be deemed to have occurred as of the first day of the applicable Test Period (or, in the case of Consolidated Total Assets, as of the last day of such Test Period) with respect to any test or covenant for which such calculation is being made: (a) income statement items (whether positive or negative) attributable to the property or Person subject to such Subject Transaction, (i) in the case of a Disposition of all or substantially all of the Capital Stock of any Subsidiary of the Borrower or any business line, unit or division of the Borrower or any of its Subsidiaries or any designation of a subsidiary as an Unrestricted Subsidiary, shall be excluded, and (ii) in the case of a Permitted Acquisition, Investment or designation of an Unrestricted Subsidiary as a Subsidiary described in the definition of the term “Subject Transaction”, shall be included, (b) any retirement or repayment of Indebtedness (other than normal fluctuations in revolving Indebtedness incurred for working capital purposes), (c) any Indebtedness incurred by the Borrower or any of its Subsidiaries in connection therewith; provided that, (x) if such Indebtedness has a floating or formula rate, such Indebtedness shall have an implied rate of interest for the applicable period for purposes of this definition determined by utilizing the rate that is or would be in effect with respect to such Indebtedness at the relevant date of determination (taking into account any interest hedging arrangements applicable to such Indebtedness), (y) interest on any obligations with respect to Capital Leases shall be deemed to accrue at an interest rate reasonably determined by a Responsible Officer of the Borrower to be the rate of interest implicit in such obligation in accordance with GAAP and (z) interest on any Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Euro-currency interbank offered rate or other rate shall be determined to have been based upon the rate actually chosen, or if none, then based upon such optional rate chosen as the Borrower or such Subsidiary may designate and (d) the acquisition of any assets included in calculating Consolidated Total Assets, whether pursuant to any Subject Transaction or any Person becoming a subsidiary or merging, amalgamating or consolidating with or into the Borrower or any of its Subsidiaries or the Disposition of any business line, unit or division included in calculating Consolidated Total Assets described in the definition of Subject Transaction; provided that, the foregoing pro forma adjustments described in clause (a) above may be applied to any such test or covenant solely to the extent that such adjustments are consistent with the definition of “Consolidated Adjusted EBITDA” and give effect to events (including operating expense reductions) that are (x) directly attributable to such transaction, (y) expected to have a continuing impact on the Borrower and its Subsidiaries and (z) factually supportable.

In the case of any calculation of the Interest Coverage Ratio, the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Secured Leverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets for any of the events described above that occur prior to the date on which first financial statements after the Closing Date have been (or are required to be) delivered pursuant to Section 5.01(a) or (b), such calculations to be made on a “Pro Forma Basis” shall use the financial statements with respect to the Borrower for the Fiscal Quarter ended on June 30, 2018.
“Prohibited Person” has the meaning assigned to such term in Section 9.05(f)(i).
“Projections” means the projections of the Borrower and the Subsidiaries included in the Information Memorandum (or a supplement thereto).
“Promissory Note” means a promissory note of the Borrower payable to any Lender or its registered assigns, in substantially the form of Exhibit F hereto, evidencing the aggregate outstanding principal amount of Loans of the Borrower to such Lender resulting from the Loans made by such Lender.
“Qualified Capital Stock” of any Person means any Capital Stock of such Person that is not Disqualified Capital Stock. For the avoidance of doubt, the 8th Avenue Series A Preferred Stock (as defined in the Acquisition Agreement) constitutes Qualified Capital Stock.
“Qualifying Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Qualifying IPO” means the issuance and sale by a Borrower or any Parent Company of its common Capital Stock in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act (whether alone or in connection with a secondary public offering) pursuant to which Net Proceeds of at least $30,000,000 are received by or contributed to the Borrower.
“Qualifying Lender” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Rabobank” means Coöperatieve Rabobank U.A., New York Branch.
“Real Estate Asset” means, at any time of determination, all right, title and interest (fee, leasehold or otherwise) in and to real property (including, but not limited to, land, improvements and fixtures thereon) of any Loan Party.
“Refinancing” has the meaning assigned to such term in Section 4.01(l).
“Refinancing Amendment” means an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower executed by each of (a) the Borrower and the Subsidiary Guarantors, (b) the Administrative Agent and (c) each Lender that agrees to provide all or any portion of the Replacement Term Loans being incurred pursuant thereto and in accordance with Section 9.02(c).
“Refinancing Indebtedness” has the meaning assigned to such term in Section 6.01(o).
“Refunding Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).
“Register” has the meaning assigned to such term in Section 9.05(b)(iv).

“Regulation T” means Regulation T of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation U” means Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” means Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Funds” means, with respect to any Lender that is an Approved Fund, any other Approved Fund that is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, trustees, employees, agents, advisors and other representatives of such Person and such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping or leaching of any Hazardous Material into the environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Material).
“Release Provisions” has the meaning assigned to such term in Article 8.
“Replaced Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).
“Replacement Term Loans” has the meaning assigned to such term in Section 9.02(c)(i).
“Reply Amount” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Reply Price” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Representatives” has the meaning assigned to such term in Section 9.13.
“Repricing Transaction” means each of (a) the prepayment, repayment, refinancing, or replacement of all or a portion of the Term Loans substantially concurrently with the proceeds of any Indebtedness incurred by the Borrower or any of its Subsidiaries (including any Replacement Term Loans) having an effective interest rate (to be calculated in a manner consistent with the second proviso to Section 2.21(a)(v)) that is (and not by virtue of any fluctuation of any “base” rate) less than the effective interest rate (to be calculated on the same basis) applicable to such Term Loans so prepaid, repaid, refinanced or replaced and the proceeds of which are used to prepay, repay, refinance or replace such Term Loans and (b) any amendment to this Agreement that would have the effect of reducing the effective interest rate (to be calculated on the same basis as set forth in preceding clause (a)) of, the Term Loans; provided that the primary purpose of such prepayment, repayment, refinancing, replacement or amendment was to reduce the effective interest rate of the Term Loans; provided, further, that in no event shall any such prepayment, repayment, refinancing, replacement or amendment in connection with a Change of Control, Qualifying IPO or Transformative Acquisition constitute a Repricing Transaction. Any such determination by the Administrative Agent as contemplated by preceding clauses (a) and (b) shall be conclusive and binding on all Lenders, and the Administrative Agent shall have no liability to any Person with respect to such determination absent bad faith, gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final, non-appealable decision).

“Required Lenders” means, at any time, Lenders having Loans representing more than 50% of the sum of the total such Loans at such time.
“Requirements of Law” means, with respect to any Person, collectively, the common law and all federal, state, local, foreign, multinational or international laws, statutes, codes, treaties, standards, rules and regulations, guidelines, ordinances, orders, judgments, writs, injunctions, decrees (including administrative or judicial precedents or authorities) and the interpretation or administration thereof by, and other determinations, directives, requirements or requests of any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Responsible Officer” of any Person means the chief executive officer, the president, any executive vice president, any senior vice president, any vice president, chief operating officer or any Financial Officer of such Person and any other individual or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement, and, as to any document delivered on the Closing Date (but subject to the express requirements set forth in Article 4), shall include any secretary or assistant secretary or any other individual or similar official thereof with substantially equivalent responsibilities of a Loan Party. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party. For purposes of Section 5.01(e), 5.01(f), and 5.01(g), “Responsible Officer” shall only include the chief executive officer, president, chief operating officer, chief financial officer or any vice president of finance of such Person.
“Restricted Amount” has the meaning set forth in Section 2.10(b)(iv).
“Restricted Debt” has the meaning set forth in Section 6.04(b).
“Restricted Debt Payment” has the meaning set forth in Section 6.04(b).
“Restricted Payment” means, with respect to any Person, (a) any dividend or other distribution on account of any shares of any class of the Capital Stock of such Person now or hereafter outstanding, except a dividend payable solely in shares of Qualified Capital Stock to the holders of such class, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value of any shares of any class of the Capital Stock of such Person now or hereafter outstanding and (c) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of the Capital Stock of such Person now or hereafter outstanding.
“Restricted Subsidiary” means each Subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Return Bid” has the meaning assigned to such term in the definition of “Dutch Auction”.
“Revolving Facility” means the revolving loans and revolving credit commitments provided to or for the benefit of, and the letters of credit issued for the account of, the Borrower pursuant to the terms of the First Lien Credit Agreement.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.
“Sale and Lease-Back Transaction” has the meaning assigned to such term in Section 6.08.

“Sanctioned Countries” means, at any time, a country or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria).
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.
“SEC” means the Securities and Exchange Commission.
“Secured Obligations” means all Obligations.
“Secured Parties” has the meaning assigned to such term in the U.S. Pledge and Security Agreement.
“Securities” means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing; provided that “Securities” shall not include any earn-out agreement or obligation or any employee bonus or other incentive compensation plan or agreement.
“Securities Act” means the Securities Act of 1933 and the rules and regulations of the SEC promulgated thereunder.
“Securitization Assets” means the accounts receivable, royalty and other similar rights to payment and any other assets related thereto subject to a Securitization Facility that are customarily sold or pledged in connection with securitization transactions and the proceeds thereof.
“Securitization Facility” means any of one or more receivables securitization financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the obligations of which are non-recourse (except for customary representations, warranties and indemnities made in connection with such facilities) to the Borrower or any Restricted Subsidiary (other than a Securitization Subsidiary) pursuant to which the Borrower or any Restricted Subsidiary sells or grants a security interest in its accounts receivable or assets related thereto or other Securitization Assets that are customarily sold or pledged in connection with securitization transactions to either (a) a Person that is not a Restricted Subsidiary or (b) a Securitization Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.
“Securitization Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with, any Securitization Facility.
“Securitization Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Securitization Facilities and other activities reasonably related thereto.
“Security Agreement Joinder Agreement” has the meaning assigned to such term in the U.S. Pledge and Security Agreement.

“Senior Secured Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Senior Secured Debt as of such date (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Test Period then most recently ended for which financial statements are available.
“SPC” has the meaning assigned to such term in Section 9.05(e).
“Specified Asset Sale Proceeds” means the aggregate amount of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds that are not required to be applied to prepay Term Loans pursuant to Section 2.10(b).
“Specified Properties” means (a) the Initial Specified Properties, (b) any fee owned Real Estate Asset acquired in connection with an acquisition or Investment permitted (or consented to) under this Agreement that is specified as Real Estate Asset that would be subject to a Sale Leaseback where the proceeds are used solely to fund such acquisition or Investment substantially concurrently upon the consummation thereof and (c) such other Real Estate Asset as mutually agreed between the Borrower and the Administrative Agent from time to time.
“Sponsor” means, collectively, THL and Post.
“Subject Person” has the meaning assigned to such term in the definition of “Consolidated Net Income”.
“Subject Transaction” means, with respect to any Test Period, (a) the Transactions, (b) any Permitted Acquisition or the making of other Investments not prohibited by this Agreement, (c) any Disposition of all or substantially all of the assets or stock of a subsidiary (or any business unit, line of business or division of the Borrower or a Subsidiary) not prohibited by this Agreement, (d) the designation of a subsidiary as an Unrestricted Subsidiary or an Unrestricted Subsidiary as a Subsidiary in accordance with Section 5.10 hereof or (e) any other event that by the terms of the Loan Documents requires pro forma compliance with a test or covenant hereunder or requires such test or covenant to be calculated on a Pro Forma Basis.
“Subordinated Indebtedness” means any Indebtedness of the Borrower or any of its Subsidiaries that is expressly subordinated in right of payment to the Obligations (other than Indebtedness among any of the Loan Parties and their respective subsidiaries).
“subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of such Person or a combination thereof; provided that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Subsidiary” means any subsidiary of the Borrower other than an Unrestricted Subsidiary.
“Subsidiary Guarantor” means (x) on the Closing Date, each wholly-owned Subsidiary of the Borrower (other than any Excluded Subsidiary) and (y) thereafter, each wholly-owned Subsidiary of the Borrower (other than any Excluded Subsidiary) that thereafter guarantees the Secured Obligations pursuant to the terms of this Agreement, in each case, until such time as the respective Subsidiary is released from its obligations under the Loan Guaranty in accordance with the terms and provisions hereof.

“Successor Person” has the meaning assigned to such term in Section 6.07(a).
“Tax Distribution” means, for any taxable period for which the Borrower is a member of a consolidated, combined, unitary or similar tax group for U.S. federal and/or applicable state or local tax purposes , payments to discharge the consolidated, combined, unitary or similar Tax liabilities of such tax group when and as due, to the extent such liabilities are attributable to the income of the Borrower and/or any subsidiary of Borrower, taking into account any carryovers of losses, excess interest deductions, and any available credits, in each case incurred on or following the Closing Date; provided that for each taxable period the amount of the Tax Distribution shall not be greater than the amount of such taxes that would have been due and payable by the Borrower and its relevant subsidiaries filed in a consolidated, combined, unitary or similar type return with the Borrower as the consolidated parent. For the avoidance of doubt, any payment made by the Borrower pursuant to Article II of the Tax Sharing Agreement shall constitute a Tax Distribution.
“Tax Sharing Agreement” means that Tax Sharing Agreement by and among Post, the Borrower, and THL Equity Fund VIII Investors (PB), LLC, a Delaware limited liability company, dated on the Closing Date, as the same may be amended, restated, amended and restated, modified, supplemented, replaced or otherwise modified from time to time in accordance with its terms.
“Taxes” means any and all present and future taxes, levies, imposts, duties, deductions, charges or withholdings (including backup withholding) imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Commitment” means, with respect to each Lender, the commitment of such Lender to make the Term Loans hereunder in an aggregate amount not to exceed the amount set forth opposite such Lender’s name on the Commitment Schedule, as applicable, as such amount may be adjusted from time to time in accordance with this Agreement. The aggregate amount of the Lenders’ Term Commitments on the Closing Date (immediately prior to the incurrence of Term Loans on such date) is $100,000,000.
“Term Facility” means the Term Loans provided to or for the benefit of the Borrower pursuant to the terms of this Agreement.
“Term Lender” means a Lender with a Term Commitment or an Additional Term Commitment or an outstanding Term Loan or Additional Term Loan.
“Term Loan” means a Loan made pursuant to Section 2.01; provided, that on and after the incurrence of any Incremental Term Loans, Extended Term Loans and Replacement Term Loans, the term “Term Loans” as used in Section 9.05(g) shall include all such Incremental Term Loans, Extended Term Loans and Replacement Term Loans, as the case may be.
“Term Loan Maturity Date” means October 1, 2026.
“Termination Date” has the meaning assigned to such term in Article 5.
“Test Period” means a period of four consecutive Fiscal Quarters.
“THL” means Thomas H. Lee Partners L.P. (together with its Affiliates and funds managed or advised by it or its Affiliates).

“Threshold Amount” means the greater of (x) $48,000,000 and (y) 42% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available.
“Total Leverage Ratio” means the ratio, as of any date of determination, of (a) Consolidated Total Debt as of such date (net of the Unrestricted Cash Amount as of such date) to (b) Consolidated Adjusted EBITDA of the Borrower and its Subsidiaries for the Test Period then most recently ended for which financial statements are available.
“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount and upfront fees) payable or otherwise borne by any Parent Company, the Borrower and its Subsidiaries in connection with the Transactions and the transactions contemplated thereby.
“Transactions” means, collectively, (a) the execution, delivery and performance by the Loan Parties of the Loan Documents to which they are a party and the Borrowing of Loans hereunder, (b) the transactions contemplated by the Acquisition Agreement, (c) the Refinancing, (d) the payment of the Transaction Costs and (e) the incurrence of Indebtedness under the First Lien Credit Agreement.
“Transformative Acquisition” means any acquisition by the Borrower or any other Restricted Subsidiary that (i) is not permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, (ii) if permitted by the terms of the Loan Documents immediately prior to the consummation of such acquisition, would not provide the Borrower and the other Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith or (iii) results in a refinancing of the Term Facility that involves an upsizing of the Term Facility in connection with such acquisition.
“Treasury Capital Stock” has the meaning assigned to such term in Section 6.04(a)(ix).
“Treasury Regulations” means the U.S. federal income tax regulations promulgated under the Code.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the LIBO Rate or the Alternate Base Rate.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue or perfection of security interests.
“Unrestricted Cash Amount” means, as of any date of determination, the amount of (a) unrestricted Cash and Cash Equivalents of the Borrower and its Subsidiaries whether or not held in an account pledged to the Administrative Agent and (b) Cash and Cash Equivalents restricted in favor of the Administrative Agent or any Lender (which may also include Cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral along with the Credit Facilities and/or the First Lien Facility).
“Unrestricted Subsidiary” means any subsidiary of the Borrower designated by the Borrower as an Unrestricted Subsidiary pursuant to Section 5.10 subsequent to the Closing Date.
“U.S.” means the United States of America.

“U.S. Pledge and Security Agreement” means that certain U.S. Pledge and Security Agreement, dated as of the Closing Date, between the Loan Parties and the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties.
“USA PATRIOT Act” means The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Wholly-Owned Subsidiary” of any Person means a subsidiary of such Person, 100% of the Capital Stock of which (other than directors’ qualifying shares or shares required by law to be owned by a resident of the relevant jurisdiction) shall be owned by such Person or by one or more Wholly-Owned Subsidiaries of such Person.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section 1.02.    Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Term Loan”) or by Type (e.g., a “LIBO Rate Loan”) or by Class and Type (e.g., a “LIBO Rate Term Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Term Borrowing”) or by Type (e.g., a “LIBO Rate Borrowing”) or by Class and Type (e.g., a “LIBO Rate Term Borrowing”).
Section 1.03.    Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or other document herein or in any Loan Document shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented or otherwise modified, extended, refinanced or replaced (subject to any restrictions or qualifications on such amendments, restatements, amendment and restatements, supplements or modifications, extensions, refinancings or replacements set forth herein or in any Loan Document), (b) any reference to any law in any Loan Document shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law, (c) any reference herein or in any Loan Document to any Person shall be construed to include such Person’s successors and permitted assigns, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision hereof or thereof, (e) all references herein or in any Loan Document to Articles, Sections, clauses, paragraphs, Exhibits and Schedules shall be construed to refer to Articles, Sections, clauses and paragraphs of, and Exhibits and Schedules to, such Loan Document, (f) in the computation of periods of time in any Loan Document from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” mean “to but excluding” and the word “through” means “to and including” and (g) the words “asset” and “property”, when used in any Loan Document, shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including Cash, securities, accounts and contract rights. For purposes of determining compliance at any time with Sections 6.01 (other than Sections 6.01(a), (v) and (x)), 6.02 (other than Section 6.02(a) and (t)), 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09 and 6.14, in the event that any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, contractual restriction, Investment, Disposition or Affiliate transaction, as applicable, meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06, 6.07, 6.08, 6.09 and 6.14, the Borrower, in its sole discretion, from time to time, may classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category.
Section 1.04.    Accounting Terms; GAAP.
(a)    All financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with GAAP as in effect from time to time and, except as otherwise expressly provided herein, all terms of an accounting or financial nature that are used in calculating the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Secured Leverage Ratio, Interest Coverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets shall be construed and interpreted in accordance with GAAP, as in effect on the Closing Date unless otherwise agreed to by the Borrower and the Required Lenders; provided that if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to reflect the effect of any change occurring after the Closing Date in GAAP or in the application thereof (including the conversion to IFRS as described below), then the Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of such affected provisions (without the payment of any amendment or similar fees to the Lenders) to provide for such change in GAAP or the application thereof and/or to preserve the original intent thereof in light of such change in GAAP or the application thereof, in each case subject to the approval of the Required Lenders (not to be unreasonably withheld, conditioned or delayed); provided, further, that all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) or (ii) any election under Financial Accounting Standards Codification No. 825—Financial Instruments, or any successor thereto (including pursuant to the Accounting Standards Codification), to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value” as defined therein. If the Borrower notifies the Administrative Agent that it is required to report under IFRS or has elected to do so through an early adoption policy, upon the execution of an amendment hereof in accordance therewith to accommodate such change, “GAAP” shall mean international financial reporting standards pursuant to IFRS (provided that after such conversion, the Borrower cannot elect to report under GAAP).
(b)    Notwithstanding anything to the contrary herein and subject to Section 1.09, financial ratios and tests (including the Interest Coverage Ratio, the Total Leverage Ratio, the First Lien Leverage Ratio, the Senior Secured Leverage Ratio, Consolidated Adjusted EBITDA, Consolidated Net Income and the amount of Consolidated Total Assets) contained in this Agreement that are calculated with respect to any Test Period during which any Subject Transaction occurs shall be calculated with respect to such Test Period and such Subject Transaction on a Pro Forma Basis. Further, if since the beginning of any such Test Period and on or prior to the date of any required calculation of a financial ratio or test (x) a Subject Transaction shall have occurred or (y) any Person that subsequently became a Subsidiary or was merged, amalgamated or consolidated with or into the Borrower or any of its Subsidiaries since the beginning of such Test Period shall have consummated any Subject Transaction, then, in each case, any applicable financial ratio or test shall be calculated on a Pro Forma Basis for such Test Period as if such Subject Transaction had occurred at the beginning of the applicable Test Period.

(c)    Notwithstanding anything to the contrary contained in paragraph (a) above or the definition of “Capital Lease,” in the event of an accounting change requiring all leases to be capitalized, only those leases (assuming for purposes hereof that they were in existence on the Closing Date) that would constitute Capital Leases on the Closing Date shall be considered Capital Leases and all calculations and deliverables under this Agreement or any other Loan Document shall be made or delivered, as applicable, in accordance therewith (provided that together with all financial statements delivered to the Administrative Agent in accordance with the terms of this Agreement after the date of such accounting change, the Borrower shall deliver a schedule showing the adjustments necessary to reconcile such financial statements with GAAP as in effect immediately prior to such accounting change).
(d)    Subject to Section 1.09, for purposes of determining the permissibility of any action, change, transaction or event that by the terms of the Loan Documents requires a calculation of any financial ratio or test (including the Total Leverage Ratio, the Senior Secured Leverage Ratio, the First Lien Leverage Ratio, the Interest Coverage Ratio and the amount of Consolidated Adjusted EBITDA, Consolidated Net Income or Consolidated Total Assets), such financial ratio or test shall be calculated at the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be, and no Default or Event of Default shall be deemed to have occurred solely as a result of a change in such financial ratio or test occurring after the time such action is taken, such change is made, such transaction is consummated or such event occurs, as the case may be.
(e)    In addition, any lease that is entered into as a result of a Sale Leaseback in connection with any Specified Properties (or any other lease on substantially similar terms as such leases as reasonably determined by the Borrower) shall be deemed an operating lease regardless of its treatment under GAAP or otherwise, and shall not constitute Indebtedness or a Capitalized Lease Obligation under this Agreement or any other Loan Document.
Section 1.05.    Effectuation of Transactions. Each of the representations and warranties of the Loan Parties contained in this Agreement and the other Loan Documents (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.
Section 1.06.    Timing of Payment of Performance; Times of Day. When payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of Interest Period) or performance shall extend to the immediately succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Unless otherwise specified herein, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).
Section 1.07.    Currency Equivalents Generally. Notwithstanding the foregoing, for purposes of any determination under Section 2.21(a), Article 5, Article 6 (other than the calculation of compliance with any financial ratio for purposes of taking any action hereunder) or Article 7 with respect to the amount of any Indebtedness, Lien, Restricted Payment, Restricted Debt Payment, Investment, Disposition, Sale and Lease-Back Transaction, Affiliate transaction or other transaction, event or circumstance, or any determination under any other provision of this Agreement expressly requiring the use of a current exchange rate, or for the purposes of obtaining judgment in any court where it is necessary to convert a sum due hereunder or under any other Loan Document (any of the foregoing, a “subject transaction”), in each case in a currency other than Dollars, (i) the Dollar equivalent amount of a subject transaction in a currency other than Dollars shall be calculated based on the rate of exchange quoted by the Reuters World Currency Page (or, in the event such rate does not appear on such Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as may be agreed upon by the Administrative Agent and the Borrower) for such alternate currency, as in effect at 11:00 a.m. (London time) on the date of such subject transaction (which, in the case of any Restricted Payment, shall be deemed to be the date of the declaration thereof and, in the case of the incurrence of Indebtedness, shall be deemed to be on the date first committed); provided, that if any Indebtedness is incurred (and, if applicable, associated Lien granted) to refinance or replace other Indebtedness denominated in a currency other than Dollars, and the relevant refinancing or replacement would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing or replacement, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing or replacement Indebtedness (and, if applicable, associated Lien granted) does not exceed an amount sufficient to repay the principal amount of such Indebtedness being refinanced or replaced, except by an amount equal to (x) unpaid accrued interest and premiums (including tender premiums) thereon plus other reasonable and customary fees and expenses (including upfront fees and original issue discount) incurred in connection with such refinancing or replacement, (y) any existing commitments unutilized thereunder and (z) additional amounts permitted to be incurred under Section 6.01 and (ii) for the avoidance of doubt, no Default or Event of Default shall be deemed to have occurred solely as a result of a change in the rate of currency exchange occurring after the time of any subject transaction so long as such subject transaction was permitted at the time incurred, made, acquired, committed, entered or declared as set forth in clause (i).  For purposes of the calculation of compliance with any financial ratio for purposes of taking any action hereunder, on any relevant date of determination, amounts denominated in currencies other than Dollars shall be translated into Dollars at the applicable currency exchange rate used in preparing the financial statements delivered pursuant to Sections 5.01(a) or (b), as applicable, for the relevant Test Period and will, with respect to any Indebtedness, reflect the currency translation effects, determined in accordance with GAAP, of any Hedge Agreement permitted hereunder in respect of currency exchange risks with respect to the applicable currency in effect on the date of determination for the Dollar equivalent amount of such Indebtedness.
Section 1.08.    Cashless Rolls. Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, to the extent that any Lender extends the maturity date of, or replaces, renews or refinances, any of its then-existing Loans with Incremental Term Loans, Replacement Term Loans, Extended Term Loans, or loans incurred under a new credit facility, in each case, to the extent such extension, replacement, renewal or refinancing is effected by means of a “cashless roll” by such Lender, such extension, replacement, renewal or refinancing shall be deemed to comply with any requirement hereunder or any other Loan Document that such payment be made “in Dollars” or the relevant alternate currency, “in immediately available funds”, “in Cash” or any other similar requirement.
Section 1.09.    Certain Calculations and Tests. Notwithstanding anything in this Agreement or any Loan Document to the contrary, (i) when calculating any applicable ratio or determining other compliance with this Agreement (including the determination of compliance with any provision of this Agreement which requires that no Default or Event of Default has occurred, is continuing or would result therefrom) or (ii) or testing availability under baskets set forth in this Agreement (including baskets measured as a percentage of Consolidated Adjusted EBITDA), in connection with a Subject Transaction undertaken in connection with the consummation of a Limited Condition Transaction, the date of determination of such ratio or availability and determination of whether any Default or Event of Default has occurred, is continuing or would result therefrom or other applicable covenant shall, at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into or, in respect of any transaction described in clauses (b) and (c) of the definition of Limited Condition Transaction, delivery of irrevocable notice, declaration of dividend or similar event) (the “LCT Test Date”) and if, after such ratios and other provisions are measured on a Pro Forma Basis after giving effect to such Limited Condition Transaction and the other Subject Transactions to be entered into in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) as if they occurred at the beginning of the four consecutive fiscal quarter period being used to calculate such financial ratio ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratios, baskets and provisions, such ratios, baskets and provisions shall be deemed to have been complied with.  For the avoidance of doubt, (x) if any of such ratios are exceeded as a result of fluctuations in such ratio (including due to fluctuations in Consolidated Adjusted EBITDA of the Borrower) at or prior to the consummation of the relevant Limited Condition Transaction, such ratios and other provisions will not be deemed to have been exceeded as a result of such fluctuations solely for purposes of determining whether the Limited Condition Transaction is permitted hereunder and (y) such ratios and other provisions shall not be tested at the time of consummation of such Limited Condition Transaction or related Subject Transactions.  If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket availability with respect to any other Subject Transaction on or following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement for such Limited Condition Transaction is terminated or expires (or, if applicable, the irrevocable notice, declaration of dividend or similar event is terminated or expires) without consummation of such Limited Condition

Transaction, any such ratio or basket shall be calculated on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated; provided that Consolidated Cash Interest Expense for purposes of the Interest Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.
(a)    Notwithstanding anything to the contrary herein, with respect to any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that does not require compliance with a financial ratio or test (including, without limitation, any Interest Coverage Ratio, Total Leverage Ratio, Senior Secured Leverage Ratio and/or First Lien Leverage Ratio) (any such amounts, the “Fixed Amounts”) substantially concurrently with any amounts incurred or transactions entered into (or consummated) in reliance on a provision of this Agreement that requires compliance with any such financial ratio or test (any such amounts, the “Incurrence Based Amounts”), it is understood and agreed that the Fixed Amounts (and any cash proceeds thereof) shall be disregarded in the calculation of the financial ratio or test applicable to the Incurrence Based Amounts in connection with such substantially concurrent incurrence, except that incurrences of Indebtedness and Liens constituting Fixed Amounts shall be taken into account for purposes of Incurrence Based Amounts.

ARTICLE 2 THE CREDITS
Section 2.01.    Commitments. Subject to the terms and conditions set forth herein, each Lender agrees, severally and not jointly, to make Term Loans to the Borrower on the Closing Date in Dollars in a principal amount not to exceed its Term Commitment. Amounts paid or prepaid in respect of the Term Loans may not be reborrowed.

Section 2.02.    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class.
(b)    Subject to Section 2.13, each Borrowing shall be comprised entirely of ABR Loans or LIBO Rate Loans, as the Borrower may request, in accordance herewith. Each Lender at its option may make any LIBO Rate Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that (i) any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, (ii) such LIBO Rate Loan shall be deemed to have been made and held by such Lender, and the obligation of the Borrower to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such domestic or foreign branch or Affiliate of such Lender and (iii) in exercising such option, such Lender shall use reasonable efforts to minimize increased costs to the Borrower resulting therefrom (which obligation of such Lender shall not require it to take, or refrain from taking, actions that it determines would result in increased costs for which it will not be compensated hereunder or that it otherwise determines would be disadvantageous to it and in the event of such request for costs for which compensation is provided under this Agreement, the provisions of Section 2.15 shall apply); provided, further, that any such domestic or foreign branch or Affiliate of such Lender shall not be entitled to any greater indemnification under Section 2.17 with respect to such LIBO Rate Loan than that which the applicable Lender was entitled on the date on which such Loan was made (except in connection with any indemnification entitlement arising as a result of a Change in Law after the date on which such Loan was made).
(c)    At the commencement of each Interest Period for any LIBO Rate Borrowing, such Borrowing shall comprise an aggregate principal amount that is an integral multiple of $100,000 and not less than $1,000,000. Each ABR Borrowing when made shall be in an integral multiple of $100,000 and a minimum principal amount of $1,000,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 8 different Interest Periods in effect for LIBO Rate Borrowing at any time outstanding (or such greater number of different Interest Periods as the Administrative Agent may agree from time to time).
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not nor shall it be entitled to, request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the maturity date applicable to such Loans.
Section 2.03.    Requests for Borrowings. To request a Borrowing, the Borrower shall notify the Administrative Agent of such request either in writing by delivery of an irrevocable Borrowing Request (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by a Responsible Officer of the Borrower (a) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, not later than 11:00 a.m., New York City time, one Business Day) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing (or, in the case of an ABR Borrowing to be made on the Closing Date, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing) (or, in each case, such later time as shall be acceptable to the Administrative Agent). Each such written Borrowing Request shall specify the following information in compliance with Section 2.01:

(i)    the Class of such Borrowing;
(ii)    the aggregate amount of the requested Borrowing;
(iii)    the date of such Borrowing, which shall be a Business Day;
(iv)    whether such Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing;
(v)    in the case of a LIBO Rate Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(vi)    the location and number of the Borrower’s account or any other designated account(s) to which funds are to be disbursed (the “Funding Account”).
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be a LIBO Rate Borrowing with an Interest Period of one month. If no Interest Period is specified with respect to any requested LIBO Rate Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
Section 2.04.    [Reserved].
Section 2.05.     [Reserved].
Section 2.06.    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders in an amount equal to such Lender’s respective Applicable Percentage. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account or as otherwise directed by the Borrower.
(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to, but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Overnight Rate or (ii) in the case of the Borrower, the interest rate applicable to Loans comprising such Borrowing at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing and the Borrower’s obligation to repay the Administrative Agent such corresponding amount pursuant to this Section 2.06(b) shall cease. If the Borrower pays such amount to the Administrative Agent, the amount so paid shall constitute a repayment of such Borrowing by such amount. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower or any other Loan Party may have against any Lender as a result of any default by such Lender hereunder.

Section 2.07.    Type; Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders, based upon their Applicable Percentages and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election either by delivering an irrevocable Interest Election Request in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by a Responsible Officer of the Borrower by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.
(c)    Each written Interest Election Request shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a LIBO Rate Borrowing; and
(iv)    if the resulting Borrowing is a LIBO Rate Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a LIBO Rate Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a LIBO Rate Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a LIBO Rate Borrowing with an Interest Period of one month. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Borrowing and (ii) unless repaid, each LIBO Rate Borrowing shall be converted to an ABR Borrowing, as applicable, at the end of the then-current Interest Period applicable thereto.

Section 2.08.    Termination and Reduction of Commitments. The Term Commitments existing on the Closing Date shall automatically terminate upon the making of the Term Loans on the Closing Date
Section 2.09.    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to repay to the Administrative Agent for the account of each Term Lender on the Term Loan Maturity Date the principal amount of the Term Loans outstanding on such date, together with accrued and unpaid interest on the principal amount to be paid to but excluding the date of such payment.
(b)    [reserved].
(c)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(d)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(e)    The entries made in the accounts maintained pursuant to paragraph (c) or (d) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein (absent manifest error); provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any manifest error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement; provided, further, that in the event of any inconsistency between the accounts maintained by the Administrative Agent pursuant to paragraph (d) of this Section 2.09 and any Lender’s records, the accounts of the Administrative Agent shall govern.
(f)    Any Lender may request that Loans made by it be evidenced by a Promissory Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Promissory Note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 9.05) be represented by one or more Promissory Notes in such form payable to the payee named therein and its registered assigns.
Section 2.10.    Prepayment of Loans.
(a)    Optional Prepayments.
(i)    Upon prior notice in accordance with paragraph (a)(iii) of this Section, the Borrower shall have the right at any time and from time to time to prepay any Borrowing of Term Loans in whole or in part without premium or penalty (but subject to Sections 2.11(e) and 2.15). Each such prepayment shall be paid to the Lenders in accordance with their respective Applicable Percentages.

(ii)    [reserved].
(iii)    The Borrower shall notify the Administrative Agent in writing by providing a Prepayment Notice with respect to (A) of any prepayment under this Section 2.10(a) in the case of prepayment of a LIBO Rate Borrowing, not later than 1:00 p.m. three Business Days before the date of prepayment or (B) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m. one Business Day before the date of prepayment. Each Prepayment Notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that a Prepayment Notice delivered by the Borrower may state that such Prepayment Notice is conditioned upon the effectiveness of other transactions, in which case such Prepayment Notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Promptly following receipt of any such Prepayment Notice relating to a Borrowing, the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02(c).
(b)    Mandatory Prepayments.
(i)    Subject to Section 2.10(b)(ix), no later than the fifth Business Day after the date on which the financial statements with respect to each Fiscal Year of the Borrower are required to be delivered pursuant to Section 5.01(b), commencing with the Fiscal Year ending on September 30, 2019, the Borrower shall prepay the outstanding Term Loans in accordance with clause (vi) of this Section 2.10(b) in an aggregate principal amount equal to (A) 50% (such percentage, as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow for the Fiscal Year then ended, minus (B) at the option of the Borrower, (w) the aggregate principal amount of any Term Loans or Additional Term Loans prepaid pursuant to Section 2.10(a), and/or prepayments of other Indebtedness secured by Liens on the Collateral on a pari passu basis or senior basis to the Liens on the Collateral securing the Loans, in each case, prior to the making of such Excess Cash Flow payment, excluding any such optional prepayments made during such Fiscal Year that reduced the amount required to be prepaid pursuant to this Section 2.10(b)(i) in the prior Fiscal Year (in the case of any such revolving loans prepaid, to the extent accompanied by a permanent reduction in the relevant commitment, and in the case of all such prepayments, to the extent that such prepayments were not financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness) of the Borrower or its Subsidiaries), (x) purchases of Term Loans by the Borrower and its Subsidiaries pursuant to Section 9.05(g) of this Agreement (or any equivalent provisions in any Refinancing Indebtedness) and purchases of first lien term loans by the Borrower and its Subsidiaries pursuant to Section 9.05(g) of the First Lien Term Loan Agreement (or any equivalent provision in any First Lien Facility), in each case, limited to the aggregate amount actually paid in Cash and/or any actual reductions in the Term Loans pursuant to the application of any “yank-a-bank” provisions or reductions in first lien term loans pursuant to similar provisions of the First Lien Term Loan Agreement (or any equivalent provision in any First Lien Facility), but excluding (1) all other prepayments of Term Loans and (2) all repayments of any revolving credit facility or arrangements (except to the extent there is an equivalent permanent reduction in commitments thereunder)) made during such period, except, in each case, to the extent financed with the proceeds of long-term Indebtedness (other than revolving Indebtedness), (y) the aggregate principal amount paid, increased, decreased, included, deducted or otherwise realized or accounted for after the end of the applicable Fiscal Year but prior to the making of the Excess Cash Flow payment required for such Fiscal Year that would otherwise be permitted to be deducted from the calculation of Excess Cash Flow pursuant to clause (b) of the definition thereof had such amount been paid, increased, decreased, included, deducted or otherwise realized or accounted for during the applicable Fiscal Year (in each case, excluding any such amount that reduced the amount required to be prepaid pursuant to this Section 2.10(b)(i) in the prior Fiscal Year) and (z) in each case without duplication of any such reduction from the definition of “Excess Cash Flow” by such amounts, on a dollar-for-dollar basis, the aggregate amount for such Fiscal Year of clauses (b)(ii), (v), (vii), (viii), (ix), (x), (xi) and (xii) of the definition of “Excess Cash Flow” for such Fiscal Year (excluding all such prepayments funded with the proceeds of other long-term Indebtedness or the issuance of Capital Stock) (such amount, as may be further reduced by application of the provisos hereto, the “Applicable ECF Proceeds”); provided that (1) such percentage of Excess Cash Flow shall be reduced to 25% of Excess Cash Flow if the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of such Fiscal Year as adjusted by the After Year-End Deductions (but without giving effect to the payment required hereby) shall be less than or equal to 5.25:1.00, but greater than 4.75:1.00 and (2) such prepayment shall not be required if the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of such Fiscal Year as adjusted by the After Year-End Deductions (but without giving effect to the payment required hereby) shall be less than or equal to 4.75:1.00; provided further that (i) the Senior Secured Leverage Ratio shall be recalculated to give pro forma effect to any amount referred to in clause (B) above that is paid, increased, decreased, included, deducted or otherwise realized or accounted for after the end of the applicable Fiscal Year but prior to the making of the Excess Cash Flow payment required for such Fiscal Year (collectively, the “After Year-End Deductions”) as if such After Year-End Deductions were made during the Fiscal Year of the applicable Excess Cash Flow prepayment and the ECF Percentage for purposes of making such Excess Cash Flow prepayment shall be determined by reference to such recalculated Senior Secured Leverage Ratio, (ii) to the extent such After Year-End Deduction and any other amount referred to in clause (B) above were to reduce the Applicable ECF Proceeds to below $0, such excess amounts may be credited against the ECF Percentage of Excess Cash Flow required to be prepaid for any subsequent Fiscal Year, when taken together with the amounts of any other prepayments required for such Fiscal Year and (iii) notwithstanding anything to the contrary herein, prepayments under this Section 2.10(b)(i) shall only be required if the Applicable ECF Proceeds (if any) for such period are in excess of $5,000,000 and solely to the amount of such Applicable ECF Proceeds in excess thereof.
(ii)    Subject to Section 2.10(b)(ix), no later than the fifth Business Day following the receipt of Net Proceeds in respect of any Prepayment Asset Sale or Net Insurance/Condemnation Proceeds, in each case, in excess of (x) $7,500,000 in a single transaction or series of related transactions and (y) $15,000,000 in the aggregate in any Fiscal Year, the Borrower shall apply an amount equal to 100% of the Net Proceeds or Net Insurance/Condemnation Proceeds received with respect thereto in excess of such thresholds to prepay outstanding Term Loans; provided that if, on the date any such Net Proceeds or Net Insurance/Condemnation Proceeds are received, the Senior Secured Leverage Ratio (calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period (but excluding the receipt of such Net Proceeds or Net Insurance/Condemnation Proceeds, as applicable)) shall be (A) less than or equal to 5.25:1.00 but greater than to 4.75:1.00, the percentage of Net Proceeds or Net Insurance/Condemnation Proceeds, as applicable, required to prepay the outstanding Term Loans shall be reduced to 50% and (B) less than or equal to 4.75:1.00, no such prepayment shall be required; provided that if prior to the date any such prepayment is required to be made, the Borrower notifies the Administrative Agent of its intention to reinvest such Net Proceeds or Net Insurance/Condemnation Proceeds in the business of the Borrower or any of its Subsidiaries (other than working capital, except for short term capital assets and except to the extent acquired in connection with an acquisition or another Investment in another Person permitted under this Agreement), then so long as no Event of Default then exists, the Borrower shall not be required to make a mandatory prepayment under this clause (ii) in respect of such Net Proceeds or Net Insurance/Condemnation Proceeds to the extent such Net Proceeds or Net Insurance/Condemnation Proceeds are so reinvested within 18 months following receipt thereof, or if the Borrower or any of its Subsidiaries has entered into a binding contract to so reinvest such Net Proceeds or Net Insurance/Condemnation Proceeds during such 18-month period and such Net Proceeds or Net Insurance/Condemnation Proceeds are so reinvested within six months after the expiration of such 18-month period; provided, however, that if any Net Proceeds or Net Insurance/Condemnation Proceeds have not been so reinvested prior to the expiration of the applicable period, the Borrower shall promptly prepay the Term Loans with the Net Proceeds or Net Insurance/Condemnation Proceeds not so reinvested as set forth above (without regard to the immediately preceding proviso); provided, further, that if at the time that any such prepayment would be required hereunder, the Borrower is required to offer to repurchase or prepay any other Indebtedness secured on a pari passu basis (or any Refinancing Indebtedness in respect thereof that is secured on a pari passu basis with the Obligations) pursuant to the terms of the documentation governing such Indebtedness with Net Proceeds (such Indebtedness (or Refinancing Indebtedness in respect thereof) required to be offered to be so repurchased or prepaid, the “Other Applicable Indebtedness”), then the Borrower may apply such Net Proceeds or Net Insurance/Condemnation Proceeds on a pro rata basis to the prepayment of the Term Loans and to the repurchase or prepayment of the Other Applicable Indebtedness (determined on the basis of the aggregate outstanding principal amount of the Term Loans and Other Applicable Indebtedness (or accreted amount if such Other Applicable Indebtedness is issued with original issue discount) at such time; provided that the portion of such Net Proceeds or Net Insurance/Condemnation Proceeds allocated to the Other Applicable Indebtedness shall not exceed the amount of such Net Proceeds or Net Insurance/Condemnation Proceeds required to be allocated to the Other Applicable Indebtedness pursuant to the terms thereof, and the remaining amount, if any, of such Net Proceeds or Net Insurance/Condemnation Proceeds shall be allocated to the Term Loans in accordance with the terms hereof), and the amount of prepayment of the Term Loans that would have otherwise been required pursuant to this Section 2.10(b)(ii) shall be reduced accordingly; provided, further, that to the extent the holders of the Other Applicable Indebtedness decline to have such Indebtedness prepaid or repurchased, the declined amount shall promptly (and in any event within ten Business Days after the date of such rejection) be applied to prepay the Term Loans in accordance with the terms hereof; provided, further, that prepayment of any Term Loans shall only be required under this Section 2.10(b)(ii) with respect to the amount of prepayment of such Term Loans that would have otherwise been required pursuant to this Section 2.10(b)(ii) to the extent such amount exceeds $5,000,000 for such period in which case only amounts in excess of such $5,000,000 shall be required to be prepaid.
(iii)    Subject to Section 2.10(b)(ix), in the event that the Borrower or any of its Subsidiaries shall receive Net Proceeds from the issuance or incurrence of Indebtedness of the Borrower or any of its Subsidiaries (other than with respect to Indebtedness permitted under Section 6.01, except to the extent constituting (x) Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(o), (y) Incremental Term Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.21(a)(y) or (z) Replacement Term Loans incurred to refinance Term Loans in accordance with the requirements of Section 9.02(c)), the Borrower shall, substantially simultaneously with (and in any event not later than the Business Day immediately following) the receipt of such Net Proceeds by the Borrower or such Subsidiary, apply an amount equal to 100% of such Net Proceeds to prepay outstanding Term Loans.
(iv)    Notwithstanding any provision under this Section 2.10(b) to the contrary, (A) any amounts that would otherwise be required to be paid by the Borrower pursuant to Section 2.10(b)(i), (ii) or (iii) above shall not be required to be so prepaid to the extent any such Excess Cash Flow is generated by a Foreign Subsidiary, such Prepayment Asset Sale is consummated by a Foreign Subsidiary, such Net Insurance/Condemnation Proceeds are received by a Foreign Subsidiary or such Indebtedness is incurred by a Foreign Subsidiary, as the case may be, for so long as the repatriation to the U.S. of any such amounts would be prohibited under any Requirement of Law (the Borrower hereby agreeing to cause the applicable Foreign Subsidiary to promptly take all actions commercially reasonably required by the applicable local law to permit such repatriation), and once such repatriation of any of such affected Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow is permitted under the applicable Requirement of Law, such repatriation will be immediately effected and such repatriated Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow will be promptly (and in any event not later than two Business Days after such repatriation) applied (net of additional Taxes (including Tax Distributions or withholding taxes) payable or reserved against it as a result thereof) to the repayment of the Term Loans pursuant to this Section 2.10(b) to the extent provided herein; and (B) if the Borrower and the Subsidiaries determine in good faith that the repatriation to the U.S. by means of a distribution or dividend of any amounts required to mandatorily prepay the Term Loans pursuant to Section 2.10(b)(i), (ii) or (iii) above to the extent attributable to a Foreign Subsidiary would result in material and adverse tax consequences, taking into account any foreign tax credit or benefit actually realized in connection with such repatriation (such amount, a “Restricted Amount”), as reasonably determined by the Borrower, the amount the Borrower shall be required to mandatorily prepay pursuant to Section 2.10(b)(i), (ii) or (iii) above, as applicable, shall be reduced by the Restricted Amount until such time as it may repatriate to the U.S. by means of a distribution or dividend such Restricted Amount without incurring such material and adverse tax liability; provided that, in the case of this clause (B), on or before the date on which any Net Proceeds or Net Insurance/Condemnation Proceeds so retained would otherwise have been required to be applied to reinvestments or prepayments pursuant to this Section 2.10(b), (x) the Borrower shall apply an amount equal to such Net Proceeds or Net Insurance/Condemnation Proceeds to such reinvestments or prepayments as if such Net Proceeds or Net Insurance/Condemnation Proceeds had been received by the Borrower rather than such Foreign Subsidiary, less the amount of additional Taxes (including Tax Distributions and withholding taxes) that would have been payable or reserved against it if such Net Proceeds or Net Insurance/Condemnation Proceeds had been repatriated to the U.S. by such Foreign Subsidiary by means of a distribution or dividend or (y) such Excess Cash Flow, Net Proceeds or Net Insurance/Condemnation Proceeds are applied to the repayment of Indebtedness of a Foreign Subsidiary; provided, further, that to the extent that the repatriation by means of a distribution or dividend of any Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow from such Foreign Subsidiary would no longer have a material and adverse tax consequence, an amount equal to the Net Proceeds, Net Insurance/Condemnation Proceeds or Excess Cash Flow, as applicable, not previously applied pursuant to preceding clauses (x) and (y), shall be promptly applied to the repayment of the Term Loans pursuant to this Section 2.10(b) as otherwise required above (without regard to this clause (iv)).

(v)    Each Term Lender may elect, by notice to the Administrative Agent at or prior to the time and in the manner specified by the Administrative Agent, prior to any prepayment of Term Loans required to be made by the Borrower pursuant to this Section 2.10(b), to decline all (but not a portion) of its Applicable Percentage of such prepayment (such declined amounts, the “Declined Proceeds”) in which case such Declined Proceeds may be retained by the Borrower and shall be added to the calculation of the Available Amount; provided, further, that, for the avoidance of doubt, no Lender may reject any prepayment made under Section 2.10(b)(iii) above to the extent constituting Refinancing Indebtedness incurred to refinance all or a portion of the Term Loans pursuant to Section 6.01(o), Incremental Term Loans incurred to refinance all or a portion of the Term Loans pursuant to Section 2.21(a)(y) or Replacement Term Loans incurred to refinance Term Loans in accordance with the requirements of Section 9.02(c). If a Lender fails to deliver a notice of election declining receipt of its Applicable Percentage of such mandatory prepayment to the Administrative Agent within the time frame specified above, any such failure will be deemed to constitute an acceptance of such Lender’s Applicable Percentage of the total amount of such mandatory prepayment of Term Loans.
(vi)    Except as otherwise provided in any Refinancing Amendment, Incremental Term Facility or replacement facility pursuant to Section 9.02(c), each prepayment of Term Loans pursuant to this Section 2.10(b) shall be applied ratably to each Class of Term Loans then outstanding (provided that any prepayment of Term Loans with the Net Proceeds of any Refinancing Indebtedness, Incremental Term Facility or replacement facility pursuant to Section 9.02(c) shall be applied to the applicable Class of Term Loans being refinanced or replaced). With respect to each Class of Term Loans, all accepted prepayments under Section 2.10(b)(i), (ii) or (iii) shall be paid to the Lenders in accordance with their respective Applicable Percentage. In the absence of direction by the Borrower, the amount of such mandatory prepayments shall be applied first to the then outstanding Term Loans that are ABR Loans and then to the then outstanding Term Loans that are LIBO Rate Loans.

(vii)    [reserved].
(viii)    The Borrower shall deliver to the Administrative Agent, at the time of each prepayment required under Section 2.10(b)(i), (ii) or (iii), a certificate signed by a Responsible Officer of the Borrower setting forth in reasonable detail the calculation of the amount of such prepayment. Each such certificate shall specify the Borrowings being prepaid and the principal amount of each Borrowing (or portion thereof) to be prepaid. Prepayments shall be accompanied by accrued interest as required by Section 2.12. All prepayments of Borrowings under this Section 2.10(b) shall be subject to Section 2.15, but shall otherwise be without premium or penalty; provided that any prepayments under clause (iii) above shall be subject to Section 2.11(e).
(ix)    Notwithstanding anything in the Section 2.10(b) to the contrary, until the First Lien Obligations Payment Date, no mandatory prepayment of outstanding Loans that would otherwise be required to be made under this Section 2.10(b) shall be required to be made.
Section 2.11.    Fees.
(a)    [reserved].
(b)    [reserved].
(c)    The Borrower agrees to pay to the Administrative Agent, for their own account, the agency and administration fees set forth in the Administrative Agent Fee Letter, payable in the amounts and at the times specified therein or as so otherwise agreed upon by the Borrower and the Administrative Agent, or such agency fees as may otherwise be separately agreed upon by the Borrower and the Administrative Agent in writing.
(d)    All fees payable hereunder shall be paid in Dollars on the dates due, in immediately available funds, to the Administrative Agent. Fees paid shall not be refundable under any circumstances except as otherwise provided in the Fee Letters.
(e)    At the time of any (i) voluntary prepayment pursuant to Section 2.10(a) or (ii) mandatory prepayment pursuant to Section 2.10(b)(iii), in each case prior to the second anniversary of the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term Loans which are so prepaid, a fee in an amount equal to (x) 2.00% if such prepayment is made prior to the first anniversary of the Closing Date, and (y) 1.00% if such prepayment is made on or after the first anniversary of the Closing Date, but prior to the second anniversary of the Closing Date in each case, of the aggregate principal amount of all Term Loans prepaid; it being understood that if, prior to the second anniversary of the Closing Date, all or any portion of the Term Loans held by any Lender are prepaid, repaid, refinanced or replaced pursuant to Section 2.18 as a result of, or in connection with, such Lender not agreeing or otherwise consenting to any waiver, consent, modification or amendment in connection with a Repricing Transaction, such prepayment, repayment, refinancing or replacement will be made at (A) 102% of the principal amount so prepaid, repaid, refinanced or replaced prior to the first anniversary of the Closing Date, and (B) 101% of the principal amount so prepaid, repaid, refinanced or replaced on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date. Such fees shall be due and payable upon the date of such prepayment or Repricing Transaction, as applicable.

Section 2.12.    Interest.
(a)    The Term Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus the Applicable Rate.
(b)    The Term Loans comprising each LIBO Rate Borrowing shall bear interest at the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee payable by the Borrower hereunder is not paid when due (after the expiration of any applicable grace period), whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, to the fullest extent permitted by law, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal or interest of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any fees, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.12; provided that no amount shall accrue or be payable pursuant to this Section 2.12(c) to a Defaulting Lender so long as such Lender shall be a Defaulting Lender.
(d)    Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Term Loan Maturity Date; provided that (i) interest accrued pursuant to paragraph (c) of this Section 2.12 shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any LIBO Rate Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. Interest shall accrue on each Loan for the day on which the Loan is made and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.
Section 2.13.    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a LIBO Rate Borrowing:
(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBO Rate for such Interest Period; or
(ii)    the Administrative Agent is advised by the Required Lenders that the LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall promptly give notice thereof to the Borrower and the Lenders by facsimile or email as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, which the Administrative Agent agrees promptly to do, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a LIBO Rate Borrowing shall be ineffective and such Borrowing shall be continued as, or converted to, an ABR Borrowing (in the case of any conversion to an ABR Borrowing, on the last day of the Interest Period applicable thereof), and (ii) if any Borrowing Request requests a LIBO Rate Borrowing, such Borrowing shall be made as an ABR Borrowing.
Notwithstanding anything to the contrary in this Agreement or the other Loan Documents, if at any time there ceases to exist a LIBO Rate or other interbank rate in the London Market regulated or otherwise overseen or authorized by the ICE Benchmark Administration or U.K. Financial Conduct Authority for interest periods greater than one Business Day or the Administrative Agent determines in good faith (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in Section 2.13(i) or (ii) above have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances above have not arisen but the supervisor for the administrator of the LIBO Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for fixed periods for syndicated loans in the United States at such time (it being agreed that such rate shall not result in a higher cost of funding than ABR Borrowings), and shall enter into an amendment to the Loan Documents to reflect such alternate rate of interest and such other related changes as may be applicable which are agreed by the Borrower and the Administrative Agent at such time; provided that, if such alternate rate of interest shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. Notwithstanding anything to the contrary in the Loan Documents, such amendment shall become effective without any further action or consent of any other party to Loan Documents so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that they object to such amendment.
Section 2.14.    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the LIBO Rate); or
(ii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or LIBO Rate Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any LIBO Rate Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in respect of any LIBO Rate Loan in an amount deemed by such Lender to be material, then, within 30 days after the Borrower’s receipt of the certificate contemplated by paragraph (c) of this Section 2.14, the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (including any Taxes other than (i) any Excluded Taxes and (ii) any Indemnified Taxes or Other Taxes indemnified under Section 2.16); provided that the Borrower shall not be liable for such compensation if (x) the relevant Change in Law occurs on a date prior to the date such Lender becomes a party hereto, (y) the Lender invokes Section 2.19 or (z) such circumstances in the case of requests for reimbursement under clause (ii) above resulting from a market disruption are not generally affecting the banking market.

(b)    If any Lender determines that any Change in Law regarding liquidity or capital requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (including any Change in Law due to Taxes other than (i) any Excluded Taxes and (ii) any Indemnified Taxes or Other Taxes indemnified under Section 2.16) (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then within 30 days of receipt by the Borrower of the certificate contemplated by paragraph (c) of this Section 2.14 the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraphs (a) or (b) of this Section 2.14 and setting forth in reasonable detail the manner in which such amount or amounts was determined and certifying that such Lender is generally charging such amounts to similarly situated borrowers shall be delivered to the Borrower and shall be conclusive absent manifest error.
(d)    Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
Section 2.15.    Break Funding Payments. In the event of (a) the conversion or prepayment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (whether voluntary, mandatory, automatic, by reason of acceleration or otherwise), (b) the failure to borrow, convert, continue or prepay any LIBO Rate Loan on the date or in the amount specified in any notice delivered pursuant hereto or (c) the assignment of any LIBO Rate Loan of any Lender other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event (other than loss of profit). A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and the basis therefor and setting forth in reasonable detail the manner in which such amount or amounts was determined shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 30 days after receipt thereof.
Section 2.16.    Taxes.
(a)    Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction or withholding for any Taxes, except as required by Requirements of Law. If any Requirements of Law (as determined in the good faith discretion of an applicable withholding agent) require the deduction or withholding of any Tax from any such payment by or on behalf of a Loan Party, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with the Requirements of Law; provided that if an applicable withholding agent shall be required to deduct or withhold any Indemnified Taxes from such payments, then (i) the sum payable by the applicable Loan Party shall be increased as necessary so that after making all such required deductions or withholdings (including deductions and withholdings applicable to additional sums payable under this Section) the Administrative Agent (acting for its own account), any Lender receives an amount equal to the sum it would have received had no such deductions or withholding been made, (ii) such withholding agent shall make such deductions or withholdings and (iii) such withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Requirements of Law. If at any time a Loan Party is required by Requirements of Law to make any deduction or withholding from any sum payable hereunder, such Loan

Party shall promptly notify the relevant Lender or the Administrative Agent upon becoming aware of the same. In addition, each Lender or the Administrative Agent, as applicable, shall promptly notify a Loan Party upon becoming aware of any circumstances as a result of which a Loan Party is or would be required to make any deduction or withholding from any sum payable hereunder.
(b)    In addition, the Loan Parties shall pay any Other Taxes to the relevant Governmental Authority in accordance with Requirements of Law.
(c)    Each Loan Party shall indemnify the Administrative Agent and each Lender within thirty (30) days after written demand therefor, for the full amount of any Indemnified Taxes paid by the Administrative Agent or such Lender, as applicable (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties (other than any penalties or interest attributable to the gross negligence or willful misconduct of the Administrative Agent or such Lender (in each case, as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, the Administrative Agent’s or a Lender’s failure to furnish notice of a claim within six months from the date on which the Administrative Agent or such Lender has received notice from the relevant Governmental Authority that amounts were being asserted against the Administrative Agent or such Lender, as applicable, shall be deemed to be gross negligence)), and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided that if the Loan Party reasonably believes that such Taxes were not correctly or legally asserted, the Administrative Agent or Lender, as applicable, will use reasonable efforts to cooperate with the Loan Party to obtain a refund of such Taxes (which shall be repaid to the Loan Party in accordance with Section 2.16(g))) so long as such efforts would not, in the sole determination of the Administrative Agent or such Lender, result in any additional costs or expenses not reimbursed by the Loan Party or be otherwise materially disadvantageous to it; and provided, further, that, no Loan Party shall be required to compensate any recipient pursuant to this Section 2.16 for any amounts to the extent that such recipient does not furnish notice of such possible indemnification claim within 180 days after such recipient receives notice from the applicable Governmental Authority of the specific Tax assessment giving rise to such indemnification claim. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, and certifying that such Lender is generally charging the relevant amounts to similarly situated borrowers, shall be conclusive absent manifest error.
(d)    Each Lender shall severally indemnify, within thirty (30) days after demand therefor, (i) the Administrative Agent for any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) the Administrative Agent and any Loan Party for any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.05(c) relating to the maintenance of a Participant Register and (iii) the Administrative Agent and any Loan Party for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or such Loan Party in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent or such Loan Party shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent and the Loan Parties to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or such Loan Party to the Lender from any other source against any amount due to the Administrative Agent or such Loan Party under this paragraph (d).

(e)    As soon as practicable after any payment of Indemnified Taxes by a Loan Party to a Governmental Authority, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(f)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement and at the time or times reasonably requested in writing by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable laws or by the taxing authorities of any jurisdiction and such other documentation reasonably requested in writing by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or by the taxing authority of any jurisdiction or reasonably requested in writing by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary herein, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a “U.S. person” as defined under Section 7701(a)(30) of the Code shall deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 (or successor form) certifying that such Lender is not subject to U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), whichever of the following is applicable:

(1)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(2)    executed copies of IRS Form W-8ECI;
(3)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) substantially in the form of Exhibit I-1 and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(4)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2, Exhibit I-3 or Exhibit I-4, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent, as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

(iii)    Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall (to the extent it is legally entitled to do so) promptly deliver to the Borrower and the Administrative Agent renewals, amendments or additional or successor forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish such Lender’s status or that such Lender is entitled to an exemption from or reduction in applicable Tax. If as a result of any Change in Law, regulation or treaty, or in any official application or interpretation thereof applicable to the payments made by or on behalf of any Loan Party or by the Administrative Agent under any Loan Document or any change in an income tax treaty applicable to any Lender, any Lender is unable to submit to the Borrower or the Administrative Agent any form or certificate that such Lender is obligated to submit pursuant to Section 2.16(f)(ii) or such Lender is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Lender shall promptly notify the Borrower and Administrative Agent of such fact and the Lender shall not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.
(iv)    Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 2.16(f).
(g)    If the Administrative Agent or a Lender determines, in its sole discretion, that it has received a refund of any Indemnified Taxes as to which it has been indemnified by a Loan Party or with respect to which such Loan Party has paid additional amounts pursuant to this Section 2.16, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.16 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent or such Lender (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent or such Lender in good faith in its reasonable discretion, and without interest (other than any net after-Tax interest paid by the relevant Governmental Authority with respect to such refund); provided that such Loan Party, upon the request of the Administrative Agent or such Lender, agrees to repay the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the Administrative Agent or a Lender be required to pay any amount to a Loan Party pursuant to this paragraph (g) to the extent that the payment of which would place the Administrative Agent or Lender in a less favorable net after-Tax position than the Administrative Agent or Lender would have been in if the Tax subject to indemnification had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section shall not be construed to require the Administrative Agent or any Lender to make available its Tax returns (or any other information relating to its taxes which it deems confidential) to such Loan Party or any other Person or to arrange its affairs in any particular manner.
(h)    Survival. Each party’s obligations under this Section 2.16 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

Section 2.17.    Payments Generally; Allocation of Proceeds; Sharing of Set-offs.
(a)    The Borrower shall make each payment required to be made by them hereunder (whether of principal, interest or fees, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) in immediately available funds, without set-off (except as otherwise provided in Section 2.16) or counterclaim and, unless otherwise specified, prior to 2:00 p.m. on the date when due. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.14, 2.15 or 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. Except as otherwise provided herein, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans of a given Class and each conversion of any Borrowing to or continuation of any Borrowing as a Borrowing of any Type (and of the same Class) shall be allocated pro rata among the Lenders in accordance with their respective Applicable Percentages. Each Lender agrees that in computing such Lender’s portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender’s percentage of such Borrowing to the next higher or lower whole Dollar amount. All payments hereunder shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    Subject in all respects to the provisions of the Intercreditor Agreement or other applicable Acceptable Intercreditor Agreement, all proceeds of Collateral received by the Administrative Agent after an Event of Default has occurred and is continuing and all or any portion of the Loans shall have been accelerated hereunder pursuant to Section 7.01, shall, upon election by the Administrative Agent or at the direction of the Required Lenders, be applied, first, to pay any fees, indemnities or expense reimbursements then due to the Administrative Agent from the Borrower constituting Obligations, second, on a pro rata basis, to pay any fees, indemnities or expense reimbursements then due to the Lenders from the Borrower constituting Obligations, third, to pay interest due and payable in respect of any Loans, on a pro rata basis, fourth, to prepay principal on the Loans on a pro rata basis among the Secured Parties, fifth, to the payment of any other Secured Obligation (other than contingent indemnification obligations for which no claim has yet been made) due to the Administrative Agent or any Lender on a pro rata basis, sixth, as provided for under the Intercreditor Agreement or other applicable Acceptable Intercreditor Agreement and seventh, to the Borrower or as the Borrower shall direct.
(c)    If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and accrued interest thereon than the proportion received by any other Lender with Loans of such Class, then the Lender receiving such greater proportion shall purchase (for Cash at face value) participations in the Loans of other Lenders of such Class at such time outstanding to the extent necessary so that the benefit of all such payments shall be shared by the Lenders of such Class ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any permitted assignee or participant, including any payments made or deemed made in connection with Sections 2.21, 2.22 and 9.02(c). The Borrower consents to the foregoing and agree, to the extent they may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Overnight Rate.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b), Section 2.17(c) or the last paragraph of Article 8, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections or paragraphs, as applicable, until all such unsatisfied obligations are fully paid.
Section 2.18.    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.14 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.19, or if any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.14 or 2.16, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed out-of-pocket cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If (i) any Lender requests compensation under Section 2.14 or such Lender determines it can no longer make or maintain LIBO Rate Loans pursuant to Section 2.19, (ii) any Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, (iii) any Lender is a Defaulting Lender or (iv) in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby” with respect to which Required Lender consent has been obtained, any Lender is a non-consenting Lender (each such Lender, a “Non-Consenting Lender”), then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, (x) terminate the applicable Commitments and/or Additional Term Commitments of such Lender and repay all Obligations of the Borrower owing to such Lender relating to the Loans and participations held by such Lender as of such termination date under one or more Credit Facilities or Additional Credit Facilities as the Borrower may elect on a non-pro rata basis or (y) replace such Lender by requiring such Lender to assign and delegate (and such Lender shall be obligated to assign and delegate), without recourse (in accordance with and subject to the restrictions contained in Section 9.05), all its interests, rights and obligations under this Agreement to an Eligible Assignee that shall assume such obligations (which Eligible Assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such Lender shall have received payment of an amount equal to the outstanding principal amount of its Loans and, other than in the case of a Defaulting Lender, accrued interest thereon, accrued fees and all other amounts payable to it hereunder with respect to such Class of Loans, Commitments and/or Additional Term Commitments, (ii) in the case of any assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments and (iii) such assignment does not conflict with applicable law. A Lender (other than a Defaulting Lender) shall not be required to make any such assignment and delegation, and the Borrower may not repay the Obligations of such Lender or terminate its Commitments or Additional Term Commitments, if, prior thereto, as a result of a waiver by such

Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Each Lender agrees that if it is replaced pursuant to this Section 2.18, it shall (x) execute and deliver to the Administrative Agent an Assignment and Assumption to evidence such sale and purchase and shall deliver to the Administrative Agent any Promissory Note (if the assigning Lender’s Loans are evidenced by Promissory Notes) subject to such Assignment and Assumption; provided that the failure of any Lender replaced pursuant to this Section 2.18 to execute an Assignment and Assumption or deliver such Promissory Notes shall not render such sale and purchase (and the corresponding assignment) invalid and such assignment shall be recorded in the Register and the Promissory Notes shall be deemed cancelled and (y) consent to such proposed amendment, waiver or consent prior to signing such Assignment and Assumption. Each Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Lender’s attorney-in-fact, with full authority in the place and stead of such Lender and in the name of such Lender, from time to time in the Administrative Agent’s discretion, with prior written notice to such Lender, to take any action and to execute any such Assignment and Assumption or other instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of this clause (b). To the extent a Lender is replaced pursuant to Section 2.18(b)(iv) in connection with a Repricing Transaction requiring payment of a fee pursuant to Section 2.11(e), the Borrower shall pay to each Lender being replaced the fee set forth in Section 2.11(e).
Section 2.19.    Illegality. If any Lender reasonably determines that any Change in Law has made it unlawful, or that any Governmental Authority has asserted after the Closing Date that it is unlawful, for such Lender or its applicable lending office to make or maintain any LIBO Rate Loans then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue LIBO Rate Loans or to convert ABR Borrowings to LIBO Rate Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all LIBO Rate Borrowings of such Lender to ABR Borrowings either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBO Rate Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted. Each Lender agrees to designate a different lending office if such designation will avoid the need for such notice and will not, in the determination of such Lender, otherwise be materially disadvantageous to it.

Section 2.20.    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    [reserved].
(b)    The Commitments of such Defaulting Lender shall not be included in determining whether all Lenders, all “affected Lenders”, or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 9.02); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.
(c)    Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of a Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Section 2.10, Section 2.14, Section 2.15, Section 2.16, Section 2.17, Article 7, Section 9.06 or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 9.09), shall be applied at such time or times as may be determined by the Administrative Agent and, where relevant, the Borrower as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, [reserved]; third, [reserved]; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent or the Borrower, to be held in a deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the non-Defaulting Lenders as a result of any judgment of a court of competent jurisdiction obtained by any non-Defaulting Lender against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a payment of the principal amount of any Loans in respect of which that Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Loans of all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender pursuant to this Section 2.20(c) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.
Section 2.21.    Incremental Credit Extensions.
(a)    The Borrower may, at any time, on one or more occasions deliver a written request to Administrative Agent to (i) add one or more new tranches of term facilities hereunder and/or increase the principal amount of the Term Loans or any Additional Term Loans by requesting new term loans commitments to be added to such Loans (any such new tranche or increase, an “Incremental Term Facility” and any loans made pursuant to an Incremental Term Facility, “Incremental Term Loans”) in an aggregate principal amount not to exceed (x) the greater of (1) $100,000,000 and (2) 85% of Consolidated Adjusted EBITDA of the Borrower, calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available (the “Fixed Dollar Incremental Amount”), less (i) the aggregate principal amount of all Incremental Equivalent Debt incurred and/or issued in reliance on the Fixed Dollar Incremental Amount and (ii) the aggregate principal amount of “Incremental Loans”, “Incremental Commitments” and “Incremental Equivalent Debt” (each as defined in the First Lien Credit Agreement or any equivalent term under any documentation governing any First Lien Facility), in each case, incurred and/or issued in reliance on the Fixed Dollar Incremental Amount (as defined in the First Lien Credit Agreement (or equivalent provision under any other documentation governing any First Lien Facility)), plus (y) the amount of any voluntary prepayments of the Term Loans, Incremental Equivalent Debt and any other Indebtedness secured by Liens on a pari passu basis with or senior to the Liens on the Collateral securing the Loans, voluntary prepayments or repayments of the Term Loans (including any First Lien Incremental Term Facility, each as defined in the First Lien Credit Agreement), Incremental Equivalent Debt (as defined in the First Lien Credit Agreement), Revolving Credit Commitments (as defined in the First Lien Credit Agreement), Incremental Revolving Facilities (as defined in the First Lien Credit Agreement) and any other Indebtedness secured by Liens on a pari passu basis with or senior to the Liens on the Collateral securing the Loans, the amount paid in Cash in respect of any reduction in the outstanding amount of any Term Loan (other than any Incremental Term Loan incurred in reliance on clause (z) below) resulting from any assignment of such Term Loan to (and/or purchase of such Term Loan by) the Borrower and/or any of their respective Restricted Subsidiaries, and/or application of any “yank-a-bank” provisions, in each case effected after the Closing Date (it being understood that any prepayment of Term Loans with the proceeds of substantially concurrent borrowings of long-term Indebtedness (other than Revolving Loans (as defined in the First Lien Credit Agreement)) shall not increase the calculation of the amount under this clause (y)) plus (z) an unlimited amount so long as, in the case of this clause (z), after giving effect to such Incremental Term Facility, (1) in the case of Incremental Term Facilities secured by a Lien on the Collateral that is on a pari passu or on a junior lien basis with the Liens securing the Secured Obligations, the Senior Secured Leverage Ratio calculated on a Pro Forma Basis (but without giving effect to any Incremental Term Facility or Incremental Equivalent Debt incurred substantially concurrently therewith in reliance on the Fixed Dollar Incremental Amount) as of the last day of the most recently ended Test Period for which financial statements are available, would not exceed 6.00:1.00 (or, to the extent such Incremental Term Facility is incurred in connection with any Permitted Acquisition or similar investment not prohibited by this Agreement, the greater of 6.00:1.00 (calculated on a Pro Forma Basis) and the Senior Secured Leverage Ratio immediately prior to such transaction) and (2) in the case of any unsecured Incremental Term Facilities, either (I) the Total Leverage Ratio calculated on a Pro Forma Basis (but without giving effect to any Incremental Term Facility or Incremental Equivalent Debt incurred substantially concurrently therewith in reliance on the Fixed Dollar Incremental Amount) as of the last day of the most recently ended Test Period for which financial statements are available, would not exceed 6.25:1.00 (or, to the extent such Incremental Term Facility is incurred in connection with any Permitted Acquisition or similar investment not prohibited by this Agreement, the greater of 6.25:1.00 (calculated on a Pro Forma Basis) and the Total Leverage Ratio immediately prior to such transaction) or (II) the Interest Coverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available, would be at least 1.75:1.00 (or, to the extent such Incremental Term Facility is incurred in connection with any Permitted Acquisition or similar investment not prohibited by this Agreement, the lesser of 1.75:1.00 and the Interest Coverage Ratio immediately prior to such transaction) (amounts incurred under this clause (z), the “Incremental Incurrence Amount”) (it being understood that for purposes of clause (z) of this Section 2.21(a), the Cash proceeds of the relevant Incremental Term Facility or Incremental Equivalent Debt shall be excluded in calculating the Unrestricted Cash Amount used in determining the Senior Secured Leverage Ratio or Total Leverage Ratio, as applicable) (the amounts described in clauses (x) (y) and (z) above, the “Incremental Cap”), (it being understood that, at the election of the Borrower, (I) the Borrower shall be deemed to have used amounts under clause (z) (to the extent compliant therewith) prior to utilization of amounts under clause (x) or (y), (II) Loans may be incurred simultaneously under clauses (x), (y) and (z), and proceeds from any such incurrence may be utilized in a single transaction, at the election of the Borrower, by first calculating the incurrence under clause (z) above and then calculating the incurrence under clause (x) above, (III) any portion of any Incremental Term Facility incurred in reliance on clause (x) and/or (y) may be reclassified, as the Borrower may elect from time to time, as incurred under clause (z) to the extent permitted thereunder at such time on a Pro Forma Basis) specifying the amount so requested and (IV) the Borrower may incur an Incremental Term Facility without giving effect to any Revolving Loans (as defined in the First Lien Credit Agreement) proposed to be incurred substantially simultaneously or contemporaneously with such Incremental Term Facility; provided that:

(i)    each such request shall be in an amount not less than with respect to an Incremental Term Facility, $5,000,000,
(ii)    except as separately agreed from time to time between the Borrower and any Lender, no Lender shall be obligated to provide all or any portion of any Incremental Commitment and the determination to provide such commitment shall be within the sole and absolute discretion of such Lender,
(iii)    the creation or provision of any Incremental Term Facility or Incremental Term Loan shall not require the approval of any existing Lender other than any existing Lender providing all or part of any Incremental Commitment,
(iv)    [reserved],
(v)    the interest rate and amortization schedule (subject to clause (vi) below) applicable to any Incremental Term Facility or Incremental Term Loans will be determined by the Borrower and the lenders providing such Incremental Term Facility or Incremental Term Loans; provided that, in the case of Incremental Term Loans or Incremental Term Facilities that are pari passu in right of payment and with respect to security with the Term Loans incurred on or prior to the Closing Date and (a) are incurred prior to the two year anniversary of the Closing Date under the Incremental Incurrence Amount, (b) the maturity of such Incremental Term Loans is prior to the date two years after the Term Loan Maturity Date and (c) are not incurred in connection with a Permitted Acquisition or other investment permitted pursuant to this Agreement, as applicable, such interest rate will not be more than 0.50% higher than the corresponding interest rate applicable to the Term Loans incurred on or prior to the Closing Date unless the interest rate margin with respect to the existing Term Loans incurred prior to the Closing Date is adjusted to be equal to the interest rate with respect to the relevant Incremental Term Loans or Incremental Term Facility, minus, 0.50% (this proviso, the “MFN Protection”); provided, further, that in determining the applicable interest rate: (w) original issue discount or upfront fees paid by the Borrower in connection with the Term Loans incurred on or prior to the Closing Date, as applicable, or such Incremental Term Facility or Incremental Term Loans (based on a four-year average life to maturity), shall be included as interest, (x) any amendments to the Applicable Rate that became effective subsequent to the Closing Date but prior to the time of the addition of such Incremental Term Facility or Incremental Term Loans shall be included, (y) arrangement, commitment, structuring and underwriting fees and any amendment fees paid or payable to the Arrangers (or their Affiliates) in their respective capacities as such in connection with the Term Loans or incurred on the Closing Date or to one or more arrangers (or their Affiliates) in their capacities as such applicable to such Incremental Term Facility or Incremental Term Loans shall be excluded and (z) if such Incremental Term Facility or Incremental Term Loans include any “LIBOR” interest rate floor greater than that applicable to the existing Term Loans, and such floor is applicable to the Term Loans incurred on the Closing Date on the date of determination, such excess amount (and solely such excess amount) shall be equated to interest margin for determining the increase; provided, however, that MFN Protection shall not apply to the incurrence of up to $100,000,000 of Incremental Term Facilities as elected by the Borrower (the “MFN Trigger Amount”) (the terms of the clause (v), the “MFN Provisions”),

(vi)    subject to the proviso set forth in clause (vii), the final maturity date with respect to any Incremental Term Loans shall be no earlier than the Term Loan Maturity Date,
(vii)    the Weighted Average Life to Maturity of any Incremental Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loan funded on the Closing Date; provided that, the maturity and weighted average life limitations of clause (vi) and this clause (vii) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such limitations,
(viii)    any Incremental Term Facility may rank pari passu or junior in right of payment and pari passu or junior with respect to security with the Term Loans incurred on the Closing Date, as applicable, or may be unsecured (and to the extent pari passu or subordinated in right of payment or security, shall be subject to an Acceptable Intercreditor Agreement or other intercreditor arrangements reasonably satisfactory to the Administrative Agent and the Borrower); provided that, to the extent that any such Incremental Term Facility is junior with respect to security or unsecured, such Incremental Term Facility shall be documented under separate facility documentation,
(ix)    any Incremental Term Facility that is pari passu in right of payment and pari passu with respect to security shall share ratably in any prepayments of all then existing Term Loans (and all other then-existing Additional Term Loans requiring ratable prepayment), unless the Borrower and the lenders in respect of such Incremental Term Facility elect lesser payments,
(x)    except to the extent provided in Section 1.09(a) if the proceeds of any Incremental Term Facility are being used to finance a Limited Condition Transaction, no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Incremental Term Facility,
(xi)    [reserved],
(xii)    [reserved],
(xiii)    no Incremental Term Facility may be secured by assets other than the Collateral and there shall be no borrowers or guarantors in respect of any Incremental Term Facility that are not the Borrower or Loan Guarantors, and
(xiv)    such Incremental Term Facilities shall be on terms and pursuant to documentation to be determined; provided that, to the extent such terms and documentation are not consistent with the this Agreement (except to the extent permitted in clauses (i) through (xii) above), the terms and conditions of any such Incremental Term Facility shall be as agreed between the Borrower and the lenders providing any such Incremental Term Facility.
(b)    Incremental Commitments may be provided by any existing Lender, or by any other lender (any such other lender being called an “Additional Lender”); provided that the Administrative Agent shall have consented (such consent not to be unreasonably withheld) to such Additional Lender’s providing such Incremental Commitments if such consent would be required under Section 9.05(b) for an assignment of Loans to such Additional Lender; provided, further, that any such Additional Lender that is an Affiliated Lender shall be subject to the provisions of Section 9.05(g), mutatis mutandis, to the same extent as if such Incremental Commitments and related Obligations had been obtained by such Lender by way of assignment.

(c)    Each Lender or Additional Lender providing a portion of the Incremental Commitments shall execute and deliver to the Administrative Agent and the Borrower all such documentation (including an amendment to this Agreement or any other Loan Document) as may be reasonably required by the Administrative Agent to evidence and effectuate such Incremental Commitments. On the effective date of such Incremental Commitments, each Additional Lender added as a new Lender pursuant to such Incremental Commitments shall become a Lender for all purposes in connection with this Agreement.
(d)    [Reserved].
(e)    [Reserved].
(f)    [Reserved].
(g)    [reserved].
(h)    [reserved].
(i)    The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Loan Parties as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments increased or extended pursuant to this Section 2.21 and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.21.
(j)    This Section 2.21 shall supersede any provisions in Section 2.17 or 9.02 to the contrary.
(k)    The proceeds of any Incremental Term Facility may be used by the Borrower and its subsidiaries for working capital and other general corporate purposes, including the financing of any Permitted Acquisition and other investments, and any other use not prohibited by this Agreement.
Section 2.22.    Extensions of Loans .
(a)    Notwithstanding anything to the contrary in this Agreement, pursuant to one or more offers (each, an “Extension Offer”) made from time to time by the Borrower to all Lenders holding Loans of any Class with a like maturity date or commitments with a like maturity date, in each case on a pro rata basis (based on the aggregate outstanding principal amount of the respective Loans or commitments of such Class with a like maturity date) and on the same terms to each such Lender, the Borrower is hereby permitted to consummate from time to time transactions with individual Lenders that accept the terms contained in such Extension Offers to extend the maturity date of each such Lender’s Loans and/or commitments and otherwise modify the terms of such Loans and/or commitments pursuant to the terms of the relevant Extension Offer (including by increasing the interest rate or fees payable in respect of such Loans and/or commitments (and related outstandings) and/or modifying the amortization schedule, if any, in respect of such Lender’s Loans) (each, an “Extension”, and each group of Loans or commitments, as applicable, in each case as so extended, as well as the original Loans and the original commitments (in each case not so extended), being a “tranche”; any Extended Term Loans shall constitute a separate tranche of Loans from the tranche of Loans from which they were converted), so long as the following terms are satisfied:

(i)    [reserved];
(ii)    [reserved];
(iii)    except as to (x) interest rates, fees, amortization, final maturity date, premiums, required prepayment dates and participation in prepayments (which shall, subject to immediately succeeding clauses (iv), (v), (vi) and (x) be determined by the Borrower and any Lender that agrees to an Extension of its Term Loans and set forth in the relevant Extension Offer) and (y) any covenants or other provisions applicable only to periods after the Term Loan Maturity Date (in each case, as of the date of such Extension), the Term Loans of any Lender extended pursuant to any Extension (any such extended Term Loans, the “Extended Term Loans”) shall have the same terms (or terms not less favorable to existing Lenders) as the tranche of Term Loans subject to such Extension Offer; provided, however, that with respect to representations and warranties, affirmative and negative covenants (including financial covenants) and events of default to be applicable to any such tranche of Extended Term Loans, such provisions may be more favorable to the lenders of the applicable tranche of Extended Term Loans than those originally applicable to the tranche of Term Loans subject to the Extension Offer, so long as (and only so long as) such provisions also expressly apply to (and for the benefit of) the tranche of Term Loans subject to the Extension Offer and each other Class of Term Loans hereunder;
(iv)    the final maturity date of any Extended Term Loans shall be no earlier than the Term Loan Maturity Date at the time of Extension;
(v)    the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans or any other Extended Term Loans extended thereby;
(vi)    any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments (but, for purposes of clarity, not scheduled amortization payments) in respect of the Term Loans (and any Additional Term Loans then subject to ratable repayment requirements), in each case as specified in the respective Extension Offer;
(vii)    if the aggregate principal amount of Loans or commitments, as the case may be, in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Loans or commitments, as the case may be, offered to be extended by the Borrower pursuant to such Extension Offer, then the Loans or commitments, as the case may be, of such Lenders shall be extended ratably up to such maximum amount based on the respective principal amounts (but not to exceed actual holdings of record) with respect to which such Lenders have accepted such Extension Offer;
(viii)    the Extensions shall be in a minimum amount of $5,000,000,
(ix)    any applicable Minimum Extension Condition shall be satisfied or waived by the Borrower; and
(x)    all documentation in respect of such Extension shall be consistent with the foregoing.

(b)    With respect to all Extensions consummated by the Borrower pursuant to this Section 2.22, (i) such Extensions shall not constitute voluntary or mandatory payments for purposes of Section 2.10, (ii) [reserved] and (iii) except as set forth in clause (a)(viii) above, no Extension Offer is required to be in any minimum amount or any minimum increment; provided that the Borrower may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Offer in the Borrower’s sole discretion and which may be waived by the Borrower) of Loans or commitments (as applicable) of any or all applicable tranches be tendered. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.22 (including, for the avoidance of doubt, the payment of any interest, fees or premium in respect of any Extended Term Loans on such terms as may be set forth in the relevant Extension Offer) and hereby waive the requirements of any provision of this Agreement (including Sections 2.09, 2.10 or 2.17) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section.
(c)    No consent of any Lender or the Administrative Agent shall be required to effectuate any Extension, other than the consent of each Lender agreeing to such Extension with respect to one or more of its Loans and/or commitments under any Class (or a portion thereof). All Extended Term Loans and all obligations in respect thereof shall be Secured Obligations under this Agreement and the other Loan Documents that are secured by the Collateral and guaranteed on a pari passu basis with all other applicable Secured Obligations under this Agreement and the other Loan Documents. The Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new tranches or sub-tranches in respect of Loans or commitments so extended and such technical amendments as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and the Borrower in connection with the establishment of such new tranches or sub-tranches, in each case on terms consistent with this Section 2.22.
(d)    In connection with any Extension, the Borrower shall provide the Administrative Agent at least ten Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and shall agree to such procedures (including regarding timing, rounding and other adjustments and to ensure reasonable administrative management of the credit facilities hereunder after such Extension), if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.22.
Section 2.23.    Permitted Debt Exchanges.
(a)    Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower to all Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) with outstanding Term Loans of a particular Class, the Borrower may from time to time consummate one or more exchanges of such Term Loans for Indebtedness (in the form of senior secured, senior unsecured, senior subordinated, or subordinated notes or loans) (such Indebtedness, “Permitted Debt Exchange Notes” and each such exchange, a “Permitted Debt Exchange”), so long as the following conditions are satisfied:
(i)    each such Permitted Debt Exchange Offer shall be made on a pro rata basis to the Lenders (other than, with respect to any Permitted Debt Exchange Offer that constitutes an offering of securities, any Lender that, if requested by the Borrower, is unable to certify that it is (i) a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), (ii) an institutional “accredited investor” (as defined in Rule 501 under the Securities Act) or (iii) not a “U.S. person” (as defined in Rule 902 under the Securities Act)) of each applicable Class based on their respective aggregate principal amounts of outstanding Term Loans under each such Class;

(ii)    the aggregate principal amount (calculated on the face amount thereof) of such Permitted Debt Exchange Notes shall not exceed the aggregate principal amount (calculated on the face amount thereof) of Term Loans so refinanced, and with respect to an amount equal to any fees, expenses, commissions, underwriting discounts and premiums payable in connection with such Permitted Debt Exchange;
(iii)    the stated final maturity of such Permitted Debt Exchange Notes is not earlier than the Term Loan Maturity Date for the Class or Classes of Term Loans being exchanged, and such stated final maturity is not subject to any conditions that could result in such stated final maturity occurring on a date that precedes such Term Loan Maturity Date (it being understood that acceleration or mandatory repayment, prepayment, redemption or repurchase of such Permitted Debt Exchange Notes upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition shall not be deemed to constitute a change in the stated final maturity thereof);
(iv)    such Permitted Debt Exchange Notes are not required to be repaid, prepaid, redeemed, repurchased or defeased, whether on one or more fixed dates, upon the occurrence of one or more events or at the option of any holder thereof (except, in each case, upon the occurrence of an event of default, a change in control, an event of loss or an asset disposition) prior to the Term Loan Maturity Date for the Class or Classes of Term Loans being exchanged, provided that, notwithstanding the foregoing, scheduled amortization payments (however denominated, including scheduled offers to repurchase) of such Permitted Debt Exchange Notes shall be permitted so long as the Weighted Average Life to Maturity of such Indebtedness shall be longer than the remaining Weighted Average Life to Maturity of the Class or Classes of Term Loans being exchanged;
(v)    no Subsidiary is a borrower or guarantor with respect to such Indebtedness unless such Subsidiary is or substantially concurrently becomes a Loan Party;
(vi)    if such Permitted Debt Exchange Notes are secured, such Permitted Debt Exchange Notes are secured on a pari passu basis or junior priority basis to the Secured Obligations and (A) such Permitted Debt Exchange Notes are not secured by any assets not securing the Secured Obligations unless such assets substantially concurrently secure the Secured Obligations and (B) the beneficiaries thereof (or an agent on their behalf) shall become party to the applicable customary Intercreditor Agreement;
(vii)    the terms and conditions of such Permitted Debt Exchange Notes shall be as agreed between the Borrower and the lenders providing such Permitted Debt Exchange Notes;
(viii)    all Term Loans exchanged under each applicable Class by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), and accrued and unpaid interest on such Term Loans shall be paid to the exchanging Lenders on the date of consummation of such Permitted Debt Exchange, or, if agreed to by the Borrower and the Administrative Agent, the next scheduled Interest Payment Date with respect to such Term Loans (with such interest accruing until the date of consummation of such Permitted Debt Exchange);

(ix)    if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of a given Class tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof of the applicable Class actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of such Class offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans under the relevant Class tendered by such Lenders ratably up to such maximum based on the respective principal amounts so tendered, or, if such Permitted Debt Exchange Offer shall have been made with respect to multiple Classes without specifying a maximum aggregate principal amount offered to be exchanged for each Class, and the aggregate principal amount of all Term Loans (calculated on the face amount thereof) of all Classes tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of Term Loans of all relevant Classes offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans across all Classes subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered;
(x)    all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Administrative Agent; and
(xi)    any applicable Minimum Tender Condition or Maximum Tender Condition, as the case may be, shall be satisfied or waived by the Borrower.
Notwithstanding anything to the contrary herein, no Lender shall have any obligation to agree to have any of its Loans or Term Commitments exchanged pursuant to any Permitted Debt Exchange Offer.
(b)    With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.23, such Permitted Debt Exchange Offer shall be made for not less than $1,000,000 in aggregate principal amount of Term Loans, provided that subject to the foregoing the Borrower may at its election specify (A) as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered and/or (B) as a condition (a “Maximum Tender Condition”) to consummating any such Permitted Debt Exchange that no more than a maximum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes will be accepted for exchange. The Administrative Agent and the Lenders hereby acknowledge and agree that the provisions of Sections 2.08, 2.10 and 2.17 do not apply to the Permitted Debt Exchange and the other transactions contemplated by this Section 2.23 and hereby agree not to assert any Default or Event of Default in connection with the implementation of any such Permitted Debt Exchange or any other transaction contemplated by this Section 2.23.

(c)    In connection with each Permitted Debt Exchange, the Borrower shall provide the Administrative Agent at least five (5) Business Days’ (or such shorter period as may be agreed by the Administrative Agent) prior written notice thereof, and the Borrower and the Administrative Agent, acting reasonably, shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.23; provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than five (5) Business Days following the date on which the Permitted Debt Exchange Offer is made. The Borrower shall provide the final results of such Permitted Debt Exchange to the Administrative Agent no later than three (3) Business Days prior to the proposed date of effectiveness for such Permitted Debt Exchange (or such shorter period agreed to by the Administrative Agent in its sole discretion) and the Administrative Agent shall be entitled to conclusively rely on such results.
ARTICLE 3 REPRESENTATIONS AND WARRANTIES
On the dates and to the extent required pursuant to Section 4.01 hereof, as applicable, each of the Borrower and the other Loan Parties, on behalf of themselves and their respective Subsidiaries represent and warrant to the Lenders that:
Section 3.01.    Organization; Powers. Each of the Loan Parties and each of its Subsidiaries (a) is duly organized, validly existing and in good standing (to the extent such concept exists in the relevant jurisdiction) under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and (c) is qualified to do business in, and is in good standing (to the extent such concept exists in the relevant jurisdiction) in, every jurisdiction where its ownership, lease or operation of properties or conduct of its business requires such qualification; except, in each case referred to in this Section 3.01 (other than clause (a) with respect to the Borrower and clause (b) with respect to the Borrower) where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.02.    Authorization; Enforceability. The execution, delivery and performance of each of the Loan Documents are within each applicable Loan Party’s corporate or other organizational powers and have been duly authorized by all necessary corporate or other organizational action of such Loan Party. Each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and is a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing.
Section 3.03.    Governmental Approvals; No Conflicts. The execution and delivery of the Loan Documents by each Loan Party party thereto and the performance by such Loan Party thereof (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (i) such as have been obtained or made and are in full force and effect, (ii) for filings necessary to perfect Liens created pursuant to the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect, (b) will not violate any (i) of such Loan Party’s Organizational Documents or (ii) any Requirements of Law applicable to such Loan Party which, in the case of this clause (b)(ii), would reasonably be expected to have a Material Adverse Effect and (c) will not violate or result in a default under (i) the First Lien Credit Agreement (or any documentation governing any First Lien Facility) or (ii) any other Contractual Obligation of any of the Loan Parties which in the case of this clause (c)(ii) would reasonably be expected to result in a Material Adverse Effect.
Section 3.04.    Financial Condition; No Material Adverse Effect.

(a)    The Borrower has heretofore furnished to the Administrative Agent (i) the audited combined financial statements of the Companies (as defined in the Acquisition Agreement), consisting of the combined balance sheets of the Companies as of September 30, 2016 and September 30, 2017 and the related combined statements of operations and comprehensive income, combined statements of cash flows and combined statements of parent company equity for the fiscal years then ended, and (ii) unaudited condensed combined interim financial statements consisting of the condensed combined balance sheets of the Companies as of March 31, 2018 and the related condensed combined statement of operations and comprehensive income and condensed combined statement of cash flows for the six month period ended March 31, 2018.
(b)    Since the Closing Date, no Material Adverse Effect has occurred.
Section 3.05.    Properties.
(a)    [Reserved.]
(b)    The Borrower and each of its Subsidiaries has good and valid fee simple title (or similar concept under any applicable jurisdiction) to or rights to purchase, or valid leasehold interests in, or other limited property interests in, all its Real Estate Assets and has good title to its personal property and assets, in each case, except (i) for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes or (ii) where the failure to have such title or rights would not reasonably be expected to have a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
(c)    The Borrower and its Subsidiaries have valid title to or a valid license or right to use all patents, trademarks, service marks, trade names, copyrights, proprietary know how and data and other rights in works of authorship (including all copyrights embodied in software), and all other similar intellectual property rights (the foregoing, collectively, “IP Rights”) needed to conduct the businesses of the Borrower and its Subsidiaries as presently conducted without, to the knowledge of the Borrower, any infringement or misappropriation of the IP Rights of third parties, except where such failure to own or license or have rights to use would not, or where such infringement or misappropriation would not, have, individually or in the aggregate, a Material Adverse Effect.
Section 3.06.    Litigation and Environmental Matters.
(a)    There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened in writing against or affecting the Loan Parties or any of their Subsidiaries which would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(b)    Except for any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, (i) no Loan Party nor any of its Subsidiaries has received notice of any claim with respect to any Environmental Liability or knows of any basis for any Environmental Liability and (ii) no Loan Party nor any of its Subsidiaries (A) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law or (B) has become subject to any Environmental Liability.
(c)    Neither the Borrower nor any of its Subsidiaries has treated, stored, transported or disposed of Hazardous Materials at or from any currently or formerly operated real estate or facility relating to its business in a manner that would reasonably be expected to have a Material Adverse Effect.

Section 3.07.    Compliance with Laws. Each of the Borrower and its Subsidiaries is in compliance with all Requirements of Law applicable to it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.08.    Investment Company Status. No Loan Party is required to be registered as an “investment company” under the Investment Company Act of 1940.
Section 3.09.    Taxes. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it (including in the capacity of a withholding agent) that are due and payable, except (a) Taxes (or any requirement to file Tax returns with respect thereto) that are being contested in good faith by appropriate proceedings and for which such Loan Party or such Subsidiary, as applicable, has set aside on its books adequate reserves in accordance with GAAP or (b) to the extent that the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 3.10.    ERISA. No ERISA Event has occurred in the five-year period prior to the date on which this representation is made or deemed made and is continuing, or reasonably expected to occur, that, when taken together with all other such ERISA Events, would reasonably be expected to result in a Material Adverse Effect.
Section 3.11.    Disclosure.
(a)    As of the Closing Date, to the knowledge of the Borrower, all written information (other than the Projections, other forward-looking information and information of a general economic or industry-specific nature) that has been made available concerning the Borrower and its Subsidiaries, the Transactions and included in the Information Memorandum or otherwise prepared by, or on behalf of, the foregoing by any of their respective representatives, and made available to any Lender or the Administrative Agent in connection with the Transactions on or before the Closing Date (the “Information”), when taken as a whole, did not, when furnished, contain any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto from time to time).
(b)    The Projections have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time furnished (it being recognized that such Projections are not to be viewed as facts and are subject to significant uncertainties and contingencies many of which are beyond the Borrower’s control, that no assurance can be given that any particular financial projections will be realized, that actual results may differ from projected results and that such differences may be material).
Section 3.12.    Solvency. As of the Closing Date, immediately after the consummation of the Transactions to occur on the Closing Date and the incurrence of indebtedness and obligations being incurred in connection with this Agreement on the Closing Date, (i) the sum of the debt (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, does not exceed the fair value of the assets of the Borrower and its Subsidiaries, taken as a whole, (ii) the present fair saleable value of the assets of the Borrower and its Subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its Subsidiaries, taken as a whole, on their debts as they become absolute and matured, (iii) the capital of the Borrower and its Subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower and its Subsidiaries, taken as a whole, contemplated as of the Closing Date, and (iv) the Borrower and its Subsidiaries, taken as a whole, do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

Section 3.13.    Capitalization and Subsidiaries. Schedule 3.13 sets forth, in each case as of the Closing Date (after giving effect to the Transactions), (a) a correct and complete list of the name of each Subsidiary of the Borrower and the ownership interest therein held by the Borrower or its applicable Subsidiary, and (b) the type of entity of the Borrower and each of its Subsidiaries.
Section 3.14.    Security Interest in Collateral. Subject to the terms of the Intercreditor Agreement and the terms of the last paragraph of Section 4.01, the provisions of this Agreement and the other Loan Documents create legal, valid and enforceable Liens on all of the Collateral in favor of the Administrative Agent (or any designee or trustee on its behalf), for the benefit of itself and the other Secured Parties, subject, as to enforceability, to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and to general principles of equity and principles of good faith and dealing, and upon the making of such filings and taking of such other actions required to be taken hereby or by the applicable Loan Documents (including the filing of appropriate UCC financing statements with the office of the Secretary of State of the state of organization of each Loan Party or other applicable office, the filing of appropriate assignments or notices with the U.S. Patent and Trademark Office, and the U.S. Copyright Office, in each case in favor of the Administrative Agent (or any designee or trustee on its behalf) for the benefit of itself and the other Secured Parties and the delivery to the Administrative Agent of any stock certificates or promissory notes required to be delivered pursuant to the applicable Loan Documents), such Liens constitute perfected Liens (with the priority such Liens are expressed to have within the relevant Collateral Document) on the Collateral (to the extent such Liens are required to be perfected under the terms of the Loan Documents), securing the Secured Obligations, in each case as and to the extent set forth therein.
Section 3.15.    Labor Disputes. As of the Closing Date, except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, there are no strikes, lockouts or slowdowns against the Borrower or any of its Subsidiaries pending or, to the knowledge of the Borrower or any of its Subsidiaries, overtly threatened.
Section 3.16.    Federal Reserve Regulations.
(a)    On the Closing Date, not more than 25% of the value of the assets of the Borrower and its Subsidiaries, taken as a whole, is represented by Margin Stock.
(b)    Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of buying or carrying Margin Stock.
(c)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose that entails a violation of the provisions of Regulation T, U or X.
Section 3.17.    Anti-Corruption, Sanctions, and Anti-Terrorism Laws.
(a)    None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, any agent or employee of any of the foregoing, is a Person (i) listed in any Sanctions-related list, (ii) operating, organized or resident in a Sanctioned Country, or (iii) owned or controlled by any such Person. The Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loans or otherwise make available such proceeds to any Person for the purpose of funding, financing, or facilitating any activities or business of or with any Person that, at the time of such financing, is the target of Sanctions, or in a Sanctioned Country in violation of applicable Sanctions, or in any manner that would result in the violation of applicable Sanctions by any party to this Agreement.

(b)    To the extent applicable, each Loan Party is in compliance, in all material respects, with (i) the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto and (ii) the USA PATRIOT Act.
(c)    None of the Borrower or any of its Subsidiaries nor, to the knowledge of the Borrower, any director, officer, agent or employee of the foregoing has corruptly offered, paid, promised to pay, authorized the payment of money or anything of value, directly or indirectly, to any person in order to obtain or retain business or any improper advantage or violated the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption laws (collectively “Anti-Corruption Laws”). No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the applicable Anti-Corruption Laws.
ARTICLE 4 CONDITIONS
Section 4.01.    Closing Date. The obligations of the Lenders to make the Term Loans hereunder on the Closing Date shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
(a)    Credit Agreement and Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each of the Loan Parties a counterpart of this Agreement signed on behalf of such party (if applicable), the U.S. Pledge and Security Agreement, the Intercreditor Agreement, each Promissory Note (to the extent requested at least three Business Days prior to the Closing Date), and each other Loan Document (if any) to be executed on the Closing Date, signed on behalf of such party and (ii) a Borrowing Request as required by Section 2.03.
(b)    Legal Opinions. The Administrative Agent shall have received, on behalf of itself and the Lenders on the Closing Date, a customary written opinion of (i) Kirkland & Ellis LLP, New York counsel to the Loan Parties, (ii) Lewis Rice LLC, Missouri and Delaware counsel to the Loan Parties. (iii) Vogel Law Firm, North Dakota counsel to the Loan Parties and (iv) Arnall Golden Gregory, LLP, Georgia counsel to the Loan Parties, in each case, (A) dated the Closing Date, (B) addressed to the Administrative Agent and the Lenders and (C) covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request, subject to the terms of the last paragraph of this Section 4.01.

(c)    Closing Certificates; Certified Charters; Good Standing Certificates. The Administrative Agent shall have received (i) a certificate of each Loan Party, dated the Closing Date and executed by a Responsible Officer of such Loan Party, which shall (A) certify that attached thereto is a true and complete copy of the resolutions or written consents of its board of directors, members or other governing body (including any committee thereof) authorizing the execution, delivery and performance of the Loan Documents to which it is a party and, in the case of the Borrower, the Borrowings hereunder, and that such resolutions or written consents are in full force and effect in the form attached thereto on the Closing Date and have not been further amended, modified or repealed as of the Closing Date, (B) identify by name and title and bear the signatures of the Responsible Officer or authorized signatory of such Loan Party authorized to sign the Loan Documents to which it is a party on the Closing Date and (C) certify that (x) attached thereto is a true and complete copy of (1) the certificate or articles of incorporation or organization (or memorandum of association or other equivalent thereof) of each Loan Party and (2) each Loan Party’s by-laws or operating, management, partnership or similar agreement (to the extent applicable) and (y) as of the Closing Date, each such document or agreement referred to in the foregoing clauses (x)(1) and (2) remains in full force and effect in the form attached thereto on the Closing Date and has not been further amended, modified or repealed as of the Closing Date, (ii) a certificate of good standing (or status or subsistence) with respect to each Loan Party from the Secretary of State (or similar official) of the state of such Loan Party’s organization (to the extent relevant and available in the jurisdiction of organization of such Loan Party) and (iii) a customary certificate dated the Closing Date and executed by a Responsible Officer of the Borrower, confirming compliance with the conditions precedent set forth in Section 4.01(d) and (n).
(d)    Representations and Warranties. The representations and warranties of the Loan Parties set forth in this Agreement and the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date; provided that to the extent that a representation and warranty specifically refers to a given date or period, it shall be true and correct in all material respects as of such date or period, as the case may be.
(e)    Fees. The Administrative Agent shall have received (i) all fees required to be paid by the Borrower on the Closing Date pursuant to the Fee Letters and (ii) all expenses for which invoices have been presented at least three Business Days prior to the Closing Date (including the reasonable fees and expenses of legal counsel), in each case on or before the Closing Date, in each case which amounts may, at the Borrower’s option, be offset against the proceeds of the Loans.
(f)    First Lien Term Loans. Prior to or substantially concurrently with the initial funding of the Term Loans hereunder, the First Lien Term Loans shall have been funded.
(g)    Solvency. The Administrative Agent shall have received a certificate dated as of the Closing Date in substantially the form of Exhibit H from a Financial Officer of the Borrower certifying as to the matters set forth therein.
(h)    Pledged Stock, Stock Powers. Subject to the terms of the Intercreditor Agreement, the Administrative Agent (or its bailee) shall have received the certificates representing the Capital Stock pledged pursuant to the U.S. Pledge and Security Agreement, together with an undated stock or similar power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
(i)    Filings, Registrations and Recordings. Subject to the terms of each applicable Collateral Document, each document (including any UCC (or similar) financing statement) required by the Collateral Documents or under law or reasonably requested by the Administrative Agent to be filed, registered or recorded in order to create in favor of the Administrative Agent, for the benefit of itself and the other Secured Parties, a perfected Lien on the Collateral described therein, prior and superior in right to any other Person (other than with respect to Permitted Liens), shall be in proper form for filing, registration or recordation.

(j)    Transactions. Prior to or substantially concurrently with the initial funding of the Loans hereunder, the transactions contemplated by the Acquisition Agreement shall have been consummated in all material respects in accordance with the terms of the Acquisition Agreement.
(k)    Material Adverse Effect. Since September 30, 2017, no Material Adverse Effect shall have occurred.
(l)    USA PATRIOT Act. No later than three Business Days in advance of the Closing Date, the Administrative Agent shall have received all documentation and other information reasonably requested by the Lenders in writing at least 10 Business Days in advance of the Closing Date, which documentation or other information is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act. In addition, at least three Business Days prior to the Closing Date, if the Borrower qualifies as a “legal entity customer” under the Beneficial Onwership Regulation, it shall deliver to the Administrative Agent a Beneficial Ownership Certification in relation to the Borrower.
(m)    Refinancing. Substantially concurrently with the initial funding of the Loans hereunder, all existing third party debt for borrowed money of the Borrower and its subsidiaries under that certain Bridge Credit Agreement, between the Borrower, the parties from time to time party thereto as lenders and Barclays Bank PLC as administrative agent, dated September 24, 2018, shall be repaid, redeemed, defeased, discharged, refinanced or terminated (or irrevocable notice for the repayment or redemption thereof will be given to the extent accompanied by any prepayments or deposits required to defease, terminate and satisfy in full any related indentures or notes) and all commitments thereunder (including those under the senior secured credit agreements referred to above) terminated (the “Refinancing”).
(n)    At the time of and immediately after giving effect to the Closing Date Transactions, no Event of Default or Default shall have occurred and be continuing.
For purposes of determining whether the conditions specified in this Section 4.01 have been satisfied, by funding its Loans hereunder (or in connection with any Assignment and Assumption), the Administrative Agent and each Lender that has executed this Agreement (or such Assignment and Assumption) shall be deemed to have consented to, approved or accepted, or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent or such Lender, as the case may be.
ARTICLE 5 AFFIRMATIVE COVENANTS
Until the date that all the commitments added under Sections 2.21, 2.22 or 9.02(c) have expired or terminated and the principal of and interest on each Loan and all fees, expenses and other amounts payable under any Loan Document (other than contingent indemnification obligations for which no claim or demand has been made) have been paid in full in Cash (such date, the “Termination Date”), each of the Borrower and its Subsidiaries covenant and agree with the Lenders that:
Section 5.01.    Financial Statements and Other Reports. The Borrower will deliver to the Administrative Agent for delivery to each Lender:

(a)    Quarterly Financial Statements. Commencing with the Fiscal Quarter ended December 31, 2018, as soon as available, and in any event within 75 days following the end of the first three Fiscal Quarters after the Closing Date for which delivery is required, and thereafter, within 50 days following the end of each of the first three Fiscal Quarters of each Fiscal Year, the consolidated balance sheet of the Borrower as at the end of such Fiscal Quarter and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Quarter and for the period from the beginning of the then current Fiscal Year to the end of such Fiscal Quarter, commencing with the Fiscal Quarter ended December 31, 2019, setting forth in each case, in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail, together with a Financial Officer Certification and a Narrative Report subject to the absence of footnotes, and normal audit and year-end adjustments.
(b)    Annual Financial Statements. As soon as available, and in any event within 120 days following the end of each Fiscal Year, (i) the consolidated balance sheet of the Borrower as at the end of such Fiscal Year and the related consolidated statements of income and cash flows of the Borrower for such Fiscal Year, setting forth in each case, commencing with the Fiscal Year ended September 30, 2019, in comparative form the corresponding figures for the previous Fiscal Year, in reasonable detail, together with a Narrative Report with respect thereto and (ii) with respect to such consolidated financial statements, a report thereon of independent certified public accountants of recognized national standing (which report shall be unqualified as to “going concern” and scope of audit (except for qualifications pertaining to impending debt maturities occurring within 12 months of such audit or a breach or anticipated breach of financial covenants), and shall state that such consolidated financial statements fairly present, in all material respects, the consolidated financial position of the Borrower as at the dates indicated and the results of its consolidated operations and cash flows for the periods indicated in conformity with GAAP.
(c)    Compliance Certificate. Commencing with the Fiscal Quarter ended March 31, 2019, together with each delivery of consolidated financial statements of the Borrower pursuant to Sections 5.01(a) (commencing with the Fiscal Year ended September 30, 2019) and 5.01(b), (i) a duly executed and completed Compliance Certificate (A) certifying that no Default or Event of Default has occurred and is continuing (or if a Default or Event of Default has occurred and is continuing, describing in reasonable detail such Default or Event of Default and the steps being taken to cure, remedy or waive the same), (B) in the case of financial statements delivered pursuant to Section 5.01(b), setting forth reasonably detailed calculations of Excess Cash Flow for each Fiscal Year beginning with the financial statements for the Fiscal Year ended on September 30, 2019 and (C) in the case of financial statements delivered pursuant to Section 5.01(a) and 5.01(b), setting forth reasonably detailed calculations of Consolidated Total Assets, the Available Amount and the Available Excluded Contribution Amount as of the last day of the Fiscal Quarter or Fiscal Year, as the case may be, covered by such financial statements or stating that there has been no change to such amounts since the date of delivery of the last Compliance Certificate, (ii) a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from the consolidated statement of income and the consolidated balance sheet and (iii) a list identifying each subsidiary of the Borrower as a Subsidiary or an Unrestricted Subsidiary as of the date of delivery of such Compliance Certificate or confirming that there is no change in such information since the later of the Closing Date and the date of the last such list.
(d)    Quarterly Lender Calls. Commencing with the Fiscal Quarter ended December 31, 2018, following delivery (or, if later, required delivery) of the quarterly financial statements pursuant to Section 5.01(a), to the extent reasonably requested by the Administrative Agent, the Borrower will host a conference call, at a time to be mutually agreed between the Borrower and the Administrative Agent, with the Lenders to review the financial information presented therein.
(e)    Notice of Default. Promptly upon any Responsible Officer of the Borrower obtaining knowledge (i) of any Default or Event of Default or (ii) of the occurrence of any event or change that has caused or would reasonably be expected to cause or evidences either in any case or in the aggregate, a Material Adverse Effect, a reasonably-detailed notice specifying the nature and period of existence of such condition, event or change and what action the Borrower has taken, is taking and proposes to take with respect thereto.

(f)    Notice of Litigation. Promptly upon any Responsible Officer of the Borrower obtaining knowledge of (i) the institution of, or threat of, any Adverse Proceeding not previously disclosed in writing by the Loan Parties to the Administrative Agent or (ii) any material development in any Adverse Proceeding that, in the case of either clauses (i) or (ii), would reasonably be expected to have a Material Adverse Effect, written notice thereof together with such other non-privileged information as may be reasonably available to the Loan Parties to enable the Lenders to evaluate such matters.
(g)    ERISA. Promptly upon any Responsible Officer of the Borrower becoming aware of the occurrence of any ERISA Event that, individually or together with all ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect, a written notice specifying the nature thereof.
(h)    Financial Plan. As soon as available and in any event no later than the date the annual financial statements of the Borrower are delivered pursuant to Sections 5.01(b) for the prior Fiscal Year, commencing with the Fiscal Year ending September 30, 2019, a consolidated plan and financial forecast for each Fiscal Quarter of such Fiscal Year (a “Financial Plan”), including a forecasted consolidated balance sheet and forecasted consolidated statements of income and cash flows of the Borrower for such Fiscal Year, prepared in reasonable detail setting forth, with appropriate discussion, the principal assumptions on which such financial plan is based.
(i)    Information Regarding Collateral. The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s legal name, (ii) in any Loan Party’s type of organization (or chief executive office if not a registered organization), (iii) in any Loan Party’s jurisdiction of organization or (iv) in any Loan Party’s organizational identification number (to the extent necessary to perfect or maintain the perfection and priority of the Administrative Agent’s security interest in the applicable Collateral).
(j)    Other Information. Promptly upon their becoming available and without duplication of any obligations with respect to any such information that is otherwise required to be delivered under the provisions of any Loan Document, copies of (i) following an initial public offering, all financial statements, reports, notices and proxy statements sent or made available generally by the Borrower to its public security holders acting in such capacity or by any Subsidiary of the Borrower to its public security holders other than the Borrower or another Subsidiary of the Borrower and (ii) all regular and periodic reports and all registration statements (other than on Form S-8 or similar form) and prospectuses, if any, furnished or filed by the Borrower or any of its Subsidiaries with any securities commission or exchange or with the SEC or any governmental or private regulatory authority with jurisdiction over matters relating to securities.
(k)    Such other certificates, reports and information (financial or otherwise) as the Administrative Agent may reasonably request from time to time in connection with the Borrower’s or its Subsidiaries’ financial condition or business.

Documents required to be delivered pursuant to this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower (x) posts such documents or (y) provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 9.01 (which such Schedule may be updated from time to time), (ii) on which such documents are delivered by the Borrower to the Administrative Agent for posting on the Borrower’s behalf on IntraLinks/SyndTrak or another relevant website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent), (iii) on which executed certificates or other documents are faxed to the Administrative Agent (or electronically mailed to an address provided by the Administrative Agent); provided that, other than with respect to items required to be delivered pursuant to Section 5.01(k) above, the Borrower shall promptly notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents on the Borrower’s website and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents, or (iv) in respect of the items required to be delivered pursuant to Section 5.01(k) above in respect of information furnished or filed by the Borrower or any of its Subsidiaries with any securities commission or exchange or with the SEC or any governmental or private regulatory authority, such items have been made available on the SEC website or the website of the relevant analogous governmental or private regulatory authority or securities commission or exchange.
Notwithstanding the foregoing, the obligations in paragraphs (a) and (b) of this Section 5.01 may be satisfied by furnishing (A) the applicable financial statements of any Parent Company or (B) the Borrower’s or any Parent Company’s, as applicable, Form 10-K or 10-Q, as applicable, filed with the SEC, in each case, within the time periods specified in such paragraphs; provided that, with respect to each of clauses (A) and (B), (i) to the extent such financial statements relate to any Parent Company, such financial statements shall be accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such Parent Company, on the one hand, and the information relating to the Borrower on a standalone basis, on the other hand, which consolidating information shall be certified by a Responsible Officer of the Borrower as having been fairly presented and (ii) to the extent such statements are in lieu of statements required to be provided under Section 5.01(b), such statements shall be accompanied by a report and opinion of an independent registered public accounting firm of nationally recognized standing, which report and opinion shall satisfy the applicable requirements set forth in Section 5.01(b); provided further that notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to deliver, disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s Obligations under this Section 5.01) to any third party.
Section 5.02.    Existence. Except as otherwise permitted under Section 6.07, the Borrower will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its existence and all rights and franchises, licenses and permits necessary in the normal conduct of its business except to the extent (other than with respect to the preservation of existence of the Borrower) failure to do so could not reasonably be expected to result in a Material Adverse Effect; provided that neither the Borrower nor any of its Subsidiaries shall be required to preserve any such existence, right or franchise, licenses and permits if such Person or such Person’s board of directors (or similar governing body) shall determine that the preservation thereof is no longer desirable in the conduct of the business of such Person, and that the loss thereof is not disadvantageous in any material respect to such Person or to the Lenders.
Section 5.03.    Payment of Taxes. The Borrower will, and will cause each of its Subsidiaries to, pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon; provided that no such Tax need be paid if (a) it is being contested in good faith by appropriate proceedings and adequate reserves or other appropriate provisions, as shall be required in conformity with GAAP, shall have been made therefor and, in the case of a Tax which has or may become a Lien against any of the Collateral, such contest proceedings conclusively operate to stay the sale of any portion of the Collateral to satisfy such Tax or (b) failure to pay or discharge the same could not reasonably be expected to result in a Material Adverse Effect.

Section 5.04.    Maintenance of Properties. The Borrower will, and will cause each of its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear and casualty and condemnation excepted, all tangible property reasonably necessary to the normal conduct of business of the Borrower and its Subsidiaries and from time to time will make or cause to be made all needed and appropriate repairs, renewals and replacements thereof except as expressly permitted by this Agreement or where the failure to maintain such properties or make such repairs, renewals or replacements could not reasonably be expected to have a Material Adverse Effect.
Section 5.05.    Insurance. Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, the Borrower will maintain or cause to be maintained, with insurance companies that the Borrower believes (in good faith judgment of the management of the Borrower) are financially sound and reputable insurers at the time the relevant coverage is placed or renewed, insurance coverage with respect to liabilities, losses or damage in respect of the assets, properties and businesses of the Borrower and its Subsidiaries as may customarily be carried or maintained under similar circumstances by Persons of established reputation engaged in similar businesses, in each case in such amounts (giving effect to self-insurance), with such deductibles, covering such risks and otherwise on such terms and conditions as shall be customary for such Persons. Each such policy of insurance shall (i) to the extent applicable and in the case of liability insurance policies, name the Administrative Agent on behalf of the Lenders as an additional insured thereunder as its interests may appear and (ii) in the case of each property insurance policy with respect to the Collateral (excluding any business interruption insurance policy), contain a loss payable clause or endorsement to the extent available from such insurance carrier that names the Administrative Agent, on behalf of the Lenders as the loss payee thereunder and, to the extent available, provides for at least 30 days’ prior written notice to the Administrative Agent of any cancellation of such policy (or 10 days’ prior written notice for any cancellation due to non-payment of premiums).
Section 5.06.    Inspections.
The Borrower will, and will cause each of its Subsidiaries to, permit any authorized representatives designated by the Administrative Agent to visit and inspect any of the properties of the Borrower and any of its Subsidiaries at which the principal financial records and executive officers of the applicable Person are located, to inspect, copy and take extracts from its financial and accounting records, and to discuss its affairs, finances and accounts with its officers and independent public accountants (provided that the Borrower may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice, reasonable coordination in and at such reasonable times during normal business hours and as often as may reasonably be requested; provided that (x) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 5.06, and (y) except as provided in the proviso below in connection with the occurrence and continuance of an Event of Default, (i) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (ii) only one such time per calendar year shall be at the expense of the Borrower; provided, further, that when an Event of Default has occurred and is continuing, the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Borrower in accordance with Section 9.03(a) at any time during normal business hours and upon reasonable advance notice; provided that notwithstanding anything to the contrary herein, neither the Borrower nor any Subsidiary shall be required to disclose, permit the inspection, examination or making of copies of or excerpts from, or any discussion of, any document, information, or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent (or any Lender (or their respective representatives or contractors)) is prohibited by applicable law, (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product or (iv) with respect to which any Loan Party owes confidentiality obligations (to the extent not created in contemplation of such Loan Party’s Obligations under this Section 5.06) to any third party.

Section 5.07.    Maintenance of Book and Records. The Borrower will, and will cause its Subsidiaries to, maintain proper books of record and account, in which entries that are full, true and correct in all material respects shall be made of all material financial transactions and matters involving the assets and business of the Borrower and its Subsidiaries, as the case may be, and permit the preparation of consolidated financial statements in accordance with GAAP to be derived therefrom.
Section 5.08.    Compliance with Laws. The Borrower will comply, and shall cause each of its Subsidiaries to comply, with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including all Environmental Laws, ERISA, the USA PATRIOT Act and the United States Foreign Corrupt Practices Act of 1977), except to the extent the failure of the Borrower or such Subsidiary to comply would not reasonably be expected to have a Material Adverse Effect.
Section 5.09.    Environmental.
(a)    Environmental Disclosure. The Borrower will deliver to the Administrative Agent:
(i)    as soon as practicable following receipt thereof, copies of all environmental audits, investigations, analyses and reports of any kind or character, whether prepared by personnel of the Borrower or any of its Subsidiaries or by independent consultants, Governmental Authorities or any other Persons, with respect to significant environmental matters at the Borrower’s or any other Loan Party’s real property or with respect to any Environmental Claims, in each case, that would reasonably be expected to have a Material Adverse Effect;
(ii)    promptly upon the occurrence thereof, written notice describing in reasonable detail (A) any Release required to be reported by the Borrower or any of its Subsidiaries to any federal, state or local governmental or regulatory agency under any Environmental Laws that would reasonably be expected to have a Material Adverse Effect, (B) any remedial action taken by the Borrower or any of its Subsidiaries or any other Persons of which the Borrower or any of its Subsidiaries has knowledge in response to (1) any Hazardous Materials Activities, the existence of which has a reasonable possibility of resulting in one or more Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or (2) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to result in a Material Adverse Effect and (C) the Borrower’s discovery of any occurrence or condition arising under Environmental Law or relating to Hazardous Materials on any real property adjoining or in the vicinity of any Facility that reasonably would be expected to have a Material Adverse Effect;
(iii)    as soon as practicable following the sending or receipt thereof by the Borrower or any of its Subsidiaries, a copy of any and all non-privileged written communications with respect to (A) any Environmental Claims that, individually or in the aggregate, would reasonably be expected to give rise to a Material Adverse Effect, (B) any Release required to be reported by the Borrower or any of its Subsidiaries to any federal, state or local governmental or regulatory agency that would reasonably be expected to have a Material Adverse Effect, and (C) any request made to the Borrower or any of its Subsidiaries for information from any governmental agency that suggests such agency is investigating whether the Borrower or any of its Subsidiaries may be potentially responsible for any Hazardous Materials Activity which would reasonably be expected to have a Material Adverse Effect;

(iv)    prompt written notice describing in reasonable detail (A) any proposed acquisition of stock, assets, or property by the Borrower or any of its Subsidiaries that would reasonably be expected to expose the Borrower or any of its Subsidiaries to, or result in, Environmental Claims that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (B) any proposed action to be taken by the Borrower or any of its Subsidiaries to modify current operations in a manner that could subject the Borrower or any of its Subsidiaries to any additional obligations or requirements under any Environmental Law that would reasonably be expected to have a Material Adverse Effect; and
(v)    with reasonable promptness, such other documents and information as from time to time may be reasonably requested by the Administrative Agent in relation to any matters disclosed pursuant to this Section 5.09(a).
(b)    Hazardous Materials Activities, Etc. Each Loan Party shall promptly take, and shall cause each of its Subsidiaries promptly to take, any and all actions necessary and required under Environmental Law to (i) cure any violation of Environmental Laws by such Loan Party or its Subsidiaries that would reasonably be expected to have a Material Adverse Effect and (ii) make an appropriate response to any Environmental Claim against such Loan Party or any of its Subsidiaries and discharge any obligations it may have to any Person thereunder, in each case of (i) and (ii), where failure to do so would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10.    Designation of Subsidiaries. The board of directors (or equivalent governing body or any committee thereof) of the Borrower may at any time designate (or redesignate) any subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Subsidiary; provided that (i) immediately before and after such designation (including after the reclassification of the investments, indebtedness and Liens pursuant to the last sentence of this Section 5.10), no Default or Event of Default shall have occurred and be continuing and (ii) no subsidiary may be designated as an Unrestricted Subsidiary if it is a “Subsidiary” for the purpose of the First Lien Credit Agreement (or any equivalent provision under any documentation governing any First Lien Facility unless it is contemporaneously designated as an “Unrestricted Subsidiary” thereunder). The designation of any subsidiary as an Unrestricted Subsidiary shall constitute an Investment by the Borrower therein at the date of designation in an amount equal to the portion of the fair market value of the net assets of such Subsidiary attributable to the Borrower’s equity interest therein as reasonably estimated by the Borrower (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.06). The designation of any Unrestricted Subsidiary as a Subsidiary shall constitute the incurrence or making at the time of designation of any Investments, Indebtedness or Liens of such Subsidiary existing at such time; provided that upon a re-designation of such Unrestricted Subsidiary as a Subsidiary, the Borrower shall be deemed to have an Investment in a Subsidiary in an amount (if positive) equal to (a) the Borrower’s “Investment” in such Subsidiary at the time of such re-designation, less (b) the portion of the fair market value of the net assets of such Subsidiary attributable to the Borrower’s equity therein at the time of such re-designation.
Section 5.11.    Use of Proceeds. The Borrower shall use proceeds of the Loans to (i) finance a portion of the Transactions (including the payment of Transaction Costs) and (ii) to fund any working capital needs or other general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that would entail a violation of Regulations T, U or X.
Section 5.12.    Additional Collateral; Further Assurances.

(a)    Subject to applicable law, the Borrower and each other Loan Party shall cause each Subsidiary (other than any Excluded Subsidiary) formed or acquired or that otherwise becomes a Subsidiary pursuant to Section 5.10 after the date of this Agreement to become a Loan Party on or prior to the later to occur of (i) the date that is 30 days following the date of such formation or acquisition (or such later date as may be acceptable to the Administrative Agent in its discretion) and (ii) the earlier of the date of the required delivery of the Compliance Certificate following the date of such formation or acquisition and the date that is 45 days after the end of the most recently ended Fiscal Quarter (or such later date as may be acceptable to the Administrative Agent in its discretion), by executing a Joinder Agreement in substantially the form attached as Exhibit D hereto (the “Joinder Agreement”) and a Security Agreement Joinder Agreement. Upon execution and delivery thereof, each such Person (i) shall automatically become a Subsidiary Guarantor hereunder and thereupon shall have all of the rights, benefits, duties, and obligations in such capacity under the Loan Documents, and (ii) will take such actions as may be required in accordance with the terms hereof or of the applicable Collateral Documents to grant and perfect Liens to the Administrative Agent, for the benefit of itself and the Lenders and each other Secured Party, in each case to the extent required by the terms thereof, in any property (subject to the limitations set forth herein and in the other Loan Documents) of such Loan Party which constitutes Collateral, on such terms as may be required pursuant to the terms of the Collateral Documents and in such priority as may be required pursuant to the terms of the Intercreditor Agreement.
(b)    The Borrower and each Subsidiary Guarantor will cause all Capital Stock directly owned by them in any wholly-owned direct Subsidiary to be subject at all times to a perfected Lien (in such priority as may be required pursuant to the terms of the Intercreditor Agreement) in favor of the Administrative Agent pursuant to the terms and conditions of the Collateral Documents; provided, that, in no event will the Borrower or any Subsidiary Guarantor be required to pledge or perfect more than 65% of the voting Capital Stock and 100% of the non-voting Capital Stock of any first-tier Foreign Subsidiary or Disregarded Domestic Subsidiary of such Loan Party.
(c)    Without limiting the foregoing, each Loan Party will promptly execute and deliver, or cause to be promptly executed and delivered, to the Administrative Agent such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Article 4, as applicable), which the Administrative Agent may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created or intended to be created by the Collateral Documents (to the extent required herein or therein and on the later of any date required to be delivered herein or therein), all at the expense of the Borrower in accordance with Section 9.03(a).
(d)    [Reserved].
(e)    After any Domestic Subsidiary ceases to constitute an Excluded Subsidiary in accordance with the definition thereof, the Borrower shall cause such Domestic Subsidiary to take all actions required by this Section 5.12 (within the time periods specified herein) as if such Domestic Subsidiary were then formed or acquired.

Notwithstanding anything to the contrary in this Section 5.12 or any other Collateral Document, (a) the Administrative Agent shall not require the taking of a Lien on, or require the perfection of any Lien granted in, those assets as to which (i) the cost, burden, difficulty or consequence of obtaining or perfecting such Lien (including any mortgage, stamp, intangibles or other tax or expenses relating to such Lien) outweighs the benefit to the Lenders of the security afforded thereby as reasonably determined by the Borrower and the Administrative Agent or (ii) the granting of a Lien on such asset would violate any enforceable anti-assignment provisions of contracts or applicable law or, in the case of assets consisting of licenses, agreements or similar contracts, to the extent the granting of such Lien therein would violate the terms of such license, agreement or similar contract relating to such asset (in each case, after giving effect to the applicable anti-assignment provisions of the UCC or other applicable law) or would trigger the termination of any contract pursuant to any “change of control” or similar provision, (b) no Lien on Real Estate Assets shall be required, (c) no actions under the laws of any non-U.S. jurisdiction shall be required to be taken in order to create, grant or perfect any security interest in any assets located outside of the U.S. and there shall be no Collateral Document (or other security or pledge agreements, mortgages or deeds) governed under the laws of any non-U.S. jurisdiction and no intellectual property filings or searches shall be required outside of the U.S., (d) Liens required to be granted or perfected pursuant to this Section 5.12 shall be subject to the Intercreditor Agreement and to exceptions and limitations consistent with those set forth in the Collateral Documents, (e) the Loan Parties shall not be required to seek or obtain any landlord lien waiver, estoppel, warehousemen waiver or other collateral access or similar letter or agreement and (f) no Loan Party shall be required to (i) grant or take any other action with respect to a security interest in any Excluded Assets (as defined in the U.S. Pledge and Security Agreement) or (ii) take any action with respect to perfection of any security interest in (A) assets requiring perfection through control agreements or other control arrangements (other than control of promissory notes and pledged Capital Stock as provided in this Agreement the U.S. Pledge and Security Agreement and filing of UCC-1 financing statements), (B) vehicles or other assets subject to state law certificate of title statutes to the extent a security interest therein may not be perfected by the filing of a UCC-1 financing statement, (C) commercial tort claims to the extent a security interest therein may not be perfected by the filing of a UCC-1 financing statement or (D) Letter-of-Credit Rights to the extent a security interest therein may not be perfected as supporting obligations by the filing of a UCC-1 financing statement on the primary collateral.
Section 5.13.    Maintenance of Ratings. The Borrower shall use commercially reasonable efforts to maintain public corporate credit and public corporate family ratings with respect to the Borrower and a public rating of the Credit Facilities from each of S&P and Moody’s; provided that in no event shall the Borrower be required to maintain any specific rating with any such agency.
ARTICLE 6 NEGATIVE COVENANTS
Until the Termination Date has occurred, each of the Loan Parties covenant and agree with the Lenders that:
Section 6.01.    Indebtedness. The Borrower shall not, nor shall it permit any of its Subsidiaries to create, incur, assume or otherwise become or remain liable with respect to any Indebtedness, except:
(a)    the Secured Obligations (including, without limitation, any Additional Term Loans);
(b)    Indebtedness of the Borrower to any Subsidiary and of any Subsidiary to the Borrower or any other Subsidiary; provided that in the case of any Indebtedness of a Subsidiary that is not a Loan Party owing to a Loan Party (other than in the ordinary course of business), such Indebtedness shall be permitted as an Investment by Section 6.06; provided, further, that all such Indebtedness of any Loan Party to any Subsidiary that is not a Loan Party must be expressly subordinated to the Obligations of such Loan Party on terms reasonably acceptable to the Administrative Agent;
(c)    Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations (including contingent earn-out obligations) incurred in connection with any Disposition permitted hereunder, any acquisitions permitted hereunder or other purchases of assets or Capital Stock, and Indebtedness arising from guaranties, letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments securing the performance of the Borrower or any such Subsidiary pursuant to such agreements;

(d)    Indebtedness which may be deemed to exist pursuant to any performance and completion guaranties or customs, stay, performance, bid, surety, statutory, appeal, performance and return of money bonds, tenders, statutory obligations, leases, governmental contracts, trade contracts or other similar obligations incurred in the ordinary course of business or in respect of any letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments to support any of the foregoing items;
(e)    Indebtedness in respect of commercial credit cards, stored value cards, purchasing cards and treasury management services, including Banking Services Obligations (as defined in the First Lien Credit Agreement), and other netting services, overdraft protections, automated clearing-house arrangements, employee credit card programs, controlled disbursement, ACH transactions, return items, interstate depository network service, Society for Worldwide Interbank Financial Telecommunication transfers, cash pooling and operational foreign exchange management, and, in each case, similar arrangements and otherwise in connection with cash management, including cash management arrangements among the Borrower and its subsidiaries, and Deposit Accounts;
(f)    (x) Indebtedness in respect of Guarantees of the obligations of suppliers, customers and licensees in the ordinary course of business, (y) Indebtedness incurred in the ordinary course of business in respect of obligations of the Borrower or any Subsidiary to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services and (z) Indebtedness in respect of any letter of credit, bankers’ acceptance, bank guaranty or similar instrument supporting trade payables, warehouse receipts or similar facilities entered into in the ordinary course of business;
(g)    Guarantees of Indebtedness or other obligations of the Borrower or any Subsidiary with respect to Indebtedness otherwise permitted to be incurred pursuant to this Section 6.01 or obligations not prohibited by this Agreement; provided that in the case of any Guarantees by a Loan Party of the obligations of a non-Loan Party the related Investment is permitted under Section 6.06;
(h)    Indebtedness existing, or pursuant to commitments existing, on the Closing Date and described on Schedule 6.01(h), intercompany Indebtedness outstanding on the Closing Date and any other Indebtedness permitted to be incurred on or prior to the Closing Date pursuant to the Acquisition Agreement in connection with the transactions contemplated in connection therewith;
(i)    Indebtedness of Subsidiaries that are not Loan Parties; provided that the aggregate principal amount at any time outstanding of such Indebtedness shall not exceed the greater of (i) $36,000,000 and (ii) 30% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available;
(j)    Indebtedness consisting of obligations owing under any customer or supplier incentive, supply, license or similar agreements entered into in the ordinary course of business;
(k)    Indebtedness consisting of (i) the financing of insurance premiums and/or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(l)    Indebtedness with respect to Capital Leases and purchase money Indebtedness incurred prior to or within 270 days of the acquisition or lease or completion of construction, repair or replacement of, or improvement to or installation of assets in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $55,000,000 and (ii) 48% of Consolidated Adjusted EBITDA of the Borrower, as of the last day of the most recently ended Test Period for which financial statements are available;

(m)    Indebtedness (i) of a Person that becomes a Subsidiary or Indebtedness assumed in connection with an acquisition or Investment permitted hereunder after the Closing Date and/or (ii) incurred in connection with an acquisition or Investment permitted hereunder; provided that (x) in the case of clause (i), such Indebtedness (A) existed at the time such Person became a Subsidiary or the assets subject to such Indebtedness were acquired and (B) was not created or incurred in connection or contemplation thereof and (y) the aggregate principal amount at any time outstanding of such Indebtedness shall not exceed the sum of (A) the greater of (1) $28,000,000 and (2) 24% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available, as determined on a Pro Forma Basis plus (B) additional Indebtedness so long as the Total Leverage Ratio does not exceed 6.25:1.00 calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available, prior to the date of the execution of the definitive agreement governing such acquisition;
(n)    Indebtedness consisting of promissory notes issued to any stockholders of the Borrower or any Parent Company or any current or former directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower or any subsidiary (or their respective Immediate Family Members) to finance the purchase or redemption of Capital Stock of any Parent Company permitted by Section 6.04(a);
(o)    the Borrower and its Subsidiaries may become and remain liable for any Indebtedness refinancing, refunding or replacing any Indebtedness permitted under clauses (a), (h) (in the case of intercompany debt, to the extent re-financed with other intercompany indebtedness), (i), (l), (m), (s), (u), (v), (w), (x) and (gg) of this Section 6.01 (in any case, including any refinancing Indebtedness incurred in respect thereof, “Refinancing Indebtedness”) and any subsequent Refinancing Indebtedness in respect thereof; provided that (i) the principal amount of such Indebtedness does not exceed the principal amount of the Indebtedness being refinanced, refunded or replaced, except (A) by an amount equal to unpaid accrued interest and premiums (including tender premiums) thereon plus underwriting discounts, other reasonable and customary fees, commissions and expenses (including upfront fees, original issue discount or initial yield payments) incurred in connection with such refinancing or replacement, (B) by an amount equal to any existing commitments unutilized thereunder and (C) by additional amounts permitted to be incurred pursuant to this Section 6.01 (so long as such additional Indebtedness meets the other applicable requirements of this definition and, if secured, Section 6.02), (ii) other than in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (h), (l), (m) or (w) of this Section 6.01, such Indebtedness has a final maturity on or later than (and, in the case of revolving Indebtedness, shall not require mandatory commitment reductions, if any, prior to) the final maturity of the Indebtedness being refinanced, refunded or replaced and, in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (a) of this Section 6.01, other than with respect to revolving Indebtedness, a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being refinanced, refunded or replaced, (iii) the terms of such Refinancing Indebtedness shall be as agreed between the Borrower and the lenders providing such Refinancing Indebtedness, (iv) except in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (a) of this Section 6.01, such Indebtedness is secured only by Permitted Liens at the time of such refinancing, refunding or replacement (it being understood that such Indebtedness may go from being secured to being unsecured), (v) except in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (a) of this Section 6.01, such Indebtedness is incurred by the obligor or obligors in respect of the Indebtedness being refinanced, refunded or replaced, except to the extent otherwise permitted pursuant to this Section 6.01, Section 6.02 and Section 6.06), (vi) except in the case of Refinancing Indebtedness with respect to clause (a) of this Section 6.01, if the Indebtedness being refinanced, refunded or replaced was originally contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness were originally contractually subordinated to the Collateral), such Indebtedness is contractually subordinated to the Obligations in right of payment (or the Liens securing such Indebtedness shall be subordinated to the Collateral) on terms not materially less favorable, taken as a whole, to the Lenders than those applicable to the Indebtedness (or Liens, as applicable) being refinanced, refunded or replaced, taken as a whole, (vii) except in the case of Refinancing Indebtedness with respect to clause (a) of this Section 6.01 as of the date of incurring such Indebtedness and after giving effect thereto, no Event of Default shall exist or have occurred and be continuing and (viii) in the case of Refinancing Indebtedness with respect to Indebtedness incurred pursuant to clause (a) of this Section 6.01, (A) such

Indebtedness shall be pari passu or junior in right of payment and be pari passu or junior with respect to security with the remaining Obligations hereunder, or shall be unsecured; provided that any such Indebtedness that is pari passu or junior with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement or other intercreditor arrangements consistent with the Intercreditor Agreement or any Second Lien Parity Intercreditor Agreement (as defined in the Intercreditor Agreement), as applicable, (B) if such Indebtedness being refinanced, refunded or replaced is secured, it shall not be secured by any assets other than the Collateral (unless such assets substantially concurrently become a part of the Collateral), (C) if such Indebtedness being refinanced, refunded or replaced is guaranteed, it shall not be guaranteed by any Person other than a Loan Party (unless such Person substantially concurrently becomes a Loan Party) and (D) such Indebtedness is incurred under (and pursuant to) documentation other than this Agreement;
(p)    [reserved];
(q)    additional Indebtedness in an aggregate principal amount or face amount at any time outstanding not to exceed the greater of (i) $14,000,000 and (ii) 12% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available in respect of letters of credit, bank guaranties, surety bonds, performance bonds and similar instruments issued for general corporate purposes and denominated in currencies other than Dollars;
(r)    Indebtedness of the Borrower or any Subsidiary under any Derivative Transaction (including the Existing Derivative Transaction) not entered into for speculative purposes;
(s)    additional Indebtedness in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $138,000,000 and (ii) 120% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available;
(t)    [reserved];
(u)    additional Indebtedness so long as (i) if such Indebtedness is secured by Liens on the Collateral that are senior to the Liens securing the Secured Obligations, the First Lien Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period would not exceed 5.00:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Acquisition or similar investment not prohibited by this Agreement, the greater of 5.00:1.00 (calculated on a Pro Forma Basis) and the First Lien Leverage Ratio immediately prior to such transaction), (ii) if such Indebtedness is secured by Liens on the Collateral that are pari passu or junior to the Liens securing the Secured Obligations, the Senior Secured Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available would not exceed 6.00:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Acquisition or similar investment not prohibited by this Agreement, the greater of 6.00:1.00 (calculated on a Pro Forma Basis) and the Senior Secured Leverage Ratio immediately prior to such transaction) (provided, that if such Indebtedness is a term loan facility secured by a Lien on the Collateral that is pari passu with the Liens securing the Secured Obligations, the MFN Provisions shall have been complied with as if such Indebtedness was considered an Incremental Term Loan (subject to the qualifications and exceptions set forth therein, including the MFN Trigger Amount)), or (iii) if such Indebtedness is unsecured, either (I) the Total Leverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available would not exceed 6.25:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Acquisition or similar investment not prohibited by this Agreement, the greater of 6.25:1.00 (calculated on a Pro Forma Basis) and the Total Leverage Ratio immediately prior to such transaction) or (II) the Interest Coverage Ratio calculated on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available, would be at least 1.75:1.00 (or, to the extent such Indebtedness is incurred in connection with any Permitted Acquisition or similar investment not prohibited by this Agreement, the lesser of 1.75:1.00 and the Interest Coverage Ratio immediately prior to such transaction); provided that, in the case of any Indebtedness incurred under this Section 6.01(u), (A) such Indebtedness shall not mature prior to the Term Loan Maturity Date or have a Weighted Average Life to Maturity less than the Weighted Average Life to Maturity of the then-existing Term Loans incurred on the Closing Date,

(B) the other terms and conditions of such Indebtedness shall be as agreed between the Borrower and the lenders providing such Indebtedness, (C) any such Indebtedness that is secured on a senior, pari passu or junior basis with respect to the Collateral shall be subject to an Acceptable Intercreditor Agreement or other intercreditor arrangements consistent with the Intercreditor Agreement or any First Lien Parity Intercreditor Agreement (as defined in the Intercreditor Agreement), as applicable, and (D) the aggregate principal amount at any time outstanding of such Indebtedness of Subsidiaries that are non-Loan Parties incurred pursuant to this Section 6.01(u) shall not exceed the greater of (x) $36,000,000 and (y) 30% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available;
(v)    Indebtedness of the Borrower or any Subsidiary incurred in respect of the First Lien Credit Agreement and any First Lien Facility in an aggregate principal amount that does not exceed the First Lien Debt Cap (as defined in the Intercreditor Agreement); provided that such Indebtedness is secured only by Liens permitted under Section 6.02(t) and Section 6.02(u);
(w)    Indebtedness incurred in connection with Sale and Lease-Back Transactions permitted pursuant to Section 6.08;
(x)    secured or unsecured notes and/or loans (and/or commitments in respect thereof) issued or incurred by the Borrower (or a co-issuer in addition thereto) in lieu of Incremental Term Facilities (such notes or loans, “Incremental Equivalent Debt”), in each case, on terms and conditions as agreed between the Borrower and the lenders providing any such Incremental Equivalent Debt; provided that (i) the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Equivalent Debt, together with the aggregate outstanding principal amount (or committed amount, if applicable) of all Incremental Term Loans and Incremental Commitments provided pursuant to Section 2.21 of this Agreement and the First Lien Credit Agreement, respectively, (other than those provided solely in reliance on Section 2.21(a)(y) of this Agreement), shall not exceed the Incremental Cap, (ii) any Incremental Equivalent Debt shall be subject to clauses (vi) and (vii) of the proviso to Section 2.21(a) of this Agreement and the First Lien Credit Agreement, respectively, (iii) any such notes and/or loans that are secured shall be secured only by the Collateral and on a pari passu or junior basis with the Secured Obligations, (iv) any such Incremental Equivalent Debt that ranks pari passu or junior in right of security or in right of payment and is secured by the Collateral will be subject to an Acceptable Intercreditor Agreement or other intercreditor arrangements consistent with the Intercreditor Agreement or any Second Lien Parity Intercreditor Agreement (as defined in the Intercreditor Agreement), as applicable, (v) such Incremental Equivalent Debt shall not be secured by assets other than the Collateral and shall not be guaranteed by any Person that is not a Loan Party; (vi) if such Indebtedness is in the form of a term loan facility of the Loan Parties and is secured by a Lien on the Collateral that is pari passu with the Liens securing the Secured Obligations, the MFN Provisions shall have been complied with as if such Indebtedness were considered an Incremental Term Loan (subject to the qualifications and exceptions set forth therein, including the MFN Trigger Amount) and (vii) except to the extent provided in Section 1.09(a), if the proceeds of any Incremental Equivalent Debt are being used to finance a Limited Condition Transaction, no Event of Default shall exist immediately prior to or after giving effect to the effectiveness of any Incremental Equivalent Debt;
(y)    Indebtedness (including obligations in respect of letters of credit, bank guarantees, surety bonds, performance bonds or similar instruments with respect to such Indebtedness) incurred in respect of workers compensation claims, unemployment insurance (including premiums related thereto), other types of social security, pension obligations, vacation pay, health, disability or other employee benefits;
(z)    Indebtedness representing (i) deferred compensation to current or former directors, officers, employees, members of management, managers and consultants of any Parent Company, the Borrower or any Subsidiary in the ordinary course of business and (ii) deferred compensation or other similar arrangements in connection with the Transactions, any Permitted Acquisition or any other Investment permitted hereby;
(aa)    Indebtedness in respect of any letter of credit or bank guarantee issued in favor of any Issuing Bank or Swingline Lender to support any Defaulting Lender’s (in each case as defined in the First Lien Credit

Agreement) participation in Letters of Credit issued, or Swingline Loan made, under (and in each case defined in) the First Lien Credit Agreement;
(bb)    Indebtedness of any Subsidiary supported by a Letter of Credit (as defined in the First Lien Credit Agreement) in an aggregate principal amount not to exceed the Stated Amount (as defined in the First Lien Credit Agreement) of such Letter of Credit (but which Stated Amount may include the amount of any anticipated premiums, expenses (including upfront fees and original issue discount) and any accretion in the principal amount thereof);
(cc)    unfunded pension fund and other employee benefit plan obligations and liabilities incurred in the ordinary course of business to the extent that the unfunded amounts would not otherwise cause an Event of Default under Section 7.01(i);
(dd)    additional Indebtedness in an aggregate amount outstanding not to exceed the greater of (i) $14,000,000 and (ii) 12% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available as an account party in respect of trade letters of credit issued in the ordinary course of business;
(ee)    customer deposits and advance payments received in the ordinary course of business from customers for goods and services purchased in the ordinary course of business;

(ff)    without duplication of any other Indebtedness, all premiums (if any), interest (including post-petition interest and payment in kind interest), accretion or amortization of original issue discount, fees, expenses and charges with respect to Indebtedness permitted hereunder;
(gg)    Indebtedness in respect of Permitted Debt Exchange Notes incurred pursuant to a Permitted Debt Exchange in accordance with Section 2.23 and any permitted refinancing thereof in accordance with Section 6.01(o);
(hh)    Indebtedness in an aggregate amount up to the aggregate cash contributions made to the Borrower after the Closing Date (other than amounts constituting a Cure Amount (as defined in the First Lien Credit Agreement) or an Available Excluded Contribution Amount (as defined in the First Lien Credit Agreement) and to the extent such cash contribution has not been otherwise applied);
(ii)    Indebtedness incurred in reliance on the Available Amount; and
(jj)    Indebtedness incurred in connection with any Securitization Facility.
Section 6.02.    Liens. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit or suffer to exist any Lien on or with respect to any property of any kind owned by it, whether now owned or hereafter acquired, or any income or profits therefrom, except:
(a)    Liens created pursuant to the Loan Documents securing the Secured Obligations;
(b)    Liens for Taxes, assessments or other governmental charges or levies which are (i) not then more than 30 days overdue or, if more than 30 days overdue, obligations with respect to such Taxes that are not at such time required to be paid pursuant to Section 5.03, (ii) being contested in good faith in accordance with Section 5.03 or (iii) with respect to which the failure to make payment could not reasonably be expected to result in a Material Adverse Effect;
(c)    inchoate, statutory or common law Liens (and rights of set-off) of landlords, banks, carriers, warehousemen, mechanics, repairmen, workmen, construction contractors and materialmen, and other Liens imposed by law, in each case incurred in the ordinary course of business (i) for amounts not yet overdue by more than 30 days, (ii) for amounts that are overdue by more than 30 days and that are being contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;
(d)    Liens incurred (i) in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security laws and regulations, (ii) in the ordinary course of business to secure the performance of tenders, statutory obligations, surety, stay, customs and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money), (iii) pursuant to pledges and deposits of Cash or Cash Equivalents in the ordinary course of business securing (x) any liability for reimbursement or indemnification obligations of insurance carriers providing property, casualty, liability or other insurance to the Borrower and its subsidiaries or (y) leases or licenses of property otherwise permitted by this Agreement or (iv) to secure obligations in respect of letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments posted with respect to the items described in clauses (i) through (iii) above;

(e)    Liens consisting of easements, rights-of-way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not, in the aggregate, materially interfere with the ordinary conduct of the business of the Borrower and its Subsidiaries, taken as a whole, or the use of the affected property for its intended purpose;
(f)    Liens consisting of any (i) interest or title of a lessor or sub-lessor under any lease of real estate permitted hereunder, (ii) landlord lien permitted by the terms of any lease, (iii) restriction or encumbrance to which the interest or title of such lessor or sub-lessor may be subject or (iv) subordination of the interest of the lessee or sub-lessee under such lease to any restriction or encumbrance referred to in the preceding clause (iii);
(g)    Liens solely on any Cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement with respect to any Investment permitted hereunder;
(h)    purported Liens evidenced by the filing of UCC financing statements relating solely to operating leases or consignment or bailee arrangements entered into in the ordinary course of business;
(i)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(j)    Liens in connection with any zoning, building or similar law or other Lien granted to, or rights reserved to or vested in, or limitations, provisos and conditions, if any, expressed in any original grant from, any Governmental Authority, to control or regulate the use of any real property or dimensions of real property or the structure thereon, including Liens in connection with any condemnation or eminent domain proceeding or compulsory purchase order;
(k)    Liens on assets securing Indebtedness permitted pursuant to Section 6.01(o); provided that (i) no such Lien extends to any asset not covered by the Lien securing the Indebtedness that is refinanced (other than the proceeds and products thereof, accessions thereto and improvements thereon) or as otherwise permitted under this Section 6.02 with respect to such Lien and (ii) if the Indebtedness being refinanced was subject to intercreditor arrangements, then any refinancing Indebtedness in respect thereof shall be subject to intercreditor arrangements not materially less favorable (as reasonably determined by the Borrower), taken as a whole, than the intercreditor arrangements governing the Indebtedness that is refinanced or shall be otherwise reasonably acceptable to the Administrative Agent;
(l)    Liens described on Schedule 6.02 and any modifications, replacements, refinancings, renewals or extensions thereof; provided that (i) no such Lien extends to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or financed by Indebtedness permitted under Section 6.01 and (B) proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(l) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates) and (ii) such modification, replacement, refinancing, renewal or extension of the obligations secured or benefited by such Liens, if constituting Indebtedness, is permitted by Section 6.01;
(m)    Liens arising out of Sale and Lease-Back Transactions permitted under Section 6.08;

(n)    Liens securing Indebtedness permitted pursuant to Section 6.01(l); provided that any such Lien shall encumber only the asset acquired with the proceeds of such Indebtedness and proceeds and products thereof, accessions thereto and improvements thereon (it being understood that individual financings of the type permitted under Section 6.01(l) provided by any lender may be cross-collateralized to other financings of such type provided by such lender or its Affiliates);
(o)    (i) Liens securing Indebtedness permitted pursuant to Section 6.01(m) on assets acquired or on the Capital Stock and assets of the relevant newly acquired Subsidiary; provided that no such Lien (x) extends to or covers any other assets (other than the proceeds or products thereof, accessions or additions thereto and improvements thereon) and (y) was not created in contemplation of the applicable acquisition of assets or Capital Stock, and (ii) Liens securing Indebtedness incurred pursuant to Section 6.01(u) to the extent permitted to be secured thereunder;
(p)    (i) Liens that are contractual rights of setoff or netting relating to (A) the establishment of depositary relations with banks not granted in connection with the issuance of Indebtedness, (B) pooled deposit or sweep accounts of the Borrower or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower or any Subsidiary, (C) purchase orders and other agreements entered into with customers of the Borrower or any Subsidiary in the ordinary course of business and (D) commodity trading or other brokerage accounts incurred in the ordinary course of business, (ii) Liens encumbering reasonable customary initial deposits and margin deposits and (iii) banker’s Liens and rights and remedies as to Deposit Accounts;
(q)    Liens on assets and Capital Stock of Subsidiaries that are non-Loan Parties (including Capital Stock owned by such Persons) securing Indebtedness of non-Loan Parties permitted pursuant to Section 6.01;
(r)    Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;
(s)    [Reserved];
(t)    Liens securing Indebtedness incurred pursuant to Sections 6.01(v) and (x), to the extent permitted to be secured thereunder, subject to the Intercreditor Agreement or another customary intercreditor agreement having terms to be reasonably agreed between the Administrative Agent and the Borrower;
(u)    other Liens on assets securing Indebtedness or other obligations in an aggregate principal amount at any time outstanding not to exceed the greater of (i) $70,000,000 and (ii) 60% of Consolidated Adjusted EBITDA of the Borrower, as of the last day of the most recently ended Test Period for which financial statements are available, prior to the date of the applicable incurrence;
(v)    Liens on assets securing judgments, awards, attachments or decrees not constituting an Event of Default under Section 7.01(h);
(w)    leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (i) interfere in any material respect with the business of the Borrower and its Subsidiaries (other than an Immaterial Subsidiary) or (ii) secure any Indebtedness;

(x)    Liens on Securities that are the subject of repurchase agreements constituting Investments permitted under Section 6.06 arising out of such repurchase transaction;
(y)    Liens securing obligations in respect letters of credit, bank guaranties, surety bonds, performance bonds or similar instruments permitted under Sections 6.01(c), (d), (f), (q), (y), (aa) and (bb);
(z)    Liens arising (i) out of conditional sale, title retention, consignment or similar arrangements for the sale of any assets or property in the ordinary course of business and permitted by this Agreement or (ii) by operation of law under Article 2 of the UCC;
(aa)    Liens (i) in favor of the Borrower or the Loan Guarantors and (ii) granted by any non-Loan Party in favor of any other non-Loan Party, in the case of each of clauses (i) and (ii), securing intercompany Indebtedness permitted under Section 6.01;
(bb)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(cc)    Liens on specific items of inventory or other goods and the proceeds thereof securing such Person’s obligations in respect of documentary letters of credit or banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods;
(dd)    Liens securing (i) obligations under Hedge Agreements in connection with any Derivative Transactions of the type described in Section 6.01(r), (ii) obligations of the type described in Section 6.01(ii) and (iii) obligations of the type described in Section 6.01(e);
(ee)    (i) Liens on Capital Stock of joint ventures or Unrestricted Subsidiaries securing capital contributions to or obligations of such Persons and (ii) customary rights of first refusal and tag, drag and similar rights in joint venture agreements and agreements with respect to non-Wholly-Owned Subsidiaries;
(ff)    Liens on the assets of the Borrower or any Subsidiary permitted to be incurred pursuant to the Acquisition Agreements in connection with the transactions contemplated in connection therewith;
(gg)    Liens on Cash, Cash Equivalents or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;
(hh)    Liens consisting of any condemnation or eminent domain proceeding or compulsory purchase order affecting real property;
(ii)    licenses and sublicenses of IP Rights;
(jj)    ground leases in respect of real property on which facilities owned or leased by the Borrower or any of its Subsidiaries are located;
(kk)    Liens incurred in reliance on the Available Amount;
(ll)    Liens arising in the ordinary course of business under the Perishable Agricultural Commodities Act of 1930; and

(mm)    Liens on accounts receivable, Securitization Assets and related assets incurred in connection with any Securitization Facility.
Section 6.03.    No Further Negative Pledges. The Borrower shall not nor shall it permit any of its Subsidiaries to enter into any agreement prohibiting the creation or assumption of any Lien upon any of its properties, whether now owned or hereafter acquired, for the benefit of the Secured Parties with respect to the Obligations, except with respect to:
(a)    specific property to be sold pursuant to any Disposition permitted by Section 6.07;
(b)    restrictions contained in any agreement with respect to Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien, but only if such restrictions apply only to the Person or Persons obligated under such Indebtedness and its or their Subsidiaries or the property or assets securing such Indebtedness;
(c)    restrictions contained in the documentation governing Indebtedness permitted by clauses (l), (s), (u), (v) and (x) of Section 6.01 (and clause (o) of Section 6.01 to the extent relating to any refinancing, refunding or replacement of Indebtedness incurred in reliance on clauses (a), (l), (s), (u), (v) and (x) of Section 6.01);
(d)    restrictions by reason of customary provisions restricting assignments, subletting or other transfers (including the granting of any Lien) contained in leases, subleases, licenses, sublicenses and other agreements entered into in the ordinary course of business (provided that such restrictions are limited to the relevant leases, subleases, licenses, sublicenses or other agreements and/or the property or assets secured by such Liens or the property or assets subject to such leases, subleases, licenses, sublicenses or other agreements, as the case may be);
(e)    Permitted Liens and restrictions in the agreements relating thereto that limit the right of the Borrower or any of its Subsidiaries to Dispose of, or encumber the assets subject to such Liens;
(f)    provisions limiting the Disposition or distribution of assets or property in joint venture agreements, sale-leaseback agreements, stock sale agreements and other similar agreements, which limitation is applicable only to the assets that are the subject of such agreements (or the Persons the Capital Stock of which is the subject of such agreement);
(g)    any encumbrance or restriction assumed in connection with an acquisition of property or the Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the property so acquired (or to the Person or Persons (and its or their subsidiaries) bound thereby) and was not created in connection with or in contemplation of such acquisition;
(h)    restrictions imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, corporate organizational documents (including, without limitation, certificates of designation), joint venture agreements and other similar agreements that restrict the transfer of the assets of, or ownership interests in, such partnership, limited liability company, joint venture or similar Person;
(i)    restrictions on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;
(j)    restrictions set forth in documents which exist on the Closing Date;

(k)    restrictions contained in documents governing Indebtedness and Liens on Capital Stock permitted hereunder of any Subsidiary that is not a Loan Party;
(l)    restrictions set forth in any Loan Document, any Hedge Agreement and/or any agreement relating to any Banking Services Obligation (as defined in the First Lien Credit Agreement) or obligations of the type referred to in Section 6.01(e);
(m)    other restrictions or encumbrances imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (l) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such encumbrances and other restrictions, taken as a whole, than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and
(n)    restrictions created in connection with any Securitization Facility.
Section 6.04.    Restricted Payments; Certain Payments of Indebtedness.
(a)    The Borrower shall not pay or make any Restricted Payment, except that:
(i)    the Borrower may make Restricted Payments to the extent necessary to permit any Parent Company:
(A)    to pay general administrative costs and expenses (including corporate overhead, legal or similar expenses and customary wages, salary, bonus and other benefits payable to directors, officers, employees, members of management, consultants and/or independent contractors of any Parent Company), franchise fees, franchise Taxes and similar fees, Taxes and expenses required to maintain the organizational existence of such Parent Company, in each case, which are reasonable and customary and incurred in the ordinary course of business, plus any reasonable and customary indemnification claims made by current or former directors, officers, members of management, employees or consultants of any Parent Company, in each case, to the extent attributable to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any amount, if any, that is attributable to the ownership or operation of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries); provided that Restricted Payments under this clause (a)(i)(A) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions, advances or loans to the Borrower or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such costs, expenses, franchise fees and Taxes and similar fees, Taxes and expenses or (y) the amount of such Restricted Payments made by the Borrower on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;
(B)    [reserved];
(C)    to pay audit and other accounting and reporting expenses at such Parent Company to the extent relating to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any such expenses, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and/or its subsidiaries; provided that Restricted Payments under this clause (a)(i)(C) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions, advances or loans to the Borrower or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such accounting and reporting expenses or (y) the amount of such Restricted Payments made by Borrower on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;

(D)    for the payment of insurance premiums to the extent relating to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of such premiums, if any, attributable to the ownership or operations of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and/or its subsidiaries; provided that Restricted Payments under this clause (a)(i)(D) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions advances or loans to Borrower or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such insurance premiums or (y) the amount of such Restricted Payments made by Borrower on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof;
(E)    pay fees and expenses related to debt or equity offerings, investments or acquisitions permitted or not restricted by this Agreement (whether or not consummated);
(F)    to pay the consideration to finance any Investment permitted under Section 6.06 (provided that (x) such Restricted Payments under this clause (a)(i)(F) shall be made substantially concurrently with the closing of such Investment and (y) such Parent Company shall, promptly following the closing thereof, cause all such property acquired to be contributed to the Borrower or one of its Subsidiaries, or the merger, consolidation or amalgamation of the Person formed or acquired into the Borrower or one of its Subsidiaries, in order to consummate such Investment in a manner that causes such Investment to comply with the applicable requirements of Section 6.06 as if undertaken as a direct Investment by the Borrower or such Subsidiary); and
(G)    to pay customary salary, bonus, severance and other benefits payable to current or former directors, officers, members of management, managers, employees or consultants (or any Immediate Family Member thereof) of any Parent Company plus any reasonable and customary indemnification claims made by current or former directors, officers, members of management, managers, employees or consultants of any Parent Company, to the extent such salary, bonuses, severance and other benefits or claims in respect of any of the foregoing) are directly attributable and reasonably allocated to the ownership or operations of any Parent Company (but excluding, for the avoidance of doubt, the portion of any amount, if any, that is attributable to the ownership or operation of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries), the Borrower and/or its subsidiaries, in each case, so long as such Parent Company applies the amount of any such Restricted Payment for such purpose; provided that Restricted Payments under this clause (a)(i)(G) that are attributable to any Unrestricted Subsidiary shall be permitted only to the extent that either (x) such Unrestricted Subsidiary has made one or more Cash distributions, advances or loans to Borrower or any of its Subsidiaries for such purpose in an amount up to the amount of such Unrestricted Subsidiary’s proportionate share of such salary, bonus, severance and other benefits or (y) the amount of such Restricted Payments made by Borrower on behalf of such Unrestricted Subsidiary is treated as an Investment subject to Section 6.06 hereof.

(ii)    the Borrower may make Tax Distributions;
(iii)    the Borrower may pay (or make Restricted Payments to allow any Parent Company to pay) for the repurchase, redemption, retirement or other acquisition or retirement for value of Capital Stock of any Parent Company, the Borrower or any subsidiary held by any future, present or former employee, director, member of management, officer, manager or consultant (or any Immediate Family Member thereof) of any Parent Company, the Borrower or any subsidiary:
(A)    in accordance with the terms of notes issued pursuant to Section 6.01(n), so long as the aggregate amount of all Cash payments made in respect of such notes, together with the aggregate amount of Restricted Payments made pursuant to clause (D) of this clause (iii), does not exceed the greater of (x) $14,000,000 and (y) 12% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available, as determined on a Pro Forma Basis in any Fiscal Year (or, after a Qualifying IPO, the greater of (i) $30,000,000 and (ii) 24% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available, as determined on a Pro Forma Basis in any Fiscal Year), which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;
(B)    with the proceeds of any sale or issuance of the Capital Stock of any Parent Company to the extent such proceeds have been contributed to the capital of the Borrower;
(C)    with the net proceeds of any key-man life insurance policies received during such Fiscal Year; or
(D)    with Cash and Cash Equivalents in an amount not to exceed, together with the aggregate amount of all Cash payments made in respect of notes issued pursuant to Section 6.01(n), the greater of (i) $14,000,000 and (ii) 12% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available, as determined on a Pro Forma Basis in any Fiscal Year (or, after a Qualifying IPO, the greater of (x) $30,000,000 and (y) 24% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available, as determined on a Pro Forma Basis in any Fiscal Year), which, if not used in any Fiscal Year, may be carried forward to the next subsequent Fiscal Year;
(iv)    the Borrower may make additional Restricted Payments in an amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (a)(iv)(A); provided that the portion of the Available Amount attributed to clause (a)(i) of the definition thereof shall not be available for any Restricted Payment pursuant to this clause (iv)(A) for so long as, on the date of the declaration thereof, an Event of Default shall have occurred and be continuing; provided further that the portion of the Available Amount attributed to clause (a)(ii) of the definition thereof shall not be available for any Restricted Payment pursuant to this clause (iv)(A) for so long as, on the date of the declaration thereof, an Event of Default described in Section 7.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom or the Interest Coverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available, would be less than 1.75:1.00 and (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (iv)(B) to the extent such Restricted Payment is made within 12 months of the date of designation of such Available Excluded Contribution Amount;

(v)    the Borrower may make Restricted Payments and may make Restricted Payments to any Parent Company to enable such Parent Company to make Restricted Payments consisting of (1) Cash payments in lieu of the issuance of fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Capital Stock of such Parent Company or (2) (A) payments made or expected to be made in respect of withholding or similar Taxes payable by any future, present or former officers, directors, employees, members of management, managers or consultants of the Borrower, any subsidiary or Parent Company or any of their respective Immediate Family Members and/or (B) repurchases of Capital Stock in consideration of the payments described in clause (A), including demand repurchases in connection with the exercise of stock options;
(vi)    the Borrower may repurchase (or make Restricted Payments to any Parent Company to enable it to repurchase) Capital Stock upon the exercise of options or warrants or other securities convertible into or exchangeable for Capital Stock if such Capital Stock represents all or a portion of the exercise price of such options or warrants or other securities as part of a “cashless” exercise;
(vii)    the Borrower may make Restricted Payments the proceeds of which are applied (A) on or after the Closing Date, solely to effect the consummation of the Transactions and (B) on and after the Closing Date, to satisfy any payment obligations owing under the Acquisition Agreement (as in effect on the date hereof) and the payment of any Transaction Costs;
(viii)    so long as no Event of Default shall have occurred and be continuing at the time of the declaration thereof, following the consummation of a Qualifying IPO, the Borrower may (or may make Restricted Payments to any Parent Company to enable it to) make Restricted Payments with respect to any Capital Stock in an amount of up to 7.20% per annum of the net Cash proceeds received by or contributed to the Borrower from any such Qualifying IPO;
(ix)    the Borrower may make Restricted Payments to (1) redeem, repurchase, retire or otherwise acquire any (A) Capital Stock (“Treasury Capital Stock”) of the Borrower or any Subsidiary or (B) Capital Stock of any Parent Company, in the case of each of subclauses (A) and (B), in exchange for, or out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of, Qualified Capital Stock of the Borrower or any Parent Company to the extent any such proceeds are contributed to the capital of the Borrower or any Subsidiary in respect of Qualified Capital Stock (“Refunding Capital Stock”) and (2) declare and pay dividends on the Treasury Capital Stock out of the proceeds of the substantially concurrent sale (other than to the Borrower or a Subsidiary) of the Refunding Capital Stock;
(x)    to the extent constituting a Restricted Payment, the Borrower may consummate any transaction permitted by Section 6.06 (other than Sections 6.06(j) and (t)), Section 6.07 (other than Section 6.07(g)) and Section 6.09 (other than Section 6.09(d));
(xi)    so long as no Event of Default described in Section 7.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom, the Borrower may make additional Restricted Payments not to exceed the greater of (i) $70,000,000 and (ii) 60% of Consolidated Adjusted EBITDA of the Borrower, as of the last day of the most recently ended Test Period for which financial statements are available, prior to the date of the applicable incurrence;
(xii)    the Borrower may make additional Restricted Payments if on the date of the distribution thereof, (1) no Default or Event of Default shall have occurred and be continuing or would result therefrom and (2) the Total Leverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available, would not exceed 5.00:1.00;

(xiii)    the Borrower may pay any dividend or consummate any redemption within 60 days after the date of the declaration thereof or the provision of a redemption notice with respect thereto, as the case may be, if at the date of such declaration or notice, the dividend or redemption notice would have complied with the provisions hereof;
(xiv)    the Borrower may pay any dividend or consummate any redemption required by provisions in shareholder agreements, partnership agreements, limited liability company organizational governance documents, corporate organizational documents (including, without limitation, certificates of designation), joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;
(xv)    Borrower may make Restricted Payments in an amount corresponding to Net Proceeds of any Sale and Lease-Back Transaction permitted pursuant to Section 6.08; and
(xvi)    any distributions or payments of Securitization Fees, sales or contributions and other transfers of Securitization Assets and proceeds thereof and purchases of Securitization Assets, in each case in connection with any Securitization Facility.
(b)    The Borrower shall not, nor shall it permit any Subsidiary to, make any payment in Cash, securities or other property on or in respect of principal of or interest on any (x) Subordinated Indebtedness or (y) Indebtedness secured by Liens on the Collateral that are junior to the Liens securing the Secured Obligations, in each case with an outstanding principal amount in excess of the greater of (i) $36,000,000 and (ii) 30% of Consolidated Adjusted EBITDA of the Borrower, as of the last day of the most recently ended Test Period for which financial statements are available (such Indebtedness, the “Restricted Debt”), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Restricted Debt (collectively, “Restricted Debt Payments”), except:
(i)    the purchase, defeasance, redemption, repurchase, repayment or other acquisition or retirement of any Restricted Debt made by exchange for, or out of the proceeds of the substantially concurrent incurrence of, Refinancing Indebtedness permitted by Section 6.01;
(ii)    payments as part of an “applicable high yield discount obligation” catch-up payment;
(iii)    payments of regularly scheduled interest and payments of fees, expenses and indemnification obligations as and when due in respect of any Restricted Debt (other than payments with respect to Subordinated Indebtedness prohibited by the subordination provisions thereof);
(iv)    payments with respect to intercompany Indebtedness permitted under Section 6.01, subject to the subordination provisions applicable thereto;
(v)    (A) Restricted Debt Payments in exchange for, or with proceeds of any issuance of Capital Stock of any Parent Company or Qualified Capital Stock of the Borrower or any Subsidiary, and/or any capital contribution in respect of Qualified Capital Stock of the Borrower or any Subsidiary, (B) Restricted Debt Payments as a result of the conversion of all or any portion of Restricted Debt into Qualified Capital Stock of any Parent Company, the Borrower or any Subsidiary and (C) to the extent constituting a Restricted Debt Payment, payment-in-kind interest with respect to any Restricted Debt that is permitted under Section 6.01;

(vi)    Restricted Debt Payments in an aggregate amount not to exceed (A) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (vi)(A); provided that the portion of the Available Amount attributed to clause (a)(i) of the definition thereof shall not be available for any Restricted Debt Payment pursuant to this clause (vi)(A) for so long as, on the date of the delivery of irrevocable notice with respect thereto, an Event of Default shall have occurred and be continuing or would result therefrom; provided further that the portion of the Available Amount attributed to clause (a)(ii) of the definition thereof shall not be available for any Restricted Debt Payment pursuant to this clause (vi)(A) for so long as, on the date of the delivery of irrevocable notice with respect thereto, an Event of Default described in Section 7.01(a), (f) or (g) shall have occurred and be continuing or would result therefrom and (B) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (vi)(B) to the extent such Restricted Debt Payment is made within 12 months of the date of designation of such Available Excluded Contribution Amount; and
(vii)    (A) so long as no Event of Default described in Section 7.01(a), (f) or (g) exists or would result therefrom, additional Restricted Debt Payments in an aggregate amount not to exceed the greater of (i) $70,000,000 and (ii) 60% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available and (B) additional Restricted Debt Payments if on the date of delivery of irrevocable notice with respect thereto, (x) no Event of Default exists or would result therefrom and (y) the Total Leverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available would not exceed 5.50:1.00.
For the avoidance of doubt, nothing contained herein prohibits the making of the Bridge Loan Repayment.
Section 6.05.    Restrictions on Subsidiary Distributions. Except as provided herein or in any other Loan Document or the First Lien Loan Documents (or any documentation with respect to any First Lien Debt (as defined in the Intercreditor Agreement)) or any document with respect to any “Incremental Equivalent Debt” (as defined in the First Lien Credit Agreement or any equivalent term under any documentation governing any First Lien Facility), in each case, in any agreements with respect to refinancings, renewals or replacements of such Indebtedness permitted by Section 6.01, the Borrower shall not, nor shall it permit any of its Subsidiaries to enter into or cause to exist any agreement restricting the payment of dividends or other distributions or the making of Cash loans or advances by any Subsidiary to the Borrower or any other Loan Party that is a Subsidiary of the Borrower, except:
(a)    in any agreement evidencing (x) Indebtedness of a Subsidiary that is not a Loan Party permitted by Section 6.01, (y) Indebtedness permitted by Section 6.01 that is secured by a Permitted Lien if such encumbrance or restriction applies only to the Person obligated under such Indebtedness and its Subsidiaries or the property or assets intended to secure such Indebtedness and (z) Indebtedness permitted pursuant to clauses (l), (o) (as it relates to Indebtedness in respect of clauses (a), (s), (u) and (x) of Section 6.01), (s), (u) and (x) of Section 6.01);
(b)    by reason of customary provisions restricting assignments, subletting or other transfers contained in leases, subleases, licenses, sublicenses, joint venture agreements and similar agreements entered into in the ordinary course of business;

(c)    that are or were created by virtue of any Lien granted upon, transfer of, agreement to transfer or grant of, any option or right with respect to any property, assets or Capital Stock not otherwise prohibited under this Agreement;
(d)    assumed in connection with an acquisition of property or the Capital Stock of any Person, so long as such encumbrance or restriction relates solely to the Person and its Subsidiaries (including the Capital Stock of such Person) and/or property so acquired and was not created in connection with or in anticipation of such acquisition;
(e)    in any agreement for the Disposition of a Subsidiary (or all or substantially all of the property and/or assets thereof) that restricts the payment of dividends or other distributions or the making of loans or advances by that Subsidiary pending such Disposition;
(f)    in provisions in agreements or instruments which prohibit the payment of dividends or the making of other distributions with respect to any class of Capital Stock of a Person other than on a pro rata basis;
(g)    imposed by customary provisions in partnership agreements, limited liability company organizational governance documents, corporate organizational documents (including, without limitation, certificates of designation), joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such partnership, limited liability company, joint venture or similar Person;
(h)    on Cash or other deposits imposed by Persons under contracts entered into in the ordinary course of business or for whose benefit such Cash or other deposits exist;
(i)    set forth in documents which exist on the Closing Date;
(j)    customary net worth or similar provisions contained in leases, contracts or other documents entered into by the Borrower or any Subsidiary so long as the Borrower or such Subsidiary has determined in good faith that such net worth or similar provisions could not reasonably be expected to impair the ability of the Borrower or such Subsidiary to meet its ongoing obligations;
(k)    (A) those arising under or as a result of applicable law, rule, regulation or order or the terms of any license, authorization, concession or permit and (B) those arising in any Hedge Agreement or any agreement relating to any Banking Services Obligation (as defined in the First Lien Credit Agreement) or obligations of the type set forth in Section 6.01(e); and
(l)    restrictions of the types referred to in the first paragraph of this Section 6.05 above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Borrower, no more restrictive with respect to such restrictions taken as a whole than those in existence prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.
Section 6.06.    Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to make or own any Investment in any other Person except:
(a)    Cash or Investments that were Cash Equivalents at the time made;

(b)    (i) Investments existing on the Closing Date in the Borrower or any Subsidiary and (ii) Investments made after the Closing Date among the Borrower and the Subsidiaries that are Loan Parties;
(c)    Investments (i) constituting deposits, prepayments and other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and (iii) in the form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business or, in the case of clause (iii), to the extent necessary to maintain the ordinary course of supplies to the Borrower or any Subsidiary;
(d)    Investments made (x) by any Subsidiary that is not a Loan Party in any other Subsidiary that is not a Loan Party and (y) by any Loan Party in any Subsidiary that is not a Loan Party;
(e)    Permitted Acquisitions;
(f)    Investments existing on, or contractually committed to as of, the Closing Date and described on Schedule 6.06 or consisting of intercompany Investments outstanding on the Closing Date and any modification, replacement, renewal or extension thereof so long as such modification, renewal or extension thereof does not increase the amount of such Investment except by the terms thereof or as otherwise permitted by this Section 6.06;
(g)    Investments received in lieu of Cash in connection with any Disposition permitted by Section 6.07;
(h)    loans or advances to present or former employees, directors, members of management, officers, managers or consultants, independent contractors or other service providers (or their respective Immediate Family Members) of any Parent Company, the Borrower or its Subsidiaries to the extent permitted by Requirements of Law, in connection with such Person’s purchase of Capital Stock of any Parent Company, the Borrower or any Subsidiary, (i) in an aggregate principal amount not to exceed the greater of (x) $14,000,000 and (y) 12% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available at any one time outstanding or (ii) so long as the proceeds of such Capital Stock are substantially contemporaneously contributed to the Borrower or such Subsidiary;
(i)    Investments consisting of extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;
(j)    Investments consisting of Indebtedness permitted under Section 6.01 (other than Indebtedness permitted under Sections 6.01(b) and (g)), Permitted Liens, Restricted Payments permitted under Section 6.04 (other than Section 6.04(a)(x)), Restricted Debt Payments permitted by Section 6.04 and mergers, consolidations, amalgamations, liquidations, winding up, dissolutions or Dispositions permitted by Section 6.07 (other than Section 6.07(a) (if made in reliance on sub-clause (ii)(y)), Section 6.07(b) (if made in reliance on clause (ii)), Section 6.07(c)(i) (if made in reliance on the proviso therein) and Section 6.07(g));
(k)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers;
(l)    Investments (including debt obligations and Capital Stock) received (i) in connection with the bankruptcy or reorganization of any Person, (ii) in settlement of delinquent obligations of, or other disputes with, customers, suppliers and other account debtors arising in the ordinary course of business, (iii) upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and/or (iv) as a result of the settlement, compromise, resolution of litigation, arbitration or other disputes;

(m)    loans and advances of payroll payments or other compensation to present or former employees, directors, members of management, officers, managers or consultants of any Parent Company or the Borrower (to the extent such payments or other compensation relate to services provided to such Parent Company or the Borrower (but excluding, for the avoidance of doubt, the portion of any such amounts, if any, attributable to the ownership or operation of any subsidiary of any Parent Company other than the Borrower and/or its subsidiaries)) or any Loan Party in the ordinary course of business;
(n)    Investments to the extent that payment for such Investments is made solely with Capital Stock of any Parent Company or Qualified Capital Stock of any Parent Company, the Borrower or any Subsidiary or, following a Qualifying IPO, the Borrower, in each case, to the extent not resulting in a Change of Control;
(o)    (i) Investments of a Subsidiary acquired after the Closing Date, or of any Person acquired by, or merged into or consolidated or amalgamated with, the Borrower or any Subsidiary after the Closing Date, in each case pursuant to an Investment otherwise permitted by this Section 6.06 after the Closing Date to the extent that such Investments of such Person were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation and (ii) any modification, replacement, renewal or extension of any Investment permitted under clause (i) of this Section 6.06(o) so long as any such modification, replacement, renewal or extension thereof does not increase the amount of such Investment except as otherwise permitted by this Section 6.06;
(p)    the Transactions;
(q)    Investments made after the Closing Date by the Borrower and/or any of its Subsidiaries in an aggregate amount at any time outstanding not to exceed (i) the greater of $138,000,000 and 120% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available plus (ii) in the event that (A) any Loan Party makes any Investment after the Closing Date in any Person that is not a Subsidiary and (B) such Person subsequently becomes a Subsidiary, an amount equal to 100% of the fair market value of such Investment as of the date on which such Person becomes a Subsidiary;
(r)    Investments made after the Closing Date by the Borrower and its Subsidiaries in an aggregate outstanding amount not to exceed (i) the portion, if any, of the Available Amount on such date that the Borrower elects to apply to this clause (r)(i) and (ii) the portion, if any, of the Available Excluded Contribution Amount on such date that the Borrower elects to apply to this clause (r)(ii) to the extent such Investment is made within 12 months of the date of designation of such Available Excluded Contribution Amount;
(s)    (i) Guarantees of leases (other than Capital Leases) or of other obligations not constituting Indebtedness and (ii) Guarantees of the lease obligations of suppliers, customers, franchisees and licensees of the Borrower and its Subsidiaries, in each case in the ordinary course of business;

(t)    Investments in any Parent Company in amounts and for purposes for which Restricted Payments to the Borrower are permitted under Section 6.04(a); provided that any such Investments made as provided above in lieu of such Restricted Payments shall reduce availability under the applicable Restricted Payment basket under Section 6.04(a);
(u)    Investments made by any Subsidiary that is not a Loan Party to the extent such Investments are made with the proceeds received by such Subsidiary from an Investment made by a Loan Party in such Subsidiary pursuant to this Section 6.06 (other than Investments made pursuant to clause (y) of Section 6.06(d));
(v)    Investments under any Derivative Transactions permitted to be entered into under Section 6.01;
(w)    Investments in any subsidiary in connection with reorganizations and related activities related to tax planning; provided that, after giving effect to any such reorganization and related activities, the security interest of the Administrative Agent in the Collateral, taken as a whole, is not materially impaired or after giving effect to such Investment, the Borrower and its Subsidiaries shall otherwise be in compliance with Section 5.12;
(x)    Investments in joint ventures, Unrestricted Subsidiaries or in a Subsidiary to enable such Subsidiary to make Investments in joint ventures, in an aggregate outstanding amount not to exceed the greater of (x) $30,000,000 and (y) 24% of Consolidated Adjusted EBITDA of the Borrower as of the most recently ended Test Period for which financial statements are available;
(y)    unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law;
(z)    Investments in the Borrower or any subsidiary in connection with intercompany cash management arrangements and related activities in the ordinary course of business;
(aa)    [reserved];
(bb)    additional Investments if (i) an Event of Default described in Section 7.01(a), (f) or (g) shall not have occurred and be continuing or would result therefrom and (ii) the Total Leverage Ratio as determined on a Pro Forma Basis as of the last day of the most recently ended Test Period for which financial statements are available, would not exceed 5.75:1.00;
(cc)    Investments consisting of the licensing, sublicensing or contribution of IP Rights; and
(dd)    Investments in or relating to any Securitization Subsidiary or any Restricted Subsidiary that, in the good faith determination of the Borrower are necessary or advisable to effect any Securitization Facility or any repurchase obligation in connection therewith, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Securitization Facilities or any related Indebtedness.
Section 6.07.    Fundamental Changes; Disposition of Assets. The Borrower shall not, nor shall it permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or make any Disposition having a fair market value in excess of the greater of (i) $8,400,000 and (ii) 7.20% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available, in a single transaction or in a related series of transactions, except:

(a)    (i) the Borrower may be merged, consolidated or amalgamated with or into any Person, or convey, sell, transfer or otherwise dispose of all or substantially all of its business, assets or property to another Person; provided, that (v) (A) the Borrower shall be the surviving Person or (B) with respect to the Person formed by or surviving any such merger, consolidation or amalgamation (if other than the Borrower) or to which such conveyance, sale, lease or sublease, transfer or other disposition will have been made (the Borrower or such surviving Person, the “Successor Person”), (w) such Successor Person shall expressly assume all of the obligations of the Borrower under this Agreement and the other Loan Documents to which the Borrower is a party pursuant to a supplement hereto and/or thereto in form reasonably satisfactory to the Administrative Agent, (x) such Successor Person shall be an entity organized under the laws of the U.S., any state thereof or the District of Columbia, (y) no Default or Event of Default then exists or would result therefrom and (z) the Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions under clauses (w), (x) and (y) of this proviso and (ii) any Subsidiary of the Borrower may be merged or consolidated or amalgamated with or into, or convey, sell, transfer or otherwise dispose of all or substantially all of its business, assets or property to, the Borrower, any other Subsidiary or any other Person; provided that (w) in the case of such a transaction involving the Borrower, the Borrower shall be the continuing or surviving Person, (x) [Reserved], (y) in the case of such a transaction involving any Subsidiary Guarantor, either (A) a Subsidiary Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall expressly assume all of the obligations of such Subsidiary Guarantor under this Agreement and the other Loan Documents to which such Subsidiary Guarantor is a part of pursuant to a supplement hereto or thereto in form reasonably satisfactory to the Administrative Agent or (B) such transaction shall be treated as an Investment and shall comply with Section 6.06 and (z) in the case of such a transaction involving a Subsidiary, either (A) a Subsidiary shall be the continuing or surviving Person or (B) such transaction shall be treated as an Investment and shall comply with Section 6.06; provided, further that if the conditions set forth above in clause (i) are satisfied, the Successor Person will succeed to, and be substituted for, the Borrower under this Agreement and the other Loan Documents;
(b)    Dispositions (including of Capital Stock) among the Borrower and its Subsidiaries (upon voluntary liquidation or otherwise); provided that any such Disposition by a Loan Party to a Person that is not a Loan Party shall be (i) for fair market value (as reasonably determined by such Person) and at least 75% of the consideration for such Disposition consists of Cash or Cash Equivalents at the time of such Disposition or (ii) treated as an Investment and otherwise made in compliance with Section 6.06 (other than in reliance on clause (j) thereof);
(c)    (i) the liquidation or dissolution of any Subsidiary or change in form of entity of any Subsidiary if the Borrower determines in good faith that such liquidation, dissolution or change in form (x) is in the best interests of the Borrower and (y) is not materially disadvantageous to the Lenders and, in the case of a liquidation or dissolution of any Subsidiary either the Borrower or a Subsidiary receives any assets of such dissolved or liquidated Subsidiary; provided that in the case of a dissolution or liquidation of a Loan Party that results in a distribution of assets to a Subsidiary that is not a Loan Party, such distribution shall be treated as an Investment and shall comply with Section 6.06 (other than Section 6.06(j)) and (ii) any merger, amalgamation, dissolution, liquidation or consolidation, the purpose of which is to effect (A) a Disposition otherwise permitted under this Section 6.07 (other than clause (a), clause (b) or this clause (c)) or (B) an Investment permitted under Section 6.06 (other than Section 6.06(j)); provided, further, in the case of a change in the form of entity of any Subsidiary that is a Loan Party, the security interests in the Collateral of such Loan Party shall remain in full force and effect and perfected to the same extent as prior to such change;

(d)    (x) Dispositions of inventory or equipment in the ordinary course of business (including on an intercompany basis) and (y) the leasing or subleasing of real property in the ordinary course of business;
(e)    (x) Dispositions of surplus, obsolete, used or worn out property or other property that, in the reasonable judgment of the Borrower, is (A) no longer useful in its business (or in the business of any of its Subsidiaries) or (B) otherwise economically impracticable to maintain and (y) any assets acquired in connection with the acquisition of another Person or a division or line of business of such Person which the Borrower reasonably determines are surplus assets;
(f)    Dispositions of Cash Equivalents or other assets that were Cash Equivalents when the original Investment was made (in each case, for the fair market value thereof);
(g)    Dispositions, mergers, amalgamations, consolidations or conveyances that constitute Investments permitted pursuant to Section 6.06 (other than Section 6.06(j)), Permitted Liens, Restricted Payments permitted by Section 6.04(a) (other than Section 6.04(a)(x)) and Sale and Lease-back Transactions permitted by Section 6.08;
(h)    Dispositions for fair market value, as determined by the Borrower in good faith; provided that with respect to any such Disposition with a purchase price in an aggregate amount in excess of the greater of (x) $14,000,000 and (y) 12% of Consolidated Adjusted EBITDA of the Borrower, as of the last day of the most recently ended Test Period for which financial statements are available, at least 75% of the consideration for such Disposition shall consist of Cash or Cash Equivalents (provided that for purposes of the 75% Cash consideration requirement (w) the amount of any Indebtedness or other liabilities (other than Indebtedness or other liabilities that are subordinated to the Obligations or that are owed to the Borrower or a Subsidiary) of the Borrower or any applicable Subsidiary (as shown on such Person’s most recent balance sheet or in the notes thereto) that are assumed by the transferee of any such assets and for which the Borrower and its Subsidiaries shall have been validly released by all relevant creditors in writing, (x) the amount of any trade-in value applied to the purchase price of any replacement assets acquired in connection with such Disposition, (y) any Securities received by the Borrower or any Subsidiary from such transferee that are converted by such Person into Cash or Cash Equivalents (to the extent of the Cash or Cash Equivalents received) within 180 days following the closing of the applicable Disposition and (z) any Designated Non-Cash Consideration received in respect of such Disposition having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this clause (z) that is at that time outstanding, not in excess of the greater of (A) $30,000,000 and (B) 24% of Consolidated Adjusted EBITDA of the Borrower, as of the last day of the most recently ended Test Period for which financial statements are available, in each case, shall be deemed to be Cash); provided, further, that (i) immediately prior to and after giving effect to such Disposition, no Event of Default shall have occurred that is continuing on the date on which the agreement governing such Disposition is executed and (ii) the Net Proceeds of such Disposition shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b)(ii);
(i)    to the extent that (i) the relevant property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of the relevant Disposition are promptly applied to the purchase price of such replacement property;
(j)    Dispositions of Investments in joint ventures or any Subsidiary that is not a Wholly-Owned Subsidiary to the extent required by, or made pursuant to, buy/sell arrangements between the joint venture or similar parties set forth in joint venture arrangements and similar binding arrangements;

(k)    Dispositions, discounting or forgiveness of accounts receivable in the ordinary course of business or in connection with the collection or compromise thereof;
(l)    Dispositions and/or terminations of leases, subleases, licenses or sublicenses (including the provision of software under an open source license), which (i) do not materially interfere with the business of the Borrower and its Subsidiaries or (ii) relate to closed branches or manufacturing facilities or the discontinuation of any product or service line;
(m)    (i) termination of leases in the ordinary course of business, (ii) the expiration of any option agreement in respect of real or personal property and (iii) any surrender or waiver of contractual rights or the settlement, release or surrender of contractual rights or other litigation claims (including in tort) in the ordinary course of business;
(n)    Dispositions of property subject to casualty, foreclosure, eminent domain or condemnation proceedings (including in lieu thereof or any similar proceeding);
(o)    Disposition or consignment, license, sublicense, conveyance of equipment, inventory or other assets (including fee and leasehold interests in real property) with respect to facilities that are temporarily not in use, held for sale or closed; provided, that the Net Proceeds of any such Disposition of fee owned Real Estate Assets shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b)(ii);
(p)    Dispositions in connection with the Transactions;
(q)    Dispositions of non-core assets acquired in connection with an acquisition permitted hereunder and sales of Real Estate Assets acquired in an acquisition permitted hereunder which, within 90 days of the date of the acquisition, are designated in writing to the Administrative Agent as being held for sale and not for the continued operation of the Borrower or any of its Subsidiaries or any of their respective businesses; provided that (i) the Net Proceeds received in connection with any such Dispositions shall be applied and/or reinvested as (and to the extent) required by Section 2.10(b)(ii) and (ii) no Event of Default shall have occurred and be continuing on the date on which the definitive agreement governing the relevant Disposition is executed;
(r)    exchanges or swaps, including transactions covered by Section 1031 of the Code (or any comparable provision of any foreign jurisdiction), of property or assets so long as the exchange or swap is made for fair value (as reasonably determined by the Borrower) for like property or assets; provided that (i) within 90 days of any such exchange or swap, in the case of any Loan Party and to the extent such property does not constitute an “Excluded Asset” (as defined in the U.S. Pledge and Security Agreement), the Administrative Agent has a perfected Lien having the same priority as any Lien held on the Real Estate Assets so exchanged or swapped and (ii) any Net Proceeds received as “cash boot” in connection with any such transaction shall be applied and/or reinvested as (and to the extent required) by Section 2.10(b)(ii);
(s)    other Dispositions for fair market value, as determined by the Borrower in good faith, in an aggregate amount since the Closing Date of not more than the greater of (i) $14,000,000 and (ii) 12% of Consolidated Adjusted EBITDA of the Borrower, as of the last day of the most recently ended Test Period for which financial statements are available;
(t)    (i) Dispositions, licensing, sublicensing and cross-licensing arrangements involving any technology or IP Rights of the Borrower or any Subsidiary in the ordinary course of business, (ii) the Disposition, abandonment, cancellation or lapse of IP Rights, or any issuances or registrations, or applications for issuances or registrations, of any IP Rights, which, in the reasonable good faith determination of the Borrower or its Subsidiaries are no longer economically practicable to maintain, worth the cost of maintaining, or used or useful in any material respect, or (iii) Dispositions of IP Rights through expiration in accordance with their respective statutory terms;

(u)    terminations of Derivative Transactions;
(v)    Dispositions of Capital Stock of, or sale of Indebtedness or other Securities of, Unrestricted Subsidiaries;
(w)    Dispositions of Real Estate Assets and related assets in the ordinary course of business in connection with relocation activities for directors, officers, employees, members of management, managers or consultants of any Parent Company, the Borrower or any Subsidiary;
(x)    any merger, consolidation, Disposition or conveyance the sole purpose of which is to reincorporate or reorganize (i) any Domestic Subsidiary in another jurisdiction in the U.S. or (ii) any Foreign Subsidiary in the U.S. or any other jurisdiction;
(y)    Dispositions of assets in connection with the closing or sale of an office in the ordinary course of business of the Borrower and the Subsidiaries, which consist of leasehold interests in the premises of such office, the equipment and fixtures located at such premises and the books and records relating exclusively and directly to the operations of such office; provided that as to each and all such sales and closings, (i) on the date on which the agreement governing such Disposition is executed, no Event of Default shall result and (ii) such sale shall be on commercially reasonable prices and terms in a bona fide arm’s-length transaction;
(z)    the sale of motor vehicles and information technology equipment purchased at the end of an operating lease and resold thereafter;
(aa)    Dispositions of letters of credit and/or bank guarantees (and/or the rights thereunder) to banks or other financial institutions in the ordinary course of business in exchange for Cash and/or Cash Equivalents; and
(bb)    any Disposition of accounts receivable, Securitization Assets, any participations thereof, or related assets in connection with or any Securitization Facility.
To the extent any Collateral is disposed of as expressly permitted by this Section 6.07 to any Person other than a Loan Party, such Collateral shall automatically be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall be authorized to take, and shall take, any actions deemed appropriate in order to effect the foregoing.
Section 6.08.    Sales and Lease-Backs. The Borrower shall not, nor shall it permit any of its Subsidiaries to become or remain liable as lessee or as a guarantor or other surety with respect to any lease of any property (whether real, personal or mixed), whether now owned or hereafter acquired, which the Borrower or such Subsidiary (a) has sold or transferred or is to sell or to transfer to any other Person (other than the Borrower or any of its Subsidiaries) and (b) intends to use for substantially the same purpose as the property which has been or is to be sold or transferred by the Borrower or Subsidiary to any Person (other than the Borrower or any of its Subsidiaries) in connection with such lease (such a transaction described herein, a “Sale and Lease-Back Transaction”); provided that any Sale and Lease-Back Transaction shall be permitted so long as such Sale and Lease-Back Transaction is either (A) permitted by Section 6.01(l) (or which otherwise constitutes a Capital Lease or purchase money Indebtedness permitted by Section 6.01), (B) described on Schedule 6.08 hereto, (C) (1) made for Cash consideration and (2) the Borrower or its applicable Subsidiary would otherwise be permitted to enter into, and remain liable under, the applicable underlying lease or (D) with respect to any Specified Properties.

Section 6.09.    Transactions with Affiliates. The Borrower shall not, nor shall it permit any of its Subsidiaries to enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) involving, pursuant to any such transaction, payments in excess of the greater of (i) $8,400,000 and (ii) 7.20% of Consolidated Adjusted EBITDA of the Borrower as of the last day of the most recently ended Test Period for which financial statements are available in any Fiscal Year with any of their Affiliates on terms that are less favorable to the Borrower or such Subsidiary, as the case may be (as reasonably determined by the Borrower), than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate; provided that the foregoing restriction shall not apply to:
(a)    any transaction between or among the Borrower and/or one or more Subsidiaries (or any entity that becomes a Subsidiary as a result of such transaction) to the extent permitted or not restricted by this Agreement;
(b)    any issuance, sale or grant of securities or other payments, awards or grants in Cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by the board of directors (or equivalent governing body) of any Parent Company or of the Borrower or any Subsidiary;
(c)    (i) any collective bargaining agreements, employment agreements or arrangements, severance agreements or compensatory (including profit sharing) arrangements entered into by the Borrower or any of its Subsidiaries with their respective current or former officers, directors, members of management, managers, employees, consultants or independent contractors or those of any Parent Company, (ii) any subscription agreement or similar agreement pertaining to the repurchase of Capital Stock pursuant to put/call rights or similar rights with current or former officers, directors, members of management, managers, employees, consultants or independent contractors and (iii) transactions pursuant to any employee compensation arrangement, benefit plan, stock option plan or arrangement, any health, disability or similar insurance plan which covers current or former officers, directors, members of management, employees, consultants or independent contractors;
(d)    (i) transactions permitted by Sections 6.01(c), (n), (z) and (cc), 6.04 and 6.06(h), (m), (o), (t), (w), (x), (y), and (z) and (ii) issuances of Capital Stock and debt securities not restricted by this Agreement;
(e)    transactions in existence on the Closing Date and described on Schedule 6.09 and any amendment, modification or extension thereto to the extent such amendment, modification or extension, taken as a whole, is not (i) adverse to the Lenders in any material respect or (ii) more disadvantageous to the Lenders than the relevant transaction in existence on the Closing Date in any material respect;
(f)    (i) for so long as no Event of Default under Sections 7.01(a), 7.01(f) or 7.01(g) exist or would result therefrom, transactions pursuant to the Advisory Services Agreement and (ii) the payment of all indemnities and expenses owed to the parties to the Advisory Services Agreement and their respective, directors, officers, members of management, managers, employees and consultants, in each case of clauses (i) and (ii) whether currently due or paid in respect of accruals from prior periods;

(g)    the Transactions, including the payment of Transaction Costs;
(h)    customary compensation to Affiliates in connection with any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities and other transaction fees, which payments are approved by the majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;
(i)    Guarantees permitted by Section 6.01 or Section 6.06;
(j)    loans and other transactions to the extent permitted under this Article 6;
(k)    the payment of customary fees, reasonable out of pocket costs to and indemnities provided on behalf of, current or former members of the board of directors (or similar governing body), officers, employees, members of management, managers, consultants and independent contractors of the Borrower and its Subsidiaries in the ordinary course of business and, in the case of payments to such Person in such capacity on behalf of any Parent Company, to the extent attributable to the operations of the Borrower and its Subsidiaries;
(l)    transactions with customers, clients, suppliers or joint ventures purchasers, sellers of goods or services or providers of employees or other labor entered into in the ordinary course of business, which are fair to the Borrower and/or its applicable Subsidiary in the good faith determination of the board of directors (or similar governing body) of the Borrower or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;
(m)    the payment of reasonable out-of-pocket costs and expenses related to registration rights and customary indemnities provided to shareholders under any shareholder agreement;
(n)    (i) any purchase by any Parent Company or any Sponsor of the Capital Stock of (or contribution to the equity capital of) the Borrower and (ii) the making of any intercompany loans by any Parent Company or any Sponsor to the Borrower or any Subsidiary;
(o)    any transaction in respect of which the Borrower delivers to the Administrative Agent a letter addressed to the board of directors (or equivalent governing body) of the Borrower from an accounting, appraisal or investment banking firm of nationally recognized standing stating that such transaction is on terms that are no less favorable to the Borrower or the applicable Subsidiary than might be obtained at the time in a comparable arm’s length transaction from a Person who is not an Affiliate;
(p)    any issuance, sale or grant of securities or other payments, awards or grants in Cash, securities or otherwise pursuant to, or the funding of employment arrangements, stock options and stock ownership plans approved by a majority of the members of the board of directors (or similar governing body) or a majority of the disinterested members of the board of directors (or similar governing body) of the Borrower in good faith;
(q)    licenses and sublicenses of IP Rights;
(r)    transactions pursuant to the Master Services Agreement and the payment of all indemnities and expenses owed to the parties to the Master Services Agreement and their respective, directors, officers, members of management, managers, employees and consultants, in each case whether currently due or paid in respect of accruals from prior periods;

(s)    transactions pursuant to the Tax Sharing Agreement and the payment of all indemnities and expenses owed to the parties to the Tax Sharing Agreement and their respective, directors, officers, members of management, managers, employees and consultants, in each case whether currently due or paid in respect of accruals from prior periods; and
(t)    sales of accounts receivable, or participations therein, or Securitization Assets or related assets in connection with or any Securitization Facility.
Section 6.10.    Conduct of Business. From and after the Closing Date, the Borrower shall not, nor shall it permit any of its Subsidiaries to, engage in any material line of business other than the businesses engaged in by the Borrower or its Subsidiaries on the Closing Date and similar, complementary, ancillary or related businesses.
Section 6.11.    Amendments or Waivers of Organizational Documents. The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend or modify, in each case in a manner that is materially adverse to the Lenders (in their capacities as such) such Person’s Organizational Documents without obtaining the prior written consent of the Administrative Agent; provided that, for purposes of clarity, it is understood and agreed that the Borrower and any of its Subsidiaries may effect a change to their respective organizational forms to the extent permitted under Section 6.07.
Section 6.12.    Amendments of or Waivers with Respect to Restricted Debt. The Borrower shall not, nor shall it permit any of its Subsidiaries to, amend or otherwise change the terms of any Restricted Debt (or the documentation governing the foregoing) if the effect of such amendment or change, together with all other amendments or changes made, is materially adverse to the interests of the Lenders (in their capacities as such); provided that, for purposes of clarity, it is understood and agreed that the foregoing limitation shall not otherwise prohibit any Refinancing Indebtedness or any other replacement, refinancing, amendment, supplement, modification, extension, renewal, restatement or refunding of any Restricted Debt, in each case, that is permitted under Section 6.01 in respect thereof.
Section 6.13.    Fiscal Year. The Borrower shall not change its Fiscal Year-end to a date other than September 30; provided that the Borrower may, upon written notice to the Administrative Agent, change its Fiscal Year-end to another date, in which case the Borrower and the Administrative Agent will, and are hereby authorized to, make any adjustments to this Agreement that are necessary to reflect such change in Fiscal Year.
ARTICLE 7 EVENTS OF DEFAULT
Section 7.01.    Events of Default. If any of the following events (each, an “Event of Default”) shall occur:
(a)    Failure To Make Payments When Due. Failure by the Borrower to pay (i) when due any installment of principal of any Loan, whether at stated maturity, by acceleration, by notice of voluntary prepayment, by mandatory prepayment or otherwise, or (ii) any interest on any Loan or any fee or any other amount due hereunder within five Business Days after the date due;

(b)    Default in Other Agreements. (i) Failure of any Loan Party or any of its Subsidiaries (other than any Immaterial Subsidiary or Escrow Subsidiary) to pay when due any principal of or interest on or any other amount payable in respect of one or more items of Indebtedness (other than Indebtedness referred to in clause (a) above) with an aggregate outstanding principal amount exceeding the Threshold Amount, in each case beyond the grace period, if any, provided therefor, or (ii) breach or default by any Loan Party with respect to any other term of (A) one or more items of Indebtedness with an aggregate outstanding principal amount exceeding the Threshold Amount or (B) any loan agreement, mortgage, indenture or other agreement relating to such item(s) of Indebtedness (other than, with respect to Indebtedness consisting of Hedge Agreements, termination events or equivalent events pursuant to the terms of such Hedge Agreements and which is not as a result of any default thereunder by any Loan Party or any Subsidiary (other than any Immaterial Subsidiary or any Escrow Subsidiary)), in each case beyond the grace period, if any, provided therefor, if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, that Indebtedness to become or be declared due and payable (or redeemable) prior to its stated maturity or the stated maturity of any underlying obligation, as the case may be; provided that with respect to any breach, default, event or condition referred to in clause (i) or (ii) above with respect to any Indebtedness with an outstanding principal amount in excess of the Threshold Amount (including the obligations under the First Lien Credit Agreement (or documentation governing any First Lien Facility)), such breach, default, event or condition shall only constitute an Event of Default under this Agreement if such breach, default, event or condition results in the acceleration of the obligations, demand for repayment and, if applicable, the termination of the commitments thereunder; provided, further, that clause (ii) of this paragraph (b) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property securing such Indebtedness if such sale or transfer is permitted hereunder;
(c)    Breach of Representations, Etc. Any representation, warranty or certification made or deemed made by any Loan Party in any Loan Document or in any certificate or document required to be delivered in connection herewith or therewith shall be untrue in any material respect as of the date made or deemed made (subject, if curable, to a grace period of 30 days following the earlier of (x) knowledge by the Borrower or (y) written notice from the Administrative Agent);
(d)    Breach of Certain Covenants. Failure of the Borrower or any Loan Party, as required by the relevant provision, to perform or comply with any term or condition contained in Section 5.01(e)(i), Section 5.02 (as it applies to the preservation of the existence of the Borrower) or Article 6 (other than Section 6.09);
(e)    Other Defaults Under Loan Documents. Any Loan Party shall default in the performance of or compliance with any term contained herein or any of the other Loan Documents (other than the Intercreditor Agreement), other than any such term referred to in any other Section of this Article 7, and such default shall not have been remedied or waived within 30 days after receipt by the Borrower of written notice from the Administrative Agent of such default;

(f)    Involuntary Bankruptcy; Appointment of Receiver, Etc. (i) A court of competent jurisdiction shall enter a decree or order for relief in respect of the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary or any Escrow Subsidiary) in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed, or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against the Borrower or any of its Subsidiaries (other than an Immaterial Subsidiary or any Escrow Subsidiary) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Borrower or any of its Subsidiaries (other than its Immaterial Subsidiaries or any Escrow Subsidiary), or over all or a substantial part of its property, shall have been entered, or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or any of its Subsidiaries (other than its Immaterial Subsidiaries or any Escrow Subsidiary) for all or a substantial part of its property; and any such event described in this clause (ii) shall continue for 60 consecutive days without having been dismissed, vacated, bonded or discharged;
(g)    Voluntary Bankruptcy; Appointment of Receiver, Etc. (i) The Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Escrow Subsidiary) shall have an order for relief entered with respect to it or shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, (ii) the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Escrow Subsidiary) shall make a general assignment for the benefit of creditors, or (iii) the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Escrow Subsidiary) shall admit in writing its inability to pay its debts as such debts become due;
(h)    Judgments and Attachments. Any one or more final money judgments, writs or warrants of attachment or similar process involving in the aggregate at any time an amount in excess of the Threshold Amount (in either case to the extent not adequately covered by self-insurance (if applicable) or by insurance as to which a third party insurance company has been notified and not denied coverage) shall be entered or filed against the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Escrow Subsidiary) or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed pending appeal for a period of 60 days;
(i)    Employee Benefit Plans. There shall occur one or more ERISA Events, which individually or in the aggregate would reasonably be expected to result in liability of the Borrower or any of its Subsidiaries (other than any Immaterial Subsidiary or any Escrow Subsidiary) which would reasonably be expected to result in a Material Adverse Effect;
(j)    Change of Control. A Change of Control shall occur; or
(k)    Guaranties, Collateral Documents and Other Loan Documents. At any time after the execution and delivery thereof, (i) any material Loan Guaranty for any reason, other than the occurrence of the Termination Date, shall cease to be in full force and effect (other than in accordance with its terms) or shall be declared to be null and void or any Loan Guarantor shall repudiate in writing its obligations thereunder (other than as a result of the discharge of such Loan Guarantor in accordance with the terms thereof), (ii) any material Collateral Document ceases to be in full force and effect (other than by reason of a release of Collateral in accordance with the terms hereof or thereof or the occurrence of the Termination Date or any other termination of such Collateral Document in accordance with the terms thereof) or shall be declared null and void, (iii) the Administrative Agent shall not have or shall cease to have a valid and perfected Lien in any Collateral purported to be covered by the Collateral Documents with the priority required by and subject to such limitations and restrictions as are set forth by the relevant Collateral Document (except to the extent (x) any such loss of perfection or priority results from the failure of the Administrative Agent or any Secured Party to take any action within its control, (y) such loss is covered by a lender’s title insurance policy as to which the insurer has been notified of such loss and does not deny coverage or (z) such loss of perfected security interest may be remedied by the filing of appropriate documentation without the loss of priority) or (iv) any Loan Party shall contest the validity or enforceability of any material provision of any Loan Document in writing or deny in writing that it has any further liability (other than by reason of the occurrence of the Termination Date), including with respect to future advances by the Lenders, under any Loan Document to which it is a party;
then, and in every such event (other than an event with respect to the Borrower described in clause (f) or (g) of this Article 7), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that upon the occurrence of an event with respect to the Borrower described in clause (f) or (g) of this Article 7, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case without further action of the Administrative Agent or any Lender. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Administrative Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE 8 THE ADMINISTRATIVE AGENT
Each of the Lenders hereby irrevocably appoints Barclays (or any successor appointed pursuant hereto) as its agent and authorizes the Administrative Agent to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.
Any Person serving as Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, unless the context otherwise requires or unless such Person is in fact not a Lender, include each Person serving as Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Loan Parties or any subsidiary of a Loan Party or other Affiliate thereof as if it were not the Administrative Agent hereunder. The Lenders acknowledge that, pursuant to such activities, the Administrative Agent or its Affiliates may receive information regarding any Loan Party or any of its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that the Administrative Agent shall not be under any obligation to provide such information to them.

The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing and without limiting the generality of the foregoing, the use of the term “agent” herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law and instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers that are expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02); provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable laws, and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Subsidiaries that is communicated to or obtained by the Person serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by the final judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein. The Administrative Agent shall not be deemed to have knowledge of any Default or Event of Default unless and until written notice thereof is given to the Administrative Agent by the Borrower or any Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence, value or sufficiency of the Collateral, (vi) the satisfaction of any condition set forth in Article 4 or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the properties, books or records of any Loan Party or any Affiliate thereof.
If any Lender acquires knowledge of a Default or Event of Default, it shall promptly notify the Administrative Agent and the other Lenders thereof in writing. Each Lender agrees that, except with the written consent of the Administrative Agent, it will not take any enforcement action hereunder or under any other Loan Document, accelerate the Obligations under any Loan Document, or exercise any right that it might otherwise have under applicable law or otherwise to credit bid at foreclosure sales, UCC sales, any sale under Section 363 of the Bankruptcy Code or other similar Dispositions of Collateral. Notwithstanding the foregoing, however, a Lender may take action to preserve or enforce its rights against a Loan Party where a deadline or limitation period is applicable that would, absent such action, bar enforcement of the Obligations held by such Lender, including the filing of proofs of claim in a case under the Bankruptcy Code.
Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, the Loan Parties, the Administrative Agent and each Secured Party agrees that (i) no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce the Loan Guaranty, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of the Secured Parties in accordance with the terms hereof and all powers, rights and remedies under the other Loan Documents may be exercised solely by the Administrative Agent, and (ii) in the event of a foreclosure by the Administrative Agent on any of the Collateral pursuant to a public or private Disposition (including pursuant to Section 363 of the Bankruptcy Code), (A) the Administrative Agent, as agent for and representative of the Secured Parties, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such Disposition, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such Disposition and (B) the Administrative Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such Disposition.
Each of the Lenders hereby irrevocably authorizes the Administrative Agent, on behalf of all Secured Parties to take any of the following actions upon the instruction of the Required Lenders:
(a)    consent to the Disposition of all or any portion of the Collateral free and clear of the Liens securing the Secured Obligations in connection with any such Disposition or other transfer pursuant to the applicable provisions of the Bankruptcy Code, including Section 363 thereof;
(b)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the Bankruptcy Code, including under Section 363 thereof;
(c)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any Disposition of all or any portion of the Collateral pursuant to the applicable provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC; and/or
(d)    credit bid all or any portion of the Secured Obligations, or purchase all or any portion of the Collateral, (in each case, either directly or through one or more acquisition vehicles) in connection with any foreclosure or other Disposition conducted in accordance with applicable law following the occurrence of an Event of Default, including by power of sale, judicial action or otherwise;
it being understood that no Lender shall be required to fund any amounts in connection with any purchase of all or any portion of the Collateral by the Administrative Agent pursuant to the foregoing clauses (b), (c) or (d) without its prior written consent.
Each Lender and each other Secured Party agrees that the Administrative Agent is under no obligation to credit bid any part of the Secured Obligations or to purchase or retain or acquire any portion of the Collateral; provided that, in connection with any credit bid or purchase under clause (b), (c) or (d) of the preceding paragraph, the Secured Obligations owed to all of the Secured Parties (other than with respect to contingent or unliquidated liabilities as set forth in the next succeeding paragraph) shall be entitled to be, and shall be, credit bid by the Administrative Agent on a ratable basis.
With respect to each contingent or unliquidated claim that is a Secured Obligation, the Administrative Agent is hereby authorized, but is not required, to estimate the amount of any such claim for purposes of the credit bid or purchase so long as the fixing or liquidation of such claim would not unduly delay the ability of the Administrative Agent to credit bid the Secured Obligations or purchase the Collateral at such Disposition. In the event that the Administrative Agent, in its sole and absolute discretion, elects not to estimate any such contingent or unliquidated claim or any such claim cannot be estimated without unduly delaying the ability of the Administrative Agent to credit bid or purchase in accordance with the second preceding paragraph, then those of the contingent or unliquidated claims not so estimated shall be disregarded, shall not be credit bid, and shall not be entitled to any interest in the portion or the entirety of the Collateral purchased by means of such credit bid.
Each Secured Party whose Secured Obligations are credit bid under clauses (b), (c) or (d) of the third preceding paragraph shall be entitled to receive interests in the Collateral or other asset or assets acquired in connection with such credit bid (or in the Capital Stock of the acquisition vehicle or vehicles that are used to consummate such acquisition) on a ratable basis in accordance with the percentage obtained by dividing (x) the amount of the Secured Obligations of such Secured Party that were credit bid in such credit bid or Disposition, by (y) the aggregate amount of all Secured Obligations that were credit bid in such credit bid or Disposition.

In addition, in case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, each Secured Party agrees that the Administrative Agent (irrespective of whether the principal of any Loan \shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(e)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts to the extent due to the Lenders and the Administrative Agent under Sections 2.11 and 9.03) allowed in such judicial proceeding;
(f)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and
(g)    to receive payments from any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amount to the extent due to the Administrative Agent under Sections 2.11 and 9.03.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender and the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of this Article 8 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as the Administrative Agent.

The Administrative Agent may resign at any time by giving ten days prior written notice to the Lenders and the Borrower. If the Administrative Agent is a Defaulting Lender or an Affiliate of a Defaulting Lender, the Borrower may, upon ten days’ notice, remove the Administrative Agent. Upon receipt of any such notice of resignation or removal, the Required Lenders shall have the right, with the consent of the Borrower (not to be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall be a commercial bank with an office in the U.S. having combined capital and surplus in excess of $1,000,000,000; provided that during the existence and continuation of an Event of Default under Section 7.01(a) or, with respect to the Borrower, Section 7.01(f) or (g), no consent of the Borrower shall be required; provided, further, that in no event shall a Disqualified Institution be the successor Administrative Agent. If no successor shall have been so appointed as provided above and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then (a) in the case of a retirement, the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications (including, for the avoidance of doubt, the Borrower consent, if required) set forth above or (b) in the case of a removal, the Borrower may, after consulting with the Required Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that (x) in the case of a retirement, if such Administrative Agent shall notify the Borrower and the Lenders that no qualifying Person has accepted such appointment or (y) in the case of a removal, the Borrower notifies the Required Lenders that no qualifying Person has accepted such appointment, then, in each case, such resignation or removal shall nonetheless become effective in accordance with such notice and (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (ii) all payments and communications provided to be made to or through the Administrative Agent shall instead be made to each Lender directly (and each Lender will cooperate with the Borrower to enable the Borrower to take such actions), and all determinations provided to be made by the Administrative Agent shall instead be made by the Required Lenders, in each case, until such time as the Required Lenders or the Borrower, as applicable, appoint a successor Administrative Agent, as provided for above in this Article 8. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent’s resignation hereunder, the provisions of this Article 8 and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.
Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon either Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of the Administrative Agent or any of its Related Parties.

Anything herein to the contrary notwithstanding, the Arrangers, the bookrunners and the Documentation Agents shall not have any right, power, obligation, liability, responsibility or duty under this Agreement, except in their respective capacities, as applicable, as the Administrative Agent or a Lender hereunder.
Each of the Lenders irrevocably authorize and instruct the Administrative Agent to, and the Administrative Agent shall,
(h)    release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (i) upon the occurrence of the Termination Date, (ii) that is sold or to be sold or transferred as part of or in connection with any Disposition permitted under the Loan Documents to a Person that is not a Loan Party, (iii) that does not constitute (or ceases to constitute) Collateral, (iv) if the property subject to such Lien is owned by a Subsidiary Guarantor, upon the release of such Subsidiary Guarantor from its Loan Guaranty otherwise in accordance with the Loan Documents, (v) as required under clause (d) below or (vi) if approved, authorized or ratified in writing by the Required Lenders in accordance with Section 9.02; provided that for the avoidance of doubt, such Lien shall be deemed automatically released without further action of the Administrative Agent to the extent set forth in the last paragraph of Section 6.07 or Section 10.12;
(i)    release any Subsidiary Guarantor from its obligations under the Loan Guaranty if such Person ceases to be a Subsidiary (or becomes an Excluded Subsidiary) as a result of a single transaction or related series of transactions permitted hereunder; provided that, (i) no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of the First Lien Facility or any Refinancing Indebtedness in respect thereof and (ii) for the avoidance of doubt, such Subsidiary Guarantor shall be deemed automatically released from the Loan Guaranty without further action of the Administrative Agent to the extent set forth in Section 10.12 (this clause (b), together with clause (a) above, collectively, the “Release Provisions”);
(j)    subordinate any Lien on any property granted to or held by the Administrative Agent under any Loan Document to the holder of any Lien on such property that is permitted pursuant to Section 6.02(d), (e), (f), (g), (k) (solely with respect to Indebtedness permitted by Sections 6.01(i), (l) and (m) (to the extent such Indebtedness is secured by Section 6.02(u))), (l), (m), (n), (o)(i), (p), (q), (r), (u), (x), (y) (but in respect to Sections 6.01(aa) and (bb), solely to the extent securing any Cash or Cash Equivalents or any other property that does not constitute Collateral), (bb), (cc), (dd) (solely to the extent securing any Cash or Cash Equivalents or any other property that does not constitute Collateral), (ee) and (gg); and
(k)    enter into subordination, intercreditor and/or similar agreements with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens, and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement.
Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Loan Guarantor from its obligations under the Loan Guaranty pursuant to this Article 8 and Section 10.12 hereunder. In each case as specified in this Article 8, the Administrative Agent will (and each Lender hereby authorizes the Administrative Agent to), at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents or to subordinate its interest in such item, or to release such Loan Guarantor from its obligations under the Loan Guaranty, in each case in accordance with the terms of the Loan Documents and this Article 8.

The Administrative Agent is authorized to enter into the Intercreditor Agreement (including as provided in Section 9.20) and any other intercreditor agreement contemplated hereby with respect to Indebtedness that is (i) required or permitted to be subordinated hereunder and/or (ii) secured by Liens and which Indebtedness contemplates an intercreditor, subordination or collateral trust agreement (any such other intercreditor agreement, an “Additional Agreement”), and the parties hereto acknowledge that the Intercreditor Agreement and any Additional Agreement is binding upon them. Each Lender (a) hereby consents to the subordination of the Liens on the Collateral securing the Secured Obligations on the terms set forth in the Intercreditor Agreement or any Additional Agreement, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of the Intercreditor Agreement or any Additional Agreement and (c) hereby authorizes and instructs the Administrative Agent to enter into the Intercreditor Agreement or any Additional Agreement and to subject the Liens on the Collateral securing the Secured Obligations to the provisions thereof. The foregoing provisions are intended as an inducement to the Secured Parties to extend credit to the Borrower and such Secured Parties are intended third-party beneficiaries of such provisions and the provisions of the Intercreditor Agreement and/or any Additional Agreement.
To the extent the Administrative Agent (or in each case any Affiliate thereof) is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify the Administrative Agent (and in each case any Affiliate thereof) in proportion to their respective Applicable Percentage for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by the Administrative Agent (or any Affiliate thereof) in performing its duties hereunder or under any other Loan Document or in any way relating to or arising out of this Agreement or any other Loan Document in its (or any of its Affiliates’) capacity as Administrative Agent; provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s (or each such Affiliate’s) gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).
ARTICLE 9 MISCELLANEOUS
Section 9.01.    Notices.
(a)    Subject to paragraph (b) below, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or email, as follows:
(i)    if to any Loan Party, to the Borrower at:
8th Avenue Food & Provisions, Inc.
1335 Strassner Drive
Brentwood, Missouri 63144
Attn: Chief Executive Officer
Email: jim.dwyer@8ave.com
with copies to (which shall not constitute notice):

Thomas H. Lee Partners, L.P.
100 Federal St., 35th Floor
Boston, Massachusetts 02110
Attn: Greg Maxon

Email: gmaxon@thl.com
and
Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attn: Eric Wedel

Email: ewedel@kirkland.com
and
8th Avenue Food & Provisions, Inc.
1335 Strassner Drive
Brentwood, Missouri 63144
Attn: John Lavey, Senior Counsel
Email: john.lavey@8ave.com
and
Post Holdings, Inc.
2503 S. Hanley Road
St. Louis, Missouri 63144
Attn: Executive Vice President and Chief Financial Officer
Email: jeff.zadoks@postholdings.com
and
Lewis Rice LLC
600 Washington Avenue, Suite 2500
St. Louis, MO 63101
Attn: Steven C. Drapekin
Email: sdrapekin@lewisrice.com

if to the Administrative Agent, at:
For Notices (other than Requests for Extensions of Credit):
Barclays Bank PLC
Bank Debt Management Group
745 Seventh Avenue
New York, NY 10019
Attn: 8th Avenue Food & Provisions Portfolio
Manager: May Huang
Tel: 212-526-0787
Facsimile: 212-526-5115
Email: may.huang@barclays.com

For Payments and Requests for Extensions of Credit:
Barclays Bank PLC
Loan Operations
Attn: Agency Services –8th Avenue Food & Provisions
Contact Name: Moustapha Kebe
Tel: 302-286-2355
Facsimile: 917-522-0569
Email: 12145455230@tls.ldsprod.com
xrausloanops5@barclayscapital.com

(ii)    if to any other Lender, to it at its address or facsimile number set forth in its Administrative Questionnaire.
All such notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof or three Business Days after dispatch if sent by certified or registered mail, in each case, delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01. Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).
(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including e-mail and Internet or Intranet websites) pursuant to procedures set forth herein or otherwise approved by the Administrative Agent. The Administrative Agent or the Borrower (on behalf of the Loan Parties) may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures set forth herein or otherwise approved by it; provided that approval of such procedures may be limited to particular notices or communications. All such notices and other communications (i) sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if not given during the normal business hours of the recipient, such notice or communication shall be deemed to have been given at the opening of business on the next Business Day for the recipient, and (ii) posted to an Internet or Intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (b)(i) of notification that such notice or communication is available and identifying the website address therefor.

(c)    Any party hereto may change its address or email address for notices and other communications hereunder by notice to the other parties hereto.
Section 9.02.    Waivers; Amendments.
(a)    No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under any other Loan Document are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 9.02, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, to the extent permitted by law, the making of a Loan shall not be construed as a waiver of any Default or Event of Default, regardless of whether the Administrative Agent, any Lender may have had notice or knowledge of such Default or Event of Default at the time.
(b)    Subject to clauses (A), (B) and (C) and Section 9.02(c) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified, except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) or (ii) in the case of any other Loan Document (other than any such waiver, amendment or modification to effectuate any modification thereto expressly contemplated by the terms of such other Loan Documents), pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, with the consent of the Required Lenders; provided that, notwithstanding the foregoing:
(A)    solely with the consent of each Lender directly and adversely affected thereby (but without the necessity of obtaining the consent of the Required Lenders), any such agreement may;
(1)    increase the Commitment or Additional Term Commitment of such Lender; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Term Commitments shall constitute an increase of any Commitment or Additional Term Commitment of such Lender;
(2)    reduce or forgive the principal amount of any Loan;
(3)    extend the scheduled final maturity of any Loan or the date of any scheduled payment of interest or fees payable hereunder (in each case, other than extensions for administrative reasons agreed by the Administrative Agent);
(4)    reduce the rate of interest (other than to waive any obligations of the Borrower to pay interest at the default rate of interest under Section 2.12(c)) or the amount of any fees owed to such Lender; it being understood that any change in any ratio used in the calculation of any interest or fees due hereunder (including any component definition thereof) shall not constitute a reduction in any rate of interest or fees hereunder;

(5)    extend the expiry date of such Lender’s Commitment or Additional Term Commitment; it being understood that no amendment, modification or waiver of, or consent to departure from, any condition precedent, representation, warranty, covenant, Default, Event of Default, mandatory prepayment or mandatory reduction of the Commitments or Additional Term Commitments shall constitute an extension of any Commitment or Additional Term Commitment of any Lender; or
(6)    change any of the provisions of this Section 9.02(b); and
(B)    no such agreement shall:
(1)    change the definitions of “Required Lenders” to reduce any of the voting percentages required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the prior written consent of each Lender ;
(2)    release all or substantially all of the Collateral from the Lien granted pursuant to the Loan Documents (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Article 8 or Section 10.12 hereof), without the prior written consent of each Lender;
(3)    release all or substantially all of the value of the Guarantees under the Loan Guaranty (except as otherwise permitted herein or in the other Loan Documents, including pursuant to Section 10.12 hereof), without the prior written consent of each Lender; or
(4)    amend or modify the provisions of Section 2.17(a) (with respect to pro rata allocation among Lenders), 2.17(b), 2.17(c) or 2.17(d) of this Agreement in a manner that would by its terms alter the pro rata sharing of payments required thereby (except in connection with transactions permitted under Sections 2.21, 2.22, or 9.02(c) or as otherwise provided in this Section 9.02), without the prior written consent of each Lender; and
provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent. The Administrative Agent may also amend the Commitment Schedule to reflect assignments entered into pursuant to Section 9.05, Commitment reductions or terminations pursuant to Section 2.08, the incurrence of Additional Term Commitments or Additional Term Loans pursuant to Sections 2.21, 2.22 or 9.02(c) and the reduction or termination of any such Additional Term Commitments or Additional Term Loans. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except amendments, waivers and consents requiring the consent of all Lenders or all affected Lenders pursuant to Section 9.02(b)(A) and (B) above which affects such Defaulting Lender disproportionately and adversely relative to other affected Lenders.

(c)    Notwithstanding the foregoing, this Agreement may be amended:
(i)    with the written consent of the Administrative Agent, the Borrower and the Lenders providing the relevant Replacement Term Loans to permit the refinancing or replacement of all or any portion of the outstanding Term Loans, Extended Term Loans, Incremental Term Loans or then-existing Replacement Term Loans under the applicable Class (such loans, the “Replaced Term Loans”) with one or more replacement term loans hereunder (“Replacement Term Loans”) pursuant to a Refinancing Amendment; provided that
(A)    the aggregate principal amount of such Replacement Term Loans shall not exceed the aggregate principal amount of such Replaced Term Loans, plus the amount of accrued interest and premium thereon and underwriting discounts, fees, commissions and expenses associated therewith),
(B)    such Replacement Term Loans have a final maturity date equal to or later than the final maturity date of, and have a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Replaced Term Loans at the time of such refinancing,
(C)    the Replacement Term Loans shall be pari passu or junior in right of payment and pari passu or junior in right of security with the remaining portion of the relevant Term Loans, Extended Term Loans, Incremental Term Loans or other then-existing Replacement Term Loans (provided that if pari passu or junior as to payment or Collateral, such Replacement Term Loans shall be subject to an Acceptable Intercreditor Agreement or other intercreditor agreement on terms consistent with the Intercreditor Agreement or any Second Lien Parity Intercreditor Agreement (as defined in the Intercreditor Agreement), as applicable), or be unsecured,
(D)    if any such Replacement Term Loans are secured, they shall not be secured by any assets other than the Collateral (unless such assets substantially concurrently become part of the Collateral),
(E)    if any such Replacement Term Loans are guaranteed, they shall not be guaranteed by any Person other than one or more Loan Parties (unless such Person substantially concurrently becomes a Loan Party),
(F)    any Replacement Term Loans may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments in respect of the Term Loans (and any other Incremental Term Loans, Extended Term Loans or Replacement Term Loans then subject to ratable repayment requirements), in each case as agreed by the Borrower and the Lenders providing the relevant Replacement Term Loans,
(G)    such Replacement Term Loans shall have pricing (including interest, fees and premiums) and, subject to preceding clause (F), optional prepayment and redemption terms as may be agreed to by the Borrower and the lenders providing such Replacement Term Loans, and
(H)    the other terms and conditions of such Replacement Term Loans (excluding pricing, interest, fees, rate floors, premiums, optional prepayment or redemption terms, security and maturity date, subject to preceding clauses (B) through (G)) shall be as agreed between the Borrower and the lenders providing such Replacement Term Loans, provided, further, that, any Non-Debt Fund Affiliate and Debt Fund Affiliate shall be permitted (without Administrative Agent consent) to provide such Replacement Term Loans, it being understood that in connection with such Replacement Term Loans, any such Non-Debt Fund Affiliate or Debt Fund Affiliate, as applicable, shall be subject to the restrictions applicable to such Persons under Section 9.05 as if such Replacement Term Loans were Term Loans.
Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be amended by the Borrower, the Administrative Agent and the lenders providing the relevant Replacement Term Loans to the extent (but only to the extent) necessary to reflect the existence and terms of the Replacement Term Loans incurred pursuant thereto (including any amendments necessary to treat the loans and commitments subject thereto as a separate “tranche” and “Class” of Loans, Commitments and Additional Term Commitments hereunder). The Borrower shall extend the opportunity to refinance or replace the then outstanding Loans and/or Commitments under the applicable Class to all applicable Lenders on a pro rata basis pursuant to a Refinancing Amendment and in accordance with this Section 9.02(c). It is understood that any Lender approached to provide all or a portion of Replacement Term Loans may elect or decline, in its sole discretion, to provide such Replacement Term Loans.
Notwithstanding anything to the contrary contained in this Section 9.02 or any other provision of this Agreement or any other Loan Document, (i) guarantees, collateral security agreements, pledge agreements and related documents (if any) executed by the Loan Parties in connection with this Agreement may be in a form reasonably determined by the Administrative Agent and may be amended, supplemented and/or waived with the consent of the Administrative Agent at the request of the Borrower without the input or need to obtain the consent of any other Lenders to (x) comply with Requirements of Law or advice of local counsel, (y) cure ambiguities, omissions or defects or (z) to cause such guarantees, collateral security agreements, pledge agreement or other document to be consistent with this Agreement and the other Loan Documents, (ii) the Borrower and the Administrative Agent may, without the input or consent of any other Lender (other than the relevant Lenders (including Additional Lenders) providing Loans under such Sections), effect amendments to this Agreement and the other Loan Documents as may be necessary in the reasonable opinion of the Borrower and the Administrative Agent to effect the provisions of Sections 2.21, 2.22 or 9.02(c) (or any other provision specifying that any waiver, amendment or modification may be made with only the consent or approval of the Administrative Agent) and (iii) if the Administrative Agent and the Borrower have jointly identified any ambiguity, mistake, defect, inconsistency, obvious error or any error or omission of a technical nature or any necessary or desirable technical change, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision.
Section 9.03.    Expenses; Indemnity; Damage Waiver.
(a)    The Borrower shall pay (i) all reasonable and documented out-of-pocket expenses incurred by each Arranger, the Administrative Agent and their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, if necessary, of one local counsel in any relevant material jurisdiction to such Persons, taken as a whole) in connection with the syndication and distribution (including via the Internet or through a service such as Intralinks or SyndTrak) of the Credit Facility, the preparation, execution, delivery and administration of the Loan Documents and related documentation, including in connection with any amendments, modifications or waivers of the provisions of any Loan Documents (whether or not the transactions contemplated thereby shall be consummated, but only to the extent such amendments, modifications or waivers were requested by the Borrower to be prepared) and (ii) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent, each Arranger or the Lenders and each of their respective Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one firm of outside counsel to all such Persons taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Persons, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all such Persons, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Persons, taken as a whole) in connection with the enforcement, collection or protection of its rights in connection with the Loan Documents, including its rights under this Section 9.03, or in connection with the Loans made hereunder. Other than to the extent required to be paid on the Closing Date, all amounts due under this paragraph (a) shall be payable by the Borrower within 30 days of receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests (or as otherwise agreed by the Borrower).
(b)    The Borrower shall indemnify each Arranger, the Administrative Agent, the Documentation Agents, each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (but limited, in the case of legal fees and expenses, to the actual reasonable and documented out-of-pocket fees, disbursements and other charges of one counsel to all Indemnitees taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional counsel to all affected Indemnitees, taken as a whole, and, if reasonably necessary, one local counsel in any relevant material jurisdiction to all Indemnitees, taken as a whole and, solely in the case of an actual or potential conflict of interest, one additional local counsel to all affected Indemnitees, taken as a whole), incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of the Loan Documents or any agreement or instrument contemplated thereby, the performance by the parties hereto of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby (except for any Taxes (which shall be governed by Section 2.16), other than any Taxes that represent losses, claims or damages arising from any non-Tax claim), (ii) the use or the proposed use of the proceeds of the Loans, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto (and regardless of whether such matter is initiated by a third party or by the Borrower, any other Loan Party or any of their respective Affiliates) or (iv) any actual or alleged presence or Release or threat of Release of Hazardous Materials on, at, to or from any property currently or formerly owned or operated by any Loan Party or any Subsidiary, or any Environmental Liability; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (A) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee or of any Affiliate of such Indemnitee or, to the extent such judgment finds such losses, claims, damages, liabilities or related expenses to have resulted from such Indemnitee’s material breach of the Loan Documents or (B) arise out of any claim, litigation, investigation or proceeding brought by such Indemnitee (or its Related Parties) against another Indemnitee (or its Related Parties) (other than any claim, litigation, investigation or proceeding brought by or against the Administrative Agent or any Arranger, acting in its capacity as the Administrative Agent or as an Arranger) that does not involve any act or omission of the Sponsor, the Borrower or any of its Subsidiaries. Each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrower pursuant to this Section 9.03(b) to such Indemnitee for any fees, expenses, or damages to the extent such Indemnitee is not entitled to payment of such amounts in accordance with the terms hereof. All amounts due under this paragraph (b) shall be payable by the Borrower within 30 days (x) after written demand thereof, in the case of any indemnification obligations and (y) in the case of reimbursement of costs and expenses, after receipt of an invoice relating thereto, setting forth such expenses in reasonable detail and together with backup documentation supporting such reimbursement requests.

(c)    The Borrower shall not be liable for any settlement of any proceeding effected without their consent (which consent shall not be unreasonably withheld, delayed or conditioned), but if settled with the Borrower’s written consent, or if there is a final judgment against an indemnitee in any such proceeding, the Borrower agrees to indemnify and hold harmless each Indemnitee to the extent and in the manner set forth above. The Borrower shall not, without the prior written consent of an Indemnitee (which consent shall not be unreasonably withheld, conditioned or delayed), effect any settlement of any pending or threatened proceeding in respect of which indemnity could have been sought hereunder by such Indemnitee unless (i) such settlement includes an unconditional release of such Indemnitee from all liability or claims that are the subject matter of such proceeding and (ii) such settlement does not include any statement as to any admission of fault or culpability of any Indemnitee.
Section 9.04.    Waiver of Claim. To the extent permitted by applicable law, no party to this Agreement shall assert, and each hereby waives, any claim against any other party hereto or any Related Party thereof, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof, except, in the case of a claim by any Indemnitee against the Borrower, to the extent such damages would otherwise be subject to indemnification pursuant to the terms of Section 9.03.
Section 9.05.    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) except as provided under Section 6.07, the Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of each Lender and the Administrative Agent (such consent of the Administrative Agent not to be unreasonably withheld or delayed) (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 9.05 (any attempted assignment or transfer not complying with the terms of this Section 9.05 shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section 9.05) and, to the extent expressly contemplated hereby, the Related Parties of each of the Arrangers, the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the Loans or Additional Term Commitments added pursuant to Section 2.21, 2.22 or 9.02(c) at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)    the Borrower; provided that the Borrower shall have been deemed to have consented to any such assignment unless it shall have objected thereto by written notice to the Administrative Agent within 15 Business Days after receiving written notice thereof; provided, further, that no consent of the Borrower shall be required (x) for an assignment to another Lender, an Affiliate of a Lender, an Approved Fund or, in either case, or (y) if an Event of Default under Section 7.01(a), Section 7.01(f) or Section 7.01(g) (solely with respect to the Borrower) has occurred and is continuing; and
(ii)    the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment to (x) another Lender, an Affiliate of a Lender or an Approved Fund or (y) an Affiliated Lender, the Borrower or any of their Affiliates; and
(iii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Loans or commitments of any Class, the principal amount of Loans or commitments of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent and determined on an aggregate basis in the event of concurrent assignments to Related Funds or by Related Funds (as defined below)) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent;
(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;
(C)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), and shall pay to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent) in connection with all assignments other than an assignment by a Lender to one or more of its Affiliates; provided that such recordation fee shall not be payable in the case of assignments to or from any Arranger or an Affiliate thereof; and
(D)    the Eligible Assignee, if it shall not be a Lender, shall deliver on or prior to the effective date of such assignment, to the Administrative Agent (1) an Administrative Questionnaire and (2) any IRS forms required under Section 2.16.
(iv)    Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section 9.05, from and after the effective date specified in each Assignment and Assumption the Eligible Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 with respect to facts and circumstances occurring on or prior to the effective date of such assignment and subject to its obligations thereunder and under Section 9.13). If any such assignment by a Lender holding a Promissory Note hereunder occurs after the issuance of any Promissory Note hereunder to such Lender, the assigning Lender shall, upon the effectiveness of such assignment or as promptly thereafter as practicable, surrender such Promissory Note to the Administrative Agent for cancellation, and thereupon the Borrower shall issue and deliver a new Promissory Note, if so requested by the assignee and/or assigning Lender, to such assignee and/or to such assigning Lender, with appropriate insertions, to reflect the new commitments and/or outstanding Loans of the assignee and/or the assigning Lender.

(v)    The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and their respective successors and assigns, and the commitment of, and principal amount of and interest on the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). Failure to make any such recordation, or any error in such recordation, shall not affect the Borrower’s obligations in respect of such Loans. The entries in the Register shall be conclusive, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and, with respect to itself, any Lender, at any reasonable time and from time to time upon reasonable prior notice, provided that the information contained in the Register which is shared with each Lender (other than the Administrative Agent and its affiliates) shall be limited to the entries with respect to such Lender including the Commitment of, or principal amount of and stated interest on the Loans owing to such Lender.
(vi)    Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an Eligible Assignee, the Eligible Assignee’s completed Administrative Questionnaire and tax certifications required by Section 9.05(b)(ii)(D)(2) (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 9.05, if applicable, and any written consent to such assignment required by paragraph (b) of this Section 9.05, the Administrative Agent shall promptly accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
(vii)    By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the Eligible Assignee thereunder shall be deemed to confirm and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that the amount of its commitments, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Assumption; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any Subsidiary or the performance or observance by the Borrower or any Subsidiary of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (C) such assignee represents and warrants that it is an Eligible Assignee, legally authorized to enter into such Assignment and Assumption; (D) such assignee confirms that it has received a copy of this Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) or delivered pursuant to Section 5.01(a) or (b), as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (F) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent, by the terms hereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

(c)    (i)  Any Lender may, without the consent of the Borrower, the Administrative Agent or any other Lender, sell participations to one or more banks or other entities (other than to any Disqualified Institution, any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person) or, other than with respect to participations to Debt Fund Affiliates (any such participations to Debt Fund Affiliates being subject to the limitations set forth in Section 9.05(g)), the Investors, the Borrower and its Subsidiaries or any of their respective Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in (x) clause (A) to the first proviso to Section 9.02(b) that directly and adversely affects the Loans or commitments in which such Participant has an interest and (y) clauses (B)(1), (2) or (3) to the first proviso to Section 9.02(b). Subject to paragraph (c)(ii) of this Section 9.05, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the limitations and requirements of such Sections (it being understood and agreed that any documentation required to be delivered pursuant to Section 2.16(f) shall be delivered solely to the applicable participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 9.05. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.09 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.14, 2.15 or 2.16 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent expressly acknowledging that such Participant’s rights under Sections 2.14, 2.15 and 2.16 are not limited to what the applicable Lender would have received absent the participation (which consent shall not be unreasonably withheld or delayed).
Each Lender that sells a participation shall, acting for this purpose as a non-fiduciary agent of the Borrower, maintain at one of its offices a copy of a register for the recordation of the names and addresses of each Participant and their respective successors and assigns, and principal amount of and interest on the Loans (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to any Participant’s interest in any Additional Term Commitment, Loan or any other obligation under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Additional Term Commitment, Loan or other obligation is in registered form under Section 5f.103-1(c) of the Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and each Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (other than to any Disqualified Institution or natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) to secure obligations of such Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender, and this Section 9.05 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(e)    Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment or Additional Term Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. Each party hereto hereby agrees that (i) neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including its obligations under Section 2.14, 2.15 or 2.16) and no SPC shall be entitled to any greater amount under Section 2.12, 2.13 or 2.14 or any other provision of this Agreement or any other Loan Document that the Granting Lender would have been entitled to receive, (ii) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender) and (iii) the Granting Lender shall for all purposes including approval of any amendment, waiver or other modification of any provision of the Loan Documents, remain the Lender of record hereunder. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any state thereof; provided that (A) in the case of the Borrower, such SPC’s Granting Lender is in compliance in all material respects with its obligations to the Borrower hereunder and (B) each Lender designating any SPC hereby agrees to indemnify, save and hold harmless each other party hereto for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such SPC during such period of forbearance. In addition, notwithstanding anything to the contrary contained in this Section 9.05, any SPC may (1) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Lender and (2)) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC.

(f)    (i) Any assignment or participation by a Lender without the Borrower’s consent to a Disqualified Institution or, to the extent the Borrower’s consent is required under this Section 9.05, to any other Person (each such Person, a “Prohibited Person”), shall be prohibited, and the Borrower shall be entitled to seek specific performance to unwind any such assignment or participation in addition to any other remedies available to the Borrower at law or in equity, including pursuant to Section 9.05(f)(ii); ); provided, that (x) without prejudicing any right or remedy that the Borrower may otherwise have at law or equity, to the extent such Prohibited Person has assigned its Loans to an Eligible Assignee (which is not an Affiliate of such Prohibited Person), the assignment to such Eligible Assignee shall not be retroactively disqualified and the Loans held by such Eligible Assignee shall be deemed effective for all purposes of the Credit Documents irrespective of such Prohibited Person having previously held the applicable Loan and (y) that the foregoing shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Loans to the extent such party was not disqualified at the time of the applicable assignment or participation, as the case may be.
(ii)    If any assignment or participation under this Section 9.05 is made to any Affiliate of any Disqualified Institution (other than any Bona Fide Debt Fund that is not itself a Disqualified Institution) without the Borrower’s prior written consent or any Disqualified Institution (any such Person, a “Disqualified Person”), then the Borrower may, at their sole expense and effort, upon notice to the applicable Disqualified Person and the Administrative Agent, (A) terminate any Commitment of such Disqualified Person and repay all obligations of the Borrower owing to such Disqualified Person, (B) in the case of any outstanding Term Loans, purchase such Term Loans by paying the lesser of (x) par and (y) the amount that such Disqualified Person paid to acquire such Term Loans, in the case of clauses (x) and (y), plus accrued interest thereon, accrued fees an all other amounts payable to it hereunder and/or (C) require such Disqualified Person to assign, without recourse (in accordance with and subject to the restrictions contained in this Section 9.05), all of its interests, rights and obligations under this Agreement to one or more Eligible Assignees; provided that (I) in the case of clause (B), the applicable Disqualified Person has received payment of an amount equal to the lesser of (1) par and (2) the amount that such Disqualified Person paid for the applicable Loans , accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the Borrower, (II) in the case of clauses (A) and (B), the Borrower shall be liable to the relevant Disqualified Person under Section 2.15 if any LIBO Rate Loan owing to such Disqualified Person is repaid or purchased other than on the last day of the Interest Period relating thereto and (III) in the case of clause (C), the relevant assignment shall otherwise comply with this Section 9.05 (except that (X) no registration and processing fee required under this Section 9.05 shall be required with any assignment pursuant to this paragraph and (Y) any Term Loan acquired by any Affiliated Lender pursuant to this paragraph will not be included in calculating compliance with the Affiliated Lender Cap for a period of 90 days following such transfer; provided that, to the extent the aggregate principal amount of Term Loans and Additional Term Loans held by Affiliated Lenders exceeds the Affiliated Lender Cap on the 91st day following such transfer, then such excess amount shall either be (x) contributed to the Borrower or any of its subsidiaries and retired and cancelled immediately upon such contribution or (y) automatically cancelled). Nothing in this Section 9.05(f) shall be deemed to prejudice any right or remedy that the Borrower may otherwise have at law or equity. Each Lender acknowledges and agrees that the Borrower and its Subsidiaries will suffer irreparable harm if such Lender breaches any obligation under this Section 9.05 insofar as such obligation relates to any assignment, participation or pledge to any Affiliate of any Disqualified Institution without the Borrower’s prior written consent. Additionally, each Lender agrees that the Borrower may seek to obtain specific performance or other equitable or injunctive relief to enforce this Section 9.05(f)(ii) against such Lender with respect to such breach without posting a bond or presenting evidence of irreparable harm.
(iii)    The parties to this Agreement hereby acknowledge and agree that neither the Administrative Agent nor any Arranger, solely in their respective capacities as such, shall be deemed to have any duty or responsibility or to incur any liabilities as a result of a breach of this Section 9.05(f) by any other Lender, nor shall the Administrative Agent nor any Arranger, in their respective capacities as such, have any duty, responsibility or liability to monitor or enforce assignments, participations or other actions in respect of Disqualified Institutions or otherwise take (or omit to take) any action with respect thereto; provided, for the avoidance of doubt, that notwithstanding anything herein to the contrary, neither the Administrative Agent nor any Arranger shall be relieved of its obligation to comply with this Section 9.05(f) in its capacity as a Lender hereunder.

(g)    Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans to an Affiliated Lender on a non-pro rata basis (A) through Dutch Auctions open to all applicable Lenders on a pro rata basis or (B) through open market purchases, in each case with respect to clauses (A) and (B), without the consent of the Administrative Agent; provided that:
(i)    any Term Loans acquired by the Borrower or any of their respective subsidiaries shall be retired and cancelled immediately upon the acquisition thereof; provided that upon any such retirement and cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans or Additional Term Loans, as applicable, shall be deemed reduced by the full par value of the aggregate principal amount of the Term Loans or Additional Term Loans so retired and cancelled, and the principal repayment with respect to the Term Loans pursuant to Section 2.09(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so cancelled;
(ii)    any Term Loans or Additional Term Loans acquired by any Non-Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of their subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans shall be retired and cancelled immediately upon such contribution); provided that upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans so contributed and cancelled, and the principal repayment with respect to the Term Loans pursuant to Section 2.09(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled;
(iii)    [reserved];
(iv)    each Lender participating in any assignment to Affiliated Lenders acknowledges and agrees that in connection with such assignment, (A) the Affiliated Lenders may have, and later may come into possession of Excluded Information, (B) such Lender has independently and, without reliance on the Affiliated Lenders or any of their Subsidiaries, or the Borrower or any of their respective Subsidiaries, the Administrative Agent, the Arrangers or any other Related Parties, made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (C) none of the Affiliated Lenders or any of their Subsidiaries, or the Borrower or any of their respective Subsidiaries shall be required to make any representation that it is not in possession of Excluded Information, (D) none of the Affiliated Lenders or any of their Subsidiaries, or the Borrower or their respective Subsidiaries, the Administrative Agent, the Arrangers or any other Related Parties shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against the Affiliated Lenders and any of their Subsidiaries, and the Borrower and their respective Subsidiaries, the Administrative Agent, the Arrangers and any other Related Parties, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (E) that the Excluded Information may not be available to the Administrative Agent or the other Lenders;

(v)    after giving effect to such assignment and to all other assignments to all Affiliated Lenders, the aggregate principal amount of all Term Loans and Additional Term Loans then held by all Affiliated Lenders shall not exceed 25% of the aggregate principal amount of the Term Loans and Additional Term Loans then outstanding (after giving effect to any substantially simultaneous cancellations thereof) (the “Affiliated Lender Cap”); provided that each of the parties hereto agrees and acknowledges that the Administrative Agent shall not be liable for any losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever incurred or suffered by any Person in connection with any compliance or non-compliance with this clause (g)(v) or any purported assignment exceeding such percentage (it being understood and agreed that the cap set forth in this clause (v) is intended to apply to any Loans made available by Affiliated Lenders by means other than formal assignment (e.g., as a result of an acquisition of another Lender (other than a Debt Fund Affiliate) by an Affiliated Lender or the provision of Additional Term Loans by an Affiliated Lender); provided further, except as specifically set forth in clause (f), that to the extent that any assignment to any Affiliated Lender would result in the aggregate principal amount of all Term Loans and Additional Term Loans held by Affiliated Lenders exceeding the Affiliated Lender Cap (after giving effect to any substantially simultaneous cancellations thereof), the assignment of the relevant excess amount shall be automatically cancelled;
(vi)    in connection with any assignment effected pursuant to a Dutch Auction and/or open market purchase conducted by the Borrower or any of its subsidiaries, no Default or Event of Default shall have occurred and be continuing at the time of acceptance of bids for the Dutch Auction or the confirmation of such open market purchase;
(vii)    in connection with each assignment pursuant to this clause (g), the Administrative Agent shall have been provided written notice in connection with each assignment to an Affiliated Lender or a Person that upon effectiveness of such assignment would constitute an Affiliated Lender with respect to the identity of such Affiliated Lender and the amount of the Loans being assigned thereto;
(viii)    by its acquisition of Term Loans or Additional Term Loans, an Affiliated Lender shall be deemed to have acknowledged and agreed that:
(A)    the Term Loans and Additional Term Loans held by such Affiliated Lender shall be disregarded in both the numerator and denominator in the calculation of Required Lenders or any other Lender vote (or the Term Loans and Additional Term Loans held by such Affiliated Lender shall be deemed to be voted pro rata along with the other Lenders that are not Affiliated Lenders), except that such Affiliated Lender shall have the right to vote (and the Term Loans and Additional Term Loans held by such Affiliated Lender shall not be so disregarded) with respect to any amendment, modification, waiver, consent or other action that requires the vote of all Lenders or all Lenders directly and adversely affected thereby, as the case may be; provided that no amendment, modification, waiver, consent or other action shall (1) disproportionately affect such Affiliated Lender in its capacity as a Lender as compared to other Lenders of the same Class that are not Affiliated Lenders or (2) deprive any Affiliated Lender of its share of any payments which the Lenders are entitled to share on a pro rata basis hereunder, in each case without the consent of such Affiliated Lender; and
(B)    Affiliated Lenders, solely in their capacity as an Affiliated Lender, will not be entitled to (i) attend (including by telephone) or participate in any meeting or discussions (or portion thereof) among the Administrative Agent or any Lender or among Lenders to which the Loan Parties or their representatives are not invited or (ii) receive any information or material prepared by the Administrative Agent or any Lender or any communication by or among the Administrative Agent and one or more Lenders, except to the extent such information or materials have been made available by the Administrative Agent or any Lender to any Loan Party or its representatives (and in any case, other than the right to receive notices of Borrowings, prepayments and other administrative notices in respect of its Term Loans or Additional Term Loans required to be delivered to Lenders pursuant to Article 2).

Notwithstanding anything to the contrary contained herein, any Lender may, at any time, assign all or a portion of its rights and obligations under this Agreement in respect of its Term Loans or Additional Term Loans, to a Debt Fund Affiliate, and any Debt Fund Affiliate may, from time to time, purchase Term Loans or Additional Term Loans, (x) on a non-pro rata basis through Dutch Auctions open to all applicable Lenders or (y) on a non-pro rata basis through open market purchases without the consent of the Administrative Agent, in each case, without the necessity of meeting the requirements set forth in (or being subject to the restriction of) subclauses (i) through (viii) of this clause (g); provided that the Term Loans or Additional Term Loans of any Debt Fund Affiliates shall not account for more than 49.9% of the amounts included in determining whether the Required Lenders have (A) consented to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Loan Document or any departure by any Loan Party therefrom, or subject to the immediately succeeding paragraph, any plan of reorganization pursuant to the Bankruptcy Code, (B) otherwise acted on any matter related to any Loan Document or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document. Any Term Loans or Additional Term Loans acquired by any Debt Fund Affiliate may (but shall not be required to) be contributed to the Borrower or any of its subsidiaries for purposes of cancellation of such Indebtedness (it being understood that such Term Loans or Additional Term Loans so contributed shall be retired and cancelled immediately upon such contribution); provided that upon such cancellation of Indebtedness, the aggregate outstanding principal amount of the Term Loans or Additional Term Loans shall be deemed reduced, as of the date of such contribution, by the full par value of the aggregate principal amount of the Term Loans or Additional Term Loans so contributed and cancelled, and the principal repayment with respect to the Term Loans pursuant to Section 2.09(a) shall be reduced by the full par value of the aggregate principal amount of Term Loans so contributed and cancelled.
Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, each Affiliated Lender hereby agrees that, if a proceeding under any Debtor Relief Law shall be commenced by or against the Borrower or any other Loan Party at a time when such Lender is an Affiliated Lender, such Affiliated Lender irrevocably authorizes and empowers the Administrative Agent to vote on behalf of such Affiliated Lender with respect to the Term Loans or Additional Term Loans held by such Affiliated Lender in any manner in the Administrative Agent’s sole discretion, unless the Administrative Agent instructs such Affiliated Lender to vote, in which case such Affiliated Lender shall vote with respect to the Term Loans or Additional Term Loans held by it as the Administrative Agent directs; provided that (a) such Affiliated Lender shall be entitled to vote in accordance with its sole discretion (and not in accordance with the direction of the Administrative Agent) and (b) the Administrative Agent shall not be entitled to vote on behalf of such Affiliated Lender, in each case, in connection with any matter to the extent any such matter proposes to treat any Obligations held by such Affiliated Lender in a manner that is different than the proposed treatment of similar Obligations held by Lenders that are not Affiliates of the Borrower.  Each Affiliated Lender hereby irrevocably appoints the Administrative Agent (such appointment being coupled with an interest) as such Affiliated Lender’s attorney-in-fact, with full authority in the place and stead of such Affiliated Lender and in the name of such Affiliated Lender (solely in respect of Term Loans or Additional Term Loans and participations therein and not in respect of any other claim or status such Affiliated Lender may otherwise have), from time to time in the Administrative Agent’s discretion to take any action and to execute any instrument that the Administrative Agent may deem reasonably necessary to carry out the provisions of (but subject to the limitations set forth in) this paragraph.
Section 9.06.    Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect until the Termination Date. The provisions of Sections 2.14, 2.15, 2.16, 9.03 and 9.13 and Article 8 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the occurrence of the Termination Date or the termination of this Agreement or any provision hereof but in each case, subject to the limitations set forth in this Agreement.

Section 9.07.    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and the Fee Letters and any separate letter agreements with respect to fees payable to the Administrative Agent or the Arrangers constitute the entire agreement among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Borrower, the Subsidiaries of the Borrower party hereto and the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of an original executed counterpart of this Agreement.
Section 9.08.    Severability. To the extent permitted by law, any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
Section 9.09.    Right of Setoff. If an Event of Default shall have occurred and be continuing, upon the written consent of the Administrative Agent and each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Administrative Agent or such Lender or Affiliate (including by branches and agencies of the Administrative Agent or such Lender, wherever located) to or for the credit or the account of the Borrower or any Loan Guarantor against any of and all the Secured Obligations held by the Administrative Agent or such Lender or Affiliate, irrespective of whether or not the Administrative Agent or such Lender or Affiliate shall have made any demand under the Loan Documents and although such obligations may be unmatured. Any applicable Lender or Affiliate shall promptly notify the Borrower and the Administrative Agent of such set-off or application; provided that any failure to give or any delay in giving such notice shall not affect the validity of any such set-off or application under this Section. The rights of each Lender, the Administrative Agent and Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender, Administrative Agent or Affiliate may have.
Section 9.10.    Governing Law; Jurisdiction; Consent to Service of Process.
(a)    THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN THE OTHER LOAN DOCUMENTS), WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE ADMINISTRATIVE AGENT AND THE LENDERS RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY LOAN PARTY IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.
(c)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(d)    TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 9.01. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 9.11.    Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
Section 9.12.    Headings. Article and Section headings and the table of contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
Section 9.13.    Confidentiality. The Administrative Agent, each Lender and each Arranger agrees (and each Lender agrees to cause its SPC, if any) to maintain the confidentiality of the Confidential Information (as defined below), except that Confidential Information may be disclosed, subject to the acknowledgement and acceptance by the recipient thereof that such Confidential Information is being disseminated on a confidential basis (on substantially the terms set forth in this Section 9.13 or as is otherwise reasonably acceptable to the Borrower), (a) to its and its Affiliates’ directors (or equivalent managers), officers, employees, independent auditors, other experts and advisors, including accountants, legal counsel and other advisors, or other agents that are retained by such Lender solely to assist with administration of the Loans in the ordinary course of business (collectively, the “Representatives”) on a “need to know” basis solely in connection with the transactions completed hereby and who are informed of the confidential nature of such Confidential Information and are or have been advised of their obligation to keep such Confidential Information of this type confidential; provided that such Person shall be responsible for its Affiliates’ and their Representatives’ compliance with this paragraph, (b) upon the demand or request of any regulatory (including any self-regulatory body, such as the National Association of Insurance Commissioners), governmental or administrative authority that has jurisdiction over such Person or its Affiliates (in which case such Person shall (i) except with respect to any audit or examination conducted by bank accountants or any Governmental Authority exercising examination or regulatory authority, to the extent permitted by law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (c) to the extent compelled by legal, judicial or administrative proceeding, in any such legal, judicial or administrative proceeding or otherwise as required by applicable Requirements of Law, rule or regulation (in which case such Person shall (i) to the extent permitted by law, inform the Borrower promptly in advance thereof and (ii) use commercially reasonable efforts to ensure that any such information so disclosed is accorded confidential treatment), (d) to any other party to this Agreement, (e) to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement, including any SPC (in each case other than a Disqualified Institution), (ii) any pledgee referred to in Section 9.05 or (iii) any actual or prospective, direct or indirect contractual counterparty (or its advisors) to any Derivative Transaction (including any credit default swap) or similar derivative product relating to the Loan Parties and their obligations, (f) with the prior written consent of the Borrower, (g) to the extent applicable and reasonably necessary or advisable, for purposes of establishing a “due diligence” defense and (h) to the extent such Confidential Information (X) becomes publicly available other than as a result of a breach of this Section and from a source that is not, to the Administrative Agent or such Lender, as applicable, subject to any confidentiality obligations to any Loan Party, the Sponsor or any affiliate thereof, by such Person, its Affiliates or their respective Representatives or (Y) becomes available to the Administrative Agent or any Lender on a non-confidential basis other than as a result of a breach of this Section from a source other than a Loan Party. For the purposes of this Section, “Confidential Information” means all information received relating to the Loan Parties and/or any of their subsidiaries and their respective businesses, the Sponsor or the Transactions (including any information obtained by the Administrative Agent, any Lender or any Arranger, or any of their respective Affiliates or Representatives, based on a review of the books and records relating to the Borrower and/or any of its subsidiaries and their respective Affiliates from time to time, including prior to the date hereof) other than any such information that is or becomes publicly available to the Administrative Agent, any Arranger or any Lender on a non-confidential basis and from a source that is not, to the Administrative Agent or such Lender, as applicable, subject to any confidentiality obligations to any Loan Party, the Sponsor or any affiliate thereof, prior to disclosure by any Loan Party. For the avoidance of doubt, in no event shall any disclosure of such Confidential Information be made to any Disqualified Institution (which was a Disqualified Institution at the time such disclosure was made).
Section 9.14.    No Fiduciary Duty. Each of the Administrative Agent, the Arrangers and each Lender and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the Loan Parties, their stockholders and/or their respective Affiliates. Each Loan Party agrees that nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between any Lender, on the one hand, and any Loan Party, its respective stockholders or its respective Affiliates, on the other. The Loan Parties acknowledge and agree that: (i) the transactions contemplated by the Loan Documents (including the exercise of rights and remedies hereunder and thereunder) are arm’s-length commercial transactions between the Lenders, on the one hand, and each Loan Party, on the other, and (ii) in connection therewith and with the process leading thereto, (x) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party, its respective stockholders or its respective Affiliates with respect to the transactions contemplated hereby (or the exercise of rights or remedies with respect thereto) or the process leading thereto (irrespective of whether any Lender has advised, is currently advising or will advise any Loan Party, its respective stockholders or its respective Affiliates on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents and (y) each Lender is acting solely as principal and not as the agent or fiduciary of such Loan Party, its respective management, stockholders, creditors or any other Person. Each Loan Party acknowledges and agrees that such Loan Party has consulted its own legal and financial advisors to the extent it deemed appropriate and that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto. Each Loan Party agrees that it will not claim that any Lender owes a fiduciary or similar duty to such Loan Party in connection with such transaction or the process leading thereto.
Section 9.15.    Several Obligations; Violation of Law. The respective obligations of the Lenders hereunder are several and not joint and the failure of any Lender to make any Loan or perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder.
Section 9.16.    USA PATRIOT Act. Each Lender that is subject to the requirements of the USA PATRIOT Act hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies the Borrower and each Loan Guarantor, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify the Loan Parties in accordance with the USA PATRIOT Act. This notice is given in accordance with the requirements of the USA PATRIOT Act and is effective as to the Administrative Agent and each Lender. Each Borrower and each Loan Party hereby acknowledges and agrees that the Administrative Agent shall be permitted to share any or all such information provided to the Administrative Agent pursuant to the USA PATRIOT Act with the Lenders.

Section 9.17.    Disclosure. Each Loan Party and each Lender hereby acknowledges and agrees that the Administrative Agent and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with any of the Loan Parties and their respective Affiliates.
Section 9.18.    Appointment for Perfection. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Administrative Agent and the Lenders, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession. Should any Lender (other than the Administrative Agent) obtain possession of any such Collateral, such Lender shall notify the Administrative Agent thereof; and, promptly upon the Administrative Agent’s request therefor shall deliver such Collateral to the Administrative Agent or otherwise deal with such Collateral in accordance with the Administrative Agent’s instructions.
Section 9.19.    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan or under applicable law (collectively, “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.
Section 9.20.    Intercreditor Agreement. REFERENCE IS MADE TO THE INTERCREDITOR AGREEMENT. EACH LENDER HEREUNDER (a) CONSENTS TO THE SUBORDINATION OF LIENS PROVIDED FOR IN THE INTERCREDITOR AGREEMENT, (b) AGREES THAT IT WILL BE BOUND BY AND WILL TAKE NO ACTIONS CONTRARY TO THE PROVISIONS OF THE INTERCREDITOR AGREEMENT AND (c) AUTHORIZES AND INSTRUCTS THE ADMINISTRATIVE AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENT AS “SECOND LIEN REPRESENTATIVE” AND ON BEHALF OF SUCH LENDER . THE PROVISIONS OF THIS SECTION 9.20 ARE NOT INTENDED TO SUMMARIZE ALL RELEVANT PROVISIONS OF THE INTERCREDITOR AGREEMENT. REFERENCE MUST BE MADE TO THE INTERCREDITOR AGREEMENT ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENT AND THE TERMS AND PROVISIONS THEREOF, AND NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENT. THE FOREGOING PROVISIONS ARE INTENDED AS AN INDUCEMENT TO THE LENDERS UNDER THE FIRST LIEN FACILITY TO EXTEND CREDIT AND SUCH LENDERS ARE INTENDED THIRD PARTY BENEFICIARIES OF SUCH PROVISIONS AND THE PROVISIONS OF THE INTERCREDITOR AGREEMENT.
Section 9.21.    Conflicts. Notwithstanding anything to the contrary contained herein, in any other Loan Document (but excluding the Intercreditor Agreement), in the event of any conflict or inconsistency between this Agreement and any other Loan Document (excluding the Intercreditor Agreement), the terms of this Agreement shall govern and control; provided that in the case of any conflict or inconsistency between the Intercreditor Agreement and any other Loan Document, the terms of the Intercreditor Agreement shall govern and control.

Section 9.22.    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

ARTICLE 10 LOAN GUARANTY
Section 10.01.    Guaranty. Each Loan Guarantor hereby agrees that it is jointly and severally liable for, and, as primary obligor and not merely as surety, and absolutely and unconditionally and irrevocably guarantees to the Administrative Agent for the ratable benefit of the Secured Parties the full and prompt payment upon the failure of the Borrower to do so, when and as the same shall become due, whether at stated maturity, upon acceleration or otherwise, and at all times thereafter, of the Secured Obligations (collectively, the “Guaranteed Obligations”). Each Loan Guarantor further agrees that the Guaranteed Obligations may be extended or renewed in whole or in part without notice to or further assent from it, and that it remains bound upon its guarantee notwithstanding any such extension or renewal. If any or all of the Guaranteed Obligations becomes due and payable hereunder, each Loan Guarantor, unconditionally and irrevocably, promises to pay such Guaranteed Obligations to the Administrative Agent and/or the other Secured Parties, on demand, together with any and all expenses which may be incurred by the Administrative Agent and the other Secured Parties in collecting any of the Guaranteed Obligations, to the extent reimbursable in accordance with Section 9.03. Without limiting the generality of the foregoing, each Loan Guarantor unconditionally and irrevocably guarantees the payment of any and all of the Guaranteed Obligations to the Secured Parties whether or not due or payable by the Borrower upon the occurrence of any Event of Default specified in Sections 7.01(f) or 7.01(g), and in such event, irrevocably and unconditionally promises to pay such indebtedness to the Secured Parties, on demand, in lawful money of the U.S.

Section 10.02.    Guaranty of Payment. This Loan Guaranty is a guaranty of payment and not of collection. Each Loan Guarantor waives any right to require the Administrative Agent or any Lender to sue the Borrower, any other Loan Guarantor, any other guarantor, or any other Person obligated for all or any part of the Guaranteed Obligations (each, an “Obligated Party”), or otherwise to enforce its rights in respect of any Collateral securing all or any part of the Guaranteed Obligations. The Administrative Agent may enforce this Loan Guaranty upon the occurrence and during the continuance of an Event of Default.

Section 10.03.    No Discharge or Diminishment of Loan Guaranty.
(a)    Except as otherwise provided for herein, the obligations of each Loan Guarantor hereunder are unconditional, irrevocable and absolute and not subject to any reduction, limitation, impairment or termination for any reason (other than as set forth in Section 10.12), including: (i) any claim of waiver, release, extension, renewal, settlement, surrender, alteration, or compromise of any of the Guaranteed Obligations, by operation of law or otherwise, (ii) any change in the corporate existence, structure or ownership of the Borrower or any other Guarantor of or other Person liable for any of the Guaranteed Obligations, (iii) any insolvency, bankruptcy, reorganization or other similar proceeding affecting any Obligated Party, or their assets or any resulting release or discharge of any obligation of any Obligated Party, (iv) the existence of any claim, setoff or other rights which any Loan Guarantor may have at any time against any Obligated Party, the Administrative Agent, any Lender or any other Person, whether in connection herewith or in any unrelated transactions, (v) any direction as to application of payments by the Borrower or by any other party, (vi) any other continuing or other guaranty, undertaking or maximum liability of a Guarantor or of any other party as to the Guaranteed Obligations, (vii) any payment on or in reduction of any such other guaranty or undertaking, (viii) any dissolution, termination or increase, decrease or change in personnel by the Borrower, or (ix) any payment made to any Secured Party on the Guaranteed Obligations which any such Secured Party repays to the Borrower pursuant to court order in any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, and each Loan Guarantor waives any right to the deferral or modification of its obligations hereunder by reason of any such proceeding.
(b)    Except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.12, the obligations of each Loan Guarantor hereunder are not subject to any defense or setoff, counterclaim, recoupment, or termination whatsoever by reason of the invalidity, illegality, or unenforceability of any of the Guaranteed Obligations or otherwise, or any provision of applicable law or regulation purporting to prohibit payment by any Obligated Party, of the Guaranteed Obligations or any part thereof.
(c)    Further, the obligations of any Loan Guarantor hereunder are not discharged or impaired or otherwise affected by: (i) the failure of the Administrative Agent or any Secured Party to assert any claim or demand or to enforce any remedy with respect to all or any part of the Guaranteed Obligations, (ii) any waiver or modification of or supplement to any provision of any agreement relating to the Guaranteed Obligations, (iii) any release, non-perfection, or invalidity of any indirect or direct security for the obligations of the Borrower for all or any part of the Guaranteed Obligations or any obligations of any other guarantor of or other Person liable for any of the Guaranteed Obligations, (iv) any action or failure to act by the Administrative Agent or any Secured Party with respect to any Collateral securing any part of the Guaranteed Obligations, or (v) any default, failure or delay, willful or otherwise, in the payment or performance of any of the Guaranteed Obligations, or any other circumstance, act, omission or delay that might in any manner or to any extent vary the risk of such Loan Guarantor or that would otherwise operate as a discharge of any Loan Guarantor as a matter of law or equity (other than as set forth in Section 10.12).
Section 10.04.    Defenses Waived. To the fullest extent permitted by applicable law, and except for termination of a Loan Guarantor’s obligations hereunder or as expressly permitted by Section 10.12, each Loan Guarantor hereby waives any defense based on or arising out of any defense of the Borrower or any other Loan Guarantor or arising out of the disability of the Borrower or any other Loan Guarantor or any other party or the unenforceability of all or any part of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of the Borrower or any other Loan Guarantor. Without limiting the generality of the foregoing, each Loan Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and, to the fullest extent permitted by law, any notice not provided for herein, including notices of nonperformance, notices of protest, notices of dishonor, notices of acceptance of this Loan Guaranty, and notices of the existence, creation or incurring of new or additional Guaranteed Obligations, as well as any requirement that at any time any action be taken by any Person against any Obligated Party, or any other Person, including any right (except as shall be required by applicable statute and cannot be waived) to require any Secured Party to (i) proceed against the Borrower, any other guarantor or any other party, (ii) proceed against or exhaust any security held from the Borrower, any other Loan Guarantor or any other party or (iii) pursue any other remedy in any Secured Party’s power whatsoever. The Administrative Agent may, at its election, foreclose on any Collateral held by it by one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable (to the extent permitted by applicable law), accept an assignment of any such Collateral in lieu of foreclosure or otherwise act or fail to act with respect to any Collateral securing all or a part of the Guaranteed Obligations, and the Administrative Agent may, at its election, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Obligated Party or exercise any other right or remedy available to it against any Obligated Party, or any security, without affecting or impairing in any way the liability of such Loan Guarantor under this Loan Guaranty except as otherwise provided in Section 10.12. To the fullest extent permitted by applicable law, each Loan Guarantor waives any defense arising out of any such election even though that election may operate, pursuant to applicable law, to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Loan Guarantor against any Obligated Party or any security.
Section 10.05.    Authorization. The Loan Guarantors authorize the Secured Parties without notice or demand (except as shall be required by applicable statute and cannot be waived), and without affecting or impairing its liability hereunder (except as set forth in Section 10.12), from time to time to:
(a)    change the manner, place or terms of payment of, and/or change or extend the time of payment of, renew, increase, accelerate or alter, any of the Guaranteed Obligations (including any increase or decrease in the principal amount thereof or the rate of interest or fees thereon), any security therefor, or any liability incurred directly or indirectly in respect thereof, and this Loan Guaranty shall apply to the Guaranteed Obligations as so changed, extended, renewed or altered;
(b)    take and hold security for the payment of the Guaranteed Obligations and sell, exchange, release, impair, surrender, realize upon or otherwise deal with in any manner and in any order any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, the Guaranteed Obligations or any liabilities (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and/or any offset there against;
(c)    exercise or refrain from exercising any rights against any Borrower, any other Loan Party or others or otherwise act or refrain from acting;
(d)    release or substitute any one or more endorsers, guarantors, the Borrower, other Loan Parties or other obligors;
(e)    settle or compromise any of the Guaranteed Obligations, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and may subordinate the payment of all or any part thereof to the payment of any liability (whether due or not) of the Borrower to its creditors other than the Secured Parties;

(f)    apply any sums by whomsoever paid or howsoever realized to any liability or liabilities of the Borrower to the Secured Parties regardless of what liability or liabilities of the Borrower remains unpaid;
(g)    consent to or waive any breach of, or any act, omission or default under, this Agreement, any other Loan Document, any Hedge Agreement or any of the instruments or agreements referred to herein or therein, or otherwise amend, modify or supplement this Agreement, any other Loan Document, any Hedge Agreement or any of such other instruments or agreements; and/or
(h)    take any other action which would, under otherwise applicable principles of common law, give rise to a legal or equitable discharge of the Loan Guarantors from their respective liabilities under this Loan Guaranty.
Section 10.06.    Rights of Subrogation. No Loan Guarantor will assert any right, claim or cause of action, including a claim of subrogation, contribution or indemnification that it has against any Loan Party in respect of this Loan Guaranty until the occurrence of the Termination Date.
Section 10.07.    Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Borrower or otherwise, each Loan Guarantor’s obligations under this Loan Guaranty with respect to that payment shall be reinstated at such time as though the payment had not been made. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by the other Loan Guarantors forthwith on demand by the Administrative Agent.
Section 10.08.    Information. Each Loan Guarantor assumes all responsibility for being and keeping itself informed of the Borrower’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that each Loan Guarantor assumes and incurs under this Loan Guaranty, and agrees that none of the Administrative Agent, any Lender or any other Secured Party shall have any duty to advise any Loan Guarantor of information known to it regarding those circumstances or risks.
Section 10.09.    Maximum Liability. It is the desire and intent of the Loan Guarantors and the Secured Parties that this Loan Guaranty shall be enforced against the Loan Guarantors to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The provisions of this Loan Guaranty are severable, and in any action or proceeding involving any state, federal or provincial corporate law, or any state, federal or foreign bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of any Loan Guarantor under this Loan Guaranty would otherwise be held or determined to be avoidable, invalid or unenforceable on account of the amount of such Loan Guarantor’s liability under this Loan Guaranty, then, notwithstanding any other provision of this Loan Guaranty to the contrary, the amount of such liability shall, without any further action by the Loan Guarantors or the Secured Parties, be automatically limited and reduced to the highest amount that is valid and enforceable as determined in such action or proceeding (such highest amount determined hereunder being the relevant Loan Guarantor’s “Maximum Liability”). Each Loan Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the Maximum Liability of each Loan Guarantor without impairing this Loan Guaranty or affecting the rights and remedies of the Secured Parties hereunder; provided that nothing in this sentence shall be construed to increase any Loan Guarantor’s obligations hereunder beyond its Maximum Liability.

Section 10.10.    Contribution. In the event any Loan Guarantor (a “Paying Guarantor”) shall make any payment or payments under this Loan Guaranty or shall suffer any loss as a result of any realization upon any Collateral granted by it to secure its obligations under this Loan Guaranty, each other Loan Guarantor (each, a “Non-Paying Guarantor”) shall contribute to such Paying Guarantor an amount equal to such Non-Paying Guarantor’s “Guarantor Percentage” of such payment or payments made, or losses suffered, by such Paying Guarantor. For purposes of this Article 10, each Non-Paying Guarantor’s “Guarantor Percentage” with respect to any such payment or loss by a Paying Guarantor shall be determined as of the date on which such payment or loss was made by reference to the ratio of (a) such Non- Paying Guarantor’s Maximum Liability as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder) or, if such Non-Paying Guarantor’s Maximum Liability has not been determined, the aggregate amount of all monies received by such Non-Paying Guarantor from the Borrower after the date hereof (whether by loan, capital infusion or by other means) to (b) the aggregate Maximum Liability of all Loan Guarantors hereunder (including such Paying Guarantor) as of such date (without giving effect to any right to receive, or obligation to make, any contribution hereunder), or to the extent that a Maximum Liability has not been determined for any Loan Guarantor, the aggregate amount of all monies received by such Loan Guarantors from the Borrower after the date hereof (whether by loan, capital infusion or by other means). Nothing in this provision shall affect any Loan Guarantor’s several liability for the entire amount of the Guaranteed Obligations (up to such Loan Guarantor’s Maximum Liability). Each of the Loan Guarantors covenants and agrees that its right to receive any contribution under this Loan Guaranty from a Non-Paying Guarantor shall be subordinate and junior in right of payment to the Secured Obligations until the Termination Date. This provision is for the benefit of the Administrative Agent, the Lenders and the other Secured Parties and may be enforced by any one, or more, or all of them in accordance with the terms hereof.
Section 10.11.    Liability Cumulative. The liability of each Loan Guarantor under this Article 10 is in addition to and shall be cumulative with all liabilities of such Loan Guarantor to the Administrative Agent and the Lenders under this Agreement and the other Loan Documents to which such Loan Guarantor is a party or in respect of any obligations or liabilities of the other Loan Guarantors, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.
Section 10.12.    Release of Loan Guarantors. Notwithstanding anything in Section 9.02(b) to the contrary, a Subsidiary Guarantor shall automatically be released from its obligations hereunder and its Loan Guaranty shall be automatically released (a) upon the consummation of any transaction or related series of transactions permitted hereunder if as a result thereof such Subsidiary Guarantor shall cease to be a Subsidiary (or becomes an Excluded Subsidiary); provided that no such release shall occur if such Subsidiary Guarantor continues to be a guarantor in respect of the First Lien Facility or any Refinancing Indebtedness in respect of the foregoing; provided, further that that no such release shall occur if such Subsidiary Guarantor becomes an Excluded Subsidiary pursuant to clause (a) of the definition of “Excluded Subsidiary” unless at the time such guarantor is to become an Excluded Subsidiary, after giving pro forma effect to such release and consummation of the transaction that would cause such guarantor to become an Excluded Subsidiary, such release shall constitute a new Investment by the Borrower in such Person therein at the date of such release in an amount equal to the portion of the fair market value of the net assets of such Excluded Subsidiary attributable to the Borrower’s or any Subsidiary’s equity interest therein as reasonably estimated by the Borrower in good faith (and such release shall only be permitted to the extent such Investment is permitted under Section 6.06), or (b) upon the occurrence of the Termination Date; provided further that, to the extent any Subsidiary became a Subsidiary Guarantor in order to consummate a merger, consolidation or amalgamation permitted under clause (y) (A) of the proviso to Section 6.07(a)(ii), any such release under clause (a) hereof shall constitute an Investment as if such merger, consolidation or amalgamation had been consummated pursuant to clause (y) of the proviso to Section 6.07(a)(ii)(y) as of the date of such release. In connection with any such release, the Administrative Agent shall promptly execute and deliver to any Loan Guarantor, at such Loan Guarantor’s expense, all documents that such Loan Guarantor shall reasonably request to evidence termination or release. Any execution and delivery of documents pursuant to the preceding sentence of this Section 10.12 shall be without recourse to or warranty by the Administrative Agent (other than as to the Administrative Agent’s authority to execute and deliver such documents).

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

8TH AVENUE FOOD & PROVISIONS, INC.

By:	/s/ James E. Dwyer, Jr.
Name:	James E. Dwyer, Jr.
Title:	President and Chief Executive Officer

AGRICORE UNITED HOLDINGS INC.

By:	/s/ Edward Irion
Name:	Edward Irion
Title:	President

AMERICAN BLANCHING COMPANY

By:	/s/ James E. Dwyer, Jr.
Name:	James E. Dwyer, Jr.
Title:	President and Chief Executive Officer

ATTUNE FOODS, LLC

By:	/s/ James E. Dwyer, Jr.
Name:	James E. Dwyer, Jr.
Title:	President

DAKOTA GROWERS PASTA COMPANY, INC.

By:	/s/ Edward Irion
Name:	Edward Irion
Title:	President and Chief Executive Officer

DNA DREAMFIELDS COMPANY, LLC

By:	/s/ Edward Irion
Name:	Edward Irion
Title:	President and Chief Executive Officer

[Signature Page to Second Lien Credit Agreement]

GB ACQUISITION USA, INC.

By:	/s/ James E. Dwyer, Jr.
Name:	James E. Dwyer, Jr.
Title:	President and Chief Executive Officer

GOLDEN BOY NUT CORPORATION

By:	/s/ James E. Dwyer, Jr.
Name:	James E. Dwyer, Jr.
Title:	President and Chief Executive Officer

GOLDEN NUT COMPANY (USA) INC.

By:	/s/ James E. Dwyer, Jr.
Name:	James E. Dwyer, Jr.
Title:	President and Chief Executive Officer

NUTS DISTRIBUTOR OF AMERICA INC.

By:	/s/ James E. Dwyer, Jr.
Name:	James E. Dwyer, Jr.
Title:	President and Chief Executive Officer

PRIMO PIATTO, INC.

By:	/s/ Edward Irion
Name:	Edward Irion
Title:	President

[Signature Page to Second Lien Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Director

[Signature Page to Second Lien Credit Agreement]

BARCLAYS BANK PLC, as a Lender

By:	/s/ Ritam Bhalla
Name:	Ritam Bhalla
Title:	Director

[Signature Page to Second Lien Credit Agreement]

Final Version

SCHEDULES TO THE
SECOND LIEN CREDIT AGREEMENT
Dated as of October 1, 2018
Among
8TH AVENUE FOOD & PROVISIONS, INC.,
as the Borrower,
THE SUBSIDIARIES OF THE BORROWER
FROM TIME TO TIME PARTY HERETO,

THE FINANCIAL INSTITUTIONS PARTY HERETO,
as Lenders,

BARCLAYS BANK PLC,
as Administrative Agent,
and
BARCLays bank plc, and
goldman sachs bank usA
as Joint Bookrunners and Joint Lead Arrangers
and
BMO CAPITAL MARKETS CORP.
CREDIT SUISSE LOAN FUNDING LLC
CITIGROUP GLOBAL MARKETS INC. and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners
and
Coöperatieve Rabobank U.A., New York Branch and
SunTrust Bank
as Documentation Agents

Schedule 1.01(a)

Commitment Schedule

Lender Name	Term Commitment
Barclays Bank PLC	$100,000,000.00
TOTAL	$100,000,000.00

2

Schedule 1.01(c)

Initial Specified Properties

Name of Company	Address of Owned Real Property	County
Attune Foods, LLC	2545 Prairie Road, Eugene, Oregon 97402	Lane County
Dakota Growers Pasta Company, Inc.	One Pasta Ave. / 11th Street North, Carrington, North Dakota	Foster County
Primo Piatto, Inc.	7300 36th Ave. North, New Hope, Minnesota 55427	Hannepin County
American Blanching Company	155 Rip Wiley Road, Fitzgerald, Georgia 31750	Ben Hill County
American Blanching Company	154 Anderson Memorial Church Road, Fitzgerald, Georgia 31750	Ben Hill County
American Blanching Company	176 Rip Wiley Road, Fitzgerald, Georgia 31750	Ben Hill County
American Blanching Company	224 Snipe Road, Fitzgerald, Georgia 31750	Ben Hill County

3

Schedule 3.13

Capitalization and Subsidiaries

(a)	List of each Subsidiary of the Borrower

Entity	Ownership
1. Agricore United Holdings Inc.	8th Avenue Food & Provisions, Inc. (100%)
2. American Blanching Company	Nuts Distributor of America Inc. (100%)
3. Attune Foods, LLC	8th Avenue Food & Provisions, Inc. (100%)
4. Dakota Growers Pasta Company, Inc.	Agricore United Holdings Inc. (100%)
5. DNA Dreamfields Company, LLC	Dakota Growers Pasta Company, Inc. (100%)
6. GB Acquisition USA, Inc.	8th Avenue Food & Provisions, Inc. (100%)
7. Golden Acquisition Sub, LLC	8th Avenue Food & Provisions, Inc. (100%)
8. Golden Boy Foods Ltd.	PHI Acquisition Limited Partnership (100%)
9. Golden Boy Nut Corporation	Nuts Distributor of America Inc. (100%)
10. Golden Nut Company (USA) Inc.	Nuts Distributor of America Inc. (100%)
11. Nuts Distributor of America Inc.	GB Acquisition USA, Inc. (100%)
12. PHI Acquisition GP ULC	Golden Acquisition Sub, LLC (100%)
13. PHI Acquisition LP ULC	8th Avenue Food & Provisions, Inc. (100%)
14. PHI Acquisition Limited Partnership	PHI Acquisition GP ULC (.03%) PHI Acquisition LP ULC (99.97%)
15. Primo Piatto, Inc.	Dakota Growers Pasta Company, Inc. (100%)

(b)	Type of Entity of Borrower and its Subsidiaries

Entity	Type of Entity
1. 8th Avenue Food & Provisions, Inc.	Missouri corporation
2. Agricore United Holdings Inc.	Delaware corporation
3. American Blanching Company	Georgia corporation
4. Attune Foods, LLC	Delaware limited liability company
5. Dakota Growers Pasta Company, Inc.	North Dakota corporation
6. DNA Dreamfields Company, LLC	Ohio limited liability company
7. GB Acquisition USA, Inc.	Washington corporation
8. Golden Acquisition Sub, LLC	Delaware limited liability company
9. Golden Boy Foods Ltd.	British Columbia corporation
10. Golden Boy Nut Corporation	Delaware corporation
11. Golden Nut Company (USA) Inc.	Washington corporation
12. Nuts Distributor of America Inc.	Washington corporation
13. PHI Acquisition GP ULC	British Columbia unlimited liability company
14. PHI Acquisition LP ULC	British Columbia unlimited liability company
15. PHI Acquisition Limited Partnership	British Columbia limited partnership

4

Entity	Type of Entity
16. Primo Piatto, Inc.	Minnesota corporation

5

Schedule 6.01(h)

Existing Indebtedness

1.
Golden Boy Foods Ltd. is the account party on a letter of credit issued by Bank of Montreal to Avalon Risk Management Insurance Agency, LLC f/b/o the sureties it represents, as beneficiary, in an aggregate face amount not to exceed $700,000, which amount is secured by cash collateral in an amount not to exceed $750,000.

2.	Intercompany Demand Note dated January 30, 2014, that evidences the amount of $30,000,000 made by PHI Acquisition Limited Partnership and payable to Post Holdings, Inc.

3.	Intercompany Demand Note dated January 30, 2014 that evidences the amount of $30,000,000 made by Golden Boy Foods Ltd. and payable to PHI Acquisition Limited Partnership.

6

Schedule 6.02

Existing Liens

1.	Attune Foods, LLC

(a)	Secured Party: General Electric Capital Corporation

(i)
UCC-1 #2014 0130468, covering All Equipment, described therein or otherwise leased to or financed for the Debtor by Secured Party under that certain Flex Lean Rental Agreement (with Purchase Option) No. 9731636001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds there from. Specific equipment; 1 Tenant scrubber Model 5700 S/N 5700-10668927

(b)	NMHG Financial Services, Inc.

(i)
UCC-1 #2014 0865303, covering all of the equipment now or thereafter leased by Lessor to Lessee; and all accessions, additions, replacements, and substitutions thereto and therefore; and all proceeds including insurance proceeds thereof.

(c)	Pacific Office Automation, Inc.

(i)
UCC-1 #2015 4438841, covering all equipment described therein or otherwise, leased to or financed for the Debtor by Secured Party under that certain Total Image Management Agreement No. 7972639-001 including all accessories, accessions, replacements, additions, substitutions, add-ons and upgrades thereto, and any proceeds therefrom.

(d)	U.S. Bank Equipment Finance, a Division of U.S. Bank National Association

(i)
UCC-1 #2018 0064267, covering specific equipment 1 - T16 Rider together with all replacements, parts, repairs, additions, accessions and accessories incorporated therein or affixed or attached thereto and any and all proceeds of the foregoing, including without limitation, insurance recoveries.

2.	Dakota Growers Pasta Company, Inc.:

(a)	Secured Party: Orbian Financial Services III, LLC

7

(i)
UCC-1 #10-000586320-8, covering all right, title and interest of Dakota Growers Pasta Company, Inc. in and to all accounts, general intangibles or other receivables which (i) are owing to Debtor by General Mills, Inc. (“Account Debtor”), whether now existing or hereafter created, arising out of Debtor’s sale and delivery of goods and-or services to Account Debtor, and (ii) have been purchased by the Secured Party from the Debtor from time to time, and any and all proceeds of the foregoing.

8

Schedule 6.06

Existing Investments

None.

9

Schedule 6.08

Sale and Lease Back Transactions

None.

10

Schedule 6.09

Transactions with Affiliates

1.	Advisory Services Agreement dated as of October 1, 2018 by and among 8th Avenue Food & Provisions, Inc., THL Managers VIII, LLC and Post Holdings, Inc.

2.	Master Services Agreement dated as of October 1, 2018 by and between Post Holdings, Inc. and 8th Avenue Food & Provisions, Inc.

3.	Trademark and Domain Name License Agreement, effective as of June 1, 2018, by and between Attune Foods, LLC and Post Consumer Brands, LLC

4.	Trademark and Domain Name License Agreement, effective as of October 1, 2018, by and between Post Holdings, Inc. and 8th Avenue Food & Provisions, Inc.

5.	Master Supply Agreement, effective as of July 20, 2018, by and between Dakota Growers Pasta Company, Inc. and Bob Evans Farms, LLC

6.	Co-Packing Agreement by and between Post Holdings, Inc. and its subsidiaries and affiliates and Attune Foods, LLC dated July 30, 2018

7.	Tax Sharing Agreement dated as of October 1, 2018 by and among Post Holdings, Inc., 8th Avenue Food & Provisions, Inc. and THL Equity Fund VIII Investors (PB), LLC

8.
Registration Rights Agreement dated as of October 1, 2018 among 8th Avenue Food & Provisions, Inc. and THL Equity Fund VIII Investors (PB), LLC, Thomas H. Lee Equity Fund VIII, L.P. and Thomas H. Lee Parallel Fund VIII, L.P.

9.
Management Rights Letter dated as of October 1, 2018 by and between 8th Avenue Food & Provisions, Inc., Thomas H. Lee Equity Fund VIII, L.P., Thomas H. Lee Parallel Fund VIII, L.P., THL Executive Fund VIII, L.P. and THL Fund VIII Coinvestment Partners, L.P.

11

Schedule 9.01
Borrower’s Website Address for Electronic Delivery
None; Not Applicable.

12

Final Form
EXHIBIT A
Administrative Questionnaire
[On file with the Administrative Agent.]

A-1

EXHIBIT B

[FORM OF]
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between the Assignor identified in item 1 below (the “Assignor”) and the Assignee identified in item 2 below (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, but not limited to, letters of credit and guarantees included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”). In the case where the Assigned Interest covers all of the Assignor’s rights and obligations under the Credit Agreement, the Assignor shall cease to be a party thereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03 of the Credit Agreement with respect to facts and circumstances occurring on or prior to the Effective Date and subject to its obligations hereunder and under Section 9.13 of the Credit Agreement. Such sale and assignment is (i) subject to acceptance and recording thereof in the Register by the Administrative Agent pursuant to Section 9.05(b)(v) of the Credit Agreement, (ii) without recourse to the Assignor and (iii) except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor: ______________________________

B-1-1

2.	Assignee: ______________________________
[and is an Affiliate/Approved Fund of [identify Lender]]1
3.    Borrower:    8th Avenue Food & Provisions, Inc.
4.    Administrative Agent:    Barclays Bank PLC, as administrative agent under the Credit Agreement
5.    Credit Agreement:    The Second Lien Credit Agreement, dated as of October 1, 2018, by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders.

6.    Assigned Interest:

Aggregate Amount of Commitment/Loans	Class of Loans Assigned	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans under Relevant Class[2]	CUSIP Number
$		$	%
$		$	%
$		$	%

7.    Trade Date: [_________]
8.    THE PARTIES HERETO ACKNOWLEDGE ANY ASSIGNMENT OR PARTICIPATION TO A DISQUALIFIED INSTITUTION OR AN AFFILIATE OF A DISQUALIFIED INSTITUTION WITHOUT THE CONSENT OF THE BORROWER SHALL BE PROHIBITED PURSUANT TO THE TERMS OF THE CREDIT AGREEMENT AND THE BORROWER SHALL BE ENTITLED TO PURSUE ALL OF THE REMEDIES DESCRIBED IN SECTION 9.05 OF THE CREDIT AGREEMENT, INCLUDING THE RIGHT TO SEEK SPECIFIC PERFORMANCE TO UNWIND ANY SUCH ASSIGNMENT OR PARTICIPATION IN ADDITION TO ANY OTHER REMEDIES AVAILABLE TO THE BORROWER AT LAW OR IN EQUITY; PROVIDED THAT THE FOREGOING SHALL NOT APPLY RETROACTIVELY TO DISQUALIFY ANY PARTIES THAT HAVE PREVIOUSLY ACQUIRED AN ASSIGNMENT OR PARTICIPATION INTEREST IN THE LOANS TO THE EXTENT SUCH PARTY WAS NOT DISQUALIFIED AT THE TIME OF THE APPLICABLE ASSIGNMENT OR PARTICIPATION, AS THE CASE MAY BE.

_____________________
1 Select as applicable.
2 Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

B-1-2

Effective Date: _____________ ___, 20___ [TO BE INSERTED BY THE ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR].
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:
ASSIGNEE REPRESENTS AND WARRANTS THAT (I) IT IS NOT A DISQUALIFIED INSTITUTION AND (II) IT IS NOT AN AFFILIATE OF A DISQUALIFIED INSTITUTION [(OTHER THAN A BONA FIDE DEBT FUND)]3.

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

_____________________
3 To be completed by Assignee. Insert bracketed language only if Assignee is a Bona Fide Debt Fund that is an Affiliate of a company competitor and not otherwise identified on the list of Disqualified Institutions.

B-1-3

[Consented to and][4] Accepted:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

_____________________
4 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

B-1-4

[Consented to:]5

8TH AVENUE FOOD & PROVISIONS, INC., as Borrower

By:
Name:
Title:

_____________________
5 To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

B-1-5

Annex 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1.    Representations and Warranties.
1.1 Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim, (iii) its Commitment, and the outstanding balances of its Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth herein, and (iv) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) makes no representation or warranty and assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto (other than this Assignment and Assumption) or any collateral thereunder, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents, any other instrument or document furnished in connection therewith or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of their respective Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document or any other instrument or document furnished pursuant thereto.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it is an Eligible Assignee and not an Affiliate of any Person identified in clause (i) or (ii) of the definition of “Disqualified Institution” set forth in the Credit Agreement (other than a Bona Fide Debt Fund satisfying the proviso to such definition) and has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it is [not]6 an Affiliated Lender, (iii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iv) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (v) it has received a copy of the Credit Agreement and the Intercreditor Agreement, together with copies of the most recent financial statements referred to in Section 3.04(a) of the Credit Agreement or delivered pursuant to Section 5.01(a) or (b) of the Credit Agreement, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, (vi) it is sophisticated with respect to decisions to acquire assets of the type represented by the Assigned Interest and either it, or the Person exercising discretion in making its decision to acquire the Assigned Interest, is experienced in acquiring assets of such type, (vii) it has delivered a true and complete Administrative Questionnaire substantially in the form of Exhibit A to the Credit Agreement and (viii) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to Section 2.16 of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, (ii) it appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers and discretion under the Credit Agreement, the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Administrative Agent, by the terms thereof, together with such powers as are reasonably incidental thereto, and (iii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
____________________
6 Bracketed language shall be removed when the Assignee is an Affiliated Lender.

Annex1 to Exhibit B-1-1

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. Section 9.10(a) of the Credit Agreement shall apply to this Assignment and Assumption as if specifically incorporated herein, mutatis mutandis.

Annex1 to Exhibit B-1-2

Exhibit C
[FORM OF]
COMPLIANCE CERTIFICATE
[______ __, 20__]
To:    The Administrative Agent and each of the Lenders parties to the
    Credit Agreement described below
This Compliance Certificate is furnished pursuant to that certain Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

THE UNDERSIGNED HEREBY CERTIFIES, AS A FINANCIAL OFFICER OF THE BORROWER, IN SUCH CAPACITY AND NOT IN AN INDIVIDUAL CAPACITY, THAT7:
1.I am the duly elected              of the Borrower and a Financial Officer of the Borrower;
2.    I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of the Borrower and its Subsidiaries, on a consolidated basis, during the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements;
3.     [Schedule 1 attached hereto sets forth reasonably detailed calculations of Consolidated Total Assets as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Consolidated Total Assets as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the Credit Agreement];
4.     [Schedule 2 attached hereto sets forth reasonably detailed calculations of the Available Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Available Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the Credit Agreement];
5.    [Schedule 3 attached hereto sets forth reasonably detailed calculations of the Available Excluded Contribution Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the attached financial statements][There has been no change to the Available Excluded Contribution Amount as of the last day of the [Fiscal Quarter][Fiscal Year] covered by the financial statements attached to the Compliance Certificate previously delivered pursuant to the Credit Agreement];

_____________________
7 Delivery of Compliance Certificate required commencing with the Fiscal Quarter ended March 31, 2019.

6.    [Except as described in the disclosure set forth below, the] [The] examinations described in paragraph 2 did not disclose, and I have no knowledge of [(i)] the existence of any condition or event which constitutes a Default or Event of Default that has occurred and is continuing as of the date of this Compliance Certificate and [(ii) the disclosure set forth below specifies, in reasonable detail, the nature of any such condition or event and any action taken or proposed to be taken with respect thereto].
7.    [For annual certificates (commencing with the Fiscal Year ending on or about September 30, 2019), add: Schedule 1 attached hereto sets forth reasonably detailed calculations of Excess Cash Flow for such Fiscal Year.]
8.    [Attached as Schedule 5 hereto is a list identifying each subsidiary of the Borrower as a Subsidiary or an Unrestricted Subsidiary as of the date hereof.] [There has been no change in the list of Subsidiaries or Unrestricted Subsidiaries since [the Closing Date] [the date of the last Compliance Certificate]].
9.    [Attached as Schedule 6 hereto is a summary of the pro forma adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries from the consolidated statement of income and the consolidated balance sheet delivered pursuant to Section 5.01 of the Credit Agreement.]8
10.    Attached as Schedule [7] hereto is a reasonably detailed calculation of Consolidated Adjusted EBITDA for the Test Period ended on the last day of the relevant Fiscal Quarter[, and any amounts constituting expected cost savings, operating improvements and expense reductions, product margin synergies and other synergies that were added back in reliance on clause (x)(B) of the definition of “Consolidated Adjusted EBITDA” in the Credit Agreement are, in my good faith determination, reasonably identifiable and factually supportable and reasonably expected to be realized within 24 months of the event giving rise thereto] [, and any amounts constituting cost savings and fees that were added back in reliance on clause (x) of the definition of “Consolidated Adjusted EBITDA” in the Credit Agreement are, in my good faith determination, reasonably identifiable and factually supportable].9
[The description below sets forth the exceptions to paragraph 6 by listing, in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________]
[Signature Page Follows]

_____________________
8 Only required if a subsidiary of the Borrower is designated as an Unrestricted Subsidiary at the time of delivery of the applicable Compliance Certificate.
9 Bracketed language relating to expected cost savings, etc. is only required to extent calculation of Consolidated Adjusted EBITDA includes amounts added back in reliance on clause (x) of the definition thereof.

The foregoing certifications, together with the information set forth in the Schedules hereto and the financial statements delivered with this Compliance Certificate in support hereof, are made and delivered as of the date first written above.

8TH AVENUE FOOD & PROVISIONS, INC., as Borrower

By:
Name:
Title:

SCHEDULE 1
Calculation of Consolidated Total Assets

Schedule 1 to Exhibit C

SCHEDULE 2
Calculation of Available Amount

Schedule 2 to Exhibit C

SCHEDULE 3
Calculation of Consolidated Excluded Contribution Amount

Schedule 3 to Exhibit C

SCHEDULE 4
Calculation of Excess Cash Flow

Schedule 4 to Exhibit C

SCHEDULE 5
List of Subsidiaries of the Borrower

Schedule 5 to Exhibit C

SCHEDULE 6
Summary of Pro Forma Adjustments

Schedule 6 to Exhibit C

SCHEDULE 7
Calculation of Consolidated Adjusted EBITDA

Schedule 7 to Exhibit C

EXHIBIT D

[FORM OF]
JOINDER AGREEMENT
THIS JOINDER AGREEMENT (this “Agreement”), dated as of ______________, 20___, is entered into between ________________________________, a ________________ (the “New Subsidiary”) and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative agent and collateral agent, the “Administrative Agent”), under that certain Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and the Administrative Agent. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement.
The New Subsidiary and the Administrative Agent, for the benefit of the Lenders, hereby agree as follows:
1.    The New Subsidiary hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the New Subsidiary will be deemed to be a Loan Party under the Credit Agreement and a Loan Guarantor for all purposes of the Credit Agreement and shall have all of the rights, benefits, duties and obligations of a Loan Party and a Loan Guarantor thereunder as if it had executed the Credit Agreement. The New Subsidiary hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Credit Agreement, including without limitation (a) all of the covenants set forth in Articles 5 and 6 of the Credit Agreement and (b) all of the guaranty obligations set forth in Article 10 of the Credit Agreement. Without limiting the generality of the foregoing terms of this paragraph 1, the New Subsidiary, subject to the limitations set forth in Section 10.09 of the Credit Agreement, hereby absolutely and unconditionally guarantees, jointly and severally with the other Loan Guarantors, to the Administrative Agent and the Lenders, the prompt payment of the Guaranteed Obligations in full when due (whether at stated maturity, upon acceleration or otherwise) to the extent of and in accordance with Article 10 of the Credit Agreement.
2.    The New Subsidiary is, simultaneously with the execution of this Agreement, executing and delivering such Collateral Documents as requested by the Administrative Agent in accordance with the Credit Agreement.
3.    The New Subsidiary hereby waives acceptance by the Administrative Agent and the Lenders of the guaranty by the New Subsidiary upon the execution of this Agreement by the New Subsidiary.
4.    This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or by email as a “.pdf” or “.tif” attachment shall be effective as delivery of a manually executed counterpart of this Agreement. This Agreement shall constitute a “Loan Document” under the Credit Agreement.
5.    THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

[Signature Page Follows]

IN WITNESS WHEREOF, the New Subsidiary has caused this Agreement to be duly executed by its authorized officer in favor of the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[NEW SUBSIDIARY]

By:
Name:
Title:

Acknowledged and accepted:

BARCLAYS BANK PLC, as Administrative Agent

By:
Name:
Title:

EXHIBIT E

[FORM OF]
BORROWING REQUEST
BARCLAYS BANK PLC,
as Administrative Agent

[●]
Attention: [●]
Fax: [●]

________ ___, 201_10
Ladies and Gentlemen:
Reference is made to the Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meaning set forth in the Credit Agreement.
The undersigned hereby gives you notice pursuant to Section 2.03 of the Credit Agreement that the Borrower requests the Borrowings under the Credit Agreement to be made on [insert applicable date], and in that connection sets forth below the terms on which the Borrowings are requested to be made:

(A)	Date of Borrowing (which shall be a Business Day) [ ], 20[_]

(B)	Principal Amount of Borrowing [ ][11]

(C)	Type of Borrowing [ ][12]

_________________________________
10 Must be notified in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by a Responsible Officer of the Borrower (a) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days (or, in the case of a LIBO Rate Borrowing to be made on the Closing Date, not later than 12:00 noon, New York City time, one Business Day) before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing (or, in the case of an ABR Borrowing to be made on the Closing Date, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing).
11 To be in an integral multiple of $100,000 and a minimum principal amount of $1,000,000.
12 State whether a LIBO Rate Borrowing or ABR Borrowing.

(D)	Interest Period and the last day thereof[13] [ ]
(in the case of a LIBO Rate Borrowing)

(E)	Amount, Account Number and Location for the Borrower’s account or any other designated account(s) to which funds are to be disbursed

Wire Transfer Instructions:
Amount	$[ ]
Bank:	[ ]
ABA No.:	[ ]
Account No.:	[ ]
Account Name:	[ ]

[Signature Page Follows]

_____________________
13 State whether one, two, three or six months (or to the extent available to all relevant affected Lenders, twelve months or a shorter period).

8TH AVENUE FOOD & PROVISIONS, INC., as Borrower

By:
Name:
Title:

EXHIBIT F
[FORM OF]
PROMISSORY NOTE
[$] [●]    New York, New York
    [●], 20[●]
FOR VALUE RECEIVED, the undersigned, 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), hereby promises to pay on demand to [                    ] (the “Lender”) or its registered assigns, at the office of BARCLAYS BANK PLC at [____________________], [Term Loans] in the principal sum of $[●] or such lesser amount as is outstanding from time to time, on the dates and in the amounts set forth in the Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders, in lawful money of the United States of America. The Borrower promises to pay interest from the date of such Loans on the principal amount thereof from time to time outstanding, in like funds, at said office, in each case, in the manner and at the rate or rates per annum and payable on the dates provided in the Credit Agreement. Capitalized terms used but not defined in this Promissory Note (this “Note”) shall have the meanings assigned to them in the Credit Agreement.

The Borrower promises to pay interest on any overdue principal and, to the extent permitted by law, overdue interest from the due dates, in each case, in the manner and at the rate or rates provided in the Credit Agreement.
Except as otherwise provided in the Loan Documents, the Borrower hereby waives diligence, presentment, demand, protest and notice of any kind to the extent possible under any Requirements of Law. The non-exercise by the holder hereof of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.
All Borrowings evidenced by this promissory note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedules attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such notation shall not affect the obligations of the Borrower under this Note.
This Note is one of the promissory notes referred to in the Credit Agreement that, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Note is entitled to the benefit of the Credit Agreement and the obligations hereunder are guaranteed and secured as provided therein and in the other Loan Documents referred to in the Credit Agreement.

F-1

THE ASSIGNMENT OF THIS NOTE AND ANY RIGHTS WITH RESPECT THERETO IS SUBJECT TO THE PROVISIONS OF THE CREDIT AGREEMENT, INCLUDING THE PROVISIONS GOVERNING THE REGISTER AND THE PARTICIPANT REGISTER.
THIS PROMISSORY NOTE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS PROMISSORY NOTE, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

8TH AVENUE FOOD & PROVISIONS, INC.

By:
Name:
Title:

F-2

Schedule A to Note
LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to LIBO Rate Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

Schedule A to Note

Schedule B to Note
LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF LIBO RATE LOANS

Date	Amount of LIBO Rate Loans	Amount Converted to LIBO Rate Loans	Interest Period and LIBO Rate with Respect Thereto	Amount of Principal of LIBO Rate Loans Repaid	Amount of LIBO Rate Loans Converted to ABR Loans	Unpaid Principal Balance of LIBO Rate Loans	Notation Made By

Schedule B to Note

EXHIBIT G
[FORM OF]
INTEREST ELECTION REQUEST

BARCLAYS BANK PLC,
as Administrative Agent

[●]
Attention: [●]
Fax: [●]
[●], 20[●]1
Ladies and Gentlemen:
Reference is made to the Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.
The undersigned hereby gives you irrevocable notice pursuant to Section 2.07 of the Credit Agreement of an interest rate election, and in that connection sets forth below the terms thereof:
(A)on [date] (which is a Business Day) convert $[●]2 of the aggregate outstanding principal amount of the Loans, bearing interest at the [ABR][LIBO] Rate, into a(n) [ABR] [LIBO Rate] Loan [and, in the case of a LIBO Rate Loan, having an Interest Period of [●] month(s)];3
(B)on [date] (which is a Business Day) continue $[●] of the aggregate outstanding principal amount of the [Term] Loans, bearing interest at the [LIBO] Rate, as [LIBO] Rate Loans having an Interest Period of [●] month(s).

____________________
1 Must be notified in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by a Responsible Officer of the Borrower (i) in the case of a LIBO Rate Borrowing, not later than 12:00 noon, New York City time, three Business Days before the date of the proposed election or (ii) in the case of an ABR Borrowing, not later than 10:00 a.m., New York City time, on the date of the proposed election.
2 Not less than an aggregate principal amount as indicated in Section 2.02(c) of the Credit Agreement and in an integral multiple as indicated therein.
3 State whether one, two, three or six months (or to the extent available to all relevant affected Lenders, twelve months or a shorter period).

G-1

(C)

8TH AVENUE FOOD & PROVISIONS, INC., as Borrower

By:
Name:
Title:

G-2

EXHIBIT H

FORM OF SOLVENCY CERTIFICATE

This Solvency Certificate is being executed and delivered pursuant to (i) Section 4.01(g) of that certain First Lien Credit Agreement, dated as of the date hereof, by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation, the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”) and (ii) Section 4.01(g) of that certain Second Lien Credit Agreement, dated as of October 1, 2018 by and among the Borrower, the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC as administrative agent and collateral agent for the lenders party thereto (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”, and together with the First Lien Credit Agreement, the “Credit Agreements”; the terms defined therein being used herein as therein defined).
The undersigned, in his capacity as [_______________] of 8th Avenue Food & Provisions, Inc. (the “Borrower”), and not in his individual capacity, hereby certifies that, as of the date hereof, after giving effect to the Transactions being consummated on the date hereof:
(a)    The fair value of the property of the Borrower and its Subsidiaries, on a consolidated basis, is greater than the total amount of the liabilities, including contingent liabilities, of the Borrower and its Subsidiaries on a consolidated basis. In computing the amount of any contingent liabilities on the date hereof, such liabilities shall have been computed at the amount that, in light of all of the facts and circumstances existing on the date hereof, represents the amount that can be reasonably expected to become an actual or matured liability.
(b)    The present fair saleable value of the assets of the Borrower and its Subsidiaries, on a consolidated basis, is not less than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries, on a consolidated basis, on their debts as they become absolute and matured.
(c)    The Borrower and its Subsidiaries, on a consolidated basis, do not intend to incur debts or liabilities beyond their ability to pay such debts and liabilities as they mature in the ordinary course of business.
(d)    The Borrower and its Subsidiaries, on a consolidated basis, are not engaged in business or a transaction for which their property would constitute an unreasonably small capital.
(e)    The Borrower and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, contingent obligations and other commitments as they mature in the ordinary course of business. In computing the amount of any contingent liabilities on the date hereof, such liabilities shall have been computed at the amount that, in light of all of the facts and circumstances existing on the date hereof, represents the amount that can be reasonably expected to become an actual or matured liability.
IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

H-1

8TH AVENUE FOOD & PROVISIONS, INC.

By:
Name:
Title: [________________]

H-2

EXHIBIT I-1

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Reference is hereby made to the Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).
Pursuant to the provisions of Section 2.16(f)(ii)(B)(3) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code and (v) no payments under any Loan Document are effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished the Administrative Agent and the Borrower with a duly-executed certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E or any successor form. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform each of the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished each of the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[ ]

I-1-1

EXHIBIT I-2

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”)
Pursuant to the provisions of Section 2.16(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (iv) it is not a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code and (v) no payments with respect to the participation is effectively connected with the undersigned’s conduct of a U.S. trade or business.
The undersigned has furnished its participating Lender with a duly-executed certificate of its non-U.S. Person status on IRS Form W-8BEN or IRS Form W-8BEN-E or any successor form. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

I-2-1

EXHIBIT I-3

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).
Pursuant to the provisions of Section 2.16(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code (v) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code and (vi) no payment with respect to the participation is effectively connected with the conduct of a U.S. trade or business by the undersigned or any direct or indirect partners/members that are claiming the portfolio interest exemption.
The undersigned has furnished its participating Lender with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT]

By:
Name:
Title:
Date: ________ __, 20[ ]

I-3-1

EXHIBIT I-4

[FORM OF]
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is hereby made to the Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”).
Pursuant to the provisions of Section 2.16(f)(ii)(B)(4) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Promissory Notes evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Promissory Notes(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a “bank” extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “ten percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, (v) none of its direct or indirect partners/members is a “controlled foreign corporation” as described in Section 881(c)(3)(C) of the Code and (vi) no payments under any Loan Document are effectively connected with the conduct of a U.S. trade or business by the undersigned or any direct or indirect partners/members that are claiming the portfolio interest exemption.
The undersigned has furnished the Administrative Agent and the Borrower with a duly executed IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN or IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing, and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER]

By:
Name:
Title:
Date: ________ __, 20[ ]

I-4-1

EXHIBIT J

Form of Prepayment Notice

BARCLAYS BANK PLC,
as Administrative Agent

[●]
Attention: [●]
Fax: [●]

________ ___, 201_1
Ladies and Gentlemen:
Reference is made to the Second Lien Credit Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent for the Lenders (in its capacity as administrative and collateral agent, the “Administrative Agent”). Unless otherwise defined herein, capitalized terms used herein shall have the respective meaning set forth in the Credit Agreement.
The undersigned hereby gives you notice pursuant to Section 2.10 of the Credit Agreement that:

1.	The Borrower will make a prepayment of the principal of Term Loans to be prepaid in the amount of $[_____] on [insert applicable date].

2.	The Term Loans to be prepaid are of the following Type: [LIBO Rate Loans] [ABR Loans]
[The Borrower hereby further notifies you that the proposed prepayment set forth herein is contingent upon the effectiveness of other transactions. Pursuant to Section 2.11(a)(iii) of the Credit Agreement, the Borrower hereby retains the right to revoke this Prepayment Notice if the other transactions are not consummated or otherwise delayed.]
[Signature Page Follows]

______________________
1 Must be notified in writing (by hand delivery, fax or other electronic transmission (including “.pdf” or “.tif”)) signed by a Responsible Officer of the Borrower in the case of a prepayment of a LIBO Rate Borrowing, not later than 1:00 p.m., New York City time, three Business Days (or, in the case of a prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one Business Day) before the date of the proposed prepayment.

J-1

8TH AVENUE FOOD & PROVISIONS, INC., as Borrower

By:
Name:
Title:

J-2

EXHIBIT M

FORM OF
PARI PASSU INTERCREDITOR AGREEMENT
dated as of [●], 20[●]
among

8TH AVENUE FOOD & PROVISIONS, INC.,
as the Borrower,

the other GRANTORS from time to time party hereto,

BARCLAYS BANK PLC,
as Administrative Agent and as Credit Agreement Collateral Agent hereunder,

[                                            ],
as the Initial Additional Collateral Agent,
[                                            ],
as the Initial Additional Authorized Representative,
and
each additional Authorized Representative and additional Collateral Agent from time to time party hereto

This PARI PASSU INTERCREDITOR AGREEMENT is dated as of [●], 20[ ] (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”) and is by and among 8th Avenue Food & Provisions, Inc., a Missouri corporation (the “Borrower”), the other Grantors from time to time party hereto, BARCLAYS BANK PLC (“Barclays”), as collateral agent for the Credit Agreement Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”) and Barclays as Administrative Agent and Authorized Representative for the Credit Agreement Secured Parties (as each such term is defined below), [ ], as collateral agent for the Initial Additional Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Collateral Agent”), [ ], as Authorized Representative for the Initial Additional Secured Parties (as defined below) (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative and additional Collateral Agent from time to time party hereto for the other Additional Secured Parties of the Series (as defined below) with respect to which it is acting in such capacity.
In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Credit Agreement Collateral Agent, the Administrative Agent (for itself and on behalf of the Credit Agreement Secured Parties), the Initial Additional Authorized Representative (for itself and on behalf of the Initial Additional Secured Parties) and each additional Authorized Representative and additional Collateral Agent (for itself and on behalf of the Additional Secured Parties of the applicable Series) agree as follows:
ARTICLE I

Definitions
SECTION 1.01     Certain Defined Terms. Capitalized terms used but not otherwise defined herein have the meanings set forth in the Credit Agreement or, if defined in the New York UCC, the meanings specified therein. As used in this Agreement, the following terms have the meanings specified below:
“Additional Collateral Agent” means (a) in the case of the Initial Additional Obligations, the Initial Additional Collateral Agent and (b) in the case of any other Series of Additional Obligations that become subject to this Agreement after the date hereof, the Collateral Agent named for such Series in the applicable Joinder Agreement.
“Additional Documents” means, with respect to the Initial Additional Obligations or any Series of Additional Second Lien Class Debt, the notes, indentures, security documents and other operative agreements evidencing or governing such indebtedness and liens securing such indebtedness, including the Initial Additional Documents and the Additional Security Documents and each other agreement entered into for the purpose of securing the Initial Additional Obligations or any Series of Additional Second Lien Class Debt; provided that, in each case, the Indebtedness thereunder (other than the Initial Additional Obligations) has been designated as Additional Obligations pursuant to Section 5.13 hereto.

1

“Additional Obligations” means all amounts owing to any Additional Secured Party (including the Initial Additional Secured Parties) pursuant to the terms of any Additional Document (including the Initial Additional Documents), including, without limitation, all amounts in respect of any principal, premium, interest (including any interest and fees accruing subsequent to the commencement of an Insolvency or Liquidation Proceeding at the rate provided for in the respective Additional Document, whether or not such interest and fees are an allowed claim under any such proceeding or under applicable state, federal or foreign law), penalties, fees, expenses, indemnifications, reimbursements, damages, letter of credit commissions, and other liabilities, and Guarantees of the foregoing amounts.
“Additional Second Lien Class Debt” has the meaning assigned to such term in Section 5.13.
“Additional Second Lien Class Debt Collateral Agent” has the meaning assigned to such term in Section 5.13.
“Additional Second Lien Class Debt Parties” has the meaning assigned to such term in Section 5.13.
“Additional Second Lien Class Debt Representative” has the meaning assigned to such term in Section 5.13.
“Additional Secured Party” means the holders of any Additional Obligations and any Authorized Representative with respect thereto, and shall include the Initial Additional Secured Parties and the Additional Second Lien Class Debt Parties.
“Additional Security Documents” means any collateral agreement, security agreement or any other document now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor to secure the Additional Obligations.
“Administrative Agent” has the meaning assigned to such term in the definition of “Credit Agreement.”
“Agreement” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Agreement Currency” has the meaning assigned to such term in Section 5.16.
“Applicable Authorized Representative” means, with respect to any Shared Collateral, (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Administrative Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Major Non-Controlling Authorized Representative.
“Applicable Collateral Agent” means (i) until the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Credit Agreement Collateral Agent and (ii) from and after the earlier of (x) the Discharge of Credit Agreement Obligations and (y) the Non-Controlling Authorized Representative Enforcement Date, the Additional Collateral Agent for the Series of Additional Obligations represented by the Major Non-Controlling Representative.

2

“Applicable Creditor” has the meaning assigned to such term in Section 5.16.
“Authorized Representative” means, at any time, (i) in the case of any Credit Agreement Obligations or the Credit Agreement Secured Parties, the Administrative Agent, (ii) in the case of the Initial Additional Obligations or the Initial Additional Secured Parties, the Initial Additional Authorized Representative, and (iii) in the case of any other Series of Additional Obligations or Additional Secured Parties that become subject to this Agreement after the date hereof, the Authorized Representative named for such Series in the applicable Joinder Agreement.
“Bankruptcy Case” has the meaning assigned to such term in Section 2.05(b).
“Bankruptcy Code” means Title 11 of the United States Code, as amended.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.
“Borrower” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Collateral” means all assets and properties subject to Liens created pursuant to any Security Document to secure one or more Series of Obligations.
“Collateral Agent” means (i) in the case of any Credit Agreement Obligations, the Credit Agreement Collateral Agent, (ii) in the case of the Initial Additional Obligations, the Initial Additional Collateral Agent and (iii) in the case of any other Series of Additional Obligations that become subject to this Agreement after the date hereof, the Additional Second Lien Class Debt Collateral Agent for such Series named in the applicable Joinder Agreement.
“Company” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Controlling Secured Parties” means, with respect to any Shared Collateral, (i) at any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, the Credit Agreement Secured Parties and (ii) at any other time, the Series of Secured Parties whose Authorized Representative is the Applicable Authorized Representative for such Shared Collateral.
“Credit Agreement” means that certain Second Lien Credit Agreement, dated as of October 1, 2018, among the Borrower, the Subsidiaries of the Borrower from time to time party thereto, the lenders from time to time party thereto, Barclays Bank PLC, as administrative agent (in such capacity and together with its successors in such capacity, the “Administrative Agent”), and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.

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“Credit Agreement Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Credit Agreement Collateral Documents” means the Security Agreement, the other Collateral Documents (as defined in the Credit Agreement) and each other agreement entered into in favor of the Credit Agreement Collateral Agent for the purpose of securing any Credit Agreement Obligations.
“Credit Agreement Obligations” means all “Obligations” as defined in the Credit Agreement.
“Credit Agreement Secured Parties” means the “Secured Parties” as defined in the Credit Agreement.
“DIP Financing” has the meaning assigned to such term in Section 2.05(b).
“DIP Financing Liens” has the meaning assigned to such term in Section 2.05(b).
“DIP Lenders” has the meaning assigned to such term in Section 2.05(b).
“Discharge” means, with respect to any Shared Collateral and any Series of Obligations, the date on which such Series of Obligations is no longer secured by such Shared Collateral pursuant to the terms of the Secured Credit Documents governing such Series of Obligations. The term “Discharged” shall have a corresponding meaning.
“Discharge of Credit Agreement Obligations” means, with respect to any Shared Collateral, the date on which the Credit Agreement Obligations are no longer secured by Liens on such Shared Collateral pursuant to the terms of the Secured Credit Documents governing the Credit Agreement Obligations; provided that the Discharge of Credit Agreement Obligations shall not be deemed to have occurred in connection with a Refinancing of such Credit Agreement Obligations with additional Obligations secured by such Shared Collateral under an Additional Document which has been designated in writing by the Administrative Agent (under the Credit Agreement so Refinanced) to the Additional Collateral Agents and each other Authorized Representative as the “Credit Agreement” for purposes of this Agreement.
“Event of Default” means an “Event of Default” (or similarly defined term) as defined in any Secured Credit Document.
“Grantors” means the Borrower and each Subsidiary Guarantor which has granted, pledged or charged a security interest pursuant to any Security Document to secure any Series of Obligations (including any Subsidiary that becomes a party to this Agreement as contemplated by Section 5.17). The Grantors existing on the date hereof are set forth in Annex I hereto.
“Impairment” has the meaning assigned to such term in Section 1.03.
“Initial Additional Authorized Representative” has the meaning assigned to such term in the introductory paragraph of this Agreement.

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“Initial Additional Agreement” mean that certain [Indenture][Other Agreement], dated as of [              ], among the Company, [the Guarantors identified therein] and [                 ], as [trustee], as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Initial Additional Collateral Agent” has the meaning assigned to such term in the introductory paragraph of this Agreement.
“Initial Additional Documents” means the Initial Additional Agreement, the [debt securities issued][loans made] thereunder, the Initial Additional Security Agreement and any security documents and other operative agreements evidencing or governing the Indebtedness thereunder, and the Liens securing such Indebtedness, including any agreement entered into for the purpose of securing the Initial Additional Obligations.
“Initial Additional Obligations” means the “[Obligations]” as such term is defined in the Initial Additional Security Agreement.
“Initial Additional Secured Parties” means the Initial Additional Collateral Agent, the Initial Additional Authorized Representative and the holders of the Initial Additional Obligations issued pursuant to the Initial Additional Agreement.
“Initial Additional Security Agreement” means the security agreement, dated as of the date hereof, among the Company, the Initial Additional Collateral Agent and the other parties thereto, as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Insolvency or Liquidation Proceeding” means:
(1)    any case or proceeding commenced by or against the Company or any other Grantor under any Bankruptcy Law, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intervening Creditor” has the meaning assigned to such term in Section 2.01(a).
“Joinder Agreement” means a joinder to this Agreement in the form of Annex II hereto required to be delivered by an Authorized Representative to each Collateral Agent and each Authorized Representative pursuant to Section 5.13 hereof in order to establish an additional Series of Additional Obligations and add Additional Secured Parties hereunder.

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“Judgment Currency” has the meaning assigned to such term in Section 5.16.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, assignment by way of security, encumbrance, charge or security interest in, on or of such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset.
“Loan Documents” has the meaning assigned to such term in the Credit Agreement.
“Major Non-Controlling Authorized Representative” means, with respect to any Shared Collateral, the Authorized Representative of the Series of Additional Obligations that constitutes the largest outstanding principal amount of any then outstanding Series of Additional Obligations with respect to such Shared Collateral.
“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.
“Non-Controlling Authorized Representative” means, at any time with respect to any Shared Collateral, any Authorized Representative that is not the Applicable Authorized Representative at such time with respect to such Shared Collateral.
“Non-Controlling Authorized Representative Enforcement Date” means, with respect to any Non-Controlling Authorized Representative, the date which is 120 days (throughout which 120-day period such Non-Controlling Authorized Representative was the Major Non-Controlling Authorized Representative) after the occurrence of both (i) an Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) and (ii) each Collateral Agent’s and each other Authorized Representative’s receipt of written notice from such Non-Controlling Authorized Representative certifying that (x) such Non-Controlling Authorized Representative is the Major Non-Controlling Authorized Representative and that an Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) has occurred and is continuing and (y) the Additional Obligations of the Series with respect to which such Non-Controlling Authorized Representative is the Authorized Representative are currently due and payable in full (whether as a result of acceleration thereof or otherwise) in accordance with the terms of the applicable Additional Document; provided that, such Event of Default (under and as defined in the Additional Document under which such Non-Controlling Authorized Representative is the Authorized Representative) shall be continuing at the end of such 120-day period; provided, further that the Non-Controlling Authorized Representative Enforcement Date shall be stayed and shall not occur and shall be deemed not to have occurred with respect to any Shared Collateral (1) at any time the Administrative Agent or the Credit Agreement Collateral Agent has commenced and is diligently pursuing any enforcement action with respect to such Shared Collateral or (2) at any time the Grantor which has granted a security interest in such Shared Collateral is then a debtor under or with respect to (or otherwise subject to) any Insolvency or Liquidation Proceeding.

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“Non-Controlling Secured Parties” means, with respect to any Shared Collateral, the Secured Parties which are not Controlling Secured Parties with respect to such Shared Collateral.
“Obligations” means, collectively, (i) the Credit Agreement Obligations and (ii) each Series of Additional Obligations.
“Possessory Collateral” means any Shared Collateral in the possession of a Collateral Agent (or its agents or bailees), to the extent that possession thereof perfects a Lien thereon under the Uniform Commercial Code of any jurisdiction. Possessory Collateral includes, without limitation, any Certificated Securities, Promissory Notes, Instruments and Chattel Paper, in each case, delivered to or in the possession of the Collateral Agent under the terms of the Security Documents.
“Post-Petition Interest” means any interest or entitlement to fees or expenses or other charges that accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not allowed or allowable as a claim in any such Insolvency or Liquidation Proceeding.
“Proceeds” has the meaning assigned to such term in Section 2.01(a).
“Refinance” means, in respect of any indebtedness, to refinance, extend, renew, defease, amend, increase, modify, supplement, restructure, refund, replace or repay, or to issue other indebtedness or enter alternative financing arrangements, in exchange or replacement for such indebtedness (in whole or in part), including by adding or replacing lenders, creditors, agents, borrowers and/or guarantors, and including in each case, but not limited to, after the original instrument giving rise to such indebtedness has been terminated and including, in each case, through any credit agreement, indenture or other agreement. “Refinanced” and “Refinancing” have correlative meanings.
“Responsible Officer” has the meaning assigned to such term in the Credit Agreement.
“Secured Credit Document” means (i) the Credit Agreement and each Loan Document, (ii) each Initial Additional Document, and (iii) each Additional Document.
“Secured Parties” means (i) the Credit Agreement Secured Parties and (ii) the Additional Secured Parties with respect to each Series of Additional Obligations.
“Security Agreement” means the Security Agreement (as defined in the Credit Agreement), as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time.
“Security Documents” means, collectively, (i) the Credit Agreement Collateral Documents and (ii) the Additional Security Documents.
“Series” means (a) with respect to the Secured Parties, each of (i) the Credit Agreement Secured Parties (in their capacities as such), (ii) the Initial Additional Secured Parties (in their capacities as such), and (iii) the Additional Secured Parties that become subject to this Agreement after the date hereof that are represented by a common Authorized Representative (in its capacity as such for such Additional Secured Parties) and (b) with respect to any Obligations, each of (i) the Credit Agreement Obligations, (ii) the Initial Additional Obligations, and (iii) the Additional Obligations incurred pursuant to any Additional Document, which pursuant to any Joinder Agreement are to be represented hereunder by a common Authorized Representative (in its capacity as such for such Additional Obligations).

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“Shared Collateral” means, at any time, Collateral in which the holders of two or more Series of Obligations hold a valid and perfected security interest at such time. If more than two Series of Obligations are outstanding at any time and the holders of less than all Series of Obligations hold a valid and perfected security interest in any Collateral at such time, then such Collateral shall constitute Shared Collateral for those Series of Obligations that hold a valid and perfected security interest in such Collateral at such time and shall not constitute Shared Collateral for any Series which does not have a valid and perfected security interest in such Collateral at such time.
SECTION 1.02     Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, and (vi) the term “or” is not exclusive.
SECTION 1.03     Impairments. It is the intention of the Secured Parties of each Series that the holders of Obligations of such Series (and not the Secured Parties of any other Series) bear the risk of (i) any determination by a court of competent jurisdiction that (x) any of the Obligations of such Series are unenforceable under applicable law or are subordinated to any other obligations (other than another Series of Obligations), (y) any of the Obligations of such Series do not have an enforceable security interest in any of the Collateral securing any other Series of Obligations and/or (z) any intervening security interest exists securing any other obligations (other than another Series of Obligations) on a basis ranking prior to the security interest of such Series of Obligations but junior to the security interest of any other Series of Obligations or (ii) the existence of any Collateral for any other Series of Obligations that is not Shared Collateral (any such condition referred to in the foregoing clause (i) or (ii) with respect to any Series of Obligations, an “Impairment” of such Series); provided that the existence of a maximum claim with respect to any Mortgaged Property (as defined in the Credit Agreement) which applies to all Obligations shall not be deemed to be an Impairment of any Series of Obligations. In the event of any Impairment with respect to any Series of Obligations, the results of such Impairment shall be borne solely by the holders of such Series of Obligations, and the rights of the holders of such Series of Obligations (including, without limitation, the right to receive distributions in respect of such Series of Obligations pursuant to Section 2.01) set forth herein shall be modified to the extent necessary so that the effects of such Impairment are borne solely by the holders of the Series of such Obligations subject to such Impairment. Additionally, in the event the Obligations of any Series are modified pursuant to applicable law (including, without limitation, pursuant to Section 1129 of the Bankruptcy Code), any reference to such Obligations or the Security Documents governing such Obligations shall refer to such obligations or such documents as so modified.

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ARTICLE II

Priorities and Agreements with Respect to Shared Collateral
SECTION 2.01     Priority of Claims.
(a)    Anything contained herein or in any of the Secured Credit Documents to the contrary notwithstanding (but subject to Section 1.03 and the following sentence), subject to the Intercreditor Agreement (as defined in the Credit Agreement) if an Event of Default has occurred and is continuing, and the Applicable Collateral Agent or any Secured Party is taking action to enforce rights or remedies in respect of any Shared Collateral, or any distribution is made in respect of any Shared Collateral in any Insolvency or Liquidation Proceeding of the Company or any other Grantor (including any adequate protection payments) or any Secured Party receives any payment or distribution pursuant to any intercreditor agreement (other than this Agreement) with respect to any Shared Collateral, the proceeds of any sale, collection or other liquidation of any such Shared Collateral by any Secured Party on account of such enforcement rights or remedies or received by the Applicable Collateral Agent or any Secured Party pursuant to any such intercreditor agreement with respect to such Shared Collateral and proceeds of any such distribution (subject, in the case of any such distribution, proceeds or payments to the sentence immediately following) to which the Obligations are entitled under any intercreditor agreement (other than this Agreement) (all such payments, distributions, proceeds of any sale, collection or other liquidation of any Shared Collateral and all proceeds or payments of any such distribution being collectively referred to as “Proceeds”) shall be applied (i) FIRST, to the payment of all amounts owing to each Collateral Agent (in its capacity as such) on a ratable basis pursuant to the terms of any Secured Credit Document, (ii) SECOND, subject to Section 1.03, to the payment in full of the Obligations of each Series secured by a valid and perfected lien on such Shared Collateral on a ratable basis, with such Proceeds to be applied to the Obligations of a given Series in accordance with the terms of the applicable Secured Credit Documents, provided that following the commencement of any Insolvency or Liquidation Proceeding with respect to the Company or any other Grantor, solely as among the Secured Parties and solely for purposes of this clause SECOND and not any Secured Credit Documents, in the event the value of the Shared Collateral is not sufficient for the entire amount of Post-Petition Interest on the Obligations to be allowed under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, the amount of Obligations of each Series of Obligations constituting Post-Petition Interest shall include only the maximum amount of Post-Petition Interest on the Obligations allowable under Section 506(a) and (b) of the Bankruptcy Code or any other applicable provision of the Bankruptcy Code or other Bankruptcy Law in such Insolvency or Liquidation Proceeding, and (iii) THIRD, after payment of all Obligations, to the Company and the other Grantors or their successors or assigns, as their interests may appear, or to whosoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct. If, despite the provisions of the Section 2.01(a), any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Section 2.01(a), such Secured Party shall hold such payment or recovery in trust for the benefit of all Secured Parties for distribution in accordance with this Section 2.01(a). Notwithstanding the foregoing, with respect to any Shared Collateral upon which a third party (other than a Secured Party) has a lien or security interest that is junior in priority to the security interest of any Series of Obligations but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of any other Series of Obligations (such third party, an “Intervening Creditor”), the value of any Shared Collateral or Proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Shared Collateral or Proceeds to be distributed in respect of the Series of Obligations with respect to which such Impairment exists.

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(b)    It is acknowledged that the Obligations of any Series may, subject to the limitations set forth in the then extant Secured Credit Documents, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, Refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.01(a) or the provisions of this Agreement defining the relative rights of the Secured Parties of any Series.
(c)    Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing any Series of Obligations granted on the Shared Collateral and notwithstanding any provision of the Uniform Commercial Code of any jurisdiction, or any other applicable law or the Secured Credit Documents or any defect or deficiencies in the Liens securing the Obligations of any Series or any other circumstance whatsoever (but, in each case, subject to Section 1.03), each Secured Party hereby agrees that the Liens securing each Series of Obligations on any Shared Collateral shall be of equal priority.
SECTION 2.02     Actions with Respect to Shared Collateral; Prohibition on Contesting Liens.
(a)    Only the Applicable Collateral Agent shall act or refrain from acting with respect to any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral). At any time when the Credit Agreement Collateral Agent is the Applicable Collateral Agent, no Additional Secured Party shall, or shall instruct any Collateral Agent to, and neither the Initial Additional Collateral Agent nor any other Collateral Agent that is not the Applicable Collateral Agent shall, commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Additional Security Document, applicable law or otherwise, it being agreed that only the Credit Agreement Collateral Agent, acting in accordance with the Credit Agreement Collateral Documents (or any Person authorized by it), shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral at such time.

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(b)    With respect to any Shared Collateral at any time when any Additional Collateral Agent is the Applicable Collateral Agent, (i) the Applicable Collateral Agent shall act only on the instructions of the Applicable Authorized Representative, (ii) the Applicable Collateral Agent shall not follow any instructions with respect to such Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral) from any Non-Controlling Authorized Representative (or any other Secured Party other than the Applicable Authorized Representative) and (iii) no Non-Controlling Authorized Representative or other Secured Party (other than the Applicable Authorized Representative) shall, or shall instruct the Applicable Collateral Agent to, commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its security interest in or realize upon, or take any other action available to it in respect of, any Shared Collateral (including with respect to any intercreditor agreement with respect to any Shared Collateral), whether under any Security Document, applicable law or otherwise, it being agreed that only the Applicable Collateral Agent, acting on the instructions of the Applicable Authorized Representative and in accordance with the Additional Security Documents, shall be entitled to take any such actions or exercise any such remedies with respect to Shared Collateral.
(c)    Notwithstanding the equal priority of the Liens securing each Series of Obligations with respect to any Shared Collateral, the Applicable Collateral Agent (in the case of any Additional Collateral Agent, acting on the instructions of the Applicable Authorized Representative) may deal with the Shared Collateral as if such Applicable Collateral Agent had a senior Lien on such Collateral. No Non-Controlling Authorized Representative or Non-Controlling Secured Party will contest, protest or object to any foreclosure proceeding or action brought by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party or any other exercise by the Applicable Collateral Agent, the Applicable Authorized Representative or the Controlling Secured Party of any rights and remedies relating to the Shared Collateral, or to cause the Applicable Collateral Agent to do so. The foregoing shall not be construed to limit the rights and priorities of any Secured Party, the Applicable Collateral Agent or any Authorized Representative with respect to any Collateral not constituting Shared Collateral.
(d)    Each of the Secured Parties agrees that it will not (and hereby waives any right to) question or contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the perfection, priority, validity, attachment or enforceability of a Lien held by or on behalf of any of the Secured Parties on all or any part of the Collateral, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any Collateral Agent or any Authorized Representative to enforce this Agreement.
SECTION 2.03     No Interference; Payment Over.

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(a)    Each Secured Party agrees that (i) it will not challenge or question in any proceeding (including any Insolvency or Liquidation Proceeding) the validity, allowability or enforceability of any Obligations of any Series or any Security Document or the validity, attachment, perfection or priority of any Lien under any Security Document or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (ii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Applicable Collateral Agent, (iii) except as provided in Section 2.02, it shall have no right to (A) direct the Applicable Collateral Agent or any other Secured Party to exercise, and shall not exercise, any right, remedy or power with respect to any Shared Collateral (including pursuant to any intercreditor agreement) or (B) consent to the exercise by the Applicable Collateral Agent or any other Secured Party of any right, remedy or power with respect to any Shared Collateral, (iv) it will not institute any suit or assert in any suit, bankruptcy, insolvency or other proceeding any claim against the Applicable Collateral Agent or any other Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to any Shared Collateral, and none of the Applicable Collateral Agent, any Applicable Authorized Representative or any other Secured Party shall be liable for any action taken or omitted to be taken by the Applicable Collateral Agent, such Applicable Authorized Representative or other Secured Party with respect to any Shared Collateral in accordance with the provisions of this Agreement, (v) it will not seek, and hereby waives any right, to have any Shared Collateral or any part thereof marshalled upon any foreclosure or other disposition of such Collateral and (vi) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of the Applicable Collateral Agent or any other Secured Party to enforce this Agreement.
(b)    Each Secured Party hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies (including pursuant to any intercreditor agreement), at any time prior to the Discharge of each of the Obligations, then it shall hold such Shared Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Shared Collateral, proceeds or payment, as the case may be, to the Applicable Collateral Agent, to be distributed in accordance with the provisions of Section 2.01.
SECTION 2.04     Automatic Release of Liens; Power of Attorney.
(a)    If at any time the Applicable Collateral Agent forecloses upon or otherwise exercises remedies against any Shared Collateral resulting in a sale or disposition thereof, then (whether or not any Insolvency or Liquidation Proceeding is pending at the time) the Liens in favor of the other Collateral Agents for the benefit of each Series of Secured Parties upon such Shared Collateral will automatically be released and discharged as and when, but only to the extent, such Liens of the Applicable Collateral Agent on such Shared Collateral are released and discharged; provided that any proceeds of any Shared Collateral realized therefrom shall be applied pursuant to Section 2.01.

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(b)    Each Collateral Agent and Authorized Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such authorizations and other instruments as shall reasonably be requested by the Applicable Collateral Agent to evidence and confirm any release of Shared Collateral provided for in this Section.
(c)    Each Non-Controlling Authorized Representative and each Collateral Agent that is not the Applicable Collateral Agent, for itself and on behalf of each other Secured Party of the Series for whom it is acting, hereby irrevocably appoints the Applicable Collateral Agent and any officer or agent of the Applicable Collateral Agent, which appointment is coupled with an interest with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Non-Controlling Authorized Representative, Collateral Agent or Secured Party, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Agreement, including the exercise of any and all remedies under each Security Document with respect to Shared Collateral and the execution of releases in connection therewith.
SECTION 2.05     Certain Agreements with Respect to Bankruptcy or Insolvency Proceedings.
(a)    This Agreement shall continue in full force and effect notwithstanding the commencement and continuance of any Insolvency or Liquidation Proceeding under the Bankruptcy Code, any other applicable Bankruptcy Law, or similar law by or against the Company or any of its Subsidiaries. The relative rights as to the Shared Collateral and proceeds thereof shall continue after the commencement of any Insolvency or Liquidation Proceeding on the same basis as prior to the date of the petition therefor. All references herein to any Grantor shall include such Grantor as a debtor-in-possession and any receiver or trustee for such Grantor.
(b)    If the Company and/or any other Grantor shall become subject to a case (a “Bankruptcy Case”) under the Bankruptcy Code or any other applicable Bankruptcy Law and shall, as debtor(s)‑in‑possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law and/or the use of cash collateral under Section 363 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law, no Secured Party (other than any Controlling Secured Party) shall raise, join or support any objection to any such financing or to the Liens on the Shared Collateral securing the same (“DIP Financing Liens”) or to any use of cash collateral that constitutes Shared Collateral, unless an Authorized Representative of any Controlling Secured Party shall then oppose or object (or join in any objection) to such DIP Financing or such DIP Financing Liens and/or use of cash collateral (and (i) to the extent that such DIP Financing Liens are senior to the Liens on any such Shared Collateral for the benefit of the Controlling Secured Parties, each Non-Controlling Secured Party will subordinate its Liens with respect to such Shared Collateral on the same terms as the Liens of the Controlling Secured Parties (other than any Liens of any Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (ii) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Shared Collateral granted to secure the Obligations of the Controlling Secured Parties, each Non-Controlling Secured Party will confirm the priorities with respect to such Shared Collateral as set forth herein), in each case so long as (A) the Secured Parties of each Series retain the benefit of their Liens on all such Shared Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Secured Parties (other than any Liens of the Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case, (B) the Secured Parties of each Series are granted Liens on any additional collateral pledged to any Secured Parties as adequate protection or otherwise in connection with such DIP Financing and/or use of cash collateral, with the same priority vis-à-vis the Secured Parties as set forth in this Agreement (other than any Liens of the Secured Parties constituting DIP Financing Liens), (C) if any amount of such DIP Financing and/or cash collateral is applied to repay any of the Obligations, such amount is applied pursuant to Section 2.01, and (D) if any Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing and/or use of cash collateral, the proceeds of such adequate protection are applied pursuant to Section 2.01; provided that the Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Secured Parties of such Series or their Authorized Representative that shall not constitute Shared Collateral; and provided, further, that the Secured Parties receiving adequate protection shall not object to any other Secured Party receiving adequate protection comparable to any adequate protection granted to such Secured Parties in connection with a DIP Financing and/or use of cash collateral.

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SECTION 2.06     Reinstatement. In the event that any of the Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement or avoidance of a preference, fraudulent transfer, or other avoidance action under the Bankruptcy Code, any other applicable Bankruptcy Law, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Obligations shall again have been paid in full in cash.
SECTION 2.07     Insurance. As between the Secured Parties, the Applicable Collateral Agent (and in the case of any Additional Collateral Agent, acting at the direction of the Applicable Authorized Representative) shall have the right to adjust or settle any insurance policy or claim covering or constituting Shared Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Shared Collateral.
SECTION 2.08     Refinancings. The Obligations of any Series may be Refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is otherwise required to permit the Refinancing transaction under any Secured Credit Document) of, any Secured Party of any other Series, all without affecting the priorities provided for herein or the other provisions hereof; provided that the Authorized Representative of the holders of any such Refinancing indebtedness shall have executed a Joinder Agreement on behalf of the holders of such Refinancing indebtedness.
SECTION 2.09     Possessory Collateral Agent as Gratuitous Bailee for Perfection.
(a)    The Possessory Collateral shall be delivered to the Credit Agreement Collateral Agent and the Credit Agreement Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral that is part of the Shared Collateral in its possession or control (or in the possession or control of its agents or bailees) as gratuitous bailee for the benefit of each other Secured Party and any assignee solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09; provided that at any time the Credit Agreement Collateral Agent is not the Applicable Collateral Agent, the Credit Agreement Collateral Agent shall, at the request of such Applicable Collateral Agent, promptly deliver all Possessory Collateral to such Applicable Collateral Agent together with any necessary endorsements (or otherwise allow such Applicable Collateral Agent to obtain control of such Possessory Collateral). The Borrower shall take such further action as is required to effectuate the transfer contemplated hereby and shall indemnify each Collateral Agent for loss or damage suffered by such Collateral Agent as a result of such transfer except for loss or damage suffered by such Collateral Agent as a result of its own willful misconduct, gross negligence or bad faith.

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(b)    The Applicable Collateral Agent agrees to hold any Shared Collateral constituting Possessory Collateral, from time to time in its possession, as gratuitous bailee for the benefit of each other Secured Party and any assignee, solely for the purpose of perfecting the security interest granted in such Possessory Collateral, if any, pursuant to the applicable Security Documents, in each case, subject to the terms and conditions of this Section 2.09.
(c)    The duties or responsibilities of each Collateral Agent under this Section 2.09 shall be limited solely to holding any Shared Collateral constituting Possessory Collateral as gratuitous bailee for the benefit of each other Secured Party for purposes of perfecting the Lien held by such Secured Parties thereon.
SECTION 2.10     Amendments to Security Documents.
(a)    Without the prior written consent of the Credit Agreement Collateral Agent, each Additional Collateral Agent agrees that no Additional Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Additional Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
(b)    Without the prior written consent of any Additional Collateral Agent, the Credit Agreement Collateral Agent agrees that no Credit Agreement Collateral Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Credit Agreement Collateral Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.
(c)    In making determinations required by this Section 2.10, each Collateral Agent may conclusively rely on an officer’s certificate of the Borrower.

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ARTICLE III

Existence and Amounts of Liens and Obligations
SECTION 3.01     Determinations with Respect to Amounts of Liens and Obligations. Whenever a Collateral Agent or any Authorized Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Obligations of any Series, or the Shared Collateral subject to any Lien securing the Obligations of any Series, it may request that such information be furnished to it in writing by each other Authorized Representative or Collateral Agent and shall be entitled to make such determination or not make any determination on the basis of the information so furnished; provided, however, that if an Authorized Representative or a Collateral Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Collateral Agent or Authorized Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Borrower. Each Collateral Agent and each Authorized Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Grantor, any Secured Party or any other Person as a result of such determination.
ARTICLE IV

The Applicable Collateral Agent
SECTION 4.01     Authority.
(a)    Notwithstanding any other provision of this Agreement, nothing herein shall be construed to impose any fiduciary or other duty on any Applicable Collateral Agent to any Non-Controlling Secured Party or give any Non-Controlling Secured Party the right to direct any Applicable Collateral Agent, except that each Applicable Collateral Agent shall be obligated to distribute proceeds of any Shared Collateral in accordance with Section 2.01.
(b)    In furtherance of the foregoing, each Non-Controlling Secured Party acknowledges and agrees that the Applicable Collateral Agent shall be entitled, for the benefit of the Secured Parties, to sell, transfer or otherwise dispose of or deal with any Shared Collateral as provided herein and in the Security Documents, as applicable, pursuant to which the Applicable Collateral Agent is the collateral agent for such Shared Collateral, without regard to any rights to which the Non-Controlling Secured Parties would otherwise be entitled as a result of the Obligations held by such Non-Controlling Secured Parties. Without limiting the foregoing, each Non-Controlling Secured Party agrees that none of the Applicable Collateral Agent, the Applicable Authorized Representative or any other Secured Party shall have any duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other Collateral securing any of the Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Shared Collateral (or any other Collateral securing any Obligations), in any manner that would maximize the return to the Non-Controlling Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Non-Controlling Secured Parties from such realization, sale, disposition or liquidation. Except with respect to any actions expressly prohibited or required to be taken under this Agreement, each of the Secured Parties waives any claim it may now or hereafter have against any Collateral Agent or the Authorized Representative of any other Series of Obligations or any other Secured Party of any other Series arising out of (i) any actions which any Collateral Agent, Authorized Representative or the Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral and actions with respect to the collection of any claim for all or any part of the Obligations from any account debtor, guarantor or any other party) in accordance with the Security Documents or any other agreement related thereto or to the collection of the Obligations or the valuation, use, protection or release of any security for the Obligations, (ii) any election by any Applicable Authorized Representative or any holders of Obligations, in any Insolvency or Liquidation Proceeding, of the application of Section 1111(b) of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law or (iii) subject to Section 2.05, any borrowing by, or grant of a security interest or administrative expense priority under Section 364 of the Bankruptcy Code or any equivalent provision of any other Bankruptcy Law,

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the Company or any of its Subsidiaries, as debtor-in-possession. Notwithstanding any other provision of this Agreement, the Applicable Collateral Agent shall not accept any Shared Collateral in full or partial satisfaction of any Obligations pursuant to Section 9-620 of the Uniform Commercial Code of any jurisdiction, without the consent of each Authorized Representative representing holders of Obligations for which such Collateral constitutes Shared Collateral.
(c)    The Person serving as the Applicable Collateral Agent hereunder shall have the same rights and powers in its capacity as a Secured Party under any Series of Obligations that it holds as any other Secured Party of such Series and may exercise the same as though it were not the Applicable Collateral Agent and the term “Secured Party” or “Secured Parties” or (as applicable) “Credit Agreement Secured Party”, “Credit Agreement Secured Parties,” “Initial Additional Secured Party,” “Initial Additional Secured Parties,” “Additional Secured Party” or “Additional Secured Parties” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Applicable Collateral Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Grantors or any Subsidiary or other Affiliate thereof as if such Person were not the Applicable Collateral Agent hereunder and without any duty to account therefor to any other Secured Party.
SECTION 4.02     Exculpatory Provisions. The Applicable Collateral Agent shall not have any duties or obligations to any Secured Party except those expressly set forth herein. Without limiting the generality of the foregoing, the Collateral Agent:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether an Event of Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby; provided that the Applicable Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Applicable Collateral Agent to liability or that is contrary to this Agreement or applicable law;

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(c)    shall not, except as expressly set forth herein, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to a Grantor or any of its Affiliates that is communicated to or obtained by the Person serving as the Applicable Collateral Agent or any of its Affiliates in any capacity;
(d)    shall not, except as expressly set forth herein, be liable for any action taken or not taken by it (1) in the absence of its own gross negligence or willful misconduct or (2) in reliance on a certificate from the Borrower stating that such action is permitted by the terms of this Agreement (which certificate Borrower may issue and deliver, or decline to issue or deliver, in its sole discretion). The Applicable Collateral Agent shall be deemed not to have knowledge of any Event of Default under any Series of Obligations unless and until notice describing such Event of Default and referencing the applicable Second Lien Debt Documents is given to the Applicable Collateral Agent;
(e)    shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Security Document, (2) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (3) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (4) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Security Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (5) the value or the sufficiency of any Collateral for any Series of Obligations, or (6) the satisfaction of any condition set forth in any Secured Credit Document, other than to confirm receipt of items expressly required to be delivered to the Applicable Collateral Agent; and
(f)    need not segregate money held hereunder from other funds except to the extent required by law and shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing.
ARTICLE V

Miscellaneous
SECTION 5.01     Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
(a)    if to the Credit Agreement Collateral Agent or the Administrative Agent, to it at [ • ], Attention of [ • ] (Fax No. [ • ]) (e-mail:[ • ]);
(b)    if to the Initial Additional Collateral Agent or the Initial Additional Authorized Representative, to it at [ • ];

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(c)    if to any other additional Authorized Representative or additional Collateral Agent, to it at the address set forth in the applicable Joinder Agreement; and
(d)    if to the Borrower and/or any of the Grantors, to the applicable party at [ • ].
Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in Section 9.01 of the Credit Agreement shall be effective as provided in such Section 9.01 of the Credit Agreement.
SECTION 5.02     Waivers; Amendment; Joinder Agreements.
(a)    No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by Section 5.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified (other than pursuant to any Joinder Agreement) except pursuant to an agreement or agreements in writing entered into by each Authorized Representative and each Collateral Agent (and with respect to any such termination, waiver, amendment or modification which by the terms of this Agreement requires the Borrower’s consent or which increases the obligations or reduces the rights of the Borrower or any other Grantor, with the consent of the Borrower).
(c)    Notwithstanding the foregoing, without the consent of any Secured Party, any Authorized Representative may become a party hereto by execution and delivery of a Joinder Agreement in accordance with Section 5.13 and upon such execution and delivery, such Authorized Representative and the Additional Secured Parties and Additional Obligations of the Series for which such Authorized Representative is acting shall be subject to the terms hereof and the terms of the Additional Security Documents applicable thereto.
(d)    Notwithstanding the foregoing, without the consent of any other Authorized Representative or Secured Party, the Collateral Agents may effect amendments and modifications to this Agreement to the extent necessary to reflect any incurrence of any Additional Obligations in compliance with the Credit Agreement and the other Secured Credit Documents.

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SECTION 5.03     Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of which are intended to be bound by, and to be third party beneficiaries of, this Agreement.
SECTION 5.04     Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.
SECTION 5.05     Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.
SECTION 5.06     Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 5.07     GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
SECTION 5.08     Submission to Jurisdiction Waivers; Consent to Service of Process. Each party hereto, on behalf of itself and, as applicable, the Secured Parties of the Series for which it is acting, irrevocably and unconditionally:
(a)    submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement and the Credit Agreement Collateral Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement and/or the Credit Agreement Collateral Documents shall affect any right that any representative may otherwise have to bring any action or proceeding relating to any Loan Document against any Guarantor or its respective properties in the courts of any jurisdiction;

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(b)    waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement and/or the Credit Agreement Collateral Documents in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court;
(c)    agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person (or its Authorized Representative) at the address set forth in Section 5.01;
(d)    as it relates to any Grantor, such Grantor designates, appoints and empowers the Borrower as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any such action or proceeding and the Borrower hereby accepts such designation and appointment; and
(e)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 5.08 any special, exemplary, punitive or consequential damages.
SECTION 5.09     WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO ANY SECURED CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.09.
SECTION 5.10     Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
SECTION 5.11     Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any of the Security Documents or any of the other Secured Credit Documents, the provisions of this Agreement shall control.

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SECTION 5.12     Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any other Grantor or any creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement, and none of the Borrower or any other Grantor may rely on the terms hereof (other than Sections 2.04, 2.05, 2.08, 2.09 and Article V). Notwithstanding anything in this Agreement to the contrary (other than Section 2.04, 2.05, 2.08, 2.09 or Article V), nothing in this Agreement is intended to or will (a) amend, waive or otherwise modify the provisions of the Credit Agreement, any other Security Document, or permit the Borrower or any Grantor to take any action, or fail to take any action, to the extent such action or failure would otherwise constitute a breach of, or default under, the Credit Agreement or any other Security Document or (b) obligate the Borrower or any Grantor to take any action, or fail to take any action, that would otherwise constitute a breach of, or default under, the Credit Agreement or any other Security Document. Nothing in this Agreement is intended to or shall impair the obligations of any Grantor, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.
SECTION 5.13     Additional Second Lien Debt. To the extent, but only to the extent, permitted by the provisions of the Secured Credit Documents and the Additional Documents then in effect, the Borrower may incur additional indebtedness after the date hereof that is permitted by the Secured Credit Documents and the Additional Documents to be incurred and secured on an equal and ratable basis by the Liens securing the Obligations (such indebtedness referred to as “Additional Second Lien Class Debt”). Any such Additional Second Lien Class Debt may be secured by a Lien and may be guaranteed by the Grantors on a senior basis, in each case under and pursuant to the Additional Documents, if and subject to the condition that the Authorized Representative of any such Additional Second Lien Class Debt (each, an “Additional Second Lien Class Debt Representative”) and the collateral agent, collateral trustee or similar representative for the holders of such Additional Second Lien Class Debt (each an “Additional Second Lien Class Debt Collateral Agent”), in each case, acting on behalf of the holders of such Additional Second Lien Class Debt (such Authorized Representative, Additional Second Lien Class Debt Collateral Agent and holders in respect of any Additional Second Lien Class Debt being referred to as the “Additional Second Lien Class Debt Parties”), becomes a party to this Agreement by satisfying the conditions set forth in clauses (i) through (iv) of the immediately succeeding paragraph.
In order for an Additional Second Lien Class Debt Representative and Additional Second Lien Class Debt Collateral Agent to become a party to this Agreement,
(i)    such Additional Second Lien Class Debt Representative and Additional Second Lien Class Debt Collateral Agent, each Collateral Agent, each Authorized Representative and each Grantor shall have executed and delivered an instrument substantially in the form of Annex II (with such changes as may be reasonably approved by such Collateral Agent and Additional Second Lien Class Debt Representative) pursuant to which such Additional Second Lien Class Debt Representative becomes an Authorized Representative hereunder, such Additional Second Lien Class Debt Collateral Agent becomes a “Collateral Agent” hereunder, and the Additional Second Lien Class Debt in respect of which such Additional Second Lien Class Debt Representative is the Authorized Representative and the related Additional Second Lien Class Debt Parties become subject hereto and bound hereby;

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(ii)    the Borrower shall have (x) delivered to each Collateral Agent true and complete copies of each of the Additional Documents relating to such Additional Second Lien Class Debt, certified as being true and correct by a Responsible Officer of the Borrower, and (y) identified in a certificate of an authorized officer the obligations to be designated as Additional Obligations and the initial aggregate principal amount or face amount thereof and stating that such obligations are permitted to be incurred and secured on a pari passu basis with the Liens securing the then existing Obligations and by the terms of the then existing Secured Credit Documents;
(iii)    all filings, recordations and/or amendments or supplements to the Security Documents necessary or desirable in the reasonable judgment of the Additional Second Lien Class Debt Collateral Agent to confirm and perfect the Liens securing the relevant obligations relating to such Additional Second Lien Class Debt shall have been made, executed and/or delivered (or, with respect to any such filings or recordations, acceptable provisions to perform such filings or recordations shall have been taken in the reasonable judgment of the Additional Collateral Agent), and all fees and taxes in connection therewith shall have been paid (or acceptable provisions to make such payments shall have been taken in the reasonable judgment of the Additional Second Lien Class Debt Collateral Agent); and
(iv)    the Additional Documents, as applicable, relating to such Additional Second Lien Class Debt shall provide, in a manner reasonably satisfactory to each Collateral Agent, that each Additional Second Lien Class Debt Party with respect to such Additional Second Lien Class Debt will be subject to and bound by the provisions of this Agreement in its capacity as a holder of such Additional Second Lien Class Debt.
SECTION 5.14     Agent Capacities. Except as expressly provided herein or in the Credit Agreement Collateral Documents, Barclays Bank PLC is acting in the capacities of Administrative Agent and Credit Agreement Collateral Agent solely for the Credit Agreement Secured Parties. Except as expressly provided herein or in the Additional Security Documents, [ ] is acting in the capacity of Initial Additional Collateral Agent solely for the Initial Additional Secured Parties. Except as expressly set forth herein, none of the Administrative Agent, the Credit Agreement Collateral Agent or the Initial Additional Collateral Agent shall have any duties or obligations in respect of any of the Collateral, all of such duties and obligations, if any, being subject to and governed by the applicable Secured Credit Documents.
SECTION 5.15     Integration. This Agreement together with the other Secured Credit Documents and the Security Documents represents the agreement of each of the Grantors and the Secured Parties with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by any Grantor, the Credit Agreement Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Secured Credit Documents or the Security Documents.
SECTION 5.16     Conversion of Currencies.

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(a)    If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.
(b)    The obligations of the Borrower or other Grantor in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the “Applicable Creditor”) shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than the currency in which such sum is stated to be due hereunder (the “Agreement Currency”), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, the Borrower and other Grantors agree, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss, and if the amount of the Agreement Currency so purchased exceeds the sum originally due to the Applicable Creditor in the Agreement Currency, the Applicable Creditor shall refund the amount of such excess to the Borrower or such Grantor, as applicable. The obligations of the parties contained in this Section 5.16 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.
SECTION 5.17     Additional Grantors. The Company agrees that, if any Subsidiary shall become a Grantor after the date hereof, it will promptly cause such Subsidiary to become party hereto by executing and delivering an instrument in the form of Annex III. Upon such execution and delivery, such Subsidiary will become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any other party hereunder, and will be acknowledged by the Applicable Authorized Representative. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

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* * *

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IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

8TH AVENUE FOOD & PROVISIONS, INC.

By:
Name:
Title:

AGRICORE UNITED HOLDINGS INC.

By:
Name:
Title:

AMERICAN BLANCHING COMPANY

By:
Name:
Title:

ATTUNE FOODS, LLC

By:
Name:
Title:

DAKOTA GROWERS PASTA COMPANY, INC.

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

DNA DREAMFIELDS COMPANY, LLC

By:
Name:
Title:

GB ACQUISITION USA, INC.

By:
Name:
Title:

GOLDEN BOY NUT CORPORATION

By:
Name:
Title:

GOLDEN NUT COMPANY (USA) INC.

By:
Name:
Title:

NUTS DISTRIBUTOR OF AMERICA INC.

By:
Name:
Title:

PRIMO PIATTO, INC.

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

BARCLAYS BANK PLC, as Administrative Agent and Credit Agreement Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

[ ], as Initial Additional Collateral Agent

By:
Name:
Title:

[Signature Page to Intercreditor Agreement]

ANNEX I
Grantors
[To conform with Credit Agreement.]

Annex I-1

ANNEX II
[FORM OF] JOINDER NO. [       ] dated as of [_______], 20[ ] to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [__], 20[ ] (the “Intercreditor Agreement”), (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among 8th Avenue Food & Provisions, Inc., a Missouri corporation (the “Borrower”), the other Grantors from time to time party hereto and Barclays Bank PLC, as collateral agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Barclays Bank PLC, as Administrative Agent and Authorized Representative for the Credit Agreement Secured Parties, [ ], as the Initial Additional Collateral Agent, [ ], as Authorized Representative for the Initial Additional Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative and additional Collateral Agent from time to time party thereto.
A.    Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
B.    As a condition to the ability of the Borrower to incur Additional Obligations and to secure such Additional Second Lien Class Debt with the liens and security interests created by the Additional Security Documents, the Additional Second Lien Class Debt Representative in respect of such Additional Second Lien Class Debt is required to become an Authorized Representative, the Additional Second Lien Class Debt Collateral Agent is required to become a Collateral Agent and such Additional Second Lien Class Debt and the Additional Second Lien Class Debt Parties in respect thereof are required to become subject to and bound by the Intercreditor Agreement. Section 5.13 of the Intercreditor Agreement provides that such Additional Second Lien Class Debt Representative may become an Authorized Representative, such Additional Second Lien Class Debt Collateral Agent may become a Collateral Agent and such Additional Second Lien Class Debt and such Additional Second Lien Class Debt Parties may become subject to and bound by the Intercreditor Agreement, upon the execution and delivery by the Additional Second Lien Class Debt Representative and of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the Intercreditor Agreement. The undersigned Additional Second Lien Class Debt Representative (the “New Representative”) and the Additional Second Lien Class Debt Collateral Agent (the “New Collateral Agent”) is executing this Joinder Agreement in accordance with the requirements of the Intercreditor Agreement and the Security Documents.
Accordingly, each Collateral Agent, each Authorized Representative and the New Representative and the New Collateral Agent agree as follows:
SECTION 1.    In accordance with Section 5.13 of the Intercreditor Agreement, each of the New Representative and the New Collateral Agent by its signature below becomes an Authorized Representative and Collateral Agent, respectively under, and the related Additional Second Lien Class Debt and Additional Second Lien Class Debt Parties become subject to and bound by, the Intercreditor Agreement with the same force and effect as if the New Representative and the New Collateral Agent had originally been named therein as an Authorized Representative and Collateral Agent, respectively, and the New Representative and the New Collateral Agent, on its behalf and on behalf of such Additional Second Lien Class Debt Parties, hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as Authorized Representative and Collateral Agent, respectively, and to the Additional Second Lien Class Debt Parties that it represents as Additional Secured Parties. Each reference to an “Authorized Representative” in the Intercreditor Agreement shall be deemed to include the New Representative. Each reference to “Collateral Agent” in the Intercreditor Agreement shall be deemed to include the New Collateral Agent. The Intercreditor Agreement is hereby incorporated herein by reference.

Annex II-1

SECTION 2.    Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder Agreement, in its capacity as [agent] [trustee] under [describe new debt facility], (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, and (iii) the Additional Documents relating to such Additional Second Lien Class Debt provide that, upon the New Representative’s and New Collateral Agent’s entry into this Joinder Agreement, the Additional Second Lien Class Debt Parties in respect of such Additional Second Lien Class Debt will be subject to and bound by the provisions of the Intercreditor Agreement as Additional Secured Parties.
SECTION 3.    This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Joinder.
SECTION 4.    Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.
SECTION 5.    THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
SECTION 6.    In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good‑faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Representative and the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

Annex II-2

SECTION 8.    The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder Agreement, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Credit Documents.

Annex II-3

IN WITNESS WHEREOF, the New Representative and the New Collateral Agent has duly executed this Joinder to the Intercreditor Agreement as of the day and year first above written.

[NAME OF NEW REPRESENTATIVE], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of: ______________________________
Telecopy: _______________________________

[NAME OF NEW COLLATERAL AGENT], as [ ] for the holders of [ ],

By:
Name:
Title:

Address for notices:

attention of: ______________________________
Telecopy: _______________________________

Annex II-4

Acknowledged by:
BARCLAYS BANK PLC,
as the Credit Agreement Collateral Agent and Administrative Agent,

By:	________________________________________ Name: Title:
[OTHER AUTHORIZED REPRESENTATIVES AND COLLATERAL AGENTS]
[GRANTORS]

By:	________________________________________ Name: Title:
THE OTHER GRANTORS
LISTED ON SCHEDULE I HERETO,

By:	________________________________________ Name: Title:

Annex II-5

Schedule I to the
Supplement to the
Pari Passu Intercreditor Agreement
Grantors

ANNEX III
SUPPLEMENT NO. dated as of , to the PARI PASSU INTERCREDITOR AGREEMENT dated as of [__], 20[ ] (the “Intercreditor Agreement”), (as amended, restated, amended and restated, extended, supplemented or otherwise modified from time to time, this “Agreement”), among 8th Avenue Food & Provisions, Inc., a Missouri corporation (the “Borrower”), the other Grantors from time to time party hereto and Barclays Bank PLC, as collateral agent for the Credit Agreement Secured Parties (in such capacity and together with its successors in such capacity, the “Credit Agreement Collateral Agent”), Barclays Bank PLC, as Administrative Agent and Authorized Representative for the Credit Agreement Secured Parties, [ ], as the Initial Additional Collateral Agent, [ ], as Authorized Representative for the Initial Additional Secured Parties (in such capacity and together with its successors in such capacity, the “Initial Additional Authorized Representative”), and each additional Authorized Representative and additional Collateral Agent from time to time party thereto.

A.    Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.

B.    The Grantors have entered into the Intercreditor Agreement. Section 5.17 of the First Lien Intercreditor Agreement provides that, if any Subsidiary of the Borrower becomes a Grantor after the date of the Intercreditor Agreement, it will become party thereto by executing and delivering an instrument in the form of this Supplement. The undersigned Subsidiary (the “New Grantor”) is executing this Supplement in accordance with the requirements of the Intercreditor Agreement.

Accordingly, the Applicable Authorized Representative and the New Grantor agree as follows
:
SECTION 1.    In accordance with Section 5.17 of the Intercreditor Agreement, the New Grantor, by its signature below, becomes a Grantor under the Intercreditor Agreement with the same force and effect as if originally named therein as a Grantor, and the New Grantor hereby agrees to all the terms and provisions of the Intercreditor Agreement applicable to it as a Grantor thereunder. Each reference to a “Grantor” in the Intercreditor Agreement shall be deemed to include the New Grantor. The Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2.    The New Grantor represents and warrants to the Applicable Authorized Representative and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

SECTION 3.    This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Applicable Authorized Representative shall have received a counterpart of this Supplement that bears the signature of the New Grantor. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4.    Except as expressly supplemented hereby, the Intercreditor Agreement shall remain in full force and effect.

SECTION 5.    THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.    In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.    All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the Intercreditor Agreement. All communications and notices hereunder to the New Grantor shall be given to it in care of the Borrower as specified in the Intercreditor Agreement.

SECTION 8.    The Borrower agrees to reimburse the Applicable Authorized Representative for its reasonable and documented out-of-pocket expenses in connection with this Supplement, including the reasonable and documented fees, other charges and disbursements of counsel for the Applicable Authorized Representative.

EXHIBIT N

Final Form

INTERCREDITOR AGREEMENT

dated as of October 1, 2018
among
8TH AVENUE FOOD & PROVISIONS, INC.,
as the Borrower,
the other GRANTORS from time to time party hereto,
BARCLAYS BANK PLC,
as First Lien Administrative Agent and as First Lien Credit Agreement Security Agent hereunder,
and
BARCLAYS BANK PLC,
as Second Lien Administrative Agent and as Second Lien Security Credit Agreement Agent hereunder

i

TABLE OF CONTENTS (cont’d)

Page

6.20	Agreement Among Secured Parties to Coordinate Enforcement.	46

Exhibit A Form of Intercreditor Agreement Joinder

ii

This INTERCREDITOR AGREEMENT is dated as of October 1, 2018 and is by and among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation (the “Borrower”), the other Grantors (as defined in Section 1.1) from time to time party hereto, BARCLAYS BANK PLC as First Lien Administrative Agent and as First Lien Credit Agreement Security Agent (each, as defined below) and BARCLAYS BANK PLC as Second Lien Administrative Agent and as Second Lien Credit Agreement Security Agent (each, as defined below). Capitalized terms used herein but not otherwise defined herein shall have the meanings set forth in Section 1 below.
RECITALS:
WHEREAS, the Borrower and each other Grantor have entered into that certain First Lien Credit Agreement, dated as of the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “First Lien Credit Agreement”), among the Borrower, each other Grantor, the lenders from time to time party thereto (together with its successors and assigns in such capacity, the “First Lien Lenders”), Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “First Lien Administrative Agent”), and as collateral agent (the “First Lien Credit Agreement Security Agent”) and the other parties referred to therein;
WHEREAS, pursuant to the various First Lien Documents, (i) certain of the Grantors have provided guarantees for the First Lien Obligations and (ii) the Grantors have provided security for the First Lien Obligations;
WHEREAS, the Borrower and each other Grantor have entered into that certain Second Lien Credit Agreement, dated as of the date hereof (as may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Second Lien Credit Agreement”), among the Borrower, each other Grantor, the lenders from time to time party thereto (the “Second Lien Lenders”), Barclays Bank PLC, as administrative agent (together with its successors and assigns in such capacity, the “Second Lien Administrative Agent”), and as collateral agent (together with its successors and assigns in such capacity, the “Second Lien Credit Agreement Security Agent”) and the other parties referred to therein;
WHEREAS, pursuant to the various Second Lien Documents, (i) certain of the Grantors have provided guarantees for the Second Lien Obligations and (ii) the Grantors have provided security for the Second Lien Obligations;
WHEREAS, the Borrower and the other Grantors intend to secure the First Lien Obligations under the First Lien Credit Agreement and any other First Lien Documents (in each case, including any Permitted Refinancing thereof) with a First Priority Lien on the Collateral; and
WHEREAS, the Borrower and the other Grantors intend to secure the Second Lien Obligations under the Second Lien Credit Agreement and any other Second Lien Documents (in each case, including any Permitted Refinancing thereof) with a Second Priority Lien on the Collateral.
NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:
SECTION 1
DEFINITIONS
1.1    Defined Terms. The following terms when used in this Agreement, including its preamble and recitals, shall have the following meanings:

1

“Additional First Lien Obligations” means obligations with respect to Indebtedness of the Borrower or any other applicable Grantor arising after the date of this Agreement and documented in an agreement other than any agreement governing any then extant First Lien Obligations (which additional obligations, for the absence of doubt, may include any “Incremental Facilities”, “Additional Revolving Facilities”, “Additional Term Facilities”, “Incremental Equivalent Debt”, “Replacement Revolving Facilities” and/or “Replacement Term Loans” (each, as defined in the First Lien Credit Agreement)) to the extent (a) such Indebtedness is not expressly prohibited by the terms of the then extant First Lien Credit Agreement, Second Lien Credit Agreement and each then extant Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement from being secured by Liens on the Collateral ranking senior in right of security with the Liens securing the Second Lien Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness and (c) the applicable Additional First Lien Obligations Agent, for the holders of such indebtedness, has entered into (I) an Intercreditor Agreement Joinder on behalf of the holders of such indebtedness pursuant to Section 6.19 and, if applicable, (II) a First Lien Parity Intercreditor Agreement, in each case, acknowledging that such holders shall be bound by the terms hereof and thereof applicable to First Lien Secured Parties.
“Additional First Lien Obligations Agent” means each Person appointed to act as trustee, agent or representative for the holders of the applicable Additional First Lien Obligations pursuant to any Additional First Lien Obligations Agreement.
“Additional First Lien Obligations Agreement” means (i) the indenture, credit agreement or other agreement under which any Additional First Lien Obligations are incurred that are designated as Additional First Lien Obligations pursuant to Section 6.19 and (ii) any other “Loan Documents” or “Financing Documents” (or similar term as may be defined or referred to in the foregoing or other agreements, documents and instruments) executed in connection therewith, in each case, as Refinanced from time to time in accordance with the terms thereof and hereof.
“Additional First Lien Obligations Secured Parties” means, at any relevant time, the noteholders, lenders, creditors and secured parties under any Additional First Lien Obligations Agreements, any Additional First Lien Obligations Agent and the other agents or trustees under any Additional First Lien Obligations Agreement, in each case, in their capacities as such.
“Additional Lien Obligations” means, collectively, the Additional First Lien Obligations and the Additional Second Lien Obligations.
“Additional Lien Obligations Agent” means the Additional First Lien Obligations Agent and/or the Additional Second Lien Obligations Agent, as applicable.
“Additional Lien Obligations Agreement” means, collectively the Additional First Lien Obligations Agreement and the Additional Second Lien Obligations Agreement.
“Additional Second Lien Obligations” means obligations with respect to Indebtedness of the Borrower or any other applicable Grantor arising after the date of this Agreement and documented in an agreement other than any agreement governing any then extant Second Lien Obligations to the extent (a) such Indebtedness is not expressly prohibited by the terms of the then extant First Lien Credit Agreement, the Second Lien Credit Agreement and each then extant Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement from being secured by Liens on the Collateral ranking pari passu or junior in right of security with the Liens securing the Second Lien Obligations, (b) the Grantors have granted Liens on the Collateral to secure the obligations in respect of such Indebtedness and (c) the applicable Additional Second Lien Obligations Agent, for the holders of such indebtedness, has entered into (I) an Intercreditor Agreement Joinder on behalf of the holders of such indebtedness pursuant to Section 6.19 and, if applicable, (II) a Second Lien Parity Intercreditor Agreement, in each case, acknowledging that such holders shall be bound by the terms hereof and thereof applicable to Second Lien Secured Parties.

2

“Additional Second Lien Obligations Agent” means each Person appointed to act as trustee, agent or representative for the holders of the applicable Additional Second Lien Obligations pursuant to any Additional Second Lien Obligations Agreement.
“Additional Second Lien Obligations Agreement” means (i) the indenture, credit agreement or other agreement under which any Additional Second Lien Obligations are incurred that are designated as Additional Second Lien Obligations pursuant to Section 6.19 and (ii) any other “Loan Documents” or “Financing Documents” (or similar term as may be defined or referred to in the foregoing or other agreements, documents and instruments executed in connection therewith, in each case, as Refinanced from time to time in accordance with the terms thereof and hereof).
“Additional Second Lien Obligations Secured Parties” means, at any relevant time, the noteholders, lenders, creditors and secured parties under any Additional Second Lien Obligations Agreements, including any Additional Second Lien Obligations Agent and the other agents or trustees under any such Additional Second Lien Obligations Agreement, in each case, in their capacities as such.
“Agents” shall mean, collectively, the First Lien Representative, the Second Lien Representative and the Security Agents.
“Agreement” shall mean this Intercreditor Agreement.
“Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy” (11 U.S.C. § 101 et seq.).
“Borrower” shall have the meaning set forth in the introductory paragraph hereof.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.
“Capital Lease” shall mean, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is or is required to be accounted for as a capital lease on the balance sheet of that Person.
“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and membership interests, and any and all warrants, rights or options to purchase or other arrangements or rights to acquire any of the foregoing, but excluding for the avoidance of doubt any Indebtedness convertible into or exchangeable for any of the foregoing.
“Cash” shall mean money, currency or a credit balance in any demand or Deposit Account.
“Cash Proceeds” shall mean all Proceeds of any Collateral received by any Grantor or Secured Party consisting of Cash and checks.
“Collateral” shall mean, collectively for all Grantors, any and all property of each Grantor subject to a Lien under the Security Documents and any and all other property of such Grantor, now existing or hereafter acquired, that is or becomes subject to a Lien pursuant to any of the Security Documents.

3

“Comparable Second Lien Security Document” shall mean, in relation to any Collateral subject to any Lien created under any First Lien Security Document, that Second Lien Document which creates (or purports to create) a Lien on the same Collateral, granted by the same Grantor, as the same may be Refinanced from time to time in accordance with the terms hereof, thereof, the First Lien Credit Agreement and the Second Lien Credit Agreement.
“Debtor Relief Laws” means the Bankruptcy Code and all other liquidation, conservatorship, bankruptcy, general assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws of the U.S. or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Defaulting First Lien Secured Party” shall have the meaning set forth in Section 3.3(i)(iv).
“Deposit Account” shall have the meaning set forth in Article 9 of the UCC.
“Derivative Transaction” means (a) any interest-rate transaction, including any interest-rate swap, basis swap, forward rate agreement, interest rate option (including a cap, collar or floor), and any other instrument linked to interest rates that gives rise to similar credit risks (including when-issued securities and forward deposits accepted), (b) any exchange-rate transaction, including any cross-currency interest-rate swap, any forward foreign-exchange contract, any currency option, and any other instrument linked to exchange rates that gives rise to similar credit risks, (c) any equity derivative transaction, including any equity-linked swap, any equity-linked option, any forward equity-linked contract, and any other instrument linked to equities that gives rise to similar credit risk and (d) any commodity (including precious metal) derivative transaction, including any commodity-linked swap, any commodity-linked option, any forward commodity-linked contract, and any other instrument linked to commodities that gives rise to similar credit risks; provided, that, no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees, members of management, managers or consultants of the Borrower or its subsidiaries shall be a Derivative Transaction.
“Directing First Lien Security Agent” means (a) the First Lien Credit Agreement Security Agent unless (and until) the Discharge of First Lien Obligations has occurred solely with respect to the First Lien Obligations under the First Lien Credit Agreement and the First Lien Documents with respect thereto and (b) thereafter, the First Lien Credit Agreement Security Agent designated in writing by the holders of a majority of the then outstanding principal amount of the First Lien Obligations to, from time to time, act as Directing First Lien Security Agent hereunder.
“Directing Second Lien Security Agent” means (a) the Second Lien Credit Agreement Security Agent unless (and until) the Discharge of Second Lien Obligations has occurred solely with respect to the Second Lien Obligations under the Second Lien Credit Agreement and the Second Lien Documents with respect thereto and (b) thereafter, the Second Lien Credit Agreement Security Agent designated in writing by the holders of a majority of the then outstanding principal amount of the Second Lien Obligations to, from time to time, act as Directing Second Lien Security Agent hereunder.
“Directing Security Agent” means any of the Directing First Lien Security Agent or the Directing Second Lien Security Agent, as the case may be.
“Discharge of First Lien Obligations” shall mean, except to the extent otherwise provided in Section 3.3(g), the occurrence of all of the following:
(i)termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) First Lien Priority Obligations;

4

(ii)    payment in full in cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (if any) in respect of, all First Lien Priority Obligations (other than any undrawn letters of credit);
(iii)    discharge, cash collateralization or back-stopping (in an amount equal to 103% of the aggregate undrawn amount) of all outstanding letters of credit constituting First Lien Priority Obligations;
(iv)    payment in full in cash of all other First Lien Priority Obligations that are outstanding and unpaid at the time the termination, expiration, cash collateralization and/or back-stopping set forth in clauses (i) and (iii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time); and
(v)    adequate provision has been made for any contingent or unliquidated First Lien Priority Obligations for which a claim has been made against the First Lien Secured Parties and indemnification is required under the First Lien Documents; provided that the Discharge of First Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other First Lien Priority Obligations that constitute an exchange or replacement for or a Refinancing of such First Lien Priority Obligations.
Upon the satisfaction of the conditions set forth in clauses (i) through (v) with respect to any series of First Lien Priority Obligations, the applicable First Lien Security Agent agrees to promptly deliver to the other First Lien Security Agents and the Second Lien Security Agents written notice of the same.
“Discharge of Second Lien Obligations” shall mean, except to the extent otherwise provided in Section 3.3(h), the occurrence of all of the following:
(i)    termination or expiration of all commitments to extend credit that would constitute (prior to such termination or expiration) Second Lien Priority Obligations;
(ii)    payment in full in cash of the outstanding principal of, and interest (including any Post-Petition Interest) and premium (if any) in respect of, all Second Lien Priority Obligations;
(iii)    payment in full in cash of all other Second Lien Priority Obligations that are outstanding and unpaid at the time the termination, expiration and/or discharge set forth in clauses (i) and (ii) above have occurred (other than any obligations for taxes, costs, indemnifications and other contingent liabilities in respect of which no claim or demand for payment has been made at such time); and
(iv)    adequate provision has been made for any contingent or unliquidated Second Lien Priority Obligations for which a claim has been made against the Second Lien Secured Parties and indemnification is required under the Second Lien Documents; provided that the Discharge of Second Lien Obligations shall not be deemed to have occurred if such payments are made with the proceeds of other Second Lien Priority Obligations that constitute an exchange or replacement for or a Refinancing of such Second Lien Priority Obligations.
Upon the satisfaction of the conditions set forth in clauses (i) through (iv) with respect to any series of Second Lien Priority Obligations, the applicable Second Lien Security Agent agrees to promptly deliver to the other Second Lien Security Agents and the First Lien Security Agents written notice of the same.
“Eligible First Lien Purchaser” shall have the meaning set forth in Section 3.3(i)(i).

5

“Excess First Lien Obligations” shall mean any Indebtedness and other obligations that would constitute First Lien Priority Obligations but for the exclusion therefrom pursuant to the proviso in the definition of “First Lien Obligations”. If any Excess First Lien Obligations exist, the portion of obligations outstanding under the First Lien Documents constituting Excess First Lien Obligations shall be (x) determined as agreed in writing among the First Lien Secured Parties or (y) if no such agreement applies, the latest principal amounts advanced (it being agreed for such purposes that principal advanced pursuant to a revolving credit commitment or delayed draw commitment shall be deemed advanced on the date such commitment first became binding on the applicable creditors).
“Excess Second Lien Obligations” shall mean any Indebtedness and other obligations that would constitute Second Lien Priority Obligations but for the exclusion therefrom pursuant to the proviso in the definition of “Second Lien Obligations”. If any Excess Second Lien Obligations exist, the portion of obligations outstanding under the Second Lien Documents constituting Excess Second Lien Obligations shall be (x) determined as agreed in writing among the Second Lien Secured Parties or (y) if no such agreement applies, the latest principal amounts advanced.
“Excluded Subsidiary” shall have the meaning provided in the First Lien Credit Agreement (as in effect on the date hereof).
“First Lien” shall mean any Lien created by the First Lien Security Documents.
“First Lien Administrative Agent” shall have the meaning set forth in the recitals hereto.
“First Lien Bank Product Agreements” shall mean each agreement or other document governing or evidencing First Lien Bank Product Obligations.
“First Lien Bank Product Creditor” shall mean each provider of “Banking Services” (as that term is defined in the First Lien Credit Agreement (as in effect on the date hereof)).
“First Lien Bank Product Obligations” shall mean the “Banking Services Obligations” (as that term is defined in the First Lien Credit Agreement (as in effect on the date hereof)).
“First Lien Collateral Priority Lien” shall have the meaning set forth in Section 3.3(a)(iv).
“First Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.
“First Lien Debt Cap” shall mean the result of (i) 120% of the principal amount of Indebtedness under the First Lien Credit Agreement on the date hereof plus (ii) 120% of such additional amounts permitted to be incurred by the Borrower and/or the other Grantors under, or pursuant to, all “Incremental Facilities” and “Incremental Equivalent Debt” (each, as defined in the First Lien Credit Agreement) pursuant to Section 2.21(a) and Section 6.01(x) of the First Lien Credit Agreement (as in effect on the date hereof) or pursuant to any similar terms in any Additional First Lien Obligations Agreement and any corresponding provisions in any Refinancing thereof to the extent such similar or corresponding provisions do not permit an aggregate principal amount of Indebtedness in excess of an amount permitted under the First Lien Credit Agreement (as in effect on the date hereof), plus (iii) the amount of any accrued and unpaid interest, paid in kind amounts and premium on any Indebtedness under the First Lien Credit Agreement or any Additional First Lien Obligations Agreement in connection with a Permitted Refinancing thereof plus fees and expenses incurred in connection therewith, plus (iv) solely for the purpose of Section 3.4(a), an amount equal to 15% of the principal amount of Indebtedness under the First Lien Credit Agreement on the date hereof, minus (v) the aggregate amount of (a) all repayments of the principal of the First Lien Obligations under Section 2.09(a) of the First Lien Credit Agreement and (b) all mandatory prepayments of the principal of the First Lien Obligations under Section 2.10(b) of the First Lien Credit Agreement (pursuant to any asset sale or condemnation event (subject, to the extent such First Lien Obligations represent revolving loans, to permanent reductions of the revolving commitments with respect thereto) but excluding any mandatory prepayment of such First Lien Obligations in connection with a Permitted Refinancing thereof). For the avoidance of doubt, First Lien Bank Product Obligations and First Lien Secured Hedging Obligations shall not be subject to the First Lien Debt Cap.

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“First Lien DIP Financing” shall have the meaning set forth in Section 3.4(a).
“First Lien Documents” shall mean (x) the First Lien Credit Agreement and the other Loan Documents (as defined in the First Lien Credit Agreement), (y) each First Lien Secured Hedging Agreement and First Lien Bank Product Agreement and (z) each of the other agreements, documents and instruments (including any Additional First Lien Obligations Agreement) providing for or evidencing any First Lien Obligation (including any Permitted Refinancing of any First Lien Obligation), as each may be Refinanced from time to time in accordance with the provisions of this Agreement (but excluding, for the avoidance of doubt, any documents entered into in connection with a First Lien DIP Financing). It being understood that for purposes of Section 3.3(d), the term “First Lien Documents” shall not include any First Lien Secured Hedging Agreement or First Lien Bank Product Agreement or any other agreements of the type described in clause (z) relating to agreements described in clause (y) of the foregoing sentence.
“First Lien Hedging Creditor” shall mean each counterparty to any First Lien Secured Hedging Agreement (other than a Grantor).
“First Lien Lenders” shall have the meaning set forth in the recitals to this Agreement and shall include any “lenders”, “noteholders” or similar terms in any Additional First Lien Obligations Agreement or in any Permitted Refinancing of any First Lien Obligations or any Additional First Lien Obligations.
“First Lien Obligations” shall mean (a) all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the First Lien Secured Parties or any of them, under any First Lien Document (including any First Lien Document in respect of a Permitted Refinancing of any First Lien Obligations), including all “Secured Obligations” or similar term as defined in the First Lien Credit Agreement and whether for principal, premium, interest (including Post-Petition Interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any First Lien Obligation (including any Permitted Refinancing of any First Lien Obligations) at the rate provided in the respective documentation, whether or not a claim is allowed or allowable against the Borrower or any of its Subsidiaries for such Post-Petition Interest in the related bankruptcy proceeding), reimbursement of amounts drawn under (and obligations to cash collateralize) letters of credit, fees, expenses, indemnification or otherwise and (b) First Lien Bank Product Obligations and First Lien Secured Hedging Obligations; provided that if the sum of: (i) the aggregate principal amount of Indebtedness for borrowed money of the Borrower and its Subsidiaries then outstanding under the First Lien Credit Agreement and the other First Lien Documents (but excluding, for the avoidance of doubt, any First Lien Secured Hedging Agreements and First Lien Bank Product Agreements); plus (ii) the aggregate face amount of any letters of credit issued but not reimbursed under the First Lien Documents is in excess of the First Lien Debt Cap, then only that portion of such aggregate principal amount of Indebtedness for borrowed money and such aggregate face amount of unreimbursed letters of credit not in excess of the First Lien Debt Cap shall be deemed to be First Lien Priority Obligations, and interest and reimbursement obligations with respect to such Indebtedness and letters of credit shall only constitute First Lien Priority Obligations to the extent related to Indebtedness and unreimbursed letters of credit otherwise included in the First Lien Priority Obligations.
“First Lien Parity Intercreditor Agreement” shall mean an agreement among each First Lien Representative allocating rights among the various First Lien Secured Parties.

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“First Lien Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the First Lien Credit Agreement (as in effect on the date hereof).
“First Lien Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof, among the Borrower, each other Grantor and the First Lien Security Agent.
“First Lien Priority Obligations” shall mean all First Lien Obligations exclusive of the Excess First Lien Obligations.
“First Lien Purchase Option” shall have the meaning set forth in Section 3.3(i)(i).
“First Lien Representative” shall mean (i) in the case of the First Lien Credit Agreement, the First Lien Administrative Agent and (ii) in the case of any Additional First Lien Obligations, the applicable Additional First Lien Obligations Agent.
“First Lien Secured Hedging Agreement” shall mean any Hedge Agreement with respect to Secured Hedging Obligations (as each such term is (and the component definitions as used therein are) defined in the First Lien Credit Agreement (as in effect on the date hereof)).
“First Lien Secured Hedging Creditor” shall mean each counterparty to any First Lien Secured Hedging Agreement (other than a Grantor).
“First Lien Secured Hedging Obligations” shall mean any “Secured Hedging Obligations” (as each such term is (and the component definitions as used therein are) defined in the First Lien Credit Agreement (as in effect on the date hereof)).
“First Lien Secured Parties” shall mean (a) the lenders (including, in any event, each letter of credit issuer), agents and arrangers under the First Lien Credit Agreement and shall include all former lenders, agents and arrangers under the First Lien Credit Agreement to the extent that any First Lien Obligations owing to such Persons were incurred while such Persons were lenders, agents or arrangers under the First Lien Credit Agreement and, as of any date of determination, such First Lien Obligations have not been paid or satisfied in full in accordance with the terms of the First Lien Documents, (b) the First Lien Secured Hedging Creditors, (c) the First Lien Bank Product Creditors, (d) all new First Lien Secured Parties joining as a party hereto to the extent set forth in Section 3.3(g) and (e) all other First Lien Lenders and any Additional First Lien Obligations Secured Parties, if any.
“First Lien Security Agent” shall mean each of (a) the First Lien Credit Agreement Security Agent, (b) any New First Lien Agent to the extent set forth in Section 3.3(g) and (c) any Additional First Lien Obligations Agent.
“First Lien Security Documents” shall mean the First Lien Pledge and Security Agreement, the other Collateral Documents (as defined in the First Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any First Lien Obligations (including any Permitted Refinancing of any First Lien Obligation) or under which rights or remedies with respect to such Liens are governed.
“First Priority” shall mean with respect to any Lien purported to be created on any Collateral pursuant to any First Lien Security Document, that such Lien is prior in right to any other Lien thereon, other than any First Lien Permitted Liens (excluding First Lien Permitted Liens of the type described in Section 6.02(t) of the First Lien Credit Agreement (as in effect on the date hereof) (as it relates to Section 6.01(v) of the First Lien Credit Agreement (as in effect on the date hereof) only) applicable to such Collateral which have priority over the respective Liens on such Collateral created pursuant to the relevant First Lien Security Document.

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“GAAP” shall mean generally accepted accounting principles in the U.S. as in effect and applicable to the accounting period in respect of which reference to GAAP is being made, subject to the provisions of Section 1.04 of the First Lien Credit Agreement and Section 1.04 of the Second Lien Credit Agreement, as applicable.
“Governmental Authority” shall mean any federal, state, municipal, national, provincial or other government, governmental department, commission, board, bureau, court, central bank, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state, province or locality of the U.S., the U.S. or a foreign entity or government.
“Grantors” shall mean the Borrower and each of the Borrower’s wholly-owned Subsidiaries (other than Excluded Subsidiaries) that have executed and delivered, or may from time to time hereafter execute and deliver a First Lien Security Document or a Second Lien Security Document.
“Guarantee” of or by any Person (the “Guarantor”) means any obligation, contingent or otherwise, of the Guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other Person (the “Primary Obligor”) in any manner and including any obligation of the Guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other monetary obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the Primary Obligor so as to enable the Primary Obligor to pay such Indebtedness or other monetary obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or monetary obligation, (e) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (f) secured by any Lien on any assets of such Guarantor securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Guarantor (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the date hereof or entered into in connection with any acquisition, disposition or other transaction permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.
“Hedge Agreement” shall mean any agreement with respect to any Derivative Transaction between any Grantor or any Subsidiary and any other Person.
“Indebtedness” means and includes all First Lien Obligations and Second Lien Obligations, as applicable, that constitute “Indebtedness” within the meaning of the First Lien Credit Agreement and Second Lien Credit Agreement, respectively. For the avoidance of doubt, “Indebtedness” shall not include any First Lien Obligations under any First Lien Secured Hedging Agreement and First Lien Bank Product Agreement.

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“Insolvency or Liquidation Proceeding” shall mean any case or proceeding commenced as a result of any of the following: (i) the filing by any Grantor of a voluntary petition in bankruptcy under any provision of any Debtor Relief Law (including the Bankruptcy Code) or a petition to take advantage of any receivership or insolvency laws, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; (ii) the admission in writing by such Grantor of its inability to pay its debts generally as they become due; (iii) the appointment of a receiver, liquidator, trustee, custodian or other similar official for such Grantor or all or a material part of such Grantor’s assets; (iv) the filing of any petition against such Grantor under any Debtor Relief Law (including the Bankruptcy Code) or other receivership or insolvency law, including any petition seeking the dissolution, winding up, total or partial liquidation, reorganization, composition, arrangement, adjustment or readjustment or other relief of such Grantor, such Grantor’s debts or such Grantor’s assets or the appointment of a trustee, receiver, liquidator, custodian or similar official for such Grantor or a material part of such Grantor’s property; or (v) the general assignment by such Grantor for the benefit of creditors or any other marshalling of the assets and liabilities of such Grantor.
“Insurance” shall mean all insurance policies covering any or all of the Collateral (regardless of whether the First Lien Security Agent or the Second Lien Security Agent is the loss payee or additional insured thereof).
“Intercreditor Agreement Joinder” shall mean an agreement substantially in the form of Exhibit A hereto.
“Lien” shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or preference, priority or other security interest or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any Capital Lease having substantially the same economic effect as any of the foregoing) in each case, in the nature of security; provided that in no event shall an operating lease in and of itself be deemed a Lien.
“New First Lien Agent” shall have the meaning set forth in Section 3.3(g).
“New Second Lien Agent” shall have the meaning set forth in Section 3.3(h).
“Permitted Refinancing” shall mean, with respect to any Indebtedness under the First Lien Documents or the Second Lien Documents, the Refinancing of such Indebtedness (“Refinancing Indebtedness”) in accordance with the requirements of this Agreement, the First Lien Credit Agreement and the Second Lien Credit Agreement.
“Person” shall mean any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or any other entity.
“Pledged Collateral” shall have the meaning set forth in Section 3.3(f)(i).
“Post-Petition Interest” shall mean interest, fees, expenses and other charges that pursuant to the First Lien Documents or Second Lien Documents, as the case may be, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Debtor Relief Law or in any such Insolvency or Liquidation Proceeding.

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“Proceeds” shall have the meaning assigned in Article 9 of the UCC and, in any event, shall also include, but not be limited to, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to any Agent or any Grantor from time to time with respect to any of the Collateral, (ii) any and all payments (in any form whatsoever) made or due and payable to any Grantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), (iii) any and all Stock Rights and (iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.
“Recovery” shall have the meaning set forth in Section 6.17.
“Refinance” shall mean, in respect of any Indebtedness, to refinance, extend, renew, retire, defease, amend, modify, supplement, amend and restate, restructure, replace, refund or repay, or to issue other Indebtedness, in exchange or replacement for, such Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.
“Refinancing Indebtedness” shall have the meaning set forth in the definition of “Permitted Refinancing”.
“SEC” shall mean the United States Securities and Exchange Commission.
“Second Lien” shall mean any Lien created by the Second Lien Security Documents.
“Second Lien Credit Agreement” shall have the meaning set forth in the recitals hereto.
“Second Lien Administrative Agent” shall have the meaning set forth in the recitals hereto.
“Second Lien Credit Bid Rights” shall mean in respect of any order relating to a sale of assets constituting Collateral in any Insolvency or Liquidation Proceeding, that (i) such order grants the Second Lien Security Agent and the Second Lien Secured Parties (individually and in any combination, subject to the terms of the Second Lien Documents) the right to bid at the sale of such assets and the right to offset its claims secured by Second Liens upon such assets against the purchase price of such assets if (A) the bid of the Second Lien Security Agent or such Second Lien Secured Parties is the highest bid or otherwise determined by a court to be the best offer at a sale, (B) the Second Lien Security Agent or such Second Lien Secured Parties provide evidence of financing adequate to close the sale and (C) the bid of the Second Lien Security Agent or such Second Lien Secured Parties includes a cash purchase price component payable at the closing of the sale in an amount that would be sufficient on the date of the closing of the sale, if such amount were applied to such payment on such date, to pay or satisfy in full in cash all unpaid First Lien Priority Obligations (including the discharge, cash collateralization or backstopping of all outstanding letters of credit constituting First Lien Priority Obligations and all First Lien Bank Product Obligations and all First Lien Secured Hedging Obligations constituting First Lien Priority Obligations but excluding, in the case of the First Lien Priority Obligations, unasserted contingent obligations in respect of indemnities and expense reimbursement) and to satisfy all Liens entitled to priority over the First Liens that attach to the Proceeds of the sale, and such order requires such amount to be so applied and (ii) such order allows the claims of the Second Lien Security Agent and the Second Lien Secured Parties in such Insolvency or Liquidation Proceeding to the extent required for the grant of such rights.

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“Second Lien Debt Cap” shall mean the result of (i) 120% of the principal amount of Indebtedness under the Second Lien Credit Agreement on the date hereof plus (ii) 120% of such additional amounts permitted to be incurred by the Borrower and/or the other Grantors under, or pursuant to, all “Incremental Term Facilities” and “Incremental Equivalent Debt” (each, as defined in the Second Lien Credit Agreement) pursuant to Section 2.21(a) and Section 6.01(x) of the Second Lien Credit Agreement (as in effect on the date hereof) or pursuant to any similar terms in any Additional Second Lien Obligations Agreement and any corresponding provisions in any Refinancing thereof to the extent such similar or corresponding provisions do not permit an aggregate principal amount of Indebtedness in excess of an amount permitted under the Second Lien Credit Agreement (as in effect on the date hereof), plus (iii) the amount of any accrued and unpaid interest, paid in kind amounts and premium on any Indebtedness under the Second Lien Credit Agreement or any Additional Second Lien Obligations Agreement in connection with a Permitted Refinancing thereof plus fees and expenses incurred in connection therewith.
“Second Lien Documents” shall mean (x) the Second Lien Credit Agreement and the other Loan Documents (as defined in the Second Lien Credit Agreement) and (y) each of the other agreements, documents and instruments (including any Additional Second Lien Obligations Agreement) providing for or evidencing any Second Lien Obligation (including any Permitted Refinancing of any Second Lien Obligation), as each may be Refinanced from time to time in accordance with the provisions of this Agreement.
“Second Lien Lenders” shall have the meaning set forth in the recitals to this Agreement and shall include any “lenders”, “noteholders” or similar terms in any Additional Second Lien Obligations Agreement or in any Permitted Refinancing of any Second Lien Obligations or any Additional Second Lien Obligations.
“Second Lien Obligations” shall mean all obligations (including guaranty obligations) of every nature of each Grantor, from time to time owed to the Second Lien Secured Parties or any of them, under any Second Lien Document (including any Second Lien Document in respect of a Permitted Refinancing of any Second Lien Obligations), including all “Secured Obligations” or similar term as defined in the Second Lien Credit Agreement and whether for principal, premium, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such Person, would have accrued on any Second Lien Obligation (including any Permitted Refinancing of any Second Lien Obligations) at the rate provided in the respective documentation, whether or not a claim is allowed or allowable against the Borrower or any of its Subsidiaries for such interest in the related bankruptcy proceeding), fees, expenses, indemnification or otherwise; provided that if the aggregate principal amount of Indebtedness for borrowed money of the Borrower and its Subsidiaries then outstanding under the Second Lien Credit Agreement and the other Second Lien Documents is in excess of the Second Lien Debt Cap, then only that portion of such aggregate principal amount of Indebtedness for borrowed money not in excess of the Second Lien Debt Cap shall be deemed to be Second Lien Priority Obligations and interest and reimbursement obligations with respect to such Indebtedness shall only constitute Second Lien Priority Obligations to the extent related to Indebtedness otherwise included in the Second Lien Priority Obligations.
“Second Lien Parity Intercreditor Agreement” shall mean an agreement among each Second Lien Representative allocating rights among the various Second Lien Secured Parties.
“Second Lien Permitted Liens” shall mean the “Permitted Liens” under, and as defined in, the Second Lien Credit Agreement (as in effect on the date hereof).
“Second Lien Pledge and Security Agreement” shall mean that certain Pledge and Security Agreement dated as of the date hereof, among the Borrower, each other Grantor and the Second Lien Security Agent.

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“Second Lien Priority Obligations” shall mean all Second Lien Obligations exclusive of the Excess Second Lien Obligations.
“Second Lien Representative” shall mean (i) in the case of the Second Lien Credit Agreement, the Second Lien Administrative Agent and (ii) in the case of any Additional Second Lien Obligations, the applicable Additional Second Lien Obligations Agent.
“Second Lien Secured Parties” shall mean (a) the lenders, agents and arrangers under the Second Lien Credit Agreement and shall include all former lenders, agents and arrangers under the Second Lien Credit Agreement to the extent that any Second Lien Obligations owing to such Persons were incurred while such Persons were lenders, agents or arrangers under the Second Lien Credit Agreement and, as of any date of determination, such Second Lien Obligations have not been paid or satisfied in full in accordance with the terms of the Second Lien Documents, (b) all new Second Lien Secured Parties joining as a party hereto to the extent set forth in Section 3.3(h) and (c) all other Second Lien Lenders and any Additional Second Lien Obligations Secured Parties, if any.
“Second Lien Security Agent” shall mean each of (a) the Second Lien Credit Agreement Security Agent, (b) any New Second Lien Agent to the extent set forth in Section 3.3(h) and (c) any Additional Second Lien Obligations Agent.
“Second Lien Security Documents” shall mean the Second Lien Pledge and Security Agreement, the other Collateral Documents (as defined in the Second Lien Credit Agreement) and any other agreement, document or instrument pursuant to which a Lien is granted securing any Second Lien Obligations (including any Permitted Refinancing of any Second Lien Obligation) or under which rights or remedies with respect to such Liens are governed, together with any amendments, replacements, modifications, extensions, renewals or supplements to, or restatements of, any of the foregoing.
“Second Lien Standstill Period” shall have the meaning set forth in Section 3.1(a)(i).
“Second Priority” shall mean, with respect to any Lien purported to be created on any Collateral pursuant to any Second Lien Security Document, that such Lien is prior in right to any other Lien thereon, other than (x) Liens securing Indebtedness of the type permitted pursuant to Section 6.01(v) of the Second Lien Credit Agreement (as in effect on the date hereof), (y) First Lien Permitted Liens of the type permitted to be prior to the Liens on the Collateral securing the First Lien Obligations in accordance with the definition of “First Priority” contained herein and (z) any Lien on Collateral that is permitted to be pari passu with the First Lien Security Agent’s Lien in the Collateral.
“Secured Parties” shall mean, collectively, the First Lien Secured Parties and the Second Lien Secured Parties.
“Security Agents” shall mean, collectively, the First Lien Security Agents and the Second Lien Security Agents.
“Security Document” shall mean any First Lien Security Document or any Second Lien Security Document.
“Stock Rights” means all dividends, instruments or other distributions and any other right or property which any Grantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Capital Stock constituting Collateral, any right to receive any Capital Stock constituting Collateral and any right to receive earnings, in which such Grantor now has or hereafter acquires any right, issued by an issuer of such Capital Stock.

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“Subsidiary” shall mean, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50.0% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; provided, that in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Target” shall have the meaning set forth in the introductory paragraph hereof.
“UCC” shall mean the Uniform Commercial Code as in effect from time to time in the State of New York.
“U.S.” means the United States of America.
1.2    Terms Generally; Timing of Performance; Miscellaneous. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented, renewed, extended, refunded, replaced or Refinanced or otherwise modified to the extent not prohibited hereby, (b) any reference herein to any Person shall be construed to include such Person’s successors and permitted assigns, (c) the words “herein”, “hereof’ and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement, (d) all references herein to Exhibits, Sections, clauses or paragraphs shall be construed to refer to Exhibits, Sections, clauses or paragraphs of this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) terms defined in the UCC but not otherwise defined herein shall have the same meanings herein as are assigned thereto in the UCC, (g) reference to any law means such law as amended, modified, codified, replaced or re-enacted, in whole or in part, and in effect on the date hereof, including rules, regulations, enforcement procedures and any interpretations promulgated thereunder, and (h) references to Sections or clauses shall refer to those portions of this Agreement, and any references to a clause shall, unless otherwise identified, refer to the appropriate clause within the same Section in which such reference occurs. When performance of any obligation is stated to be due or performance is required on a day which is not a Business Day, the date of such performance shall extend to the immediately succeeding Business Day. To the extent applicable, the rules of construction set forth in Sections 1.02 through 1.08 of the First Lien Credit Agreement and Sections 1.02 through 1.08 of the Second Lien Credit Agreement shall apply to this Agreement as if specifically incorporated herein, mutatis mutandis.
SECTION 2
LIEN PRIORITIES
(a)    Lien Priorities.

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(i)    Relative Priorities. Notwithstanding (i) the time, manner, order or method of grant, creation, attachment or perfection of any Liens securing either the First Lien Obligations or Second Lien Obligations granted on the Collateral, (ii) the validity or enforceability of the security interests and Liens granted in favor of any Security Agent or any Secured Party on the Collateral, (iii) the date on which any First Lien Obligations or Second Lien Obligations are extended, (iv) any provision of the UCC or any other applicable law, including any rule for determining priority thereunder or under any other law or rule governing the relative priorities of secured creditors, including with respect to real property or fixtures, (v) any provision set forth in any First Lien Document or any Second Lien Document (in each case, other than this Agreement), (vi) the possession or control by any Security Agent or any Secured Party or any bailee of all or any part of any Collateral as of the date hereof or otherwise, (vii) any failure by any Security Agent or Secured Party to perfect its security interests in the Collateral or any avoidance of such Liens as a fraudulent conveyance, preference, or otherwise or (viii) any other circumstance whatsoever, each Security Agent, on behalf of itself and its respective Secured Parties, hereby agrees that:
(A)    any Lien on the Collateral securing or purporting to secure any First Lien Obligations now or hereafter held by or on behalf of the First Lien Security Agents or any other First Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Collateral securing or purporting to secure any of the Second Lien Obligations; and
(B)    any Lien on the Collateral securing or purporting to secure any Second Lien Obligations now or hereafter held by or on behalf of the Second Lien Security Agents or any other Second Lien Secured Parties or any agent or trustee therefor, in each case, regardless of how acquired, whether by grant, possession, statute, operation of law or court order, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Collateral securing or purporting to secure any First Lien Obligations.
(ii)    Subordination. The priority and subordination provisions set forth in clauses (A) and (B) above with respect to Liens on Collateral securing all or any portion of the First Lien Obligations or the Second Lien Obligations, are intended to be effective whether or not such Liens are subordinated to any Lien securing any other obligation of the Borrower, any other Grantor or any other Person (but only to the extent that such subordination is permitted pursuant to the terms of the First Lien Credit Agreement and the Second Lien Credit Agreement or as contemplated in Section 3.4 hereof), or are otherwise voided, avoided, invalidated or lapsed. The parties hereto acknowledge and agree that (a) it is their intent that each of the First Lien Obligations (and the security therefor) and the Second Lien Obligations (and the security therefor) constitute a separate and distinct class of obligations (and separate and distinct claims) from each other and (b) because of, among other things, their differing rights in the Collateral, the Second Lien Obligations are fundamentally different from the First Lien Obligations and must be separately classified in any plan of reorganization or similar dispositive restructuring plan proposed, confirmed, or adopted in an Insolvency or Liquidation Proceeding. To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that any claims of the First Lien Secured Parties and the Second Lien Secured Parties in respect of the Collateral constitute a single class of claims (rather than separate classes of senior and junior secured claims), then each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby acknowledges and agrees that all distributions from the Collateral shall be made as if there were separate classes of senior and junior secured claims against the Grantors in respect of the Collateral (with the effect being that, to the extent that the aggregate value of the Collateral is sufficient (for this purpose ignoring all claims held by the Second Lien Secured Parties), the First Lien Secured Parties shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest, fees, and expenses, and other claims, all amounts owing in respect of Post-Petition Interest (whether or not allowed or allowable in such Insolvency or Liquidation Proceeding) before any distribution from the Collateral is made in respect of the Second Lien Obligations, with each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby acknowledging and agreeing to turn over to the Directing First Lien Security Agent amounts otherwise received

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or receivable by them from the Collateral to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the Second Lien Secured Parties).
(b)    Prohibition on Contesting Liens. Each of the First Lien Security Agents, for itself and on behalf of each other First Lien Secured Party and the Second Lien Security Agents, for itself and on behalf of each other Second Lien Secured Party agrees that it shall not (and hereby waives any right to) contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), (i) the priority, validity, extent, perfection or enforceability of a Lien held, or the allowability of any claim asserted, by or on behalf of any of the First Lien Secured Parties or the Second Lien Secured Parties in the Collateral, (ii) the validity or enforceability of any First Lien Security Document (or any First Lien Obligations thereunder) or any Second Lien Security Document (or any Second Lien Obligations thereunder) or (iii) the relative rights and duties of the holders of any of the First Lien Obligations and the Second Lien Obligations granted and/or established in this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of any of the Security Agents or any other Secured Party to enforce this Agreement, including the priority of the Liens on the Collateral securing any of the First Lien Obligations and the Second Lien Obligations as provided in Section 2(a).
(c)    No New Liens.
(i)    First Lien Obligations. So long as the Discharge of First Lien Obligations has not occurred, except as contemplated by Section 3.3(f), each of the Secured Parties agrees that such Secured Party shall not take, accept or permit to exist any additional Liens on any asset or property of any Grantor to secure any Second Lien Obligation unless the Borrower and the Grantors have granted or reasonably contemporaneously grant a First Priority Lien on such asset or property to secure the First Lien Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the First Lien Security Agents and/or the other First Lien Secured Parties, each Second Lien Security Agent, on behalf of the Second Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the Collateral granted in contravention of this Section 2(c)(i) shall be subject to Section 3.2(a).
(ii)    Second Lien Obligations. So long as the Discharge of Second Lien Obligations has not occurred, except as contemplated by Section 3.3(f) and Section 2(f), each of the Secured Parties agrees that such Secured Party shall not take, accept or permit to exist any additional Liens on any asset or property of any Grantor to secure any First Lien Obligations unless the Borrower and the Grantors have granted or reasonably contemporaneously grant a Second Priority Lien on such asset or property to secure the Second Lien Obligations. To the extent that the provisions of the immediately preceding sentence are not complied with for any reason, without limiting any other rights and remedies available to the Second Lien Security Agents and/or the other Second Lien Secured Parties, each First Lien Security Agent, on behalf of the First Lien Secured Parties, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens on the Collateral granted in contravention of this Section 2(c)(ii) shall be subject to Section 3.2(b).

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(d)    Effectiveness of Lien Priorities. Each of the parties hereto acknowledges that the Lien priorities provided for in this Agreement shall not be affected or impaired in any manner whatsoever, including on account of: (i) the invalidity, irregularity or unenforceability of all or any part of the First Lien Documents or the Second Lien Documents; (ii) any amendment, change or modification of any of the First Lien Documents or the Second Lien Documents not in contravention of the terms of this Agreement; or (iii) any impairment, modification, change, exchange, release or subordination of or limitation on, any liability of, or stay of actions or Lien enforcement proceedings against, any Grantor under any of the First Lien Documents or the Second Lien Documents, any property of any Grantor, or any Grantor’s estate in bankruptcy resulting from any bankruptcy, arrangement, readjustment, composition, liquidation, rehabilitation, similar proceeding or otherwise involving or affecting any Secured Party.
(e)    Similar Liens and Agreements. Except as contemplated by Section 2(f), the parties hereto agree that it is their intention that the assets and property of the Grantors constituting Collateral securing each of the First Lien Obligations and the Second Lien Obligations be substantially the same. In furtherance of the foregoing and of Section 6.7, each Security Agent and each other Secured Party agrees, subject to the other provisions of this Agreement:
(i)    upon reasonable request by any Directing Security Agent, to cooperate in good faith from time to time in order to determine the specific items included in the Collateral securing the First Lien Obligations or the Second Lien Obligations, as the case may be, and the steps taken to perfect the Liens thereon and the identity of the respective parties obligated under the First Lien Documents or the Second Lien Documents, as the case may be;
(ii)    that the First Lien Security Documents and the Second Lien Security Documents creating Liens on the Collateral shall be in all material respects substantially the same forms of documents other than with respect to the First Priority or Second Priority nature of the Liens created thereunder in such Collateral (it being understood that that the First Lien Security Documents and Second Lien Security Documents in effect on the date hereof (including any forms or exhibits attached to any of the foregoing or any other First Lien Document or Second Lien Document) satisfy this provision as of the date hereof); and
(iii)    the guaranties executed and delivered by the Grantors in respect of the First Lien Obligations and the Second Lien Obligations shall be substantially in the same form (it being understood that the guaranties included in each of the First Lien Credit Agreement and the Second Lien Credit Agreement (each as in effect on the date hereof) satisfy this provision as of the date hereof).
(f)    Certain Cash Collateral. Notwithstanding anything in this Agreement to the contrary, collateral consisting of cash and deposit account balances pledged to secure First Lien Credit Agreement Obligations consisting of reimbursement obligations in respect of Letters of Credit or otherwise held by the First Lien Credit Agreement Security Agent or First Lien Administrative Agent pursuant to Section 2.05(j) or 2.20(d) of the First Lien Credit Agreement (or any equivalent successor provision) shall be applied as specified by the First Lien Credit Agreement and shall not be subject to the provisions of Section 2(c)(ii) and Section 2(e) hereof.
SECTION 3
COLLATERAL
3.1    Exercise of Remedies.
(a)    So long as the Discharge of First Lien Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against the Borrower or any other Grantor:

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(i)    neither the Second Lien Security Agents nor any of the other Second Lien Secured Parties (x) will exercise or seek to exercise any rights or remedies (including setoff) with respect to any Collateral or institute or commence or join with any Person (other than the Directing First Lien Security Agent and the other First Lien Secured Parties) in commencing any action or proceeding with respect to such rights or remedies (including any action of foreclosure, enforcement, collection or execution); provided, however, that the Directing Second Lien Security Agent may exercise any or all such rights in accordance with the Second Lien Documents after the passage of a period of 180 days has elapsed since the date of delivery of a notice in writing to the Directing First Lien Security Agent with respect to any of the following (and requesting that enforcement action be taken with respect to the Collateral) and so long as the respective payment default shall not have been cured or waived (or the respective acceleration rescinded): (i) a payment default exists with respect to the Second Lien Obligations following the final maturity of the Second Lien Obligations or (ii) after the acceleration by the relevant Second Lien Secured Parties of the maturity of all then outstanding Second Lien Obligations (the “Second Lien Standstill Period”); provided, further, however, notwithstanding anything herein to the contrary, neither the Directing Second Lien Security Agent nor any other Second Lien Secured Party will exercise any rights or remedies with respect to any Collateral if, notwithstanding the expiration of the Second Lien Standstill Period, the Directing First Lien Security Agent or any other First Lien Secured Party shall have commenced and be diligently pursuing in good faith the exercise of any of their rights or remedies with respect to the Collateral (prompt notice of such exercise to be given by the Directing First Lien Security Agent to the Directing Second Lien Security Agent) or the Borrower or other Grantor is then a debtor in any Insolvency or Liquidation Proceeding, (y) will contest, protest or object to any foreclosure proceeding or action brought by the Directing First Lien Security Agent or any other First Lien Secured Party with respect to, or any other exercise by the Directing First Lien Security Agent or any other First Lien Secured Party of any rights and remedies relating to, the Collateral under the First Lien Documents or otherwise and (z) subject to its rights under the first proviso in clause (i)(x) above, will object to the forbearance by the Directing First Lien Security Agent or any other First Lien Secured Party from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Collateral, in each case so long as the respective interests of the Second Lien Secured Parties attach to the Proceeds thereof subject to the relative priorities described in Section 2; provided, however, that nothing in this Section 3.1(a) shall be construed to authorize any Second Lien Security Agent or any Second Lien Secured Party to sell or appropriate any Collateral free of the Lien of the First Lien Security Agent or any First Lien Secured Party; and
(ii)    subject to Section 5 and clause (i)(x) above, the Directing First Lien Security Agent and the First Lien Secured Parties shall have the exclusive right to enforce rights, exercise remedies (including set off and credit bid rights) and make determinations regarding the disposition of, or restrictions with respect to, the Collateral without any consultation with or the consent of any Second Lien Security Agent or any other Second Lien Secured Party; provided, that:
(A)    in any Insolvency or Liquidation Proceeding commenced by or against the Borrower or any other Grantor, the Second Lien Security Agents and any other Second Lien Secured Party may file a claim or statement of interest with respect to the Second Lien Obligations;
(B)    the Second Lien Security Agents and any other Second Lien Secured Party may take any action (not adverse to the priority status of the Liens on the Collateral securing the First Lien Obligations, or the rights of any First Lien Security Agent or the other First Lien Secured Parties to exercise remedies in respect thereof) in accordance with the Second Lien Documents and the terms of this Agreement in order to preserve or protect (but not enforce) its Lien on or over the Collateral;

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(C)    the Second Lien Secured Parties shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any Person objecting to or otherwise seeking the disallowance of the claims of the Second Lien Secured Parties, in each case in accordance with the terms of this Agreement;
(D)    the Second Lien Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Grantors arising under either the Debtor Relief Laws, any Insolvency or Liquidation Proceeding or applicable non-bankruptcy law, in each case in accordance with the terms of this Agreement (including under Section 3.1(a)(i) and including Section 3.3(e)) and to the extent not prohibited by any other provision of this Agreement;
(E)    the Second Lien Secured Parties shall be entitled to vote on any plan of reorganization and file any proof of claim in an Insolvency or Liquidation Proceeding or otherwise and other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement (including under Section 3.1(a)(i) and including Section 3.4(f)), with respect to the Collateral; and
(F)    the Second Lien Security Agents or any Second Lien Secured Party may exercise any of its rights or remedies with respect to the Collateral in accordance with the Second Lien Documents after the termination of the Second Lien Standstill Period to the extent permitted by clause (i)(x) above.
Subject to Section 5 and clause (i)(x) above, in exercising rights and remedies with respect to the Collateral, the Directing First Lien Security Agent and the other First Lien Secured Parties may enforce the provisions of the First Lien Documents and exercise remedies thereunder, all in such order and in such manner as they may determine in the exercise of their sole discretion. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC of any applicable jurisdiction and of a secured creditor under any other applicable law.
(b)    Each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not take or receive any Collateral or any Proceeds of Collateral in connection with the exercise of any right or remedy (including setoff) with respect to any Collateral, except as expressly provided in the first proviso in clause (i)(x) of Section 3.1(a) or in the proviso in clause (ii) of Section 3.1(a) or in 3.3(f)(vii). Without limiting the generality of the foregoing, unless and until the Discharge of First Lien Obligations has occurred, except as expressly provided in the first proviso in clause (i)(x) of Section 3.1(a) or in the proviso in clause (ii) of Section 3.1(a) or in 3.3(f)(vii), the sole right of the Second Lien Security Agents and the Second Lien Secured Parties with respect to the Collateral is to hold a Lien on the Collateral pursuant to the Second Lien Documents for the period and to the extent granted therein and to receive a share of the Proceeds thereof, if any, after the Discharge of First Lien Obligations has occurred in accordance with the terms hereof, the Second Lien Documents and applicable law.
(c)    Subject to the first proviso in clause (i)(x) of Section 3.1(a), the proviso in clause (ii) of Section 3.1(a) and 3.3(f)(vii):

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(i)    each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not take any action that would hinder, delay, limit or prohibit any exercise of remedies under the First Lien Documents with respect to the Collateral, including any collection, sale, lease, exchange, transfer or other disposition of the Collateral, whether by foreclosure or otherwise, or that would limit, invalidate, avoid or set aside any Lien or First Lien Security Document with respect to the Collateral or subordinate the priority of the First Lien Obligations to the Second Lien Obligations with respect to the Collateral or grant the Liens with respect to the Collateral securing the Second Lien Obligations equal ranking to the Liens with respect to the Collateral securing the First Lien Obligations, and
(ii)    each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby waives any and all rights it or the other Second Lien Secured Parties may have as a junior Lien creditor with respect to the Collateral or otherwise to object to the manner in which the First Lien Security Agents or the other First Lien Secured Parties seek to enforce or collect the First Lien Obligations or the Liens granted in any of the Collateral, in any such case except to the extent such enforcement or collection is in violation of the terms of this Agreement, regardless of whether any action or failure to act by or on behalf of the First Lien Security Agents or First Lien Secured Parties is adverse to the interest of the Second Lien Secured Parties.
(d)    Each Second Lien Security Agent for itself and on behalf of the other Second Lien Secured Parties, hereby acknowledges and agrees that no covenant, agreement or restriction contained in any Second Lien Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the First Lien Security Agents or the First Lien Secured Parties with respect to the Collateral as set forth in this Agreement and the First Lien Documents.
3.2    Payments Over. (a) So long as the Discharge of First Lien Obligations has not occurred, any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by (i) any Second Lien Security Agent or any Second Lien Secured Parties or (ii) any other First Lien Security Agent or any other First Lien Secured Party, in each case, in connection with the exercise of any right or remedy (including set off) relating to the Collateral, (except as otherwise set forth in Section 3.4) in any Insolvency or Liquidation Proceeding, or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Directing First Lien Security Agent, for the benefit of the First Lien Secured Parties, for application in accordance with Section 5.1 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Directing First Lien Security Agent is hereby authorized to make any such endorsements as agent for the Second Lien Security Agents, any such Second Lien Secured Parties, the other First Lien Security Agents and the other First Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of First Lien Obligations.
(b)    So long as the Discharge of Second Lien Obligations has not occurred but the Discharge of First Lien Obligations has occurred, any Collateral, Cash Proceeds thereof or non-Cash Proceeds constituting Collateral (or any distribution in respect of the Collateral, whether or not expressly characterized as such) received by (i) any Second Lien Security Agent or any Second Lien Secured Parties or (ii) any First Lien Security Agent or any First Lien Secured Party, in each case, in connection with the exercise of any right or remedy (including set off) relating to the Collateral, (except as otherwise set forth in Section 3.4) in any Insolvency or Liquidation Proceeding, or otherwise that is inconsistent with this Agreement shall be segregated and held in trust and forthwith paid over to the Directing Second Lien Security Agent, for the benefit of the Second Lien Secured Parties, for application in accordance with Section 5.1 below, in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The Directing Second Lien Security Agent is hereby authorized to make any such endorsements as agent for the other Second Lien Security Agents, any such Second Lien Secured Parties, the First Lien Security Agents and the other First Lien Secured Parties. This authorization is coupled with an interest and is irrevocable until the Discharge of Second Lien Obligations.

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3.3    Other Agreements.
(a)    Releases.
(i)    So long as the Discharge of First Lien Obligations has not occurred, if, in connection with:
(A)    the exercise of any Directing First Lien Security Agent’s remedies in respect of the Collateral provided for in Section 3.1(a) (with the Proceeds thereof being applied to the First Lien Priority Obligations), including any sale, lease, exchange, transfer or other disposition of any such Collateral; or
(B)    any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Documents and the Second Lien Documents (other than (A) in connection with the Discharge of First Lien Obligations and (B) upon the exercise of any remedies by any Second Lien Security Agent in accordance with the Second Lien Documents), the Directing First Lien Security Agent, for itself or on behalf of any of the other First Lien Secured Parties, releases any of its Liens on any part of the Collateral, then the Liens, if any, of the Second Lien Security Agent, for itself or for the benefit of the other Second Lien Secured Parties, on such Collateral (but not the Proceeds thereof, which shall be subject to the priorities set forth in this Agreement) shall be automatically, unconditionally and simultaneously released and the Directing First Lien Security Agent is irrevocably authorized to execute and deliver or enter into any release of such Liens or claims that may, in the discretion of the Directing First Lien Security Agent, be considered necessary or reasonably desirable in connection with such releases, and each Second Lien Security Agent, for itself or on behalf of any such Second Lien Secured Parties, upon receipt of such legal opinions and officers’ certificates required to be delivered to it pursuant to the Second Lien Documents, promptly shall execute and deliver to the Directing First Lien Security Agent or such Grantor (at the expense of such Grantor) such termination statements, releases and other documents as the Directing First Lien Security Agent or such Grantor may request to effectively confirm such release. Similarly, if the equity interests of any Person are foreclosed upon or otherwise disposed of and in connection therewith the Directing First Lien Security Agent releases the First Liens on the property or assets of such Person or releases such Person from its guarantee of First Lien Obligations, then the Second Liens on such property or assets of such Person and such Person’s guarantee of Second Lien Obligations shall be automatically released to the same extent.
(ii)    Until the Discharge of First Lien Obligations occurs, each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, hereby irrevocably constitutes and appoints the Directing First Lien Security Agent and any officer or agent of the Directing First Lien Security Agent, with full power of substitution, as its true and lawful attorney in fact with full irrevocable power and authority in the place and stead of each Second Lien Security Agent or such Second Lien Secured Party, or in the Directing First Lien Security Agent’s own name, from time to time in the Directing First Lien Security Agent’s discretion, for the purpose of carrying out the terms of this Section 3.3(a) with respect to Collateral, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 3.3(a) with respect to Collateral, including any endorsements or other instruments of transfer or release.

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(iii)    Until the Discharge of First Lien Obligations occurs, to the extent that the First Lien Secured Parties (a) have released any Lien on Collateral and any such Lien is later reinstated or (b) obtain any new First Priority Liens on assets constituting Collateral from Grantors, then the Second Lien Secured Parties shall be granted a Second Priority Lien on any such Collateral.
(iv)    If, prior to the Discharge of First Lien Obligations, a subordination of the First Lien Security Agents’ Lien on any Collateral is permitted (or in good faith believed by the Directing First Lien Security Agent to be permitted) under the First Lien Credit Agreement and the Second Lien Credit Agreement to another Lien permitted under the First Lien Credit Agreement and the Second Lien Credit Agreement (for purposes of this clause (iv), a “First Lien Collateral Priority Lien”), then (x) the Directing First Lien Security Agent is authorized to execute and deliver a subordination agreement with respect thereto in form and substance satisfactory to it, and (y) each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, shall promptly execute and deliver to the Directing First Lien Security Agent an identical subordination agreement subordinating the Liens of the Second Lien Security Agents for the benefit of (and on behalf of) the Second Lien Secured Parties to such First Lien Collateral Priority Lien, upon receipt of an officer’s certificate from the Borrower that it is permitted by the First Lien Credit Agreement and Second Lien Credit Agreement.
(b)    Insurance. Unless and until the Discharge of First Lien Obligations has occurred, the Directing First Lien Security Agent shall have the sole and exclusive right, subject to the rights of the Grantors under the First Lien Documents, to adjust settlement for any Insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) in respect of the Collateral. Unless and until the Discharge of First Lien Obligations has occurred, subject to the rights of the Grantors under the First Lien Documents and/or Second Lien Documents, as applicable, all proceeds of any such policy and any such award, if in respect of the Collateral of a Grantor, shall be paid in accordance with the terms of Section 3.2, to the extent then applicable. If prior to the date of Discharge of First Lien Obligations any Second Lien Security Agent or any Second Lien Secured Party shall, at any time, receive any Proceeds of any such Insurance policy or any such award or payment in contravention of this Section 3.3(b), it shall pay such Proceeds over to the First Lien Security Agent in accordance with the terms of Section 3.2.
(c)    Amendments to, and Refinancing of, First Lien Documents.
(i)    The First Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the First Lien Documents may be Refinanced, in each case, without notice to, or the consent of, the Second Lien Security Agents or the other Second Lien Secured Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that any such amendment, restatement, amendment and restatement, replacement, supplement, modification or Refinancing of the First Lien Documents shall not, without the consent of the Directing Second Lien Security Agent:
(A)    [reserved]; or
(B)    add any limitation on the optional or mandatory prepayment of the loans under the Second Lien Credit Agreement or any other Second Lien Document; or
(C)    except as otherwise contemplated or required by the First Lien Documents (as in effect on the date hereof) and except in connection with any First Lien DIP Financing permitted hereunder, expressly subordinate the Lien on all or substantially all of the Collateral to the Lien of any other creditor on the Collateral;

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provided that notwithstanding the provisions of this Section 3.3(c), the First Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified and/or Refinanced from time to time in accordance with their terms in order to effect the making or provision of (x) any “Incremental Term Facility” or any “Incremental Revolving Facility,” (y) any “Replacement Term Loan” or “Replacement Revolving Facility” or (z) any “Extended Term Loans”, “Extended Revolving Loans” or “Extended Revolving Credit Commitment” (each as defined in the First Lien Credit Agreement as in effect on the date hereof), in each case without notice to, or the consent of, the Second Lien Security Agents or any other Second Lien Secured Party.
Subject to the provisions of the Second Lien Documents, the First Lien Documents may be Refinanced to the extent the terms and conditions of such Refinancing Indebtedness meet the requirements of this Section 3.3(c) and the holders of such Refinancing Indebtedness (or an agent or trustee on behalf of such holders) deliver an Intercreditor Agreement Joinder to the Security Agents.
(ii)    In the event any First Lien Security Agent or any First Lien Secured Parties and the relevant Grantor enter into any amendment, waiver or consent in respect of any of the First Lien Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any First Lien Security Document or changing in any manner the rights of such First Lien Security Agent, such First Lien Secured Parties, the Borrower or any other Grantor thereunder, then such amendment, waiver or consent shall apply automatically to any comparable provision of the Comparable Second Lien Security Document without the consent of the Second Lien Security Agents or the Second Lien Secured Parties and without any action by the Second Lien Security Agents, the Borrower or any other Grantor; provided that such amendment, waiver or consent does not negatively affect the rights, immunities, protections, indemnities or obligations of the Second Lien Administrative Agent or Second Lien Security Agents, in each case, in its capacity as such.
(iii)    The First Lien Security Agents shall endeavor to give prompt notice of any amendment, waiver or consent of a First Lien Document to the Directing Second Lien Security Agent after the effective date of such amendment, waiver or consent; provided, that the failure of the First Lien Security Agent to give any such notice shall not affect the priority of the First Lien Security Agent’s Liens as provided herein or the validity or effectiveness of any such notice as against the Grantors or any of their Subsidiaries.
(d)    Amendments to, and Refinancing of, Second Lien Documents.
(i)    The Second Lien Documents may be amended, restated, amended and restated, replaced, supplemented or otherwise modified in accordance with their terms and the Second Lien Documents may be Refinanced, in each case, without notice to, or the consent of, the First Lien Security Agent or the other First Lien Secured Parties, all without affecting the Lien subordination or other provisions of this Agreement; provided, however, that any such amendment, restatement, replacement, amendment and restatement, supplement, modification or Refinancing of the Second Lien Documents shall not, prior to the date of Discharge of First Lien Obligations, without the consent of the Directing First Lien Security Agent:
(A)    [reserved]; or

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(B)    change or add any limitation on the optional or mandatory prepayment of the loans under the First Lien Credit Agreement or any other First Lien Document, in each case in any manner adverse to the First Lien Secured Parties; or
(C)    (x) change to an earlier date, any date upon which regularly scheduled amortization payments of principal or interest (including the scheduled final maturity date) on the Second Lien Obligations are due under the Second Lien Credit Agreement or a Refinancing thereof or any other Second Lien Document or a Refinancing thereof or increase the amount of any such scheduled amortization in excess of that applicable to the loans under the Second Lien Documents (as in effect on the date hereof) (provided, that nothing herein shall prohibit any optional prepayments under the Second Lien Credit Agreement or other Second Lien Documents to the extent otherwise permitted by the terms of the First Lien Documents) or (y) shorten the scheduled final maturity date of any principal amount of Second Lien Obligations under the Second Lien Credit Agreement or a Refinancing thereof or any other Second Lien Document or a Refinancing thereof, in each case under clauses (x) or (y), other than for administrative reasons;
(D)    add or include any financial maintenance covenant in the Second Lien Credit Agreement or any other Second Lien Document unless the First Lien Documents are amended, restated, amended and restated, replaced, supplemented or otherwise modified or Refinanced to add or include such covenant for the benefit of the “term lenders” thereunder and the financial maintenance covenant added to the Second Lien Credit Agreement or any other Second Lien Document is the same as that added to the First Lien Documents (subject to customary setback requirements); or
(E)    change or add any negative covenant (for the avoidance of doubt, other than a financial maintenance covenant) or event of default in the Second Lien Credit Agreement or any other Second Lien Document (in each case, as in effect on the date hereof) in a manner that is more restrictive taken as a whole with all such changes or additions (unless such changes or additions are accompanied by corresponding changes or additions in the First Lien Documents (maintaining any appropriate cushions consistent with those in existence as of the date hereof)); provided, that customary provisions in any Refinancing through bonds or notes issued in the capital markets will not violate this clause (E);
Subject to the provisions of the First Lien Documents, the Second Lien Documents may be Refinanced to the extent the terms and conditions of such Refinancing Indebtedness meet the requirements of this Section 3.3(d) and, if such Refinancing Indebtedness is secured with a Lien on the Collateral, the holders of such Refinancing Indebtedness (or an agent or trustee on behalf of such holders) deliver an Intercreditor Agreement Joinder to the Security Agents.
(ii)    Each Second Lien Security Agent shall, prior to the date of Discharge of First Lien Obligations, endeavor to give prompt notice of any amendment, waiver or consent of a Second Lien Document to the First Lien Security Agents after the effective date of such amendment, waiver or consent; provided, that the failure of any Second Lien Security Agent to give any such notice shall not affect the priority of such Second Lien Security Agent’s Liens as provided herein or the validity or effectiveness of any such notice as against the Grantors or any of their Subsidiaries.

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(e)    Rights As Unsecured Creditors.
(i)    Except as otherwise set forth in this Agreement, the Second Lien Security Agent and the Second Lien Secured Parties may exercise rights and remedies as unsecured creditors against the Borrower or any other Grantor in accordance with the terms of the Second Lien Documents to which it is a party and applicable law. Except as otherwise set forth in this Agreement, nothing in this Agreement shall prohibit the receipt by the Second Lien Security Agents or any Second Lien Secured Parties of the required payments of interest, principal and other amounts in respect of the Second Lien Obligations so long as such receipt is not the direct or indirect result of the exercise by the Second Lien Security Agents or any Second Lien Secured Parties of rights or remedies as a secured creditor (including set off) in respect of the Collateral in contravention of this Agreement or enforcement in contravention of this Agreement of any Lien held by any of them. In the event any Second Lien Security Agent or any other Second Lien Secured Party becomes a judgment Lien creditor in respect of Collateral as a result of its enforcement of its rights as an unsecured creditor, such judgment Lien shall be subordinated to the Liens securing First Lien Obligations, on the same basis as the other Liens on the Collateral securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.
(ii)    Nothing in this Agreement (x) impairs or otherwise adversely affects any rights or remedies the First Lien Security Agents or the other First Lien Secured Parties may have with respect to the Collateral and (y) from and after the Discharge of First Lien Obligations, impairs or otherwise adversely affects any rights or remedies the Second Lien Security Agents or the other Second Lien Secured Parties may have with respect to the Collateral.
(f)    Bailee for Perfection – Directing First Lien Security Agent.
(i)    The Directing First Lien Security Agent agrees to hold or control that part of the Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC or other applicable law (“Pledged Collateral”) as collateral agent for the First Lien Secured Parties and as bailee for and, with respect to any Collateral that cannot be perfected in such manner, as agent for, the Second Lien Security Agents (on behalf of itself and the other Second Lien Secured Parties) and any assignee thereof solely for the purpose of perfecting the security interest granted under the First Lien Documents and the Second Lien Documents, respectively, subject to the terms and conditions of this Section 3.3(f).
(ii)    Subject to the terms of this Agreement, until the Discharge of First Lien Obligations has occurred, the Directing First Lien Security Agent shall be entitled to deal with the Pledged Collateral in accordance with the terms of the First Lien Documents as if the Liens of the Second Lien Security Agents under the Second Lien Security Documents did not exist. The rights of the Second Lien Security Agents shall at all times be subject to the terms of this Agreement and to the First Lien Security Agents’ rights under the First Lien Documents.
(iii)    The Directing First Lien Security Agent shall have no obligation whatsoever to any Second Lien Security Agent or any Second Lien Secured Party to ensure that the Pledged Collateral is genuine or owned by any of the Grantors or to preserve rights or benefits of any Person except as expressly set forth in this Section 3.3(f). The duties or responsibilities of the First Lien Security Agent under this Section 3.3(f) shall be limited solely to holding the Pledged Collateral as bailee or agent in accordance with this Section 3.3(f).

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(iv)    The Directing First Lien Security Agent acting pursuant to this Section 3.3(f) shall not have by reason of the First Lien Security Documents, the Second Lien Security Documents, this Agreement or any other document a fiduciary relationship in respect of any First Lien Secured Party, any Second Lien Security Agent or any Second Lien Secured Party, and each of the Second Lien Security Agents and the Second Lien Secured Parties hereby waive and release the Directing First Lien Security Agent from all claims and liabilities arising pursuant to the Directing First Lien Security Agent’s role under this Section 3.3(f), as agent and gratuitous bailee with respect to the Pledged Collateral.
(v)    Upon the Discharge of First Lien Obligations, the Directing First Lien Security Agent shall, to the extent that it is legally permitted to do so, deliver or cause to be delivered the remaining Pledged Collateral (if any) in its possession or in the possession of its agents or bailees, together with any necessary endorsements, (A) first, to the Directing Second Lien Security Agent to the extent the Second Lien Obligations remain outstanding and (B) second, to the applicable Grantor to the extent no First Lien Obligations, Second Lien Obligations, Excess First Lien Obligations, or Excess Second Lien Obligations remain outstanding (in each case, so as to allow such Person to obtain control of such Pledged Collateral) and will cooperate with the Directing Second Lien Security Agent or such Grantor, as the case may be, in assigning (without recourse to or warranty by the Directing First Lien Security Agent or any other First Lien Secured Party or agent or bailee thereof) control over any other Pledged Collateral under its control. The Directing First Lien Security Agent further agrees to take all other action reasonably requested by such Person (at the sole cost and expense of the Grantors or such Person) in connection with such Person obtaining a First Priority security interest in the Pledged Collateral or as a court of competent jurisdiction may otherwise direct.
(vi)    Notwithstanding anything to the contrary herein, if, for any reason, any Second Lien Obligations remain outstanding upon the Discharge of First Lien Obligations, all rights of the First Lien Security Agents hereunder and under the First Lien Security Documents (1) with respect to the delivery and control of any part of the Collateral, and (2) to direct, instruct, vote upon or otherwise influence the maintenance or disposition of such Collateral, shall immediately, and (to the extent permitted by law) without further action on the part of either of the Second Lien Security Agent or the First Lien Security Agent, pass to the Directing Second Lien Security Agent, who shall thereafter hold such rights for the benefit of the Second Lien Secured Parties. Each of the Directing First Lien Security Agent and the Grantors agrees that it will, if any Second Lien Obligations remain outstanding upon the Discharge of First Lien Obligations, take any other action required by any law or reasonably requested by the Directing Second Lien Security Agent (subject to any limitations set forth in the Second Lien Documents), in connection with the Directing Second Lien Security Agent’s establishment and perfection of a First Priority security interest in the Collateral.
(vii)    Notwithstanding anything to the contrary contained herein, if for any reason, prior to the Discharge of First Lien Obligations, the Directing Second Lien Security Agent acquires possession of any Pledged Collateral, the Directing Second Lien Security Agent shall hold same as bailee and/or agent to the same extent as is provided in preceding clause (i), provided, that as soon as is practicable the Directing Second Lien Security Agent shall deliver or cause to be delivered such Pledged Collateral to the Directing First Lien Security Agent in a manner otherwise consistent with the requirements of preceding clause (v), in each case as if the references in such sections to “Directing First Lien Security Agent” is to “Directing Second Lien Security Agent” and to any “Second Lien Security Agent” is to “First Lien Security Agent”.

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(g)    When Discharge of First Lien Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if substantially concurrently with or after the Discharge of First Lien Obligations, the Borrower or any other Grantor enters into any Permitted Refinancing of any First Lien Priority Obligations, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as First Lien Priority Obligations (together with the First Lien Secured Hedging Agreements and First Lien Bank Product Agreements on the basis provided in the definition of “First Lien Documents” contained herein) for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “First Lien Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the First Lien Security Agent under such First Lien Documents shall be the Directing First Lien Security Agent for all purposes hereof and the new secured parties under such First Lien Documents (together with the First Lien Bank Product Creditors and First Lien Hedging Creditors as provided herein) shall automatically be treated as First Lien Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower or any other Grantor has entered into a new First Lien Document in respect of a Permitted Refinancing of First Lien Obligations (which notice shall include the identity of the new security agent, such agent, the “New First Lien Agent”), and delivery by the New First Lien Agent of an Intercreditor Agreement Joinder, the Second Lien Security Agent shall promptly (i) enter into such documents and agreements (including amendments, amendments and restatements or supplements to this Agreement) as the Borrower or such New First Lien Agent shall reasonably request in order to provide to the New First Lien Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) deliver to the New First Lien Agent any Pledged Collateral held by the Second Lien Security Agent, together with any necessary endorsements (or otherwise allow the New First Lien Agent to obtain control of such Pledged Collateral). The New First Lien Agent shall agree to be bound by the terms of this Agreement. If the new First Lien Priority Obligations under the new First Lien Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the Second Lien Priority Obligations, then the Second Lien Priority Obligations shall be secured at such time by a Second Priority Lien on such assets to the same extent provided in the Second Lien Security Documents with respect to the other Collateral.
(h)    When Discharge of Second Lien Obligations Deemed to Not Have Occurred. Notwithstanding anything to the contrary herein, if substantially concurrently with or after the Discharge of Second Lien Obligations, any Borrower or any other Grantor enters into any Permitted Refinancing of any Second Lien Priority Obligations, then such Discharge of Second Lien Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement, and the obligations under the Permitted Refinancing shall automatically be treated as Second Lien Priority Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Collateral set forth herein, the term “Second Lien Credit Agreement” shall be deemed appropriately modified to refer to such Permitted Refinancing and the Second Lien Security Agent under such Second Lien Documents shall be the Directing Second Lien Security Agent for all purposes hereof and the new secured parties under such Second Lien Documents shall automatically be treated as Second Lien Secured Parties for all purposes of this Agreement. Upon receipt of a notice stating that the Borrower or any other Grantor has entered into a new Second Lien Document in respect of a Permitted Refinancing of Second Lien Obligations (which notice shall include the identity of the new security agent, such agent, the “New Second Lien Agent”), and delivery by the New Second Lien Agent of an Intercreditor Agreement Joinder, the First Lien Security Agent shall promptly (i) enter into such documents and agreements (including amendments or supplements to this Agreement) as the Borrower or such New Second Lien Agent shall reasonably request in order to provide to the New Second Lien Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (ii) following the Discharge of First Lien Obligations, deliver to the New Second Lien Agent any Pledged Collateral held by the First Lien Security Agent, together with any necessary endorsements (or otherwise allow the New Second Lien Agent to obtain control of such Pledged Collateral). The New Second Lien Agent shall agree to be bound by the terms of this Agreement. If the new Second Lien Priority Obligations under the new Second Lien Documents are secured by assets of the Grantors of the type constituting Collateral that do not also secure the First Lien Priority Obligations, then the First Lien Priority Obligations shall be secured at such time by a First Priority Lien on such assets to the same extent provided in the First Lien Security Documents with respect to the other Collateral.

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(i)    Option to Purchase First Lien Obligations.
(i)    Without prejudice to the enforcement of remedies by the First Lien Security Agents and the First Lien Secured Parties, the Second Lien Secured Parties (in each case who must meet all eligibility standards contained in all relevant First Lien Documents) (each, an “Eligible First Lien Purchaser”) shall have the right to purchase (the “First Lien Purchase Option”) on a pro rata basis by way of assignment (and shall thereby also assume all commitments and duties of the then extant First Lien Secured Parties under the First Lien Documents (other than in respect of services giving rise to First Lien Bank Product Obligations and First Lien Secured Hedging Obligations)), at any time during the exercise period described in clause (iii) below of this Section 3.3(i), all, but not less than all, of the First Lien Obligations (inclusive of the First Lien Obligations and the Excess First Lien Obligations) (other than the First Lien Obligations of a Defaulting First Lien Secured Party), including all principal of and accrued and unpaid interest, expenses, and fees on and all prepayment or acceleration penalties and premiums in respect of all First Lien Obligations outstanding at the time of purchase; provided that at the time of (and as a condition to) any purchase pursuant to this Section 3.3(i), all commitments pursuant to any then outstanding First Lien Credit Agreement shall have terminated and all First Lien Bank Product Agreements and First Lien Secured Hedging Agreements also shall have been terminated in accordance with their terms. Any purchase pursuant to this Section 3.3(i) shall be made as follows:
(A)    for a purchase price equal to the sum of (1) in the case of all loans, advances or other similar extensions of credit that constitute First Lien Obligations (including unreimbursed amounts drawn in respect of letters of credit, but excluding the undrawn amount of then outstanding letters of credit and excluding First Lien Bank Product Obligations and First Lien Secured Hedging Agreements), 100% of the principal amount thereof and all accrued and unpaid interest thereon through the date of purchase (without regard, however, to any acceleration or other prepayment penalties or premiums other than customary breakage costs), (2) in the case of any First Lien Bank Product Obligations, cash collateral in such amounts as the First Lien Security Agent reasonably determines is necessary to secure the First Lien Security Agent and the other First Lien Secured Parties in connection with such First Lien Bank Product Obligations, (3) in the case of any First Lien Secured Hedging Agreement, the aggregate amount then owing to each First Lien Secured Hedging Creditor (which is a First Lien Secured Party) thereunder pursuant to the terms of the respective First Lien Secured Hedging Agreement, including all amounts owing to such First Lien Secured Hedging Creditor as a result of the termination (or early termination) thereof (in each case, to the extent of its interest as a First Lien Secured Party), (4) in the case of the undrawn amount of then outstanding letters of credit under the First Lien Credit Agreement, cash collateral in an amount equal to 103% of the aggregate undrawn amount of such letters of credit and the aggregate facing and similar fees which will accrue thereon through the stated maturity of the letters of credit (assuming no drawings thereon before stated maturity) and (5) all accrued and unpaid fees, expenses, indemnities and other amounts (other than any prepayment penalties or premiums or similar fees) through the date of purchase; it being understood and agreed that (x) if at any time those amounts (if any) then on deposit with the Directing First Lien Security Agent as described in clause (4) above exceed 103% of the sum of the aggregate undrawn amount of all then outstanding letters of credit and the aggregate facing and similar fees accrued thereon before stated maturity, such excess shall be returned to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers (as their interests appear), (y) at such time as all letters of credit have been cancelled, expired or been fully drawn, as the case may be, any excess cash collateral deposited as described above in clause (4) (and not previously applied or released as provided above) shall be returned to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers, as their interests appear and (z) at such time as all First Lien Bank Product Agreements have been terminated, any excess cash collateral deposited as described above in clause (2) (and not previously applied or released as provided above) shall be returned to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers, as their interests appear. It is understood and agreed that (A) at the time any facing or similar fees are owing to an issuer with respect to any letter of credit, the First Lien Security Agent may apply amounts deposited with it as described above to pay same and (B) upon any drawing under any letter of credit, the Directing First Lien Security Agent shall apply amounts deposited with it as described above to repay the respective unpaid drawing;

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(B)    with the purchase price described in preceding clause (A)(1) payable in cash on the date of purchase against transfer to the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers (without recourse and without any representations or warranties whatsoever, whether as to the enforceability of any First Lien Obligation or the validity, enforceability, perfection, priority or sufficiency of any Lien securing, or guarantee or other supporting obligation for, any First Lien Obligation or as to any other matter whatsoever, except the representations and warranties (1) that the transferor owns free and clear of all Liens and encumbrances (other than participation interests not prohibited by the First Lien Credit Agreement, in which case the purchase price described in preceding clause (A)(1) shall be appropriately adjusted so that the Eligible First Lien Purchaser or Eligible First Lien Purchasers do not pay amounts represented by any participation interest which remains in effect), and has the right to convey, whatever claims and interests it may have in respect of the First Lien Obligations and (2) as to the amount of its portion of the First Lien Obligations being acquired);
(C)    with the purchase price described in preceding clause (A)(1) accompanied by a waiver by the each Second Lien Security Agent (on behalf of the Second Lien Secured Parties) of all claims arising out of this Agreement and the transactions contemplated hereby as a result of exercising the purchase option contemplated by this Section 3.3(i);
(D)    with all amounts payable to the various First Lien Secured Parties in respect of the assignments described above to be distributed to them by the Directing First Lien Security Agent in accordance with their respective holdings of the various First Lien Obligations; and
(E)    with such purchase to be made pursuant to assignment documentation in form and substance reasonably satisfactory to, and prepared by counsel for, the Directing First Lien Security Agent (with the reasonable cost of such counsel to be paid by the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers); it being understood and agreed that the First Lien Security Agents and each other First Lien Secured Party shall retain all rights to indemnification as provided in the relevant First Lien Documents for all periods prior to any assignment by them pursuant to the provisions of this Section 3.3(i).

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(ii)    The right to exercise the First Lien Purchase Option shall be exercisable and legally enforceable upon at least ten (10) Business Days’ prior written notice of exercise (which notice, once given, (A) shall be irrevocable and fully binding on the respective Eligible First Lien Purchaser or Eligible First Lien Purchasers except as provided in clause (iii) below and (B) shall specify a date of purchase not less than five (5) Business Days, nor more than thirty (30) calendar days, after the date of the receipt by the Directing First Lien Security Agent of such notice) given to the Directing First Lien Security Agent by an Eligible First Lien Purchaser. Neither any First Lien Security Agent nor any First Lien Secured Party shall have any disclosure obligation to any Eligible First Lien Purchaser, any Second Lien Agent or any Second Lien Secured Party in connection with any exercise of such purchase option.
(iii)    The right to purchase the First Lien Obligations as described in this Section 3.3(i) may be exercised (by giving the irrevocable written notice described in preceding clause (ii)) during the period that (1) begins on the date occurring three (3) Business Days after the first to occur of (x) the date of the acceleration of the final maturity of the loans under the First Lien Credit Agreement or other First Lien Document, (y) the failure to pay all outstanding loans and obligations in full in cash on the final maturity date of the First Lien Credit Agreement or other First Lien Document or (z) the occurrence of an Insolvency or Liquidation Proceeding with respect to the Borrower or any other Grantor which constitutes an event of default under the First Lien Credit Agreement or other First Lien Document (in each case, so long as the acceleration, failure to pay amounts due at final maturity or such Insolvency or Liquidation Proceeding constituting an event of default has not been rescinded or cured within ten (10) Business Days after any such event, and so long as any unpaid amounts constituting First Lien Obligations remain owing); provided that if there is any failure to meet the condition described in the proviso of preceding clause (i) hereof, the aforementioned date shall be extended until the first date upon which such condition is satisfied, and (2) ends on the tenth (10th) Business Day after the start of the period described in clause (1) above. If no Second Lien Secured Party timely exercises the aforementioned purchase option, the First Lien Security Agents and First Lien Secured Parties shall have no further obligations pursuant to this Section 3.3(i) and may take any further actions in their sole discretion in accordance with the First Lien Documents and this Agreement.
(iv)    The obligations of the First Lien Secured Parties to sell their respective First Lien Obligations under this Section 3.3(i) are several and not joint and several. To the extent any First Lien Secured Party breaches its obligation to sell its First Lien Obligations under this Section 3.3(i) (a “Defaulting First Lien Secured Party”), nothing in this Section 3.3(i) shall be deemed to require any First Lien Security Agent or any First Lien Secured Party to purchase such Defaulting First Lien Secured Party’s First Lien Obligations for resale to the holders of Second Lien Obligations and in all cases, any First Lien Security Agent and each First Lien Secured Party complying with the terms of this Section 3.3(i) shall not be deemed to be in default of this Agreement or otherwise be deemed liable for any action or inaction of any Defaulting First Lien Secured Party; provided that nothing in this clause (iv) shall require any Eligible First Lien Purchaser to purchase less than all of the First Lien Obligations.
(v)    Each Grantor irrevocably consents to any assignment effected to one or more Eligible First Lien Purchasers pursuant to this Section 3.3(i) (so long as they meet all eligibility standards contained in all relevant First Lien Documents, other than obtaining the consent of any Grantor to an assignment to the extent required by such First Lien Documents) for purposes of all First Lien Documents and hereby agrees that no further consent to any such assignment pursuant to this Section 3.3(i) from such Grantor shall be required.

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3.4    Insolvency or Liquidation Proceedings.
(a)    Finance and Sale Issues.
(i)    Until the Discharge of First Lien Obligations has occurred, if the Borrower or any other Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Directing First Lien Security Agent shall desire to permit the use of cash collateral (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Collateral or to permit the Borrower or any other Grantor to obtain a financing, whether from the First Lien Secured Parties or any other entity, under Section 364 of the Bankruptcy Code or any similar Debtor Relief Law, that is secured by a Lien that is senior or pari passu with the Liens on the Collateral securing the First Lien Priority Obligations (each, a “First Lien DIP Financing”), then each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it will not oppose or raise any objection to or contest (or join with or support any third party opposing, objecting or contesting) such use of cash collateral constituting Collateral or to the fact that the providers of such First Lien DIP Financing may be granted Liens on the Collateral and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Directing First Lien Security Agent or to the extent permitted by Section 3.4(c)) and, each Second Lien Security Agent will subordinate its Liens in the Collateral to the Liens securing such First Lien DIP Financing (and all interest and other obligations relating thereto), any “carve-out” from the Collateral for United States Trustee or professional fees agreed to by the First Lien Security Agent, and any adequate protection Liens granted to the First Lien Secured Parties; provided that (A) the aggregate principal amount of the First Lien DIP Financing plus the aggregate outstanding principal amount of First Lien Obligations under the First Lien Documents plus the aggregate face amount of any letters of credit issued and not reimbursed under the First Lien Documents shall not exceed the First Lien Debt Cap and (B) (i) the Second Lien Security Agents and the other Second Lien Secured Parties retain a Lien on the Collateral to secure the Second Lien Priority Obligations, (ii) to the extent that the First Lien Security Agents are granted adequate protection in the form of a Lien on Collateral, the Second Lien Security Agents are permitted to seek a Lien (without objection from the First Lien Security Agent or any First Lien Secured Party) on such Collateral arising after the commencement of the Insolvency or Liquidation Proceeding (so long as such Lien is junior to the Liens securing and providing adequate protection for such First Lien DIP Financing and the First Lien Priority Obligations), (iii) the foregoing provisions of this Section 3.4(a) shall not prevent the Second Lien Security Agents and the Second Lien Secured Parties from objecting to any provision in any First Lien DIP Financing relating to any provision or content of a plan of reorganization or other plan of similar effect under any Debtor Relief Laws that are inconsistent with this Agreement, (iv) the terms of such First Lien DIP Financing or use of cash collateral do not require any Grantor to seek approval for any plan of reorganization or other plan of similar effect under any Debtor Relief Laws that is inconsistent with the terms of this Agreement, and (v) the foregoing provisions of this Section 3.4(a) shall not prevent the Second Lien Security Agents and the Second Lien Secured Parties from objecting to any provision in any First Lien DIP Financing or use of cash collateral to the extent such First Lien DIP Financing or use of cash collateral would expressly require the sale, liquidation, or disposition of all or any substantial part of the Collateral prior to a default under the First Lien DIP Financing or cash collateral order (other than a sale pursuant to Section 363 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law in compliance with the terms of this Agreement) (it being understood that the foregoing limited right to object is neither a consent nor a veto right for the Second Lien Secured Parties in any manner or situation).

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(ii)    Each Second Lien Security Agent, on behalf of the Second Lien Secured Parties, agrees that it will not raise any objection or oppose a sale or other disposition of any Collateral free and clear of its Liens (subject to attachment of Proceeds with respect to the Second Priority Lien on the Collateral in favor of the Second Lien Security Agents in the same order and manner as otherwise set forth herein) or other claims under Section 363 of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, except for any objection or opposition to the proposed bidding or related sale procedures that could be asserted by any Second Lien Secured Party as an unsecured creditor in any such Insolvency or Liquidation Proceeding, if the First Lien Secured Parties have consented to such sale or disposition of such assets; provided that the Second Lien Security Agents and the other Second Lien Secured Parties shall be entitled to seek and exercise Second Lien Credit Bid Rights in respect of any such sale or disposition.
(b)    Relief from the Automatic Stay. Until the Discharge of First Lien Obligations has occurred, each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that none of them shall (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral, without the prior written consent of the Directing First Lien Security Agent or (ii) object to any motion by any First Lien Security Agent or the First Lien Secured Parties seeking relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding in respect of the Collateral.
(c)    Adequate Protection. Each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that it shall not contest (or support any other Person contesting) (A) any request by the First Lien Security Agents or the First Lien Secured Parties for adequate protection or similar protection under any Debtor Relief Law with respect to any Collateral or (B) any objection by the First Lien Security Agents or the First Lien Secured Parties to any motion, relief, action or proceeding based on the First Lien Security Agents or the First Lien Secured Parties claiming a lack of adequate protection with respect to the Collateral. Notwithstanding the foregoing provisions in this Section 3.4(c), in any Insolvency or Liquidation Proceeding, (x) if the First Lien Secured Parties (or any subset thereof) are granted adequate protection in the form of a Lien on additional collateral in the nature of assets constituting Collateral in connection with any First Lien DIP Financing or use of cash collateral constituting Collateral, then the Second Lien Security Agents, on behalf of itself or any of the other Second Lien Secured Parties, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing and providing adequate protection for the First Lien Obligations and such First Lien DIP Financing (and all obligations relating thereto) on the same basis as the other Liens on Collateral securing the Second Lien Obligations are so subordinated to the First Lien Obligations under this Agreement, and (y) in the event any Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, seeks or requests adequate protection in respect of Collateral securing Second Lien Obligations and such adequate protection is granted in the form of a Lien on additional collateral in the nature of assets constituting Collateral, then each Second Lien Security Agent, on behalf of itself or any of the other Second Lien Secured Parties, agrees that the First Lien Security Agents shall also be granted a senior Lien on such additional collateral as security and adequate protection for the First Lien Obligations and for any such First Lien DIP Financing and that any Lien on such additional collateral securing or providing adequate protection for the Second Lien Obligations shall be subordinated to the Liens on such collateral securing the First Lien Obligations and any such First Lien DIP Financing (and all obligations relating thereto) and to any other Liens granted to the First Lien Secured Parties as adequate protection on the same basis as the other Liens on Collateral securing the Second Lien Obligations are so subordinated to such First Lien Obligations under this Agreement.
(d)    No Waiver. Subject to the proviso in clause (ii) of Section 3.1(a), nothing contained herein shall prohibit or in any way limit the First Lien Security Agents or any First Lien Secured Party from objecting in any Insolvency or Liquidation Proceeding or otherwise to any action taken by the Second Lien Security Agents or any of the Second Lien Secured Parties in respect of the Collateral, including the seeking by the Second Lien Security Agents or any Second Lien Secured Party of adequate protection in respect thereof or the asserting by the Second Lien Security Agents or any Second Lien Secured Parties of any of its rights and remedies under the Second Lien Documents or otherwise in respect thereof.

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(e)    Waivers. Each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, waives any claim it may hereafter have against any First Lien Secured Party arising out of the election of any First Lien Secured Party of the application of Section 1111(b)(2) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest in connection with the Collateral in any Insolvency or Liquidation Proceeding. Each Second Lien Security Agent, for itself and on behalf of the other Second Lien Secured Parties, agrees that it will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law senior to or on a parity with the Liens securing the First Lien Priority Obligations for costs or expenses of preserving or disposing of any Collateral.
(f)    Plan Voting. No Second Lien Secured Party (whether in the capacity of a secured creditor or an unsecured creditor) shall propose, vote in favor of, or otherwise directly or indirectly support any plan of reorganization or similar dispositive restructuring plan that is inconsistent with, or in violation of, the priorities or other provisions of this Agreement, other than with the prior written consent of the Directing First Lien Security Agent or to the extent any such plan (i) provides for the payment in full in cash of the First Lien Obligations or (ii) is proposed or supported by the number of First Lien Secured Parties required under Section 1126(c) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law.
3.5    Reliance; Waivers; Etc.
(a)    Reliance. Other than any reliance on the terms of this Agreement, each Second Lien Secured Party under its Second Lien Documents, acknowledges that the Secured Parties under the Second Lien Documents have, independently and without reliance on the First Lien Security Agent or any First Lien Secured Parties, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into the Second Lien Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Second Lien Credit Agreement or this Agreement.
(b)    No Warranties or Liability. Each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, acknowledges and agrees that the First Lien Security Agents and the First Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the First Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. The First Lien Secured Parties will be entitled to manage and supervise their respective loans and extensions of credit under their respective First Lien Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The First Lien Security Agents and the First Lien Secured Parties shall have no duty to the Second Lien Security Agents or the Second Lien Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with. Each First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties, acknowledges and agrees that the Second Lien Security Agents and the Second Lien Secured Parties have made no express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Second Lien Documents, the ownership of any Collateral or the perfection or priority of any Liens thereon. Subject to the provisions hereof, the Second Lien Security Agents and the Second Lien Secured Parties shall have no duty to the First Lien Security Agents or the First Lien Secured Parties to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with the Borrower or any other Grantor (including the First Lien Documents and the Second Lien Documents), regardless of any knowledge thereof which they may have or be charged with.

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(c)    No Waiver of Lien Priorities - First Lien Obligations.
(i)    No right of the First Lien Secured Parties, the First Lien Security Agents or any of them to enforce any provision of this Agreement or any First Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any First Lien Secured Party or the First Lien Security Agents, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the First Lien Documents or any of the Second Lien Documents, regardless of any knowledge thereof which the First Lien Security Agents or the First Lien Secured Parties, or any of them, may have or be otherwise charged with.
(ii)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the First Lien Documents and subject to the provisions of Section 3.3(c) and Section 3.4(c), the First Lien Secured Parties, the First Lien Security Agents and any of them may, at any time and from time to time in accordance with the First Lien Documents and/or applicable law, without the consent of, or notice to, the Second Lien Security Agents or any Second Lien Secured Party without incurring any liabilities to the Second Lien Secured Party or the Second Lien Security Agents and without impairing or releasing the Lien priorities and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Second Lien Security Agents or any Second Lien Secured Party is affected, impaired or extinguished thereby) do any one or more of the following:
(A)    make loans and advances to any Grantor or issue, guaranty or obtain letters of credit for account of any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
(B)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the First Lien Obligations or any Lien on any Collateral or guaranty thereof or any liability of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the First Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens on the Collateral held by the First Lien Security Agents or any of the First Lien Secured Parties, the First Lien Obligations or any of the First Lien Documents;
(C)    sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Collateral or any liability of the Borrower or any other Grantor to the First Lien Secured Parties or the First Lien Security Agents, or any liability incurred directly or indirectly in respect thereof;
(D)    settle or compromise any First Lien Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and
(E)    exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the First Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.

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(iii)    Each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, also agrees that the First Lien Secured Parties and the First Lien Security Agents shall have no liability to the Second Lien Security Agents or any Second Lien Secured Party and each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby waives any claim against any First Lien Secured Party or the First Lien Security Agents, arising out of any and all actions which the First Lien Secured Parties or the First Lien Security Agents may take or permit or omit to take with respect to:
(A)    the First Lien Documents (other than this Agreement), including any failure to perfect or obtain perfected security interests in the Collateral;
(B)    the collection of the First Lien Obligations; or
(C)    the foreclosure upon, or sale, liquidation or other disposition of, any Collateral.
Except as otherwise specifically provided for herein, each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees that the First Lien Secured Parties and the First Lien Security Agents have no duty to the Second Lien Security Agents or the Second Lien Secured Parties in respect of the maintenance or preservation of the Collateral, the First Lien Obligations or otherwise.
(iv)    Each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Collateral or any other similar rights a junior secured creditor may have under applicable law. For the avoidance of doubt, the foregoing shall not impair or otherwise adversely affect any rights or remedies the Second Lien Security Agents or other Second Lien Secured Parties may have, from and after the Discharge of First Lien Obligations, with respect to the Collateral.
(d)    No Waiver of Lien Priorities - Second Lien Obligations.
(i)    No right of the Second Lien Secured Parties, the Second Lien Security Agents or any of them to enforce any provision of this Agreement or any Second Lien Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Borrower or any other Grantor or by any act or failure to act by any Second Lien Secured Party or the Second Lien Security Agents, or by any noncompliance by any Person with the terms, provisions and covenants of this Agreement, any of the Second Lien Documents or any of the First Lien Documents, regardless of any knowledge thereof which the Second Lien Security Agents or the Second Lien Secured Parties, or any of them, may have or be otherwise charged with.
(ii)    After the Discharge of First Lien Obligations has occurred, without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the Borrower and the other Grantors under the Second Lien Documents) the Second Lien Secured Parties, the Second Lien Security Agents and any of them may, at any time and from time to time in accordance with the Second Lien Documents and/or applicable law, without the consent of, or notice to, the First Lien Security Agents or any First Lien Secured Party, without incurring any liabilities to the First Lien Security Agents or any First Lien Secured Party exercise any of their rights under the Second Lien Documents and/or applicable law or with respect to the Collateral, and do any of the following:

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(A)    make loans and advances to any Grantor or otherwise extend credit to any Grantor, in any amount and on any terms, whether pursuant to a commitment or as a discretionary advance and whether or not any default or event of default or failure of condition is then continuing;
(B)    subject to the terms hereof, change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Second Lien Obligations or any Second Lien on any Collateral or guaranty thereof or any liability of any of the Borrower or any other Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Second Lien Obligations, without any restriction as to the amount, tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Second Lien on the Collateral held by the Second Lien Security Agents or any of the Second Lien Secured Parties, the Second Lien Obligations or any of the Second Lien Documents;
(C)    sell, exchange, realize upon, enforce or otherwise deal with in any manner (subject to the terms hereof) and in any order any part of the Collateral or any liability of the Borrower or any other Grantor to the Second Lien Secured Parties or the Second Lien Security Agents, or any liability incurred directly or indirectly in respect thereof;
(D)    settle or compromise any Second Lien Obligation or any other liability of the Borrower or any other Grantor or any security therefor or any liability incurred directly or indirectly in respect thereof; and
(E)    exercise or delay in or refrain from exercising any right or remedy against the Borrower or any other Grantor or any other Person, elect any remedy and otherwise deal freely with the Borrower, any other Grantor or any Collateral and any security and any guarantor or any liability of the Borrower or any other Grantor to the Second Lien Secured Parties or any liability incurred directly or indirectly in respect thereof.
SECTION 4
GENERAL
4.1    Legends. The Grantors agree that the Second Lien Credit Agreement and each Second Lien Security Document shall include the following language (with any necessary modifications to give effect to applicable definitions) (or language to similar effect approved by the Directing First Lien Security Agent in its reasonable discretion):
“Notwithstanding anything herein to the contrary, the Liens and security interests granted to the Second Lien Security Agent pursuant to this Agreement in any Collateral and the exercise of any right or remedy by the Second Lien Security Agent with respect to any Collateral hereunder are subject to the provisions of the Intercreditor Agreement, dated as of October 1, 2018 (as amended, restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among 8th Avenue Food & Provisions, a Missouri corporation, the other Grantors from time to time party thereto, Barclays Bank PLC, as First Lien Administrative Agent and First Lien Credit Agreement Security Agent, Barclays Bank PLC, as Second Lien Administrative Agent and Second Lien Credit Agreement Security Agent and certain other Persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.”

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In addition, the Grantors agree that each mortgage or deed of trust in favor of any Secured Parties covering any Collateral shall also contain such other language as a Security Agent may reasonably request to reflect the subordination of such mortgage to the mortgage in favor of such Security Agent on behalf of the applicable Secured Parties covering such Collateral.
4.2    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding, debt obligations of the reorganized debtor secured by Liens upon any property of the reorganized debtor are distributed, pursuant to a plan of reorganization or similar dispositive restructuring plan, on account of each of the First Lien Obligations, and the Second Lien Obligations, then, to the extent the debt obligations distributed on account of the First Lien Obligations, or such Second Lien Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.
4.3    Post-Petition Interest. None of the Second Lien Security Agents or any Second Lien Secured Party shall oppose or seek to challenge any claim by any First Lien Security Agent or any First Lien Secured Party for allowance in any Insolvency or Liquidation Proceeding of First Lien Obligations consisting of post-petition interest, fees or expenses to the extent of the value of the First Lien Secured Party’s Lien on the Collateral (without regard to the existence of the junior Liens of the Second Lien Security Agents, on behalf of the Second Lien Secured Parties on the Collateral).
4.4    Obligations Unconditional. All rights, interests, agreements and obligations of the First Lien Security Agents and the First Lien Secured Parties, and the Second Lien Security Agents and the Second Lien Secured Parties, respectively, hereunder shall remain in full force and effect irrespective of:
(i)    any lack of validity or enforceability of any First Lien Document or any Second Lien Document;
(ii)    except as otherwise set forth in the Agreement, any change permitted hereunder in the time, manner or place of payment of, or in any other terms of, all or any of the First Lien Obligations or Second Lien Obligations, or any amendment or waiver or other modification permitted hereunder, whether by course of conduct or otherwise, of the terms of any First Lien Document or Second Lien Document;
(iii)    except as otherwise set forth in the Agreement, any amendment, waiver or other modification permitted hereunder, whether in writing or by course of conduct or otherwise, of all or any of the First Lien Obligations or Second Lien Obligations;
(iv)    the commencement of any Insolvency or Liquidation Proceeding in respect of the Borrower or any other Grantor; or

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(v)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, the Borrower or any other Grantor in respect of the First Lien Obligations or Second Lien Obligations, the First Lien Security Agents, any First Lien Secured Party, the Second Lien Security Agents or any Second Lien Secured Party in respect of this Agreement.
SECTION 5
APPLICATION OF PROCEEDS
5.1    Application of Proceeds in Distributions.
(a)    Prior to the date of Discharge of First Lien Obligations, the Directing First Lien Security Agent will, and thereafter the Directing Second Lien Security Agent will, apply the Proceeds of any collection, sale, foreclosure or other realization upon any Collateral and, in each case, the Proceeds of any title insurance policy insuring any Collateral required under any First Lien Document or any Second Lien Documents (as the case may be) in the following order of application:
First, to the payment of all amounts payable under the First Lien Documents on account of the First Lien Credit Agreement Security Agent’s or any Additional First Lien Obligations Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the First Lien Credit Agreement Security Agent, any Additional First Lien Obligations Agent or any co-trustee or agent of the First Lien Credit Agreement Security Agent or any Additional First Lien Obligations Agent in connection with any First Lien Document;
Second, to the First Lien Administrative Agent and any Additional First Lien Obligations Agent, administrative agent or trustee for the Additional First Lien Obligations for application to the payment of all outstanding First Lien Priority Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to pay in full in cash all outstanding First Lien Priority Obligations that are then due and payable (including all Post-Petition Interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, and including any applicable post-default rate, specified in the First Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding and including the discharge, cash collateralization or back-stopping of all outstanding letters of credit in connection with the First Lien Credit Agreement (at 103% of the aggregate undrawn amount), if any, constituting First Lien Priority Obligations));
Third, to the payment of all amounts payable under the Second Lien Documents on account of the Second Lien Credit Agreement Security Agent’s, Second Lien Administrative Agent’s or any Additional Second Lien Obligations Agent’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Second Lien Credit Agreement Security Agent, any Additional Second Lien Obligations Agent or any co-trustee or agent of the Second Lien Credit Agreement Security Agent or any Additional Second Lien Obligations Agent in connection with any Second Lien Document;
Fourth, to the Second Lien Administrative Agent and any Additional Second Lien Obligations Agent, administrative agent or trustee for the Additional Second Lien Obligations for application to the payment of all outstanding Second Lien Priority Obligations that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to pay in full in cash all outstanding Second Lien Priority Obligations that are then due and payable (including all Post-Petition Interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Second Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding);

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Fifth, to the First Lien Administrative Agent and any Additional First Lien Obligations Agent, administrative agent or trustee for the Additional First Lien Obligations for application to the payment of all outstanding Excess First Lien Obligations that are then due and payable in such order as may be provided in the First Lien Documents in an amount sufficient to pay in full in cash all outstanding Excess First Lien Obligations that are then due and payable;
Sixth, to the Second Lien Administrative Agent and any Additional Second Lien Obligations Agent, administrative agent or trustee for the Additional Second Lien Obligations for application to the payment of all outstanding Excess Second Lien Obligations that are then due and payable in such order as may be provided in the Second Lien Documents in an amount sufficient to pay in full in cash all outstanding Excess Second Lien Obligations that are then due and payable; and
Seventh, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Borrower or the applicable Grantor, as the case may be, its successors or assigns, or as a court of competent jurisdiction may direct.
(b)    In connection with the application of Proceeds pursuant to Section 5.1(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the First Lien Documents, the Directing First Lien Security Agent may, prior to the Discharge of First Lien Obligations, sell any non-Cash Proceeds for cash prior to the application of the Proceeds thereof. In connection with the application of Proceeds pursuant to Section 5.1(a), except as otherwise directed by the Required Lenders (or equivalent term) under (and as defined in) the Second Lien Documents, the Directing Second Lien Security Agent may, after the Discharge of First Lien Obligations, sell any non- Cash Proceeds for cash prior to the application of the Proceeds thereof.
(c)    If prior to the date of Discharge of First Lien Priority Obligations any Second Lien Security Agent or any Second Lien Secured Party collects or receives any Proceeds of such foreclosure, collection or other enforcement that should have been applied to the payment of the First Lien Priority Obligations in accordance with Section 5.1(a), whether after the commencement of an Insolvency or Liquidation Proceeding or otherwise, such Second Lien Secured Party will forthwith deliver the same to the Directing First Lien Security Agent, for the account of the holders of the First Lien Obligations, to be applied in accordance with Section 5.1(a). Until so delivered, such Proceeds will be held by that Second Lien Secured Party for the benefit of the holders of the First Lien Obligations.
SECTION 6
MISCELLANEOUS
6.1    Conflicts. In the event of any conflict between the provisions of this Agreement and the provisions of the First Lien Documents or the Second Lien Documents, the provisions of this Agreement shall govern and control. Each Secured Party acknowledges and agrees that the terms and provisions of this Agreement do not violate any term or provision of its respective First Lien Document or Second Lien Document.
The parties hereto acknowledge that the terms of this Agreement are not intended to negate any specific rights granted to any Grantor in any of the other First Lien Documents or Second Lien Documents.

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6.2    Effectiveness; Continuing Nature of this Agreement; Severability. (a) This Agreement shall become effective when executed and delivered by the parties hereto. Each Security Agent, on behalf of itself and the applicable Secured Parties, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding. Without limiting the generality of the foregoing, this Agreement is intended to constitute and shall be deemed to constitute a “subordination agreement” within the meaning of Section 510(a) of the Bankruptcy Code or any similar provision of any other Debtor Relief Law and is intended to be and shall be interpreted to be enforceable to the maximum extent permitted pursuant to applicable non-bankruptcy law. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to the Borrower and/or any other Grantor shall include such Borrower and/or such Grantor as debtor and debtor in possession and any receiver or trustee for such Borrower and/or any other Grantor (as the case may be) in any Insolvency or Liquidation Proceeding.
(a)    This Agreement shall terminate and be of no further force and effect:
(i)    with respect to the First Lien Security Agent, the First Lien Secured Parties and the First Lien Obligations, upon the Discharge of First Lien Obligations and the discharge of the Excess First Lien Obligations, subject to the rights of the First Lien Secured Parties under Section 6.17; and
(ii)    with respect to the Second Lien Security Agent, the Second Lien Secured Parties and the Second Lien Obligations, upon the Discharge of Second Lien Obligations and the discharge of the Excess Second Lien Obligations, subject to the rights of the Second Lien Secured Parties under Section 6.17.
6.3    Amendments; Waivers. (a) No amendment, modification or waiver of any of the provisions of this Agreement by the First Lien Security Agent or the Second Lien Security Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent; provided that (i) additional Grantors may be added as parties hereto in accordance with the provisions of Section 6.16 and (ii) parties (or any Additional Lien Obligations Agent) providing any Additional Lien Obligations may be added as parties hereto in accordance with the provisions of Section 6.19. Notwithstanding the provisions of any other First Lien Document or Second Lien Document, the Directing First Lien Security Agent (with respect to any provision affecting the First Lien Secured Parties or the First Lien Security Agent) or the Directing Second Lien Security Agent (with respect to any provision affecting the Second Lien Secured Parties or the Second Lien Security Agent) may make any amendments, restatements, amendment and restatements, supplements or other modifications to this Agreement to correct any ambiguity, omission, mistake, defect or inconsistency contained herein without the consent of any other Person; provided that the Borrower shall be given written notice of any amendment, restatement, amendment and restatement, supplement or other modification of this Agreement promptly after its execution thereof (it being understood that the failure to deliver such notice to the Borrower shall in no way impact the effectiveness of any such amendment, restatement, amendment and restatement, supplement or modification). Each waiver of the terms of this Agreement, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties hereto making such waiver or the obligations of the other parties hereto to such party making such waiver in any other respect or at any other time. Notwithstanding the foregoing, the consent of the Borrower and each other Grantor shall be required for the effectiveness of any amendment, modification or waiver of any provision of this Agreement.

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(b)    It is understood that the Directing Security Agents, without the consent of any Secured Party (provided that the Borrower shall be given notice of any supplemental agreement described in this clause (b) promptly after the effectiveness thereof (it being understood that the failure to deliver such notice to the Borrower shall in no way impact the effectiveness of any such amendment, restatement, amendment and restatement, supplement or modification)), may in their discretion (but shall neither have any obligation to exercise such discretion and will be entitled to seek and rely upon a direction of the Required Lenders (or equivalent term) under (and as defined in) the First Lien Documents or the Second Lien Documents, as applicable) determine that a supplemental agreement (which may take the form of an amendment and restatement of this Agreement) is necessary or appropriate (i) to facilitate having any Additional Lien Obligations become First Lien Obligations or Second Lien Obligations, as the case may be, under this Agreement, (ii) to give effect to any amendments contemplated by Section 3.3(g) or Section 3.3(h) in connection with a Permitted Refinancing of First Lien Obligations or Second Lien Obligations, as applicable, (iii) in accordance with the provisions of the First Lien Credit Agreement or Second Lien Credit Agreement, as applicable, to effectuate the subordination of Liens granted pursuant to Sections 6.02(d), (e), (f), (g), (i), (k), (l), (m), (n), (o), (p), (q), (r), (u) and (x) of the First Lien Credit Agreement or the Second Lien Credit Agreement, as applicable (or any Permitted Refinancing thereof) to, the Liens on the Collateral securing the First Lien Obligations and the Second Lien Obligations, and (iv) to establish that the Liens on any Collateral securing such Additional Lien Obligations shall have the same priority (or junior priority) as the Liens on all or any portion of the Collateral securing the First Lien Obligations and Second Lien Obligations, existing immediately prior to the incurrence of the Additional Lien Obligations, which supplemental agreement shall, in the case of preceding clauses (i) and (iv) specify whether such Additional Lien Obligations constitute First Lien Obligations or Second Lien Obligations. Each of the Directing First Lien Security Agent and the Directing Second Lien Security Agent shall execute and deliver a supplemental agreement described in this Section 6.3(b) at the other’s request (or upon the request of the Borrower) and without the consent of any First Lien Secured Party or Second Lien Secured Party, and such supplemental agreement may contain additional intercreditor terms applicable solely to the holders of such Additional Lien Obligations vis-a-vis the holders of the relevant obligations hereunder.
6.4    Information Concerning Financial Condition of the Borrower and its Subsidiaries. The First Lien Security Agents, the other First Lien Secured Parties, the Second Lien Security Agents (to the extent required under the Second Lien Documents) and the other Second Lien Secured Parties, shall each be responsible for keeping themselves informed of the financial condition of the Borrower and its Subsidiaries and all endorsers and/or guarantors of any of the First Lien Obligations and the Second Lien Obligations and all other circumstances bearing upon the risk of nonpayment of any of the First Lien Obligations and the Second Lien Obligations. No Security Agent or its respective Secured Parties shall have any duty to advise the other Security Agents or their respective Secured Parties of information known to it or them regarding such condition or any such circumstances or otherwise. In the event that any of the First Lien Security Agents or any of the other First Lien Secured Parties or the Second Lien Security Agents or any of the other Second Lien Secured Parties, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to any other party hereto, it or they shall be under no obligation (w) to make, and such informing party shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided, (x) to provide any additional information or to provide any such information on any subsequent occasion, (y) to undertake any investigation or (z) to disclose any information which, pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.
6.5    Submission to Jurisdiction; Waivers.

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(a)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN, IN THE CITY OF NEW YORK (OR ANY APPELLATE COURT THEREFROM) OVER ANY SUIT, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING SHALL (EXCEPT AS PERMITTED BELOW) BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, FEDERAL COURT. THE PARTIES HERETO AGREE THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY REGISTERED MAIL ADDRESSED TO SUCH PERSON SHALL BE EFFECTIVE SERVICE OF PROCESS AGAINST SUCH PERSON FOR ANY SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH PARTY HERETO AGREES THAT THE AGENTS AND THE SECURED PARTIES RETAIN THE RIGHT TO BRING PROCEEDINGS AGAINST ANY BORROWER AND ANY OTHER GRANTOR IN THE COURTS OF ANY OTHER JURISDICTION SOLELY IN CONNECTION WITH THE EXERCISE OF ANY RIGHTS UNDER ANY COLLATERAL DOCUMENT.
(b)    EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (a) OF THIS SECTION 6.5. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM OR DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT.
(c)    TO THE EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL) DIRECTED TO IT AT ITS ADDRESS FOR NOTICES AS PROVIDED FOR IN SECTION 6.6. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY LOAN DOCUMENT THAT SERVICE OF PROCESS WAS INVALID AND INEFFECTIVE. NOTHING IN THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT WILL AFFECT THE RIGHT OF ANY SUCH PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
(d)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (a) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (b) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.5(d).

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6.6    Notices. All notices to the First Lien Secured Parties and the Second Lien Secured Parties permitted or required under this Agreement shall also be sent to the Directing First Lien Security Agent and the Directing Second Lien Security Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by telefacsimile or U.S. mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or telex or email, or three Business Days after depositing it in the U.S. mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.
6.7    Further Assurances. Each First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties and each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, and each Grantor, agrees that each of them shall take such further action and shall execute (without recourse or warranty) and deliver such additional documents and instruments (in recordable form, if requested) as the Directing First Lien Security Agent or the Directing Second Lien Security Agent may reasonably request to effectuate the terms of and the Lien priorities contemplated by this Agreement.
6.8    APPLICABLE LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
6.9    Binding on Successors and Assigns. This Agreement shall be binding upon the parties hereto, the First Lien Secured Parties, the Second Lien Secured Parties and their respective successors and assigns.
6.10    Specific Performance. Each of the First Lien Security Agents and the Second Lien Security Agents may demand specific performance of this Agreement. Each First Lien Security Agent, on behalf of itself and the other First Lien Secured Parties and the Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby irrevocably waives any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by any First Lien Security Agent or Second Lien Security Agent, as the case may be.
6.11    Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.
6.12    Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or by email as a “.pdf’ or “.tif’ attachment shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.
6.13    Authorization; No Conflict. Each of the Secured Parties party hereto represents and warrants to all other parties hereto that the execution, delivery and performance by or on behalf of such Secured Party has been duly authorized by all necessary action, corporate or otherwise, does not violate any Requirement of Law or any agreement or instrument by which such party is bound, and requires no consent of any Governmental Authority or other consent that has not been obtained and is not in full force and effect.

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6.14    No Third Party Beneficiaries. This Agreement and the rights and benefits hereof shall inure to the benefit of the First Lien Secured Parties and the Second Lien Secured Parties and each of their respective successors and assigns. No other Person shall have or be entitled to assert rights or benefits hereunder other than the Grantors under Section 3.1 (solely with respect to the standstill periods referred to therein), Section 3.3(a), (b), (c), (d) and (i), Section 3.4(a) and (b), Section 4.1, Section 6.1 through Section 6.3, Section 6.5 through this Section 6.14, Section 6.19 and under any provision hereof purporting to preserve any right of, or directly affecting any Grantor, under this Agreement or any First Lien Document or Second Lien Document.
6.15    Provisions Solely to Define Relative Rights. (a) The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights and remedies of the First Lien Secured Parties and the Second Lien Secured Parties. Except as expressly provided in Section 6.14, none of the Grantors or any creditor thereof shall have any rights hereunder. Nothing in this Agreement is intended to or shall impair, as between the Grantors and the First Lien Secured Parties and the Grantors and the Second Lien Secured Parties, the obligations of the Grantors to pay the First Lien Obligations and the Second Lien Obligations as and when the same shall become due and payable in accordance with their respective terms.
(b)    Nothing in this Agreement shall relieve the Borrower or any other Grantor from the performance of any term, covenant, condition or agreement on such Borrower’s or such Grantor’s part to be performed or observed under, or in respect of, any of the Collateral granted by such Grantor, or pledged by such Grantor, as security for the applicable obligations to the extent arising under any of the other First Lien Documents or the other Second Lien Documents or from any liability (to the extent arising under any of the other First Lien Documents or the other Second Lien Documents) to any Person under or in respect of any of such Collateral or impose any obligation on any Security Agent to perform or observe any such term, covenant, condition or agreement on such Borrower’s or such other Grantor’s part to be so performed or observed or impose any liability on any Security Agent for any act or omission on the part of such Borrower or such other Grantor relative thereto or for any breach of any representation or warranty on the part of such Borrower or such other Grantor contained in this Agreement or any First Lien Document or Second Lien Document, or in respect of the Collateral pledged by it. The obligations of the Borrower and each other Grantor contained in this paragraph shall survive the termination of this Agreement and the discharge of such Borrower’s or such other Grantor’s other obligations hereunder.
(c)    Each of the Security Agents acknowledges and agrees that it has not made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other First Lien Document or other Second Lien Document. Except as otherwise provided in this Agreement, each of the Security Agents, the First Lien Administrative Agent and Second Lien Administrative Agent will (to the extent applicable to such Agent) be entitled to manage and supervise their respective extensions of credit to any of the Borrower and its Subsidiaries in accordance with applicable law and such Security Agent’s, First Lien Administrative Agent’s or Second Lien Administrative Agent’s usual practices, modified from time to time as they deem appropriate.
6.16    Additional Grantors. The Borrower will cause each Person that is required by any First Lien Document or Second Lien Document to guarantee any of the Borrower’s First Lien Obligations and the Second Lien Obligations and grant a Lien on any of its property or assets as collateral security for the First Lien Obligations and the Second Lien Obligations, to become a party to this Agreement for all purposes of this Agreement, by causing such Person to execute and deliver to each of the First Lien Security Agents, on behalf of itself and the other First Lien Secured Parties, and the Second Lien Security Agents, on behalf of itself and the other Second Lien Secured Parties an Intercreditor Agreement Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Borrower shall, promptly after the execution and delivery thereof, provide each Security Agent with a copy of each Intercreditor Agreement Joinder executed and delivered pursuant to this Section 6.16.

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6.17    Avoidance Issues. If any First Lien Secured Party or Second Lien Secured Party is required, in any Insolvency or Liquidation Proceeding or otherwise, to turn over or otherwise pay to the estate of the Borrower or any other Grantor any amount (a “Recovery”), then such First Lien Secured Party or Second Lien Secured Party, as applicable, shall be entitled to a reinstatement of First Lien Obligations or Second Lien Obligations, as applicable, with respect to all such recovered amounts. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement.
6.18    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that the Second Lien Secured Parties or Second Lien Security Agents pay over to the Directing First Lien Security Agent or any of the other First Lien Secured Parties under the terms of this Agreement with respect to any Collateral, the Second Lien Secured Parties and the Second Lien Security Agents shall be subrogated to the rights of the Directing First Lien Security Agent and such other First Lien Secured Parties; provided that, each Second Lien Security Agent, on behalf of itself and the other Second Lien Secured Parties, hereby agrees not to assert or enforce all such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of First Lien Obligations has occurred. The Borrower and each other Grantor acknowledges and agrees that, the value of any payments or distributions in cash, property or other assets received by the Second Lien Security Agents or the other Second Lien Secured Parties and required, in accordance with the terms hereof, to be paid over to the Directing First Lien Security Agent or the other First Lien Secured Parties pursuant to, and applied in accordance with, this Agreement, shall not relieve or reduce any of the Second Lien Obligations, as applicable, owed by the Borrower or any other Grantor under the Second Lien Documents.
6.19    Additional Lien Obligations. The Grantors will be permitted from time to time to designate as an additional holder of First Lien Obligations and/or Second Lien Obligations hereunder each Person who is, or who becomes or who is to become, the holder of any Additional Lien Obligations. Upon the issuance or incurrence of any such Additional Lien Obligations:
(a)    The Borrower shall deliver to each Security Agent an officer’s certificate signed by a responsible officer stating that the applicable Grantors intend to enter or have entered into an Additional Lien Obligations Agreement and certifying that the issuance or incurrence of such Additional Lien Obligations and the Liens securing such Additional Lien Obligations are permitted by the then extant First Lien Credit Agreement, the Second Lien Credit Agreement, and each then extant Additional First Lien Obligations Agreement and Additional Second Lien Obligations Agreement, as applicable. Each of the Additional Lien Obligations Agents, the First Lien Security Agents and the Second Lien Security Agents shall be entitled to rely conclusively on the determination of the Borrower that such issuance and/or incurrence does not violate the provisions of the First Lien Documents or the Second Lien Documents to the extent set forth in such officer’s certificate delivered pursuant to this clause (a); provided, however, that such determination will not affect whether or not each applicable Grantor has complied with its undertakings in the First Lien Documents or the Second Lien Documents;
(b)    the Additional Lien Obligations Agent for such Additional Lien Obligations shall execute and deliver to the Security Agents an Intercreditor Agreement Joinder acknowledging that such holders shall be bound by the terms hereof to the extent applicable to First Lien Secured Parties or the Second Lien Secured Parties, as applicable; and

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(c)    each existing Security Agent shall promptly enter into such documents and agreements (including amendments, restatements, amendments and restatements, supplements or other modifications to this Agreement) as the Borrower, any existing Security Agent (but no other Secured Party) or the Additional Lien Obligations Agent may reasonably request in order to provide to it the rights, remedies and powers and authorities contemplated hereby, in each case consistent in all respects with the terms of this Agreement.
Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Grantor to incur additional Indebtedness unless otherwise permitted by the terms of each applicable First Lien Document and Second Lien Document.
6.20    Agreement Among Secured Parties to Coordinate Enforcement.
(a)    Each First Lien Secured Party, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the First Lien Security Agent designated as the Directing First Lien Security Agent shall have the sole right and power, as among the First Lien Security Agents and the First Lien Secured Parties, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement and the relevant First Lien Documents. The First Lien Secured Parties shall be deemed to have irrevocably appointed the Directing First Lien Security Agent as their exclusive agent hereunder. Consistent with such appointment, the First Lien Secured Parties further shall be deemed to have agreed that only the Directing First Lien Security Agent (and not any individual claimholder or group of claimholders) as agent for the First Lien Secured Parties, or any of the Directing First Lien Security Agent’s agents shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that First Lien Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them in accordance with the terms of the relevant First Lien Document or applicable law. Specifically, but without limiting the generality of the foregoing, no First Lien Secured Party, other than the Directing First Lien Security Agent, shall be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.

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(b)    Each Second Lien Secured Party, solely as among themselves in such capacity and solely for their mutual benefit, hereby agrees that the Second Lien Security Agent designated as the Directing Second Lien Security Agent shall have the sole right and power, as among the Second Lien Security Agents and the Second Lien Secured Parties, to take and direct any right or remedy with respect to Collateral in accordance with the terms of this Agreement and the relevant Second Lien Documents. The Second Lien Secured Parties shall be deemed to have irrevocably appointed the Directing Second Lien Security Agent as their exclusive agent hereunder. Consistent with such appointment, the Second Lien Secured Parties further shall be deemed to have agreed that only the Directing Second Lien Security Agent (and not any individual claimholder or group of claimholders) as agent for the Second Lien Secured Parties, or any of the Directing Second Lien Security Agent’s agents shall have the right on their behalf to exercise any rights, powers, and/or remedies under or in connection with this Agreement (including bringing any action to interpret or otherwise enforce the provisions of this Agreement); provided that Second Lien Secured Parties may exercise customary rights of setoff against depository or other accounts maintained with them in accordance with the terms of the relevant Second Lien Document or applicable law. Specifically, but without limiting the generality of the foregoing, no Second Lien Secured Party, other than the Directing Second Lien Security Agent, shall be entitled to take or file, but instead shall be precluded from taking or filing (whether in any Insolvency or Liquidation Proceeding or otherwise), any action, judicial or otherwise, to enforce any right or power or pursue any remedy under this Agreement (including any declaratory judgment or other action to interpret or otherwise enforce the provisions of this Agreement), except solely as provided in the proviso in the immediately preceding sentence.
* * *

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IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement to be executed by their respective officers or representatives as of the day and year first above written.

8TH AVENUE FOOD & PROVISIONS, INC.

By:	/s/
Name:
Title:

[Signature Page to First Lien Intercreditor Agreement]

BARCLAYS BANK PLC, as First Lien Administrative Agent and as First Lien Security Agent

By:	/s/
Name:
Title:

[Signature Page to First Lien Intercreditor Agreement]

BARCLAYS BANK PLC, as Second Lien Administrative Agent and as Second Lien Security Agent

By:	/s/
Name:
Title:

[Signature Page to First Lien Intercreditor Agreement]

FORM OF
INTERCREDITOR AGREEMENT JOINDER
Reference is made to the Intercreditor Agreement, dated as of October 1, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Intercreditor Agreement”), among 8TH AVENUE FOOD & PROVISIONS, INC., a Missouri corporation, the other GRANTORS from time to time party thereto, BARCLAYS BANK PLC, as First Lien Administrative Agent and First Lien Security Agent, BARCLAYS BANK PLC, as Second Lien Administrative Agent and Second Lien Security Agent and certain other Persons party or that may become party thereto from time to time. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Intercreditor Agreement.
This Intercreditor Joinder Agreement, dated as of [_____________] (this “Joinder Agreement”), is being delivered pursuant to requirements of the Intercreditor Agreement.
1.    Joinder. The undersigned, [●], a [●], hereby agrees to become party to the Intercreditor Agreement as a [Grantor]/[First Lien Secured Party]/[Second Lien Secured Party]/[New First Lien Agent]/[New Second Lien Agent]/[Additional Liens Obligations Agent] thereunder for all purposes thereof on the terms set forth therein, and to be bound by the terms, conditions and provisions of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.
2.    Agreements. The undersigned [Grantor]/[First Lien Secured Party]/[Second Lien Secured Party]/[New First Lien Agent]/[New Second Lien Agent]/[Additional Liens Obligations Agent] hereby agrees, for the enforceable benefit of all existing and future First Lien Secured Parties and all existing and future Second Lien Secured Parties that the undersigned is bound by the terms, conditions and provisions of the Intercreditor Agreement to the extent set forth therein.
3.    Notice Information. The address of the undersigned [Grantor]/[First Lien Secured Party]/[Second Lien Secured Party]/[New First Lien Agent]/[New Second Lien Agent]/[Additional Liens Obligations Agent] for purposes of all notices and other communications hereunder and under the Intercreditor Agreement is [●], Attention of [●] (Facsimile No. [●], electronic mail address: [●]).
4.    Counterparts. This Joinder Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract. Delivery of an executed signature page to this Joinder Agreement by facsimile transmission or by email as a “.pdf” or “.tif” attachment shall be as effective as delivery of a manually signed counterpart of this Joinder Agreement.
5.    Governing Law. THIS JOINDER AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER AGREEMENT, WHETHER IN TORT, CONTRACT (AT LAW OR IN EQUITY) OR OTHERWISE, SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.
6.    Loan Document. This Joinder Agreement shall constitute a Loan Document under and as defined in the First Lien Credit Agreement and a Loan Document under and as defined in the Second Lien Credit Agreement and a First Lien Document and a Second Lien Document in each case as defined in the Intercreditor Agreement.

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7.    Miscellaneous. The provisions of Section 6 of the Intercreditor Agreement will apply with like effect to this Joinder Agreement.
[Signature Pages Follow]

A-2

IN WITNESS WHEREOF, the undersigned has caused this Intercreditor Agreement Joinder to be duly executed by its authorized representative, and each of the First Lien Security Agent and the Second Lien Security Agent has caused the same to be accepted by its authorized representative, as of the day and year first above written.

[NAME OF GRANTOR/ADDITIONAL SECURED PARTY/NEW FIRST LIEN AGENT/NEW SECOND LIEN AGENT/ADDITIONAL LIENS OBLIGATIONS AGENT], as [_______________]

By:
Name:
Title:

Acknowledged and Agreed to by:

BARCLAYS BANK PLC, as First Lien Security Agent

By:
Name:
Title:

BARCLAYS BANK PLC, as Second Lien Security Agent

By:
Name:
Title:

A-3